     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            ------------------------

                                    FORM F-4
                             REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         FLAG TELECOM HOLDINGS LIMITED

             (Exact name of registrant as specified in its charter)

           BERMUDA                         4813                 NOT REQUIRED
 (State or other jurisdiction        (Primary Standard        (I.R.S. Employer
              of                        Industrial           Identification No.)
incorporation or organization)  Classification Code Number)

                                  CEDAR HOUSE
                                41 CEDAR AVENUE
                             HAMILTON HM12, BERMUDA
                                 (441) 296-0909

    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                             FLAG TELECOM USA LTD.
                              510 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10020
                                 (212) 319-2121

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                        COPIES OF ALL COMMUNICATIONS TO:

                             DAVID W. POLLAK, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                                101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                              FAX: (212) 309-6273

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF SECURITIES          AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
             TO BE REGISTERED                   REGISTERED           PER UNIT(1)             PRICE          REGISTRATION FEE
11 5/8% Senior Dollar Notes Due 2010           $300,000,000             100%             $300,000,000      $            79,200
11 5/8% Senior Euro Notes Due 2010........   [EURO]300,000,000          100%           [EURO]300,000,000   $            74,203

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) For purposes of calculating the registration fee, Euro amounts have been translated into U.S. Dollars at $0.9369=[EURO]1.00 which was the noon buying rate in New York City for cable transfers in Euro as certified for customs purposes by the Federal Reserve Bank of New York on April 19, 2000.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED APRIL 24, 2000

PRELIMINARY PROSPECTUS

Information contained in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of the relevant jurisdiction.

OFFER TO EXCHANGE ALL OUTSTANDING 11 5/8% SENIOR DOLLAR NOTES DUE 2010 AND ALL OUTSTANDING 11 5/8% SENIOR EURO NOTES DUE 2010 FOR REGISTERED 11 5/8% SENIOR DOLLAR NOTES DUE 2010 AND REGISTERED 11 5/8% SENIOR EURO NOTES DUE 2010

                         FLAG TELECOM HOLDINGS LIMITED

                                     [LOGO]

                          TERMS OF THE EXCHANGE OFFER

    - We are offering to exchange the notes that we sold in a private offering for new registered exchange notes.

    - The exchange offer expires at 5:00 p.m., New York City time or, for initial notes held through Euroclear or Clearstream, Luxembourg,
      5:00 p.m., London time       , 2000, unless extended.

    - Tenders of outstanding notes may be withdrawn any time prior to the expiration of the exchange offer.

    - All outstanding notes that are validly tendered and not validly withdrawn will be exchanged.

    - We believe that the exchange of notes will not be a taxable exchange for U.S. federal income tax purposes.

    - We will not receive any proceeds from the exchange offer.

    - The terms of the exchange notes to be issued are identical to the outstanding notes, except for the transfer restrictions and registration rights relating to the outstanding notes.

    - No public market currently exists for the notes.

    WE ARE NOT MAKING AN OFFER TO EXCHANGE NOTES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED.

    INVESTING IN THE NOTES ISSUED IN THE EXCHANGE OFFER INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 10.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                , 2000

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED BY THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Certain Regulatory Issues...................................         i

Presentation of Financial Information.......................         i

Summary.....................................................         1

Risk Factors................................................        10

Terms of the Exchange Offer.................................        19

Use of Proceeds.............................................        32

Capitalization..............................................        33

Selected Consolidated Financial Data........................        34

Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................        36

Business....................................................        47

Service of Process and Enforcement of Liabilities...........        66

Management..................................................        67

Principal Shareholders......................................        73

Certain Transactions........................................        74

Description of Existing Indebtedness........................        76

Description of Exchange Notes...............................        79

Tax Considerations..........................................       125

Plan of Distribution........................................       129

Legal Matters...............................................       130

Experts.....................................................       130

Available Information.......................................       130

General Information.........................................       131

Financial Statements........................................       F-1

                           CERTAIN REGULATORY ISSUES

    Persons in the United Kingdom will be eligible to receive new notes to be issued in this exchange offer only if the ordinary activities of such persons involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for purposes of the U.K. Public Offers of Securities Regulation 1995.

    This prospectus is being distributed on the basis that each person in the United Kingdom to whom this prospectus is issued is reasonably believed to be a person falling within an exemption to Section 57 of the Financial Services Act 1986, as amended, as set out in the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended by the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997).

                     PRESENTATION OF FINANCIAL INFORMATION

    We report our financial statements in U.S. dollars and prepare our financial statements in accordance with generally accepted accounting principles in the United States. FLAG Telecom has adopted a fiscal year end of December 31.

    In this prospectus, except where otherwise indicated, references to "$" or "U.S. dollars" are to the lawful currency of the United States.

    In this prospectus, Euro amounts have been translated into U.S. Dollars at $0.9618 = [EURO]1.00, which was the noon buying rate in New York City for cable transfers in Euro as certified for customs purposes by the Federal Reserve Bank of New York on March 17, 2000, the date of issuance of the initial notes.

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SOME INFORMATION FROM THIS PROSPECTUS. IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND THE FINANCIAL STATEMENTS. IN THIS PROSPECTUS REFERENCES TO "FLAG TELECOM," "WE," "US" AND SIMILAR TERMS REFER TO FLAG TELECOM HOLDINGS LIMITED, THE ISSUER OF THE EXCHANGE NOTES. ALSO, REFERENCES TO: (1) "FLAG LIMITED" REFER TO FLAG LIMITED, A BERMUDA COMPANY WHICH IS OUR WHOLLY OWNED SUBSIDIARY, AND (2) "FLAG ATLANTIC LIMITED" REFER TO FLAG ATLANTIC LIMITED, A BERMUDA COMPANY IN WHICH WE HOLD A 50% OWNERSHIP INTEREST. THIS PROSPECTUS CONTAINS SOME MARKS, TRADEMARKS AND TRADE NAMES OF FLAG TELECOM HOLDINGS LIMITED, INCLUDING OUR NAME AND LOGO.

                               THE EXCHANGE OFFER

    On March 17, 2000, we issued $300,000,000 aggregate principal amount of 11 5/8% Senior Notes due 2010 (Dollar Notes) and [EURO]300,000,000 aggregate principal amount of 11 5/8% Senior Notes due 2010 (Euro Notes) to Salomon Smith Barney, Morgan Stanley Dean Witter, Deutsche Banc Alex. Brown and Bear
Stearns & Co. Inc. These initial purchasers placed the notes with institutional investors in transactions exempt from the registration requirements of the Securities Act of 1933 (the Securities Act) pursuant to Rule 144A and Regulation S under the Securities Act and applicable state securities laws.

                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

    When we issued the initial notes, we entered into Registration Agreements in which we agreed to use our best efforts to complete an exchange offer for the initial notes on or prior to September 12, 2000.

                               THE EXCHANGE OFFER

    Under the terms of the exchange offer, you are entitled to exchange the initial Dollar Notes for registered exchange Dollar Notes and the initial Euro Notes for registered exchange Euro Notes with substantially identical terms. You should read the discussion under the heading "Description of the Exchange Notes" for further information regarding the exchange notes. As of this date, there are $300.0 million aggregate principal amount of the initial Dollar Notes and [EURO]300.0 million aggregate principal amount of the initial Euro Notes outstanding. The initial notes may be tendered only in integral multiples of $1,000 or [EURO]1,000, as applicable.

                            RESALE OF EXCHANGE NOTES

    We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

    - you are acquiring the exchange notes in the ordinary course of your business;

    - you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

    - you are not an "affiliate" of ours.

    If any of the foregoing are not true and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume or indemnify you against that liability.

    If you are a broker-dealer and receive exchange notes for your own account in exchange for initial notes that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act upon any resale of the exchange notes. A broker-dealer may use this prospectus in connection with an offer to resell, resale or other transfer of the exchange notes. We will take steps to ensure that the issuance of the exchange notes will comply with state securities or "blue sky" laws.

               CONSEQUENCES OF FAILURE TO EXCHANGE INITIAL NOTES

    If you do not exchange your initial notes for exchange notes, subject to some exceptions, you will no longer be able to require us to register the initial notes under the Securities Act. In addition, you will not be able to offer or sell the initial notes unless:

    - they are registered under the Securities Act (and we will have no obligation to register them, except for some limited exceptions), or

    - you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

                                EXPIRATION DATE

    The exchange offer will expire at 5:00 p.m., New York City time or, for initial notes held through Euroclear or Clearstream, Luxembourg, 5:00 p.m.,
London time, on             , 2000, unless we decide to extend the expiration
date.

                         INTEREST ON THE EXCHANGE NOTES

    The exchange notes will accrue interest at 11 5/8% per year, beginning on the last date we paid interest on the initial notes exchanged. We will pay interest on the exchange notes on March 30 and September 30 of each year.

                        CONDITIONS TO THE EXCHANGE OFFER

    We will proceed with the exchange offer, so long as:

    - the exchange offer does not violate any applicable law or applicable interpretation of law of the staff of the Securities and Exchange Commission (SEC) or any other applicable laws,

    - no litigation materially impairs our ability to proceed with the exchange offer, and

    - we obtain all governmental approvals we deem necessary for the exchange offer.

                     PROCEDURES FOR TENDERING INITIAL NOTES

    If you wish to accept the exchange offer, you must:

    - complete, sign and date the letter of transmittal, or a facsimile of it, and

    - send the letter of transmittal and all other documents required by it, including the initial notes to be exchanged, for initial notes not held through Euroclear or Clearstream, Luxembourg, to The Bank of New York, as exchange agent, and for initial notes held through Euroclear or Clearstream, Luxembourg, to The Bank of New York, London branch, as exchange agent, at the address set forth on the cover page of the letter of transmittal. Alternatively, you can tender your initial notes by following the procedures for book-entry transfer, as described in this document.

                         GUARANTEED DELIVERY PROCEDURE

    If you wish to tender your initial notes and you cannot get your required documents to the exchange agent by the expiration date, you may tender your initial notes according to the guaranteed delivery procedure described under the heading "The Exchange Offer--Guaranteed Delivery Procedure."

                               WITHDRAWAL RIGHTS

    You may withdraw the tender of your initial notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. To withdraw, you must send a written or facsimile transmission notice of withdrawal to the exchange agent at its address set forth herein under "The Exchange Offer--Exchange Agent" by 5:00 p.m., New York City time, on the expiration date.

           ACCEPTANCE OF INITIAL NOTES AND DELIVERY OF EXCHANGE NOTES

    If all the conditions to the exchange offer are satisfied or waived, we will accept any and all initial notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. We will deliver the exchange notes promptly after the expiration date.

                               TAX CONSIDERATIONS

    We believe that the exchange of initial notes for exchange notes will not be a taxable exchange for federal income tax purposes. You should consult your tax adviser about the tax consequences of the exchange as they apply to your individual circumstances.

                                 EXCHANGE AGENT

    The Bank of New York is serving as exchange agent for the exchange offer.

                               FEES AND EXPENSES

    We will bear all expenses related to consummating the exchange offer and complying with the Registration Agreements.

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes. We intend to use the proceeds from the sale of the initial notes (1) to fund expansion of the FLAG Telecom network, including possible new cable systems such as a trans-Pacific cable system, (2) to fund development of wholesale and bundled product and service offerings and (3) for working capital purposes.

                                  FLAG TELECOM

    We are a global carriers' carrier that develops and offers a broad range of innovative telecommunications products and services to licensed international carriers, Internet service providers and other telecommunications companies. We have an established customer base of approximately 90 customers, many of which are among the world's leading telecommunications and Internet companies. Our customers include 17 of the top 20 international carriers based on traffic volume which, together, accounted for approximately 48% of our sales to date. We believe we have succeeded in attracting this customer base primarily as the result of the diversity, flexibility and high quality of our product and service offerings. Our goal is to establish FLAG Telecom as the leading global carriers' carrier by offering a wide range of cost-effective capacity use options and wholesale products and services across our global network. We also plan to develop an extensive range of innovative products and services which will use a state-of-the-art Internet Protocol-based network infrastructure.

THE FLAG TELECOM NETWORK

    Our network, the FLAG Telecom network, currently consists of:

    - the FLAG Europe-Asia cable system, which is the world's longest independent, privately-owned digital fiberoptic undersea cable system with a length of 28,000 kilometers;

    - the FLAG Atlantic-1 cable system, which we are currently constructing through a 50/50 joint venture with GTS TransAtlantic and which, when completed, will connect London and Paris to New York and will have potential capacity 15 times the maximum capacity of the most advanced cable system in service on the Atlantic route today; and

    - terrestrial connections between our landing stations in the United Kingdom and Spain to the city centers of London and Madrid and intra-European connections from London to Paris, Brussels, Frankfurt, Amsterdam, Berlin, Zurich, Milan and several other major European metropolitan areas which we have acquired the right to obtain through contractual arrangements with other facilities-based bandwidth capacity providers.

    Where economically feasible, we expect to extend the FLAG Telecom network to additional countries by developing new cable systems, building extensions from our existing cable systems or by building additional terrestrial capacity. Where rapid access to a market is required or where it is not economically feasible to expand our network on our own, we may enter into arrangements with other parties to develop network extensions or to acquire rights to use their existing networks. We may also consider acquiring companies with networks that complement our own.

OUR CORPORATE STRUCTURE

    We were formed in February 1999 to serve as the holding company for the FLAG Telecom group of companies, as part of the restructuring of a group of companies originally organized in 1993. Our corporate structure is as set forth below. For clarity, we have included only our principal companies in the following chart.

                                     [LOGO]

    We are a Bermuda company. Our corporate offices are located at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda. Our telephone number is
(441) 296-0909. Our web sites are http:/ / www.flagtelecom.com and http://www.flagatlantic.com. None of the information on our web sites is a part of this prospectus.

                       DESCRIPTION OF THE EXCHANGE NOTES

Issuer.................................  FLAG Telecom Holdings Limited.

Notes Offered..........................  $300,000,000 aggregate principal amount of 11 5/8% Senior
                                         Notes due 2010 and [EURO]300,000,000 aggregate principal
                                         amount of 11 5/8% Senior Notes due 2010.

Maturity...............................  The exchange notes will mature on March 30, 2010 at a price equal to 100% of the principal amount of the
                                         exchange notes.

Interest...............................  The exchange Dollar Notes will accrue interest from the date of their issuance at the rate of 11 5/8% per year.
                                         The exchange Euro Notes will accrue interest from the date of their issuance at the rate of 11 5/8% per year. In both cases, the interest on the exchange notes will be payable
                                         semi-annually in arrears on March 30 and September 30 of
                                         each year, commencing September 30, 2000.

Sinking Fund...........................  None.

Optional Redemption....................  Except as set forth below and under "Change of Control,"
                                         we may not redeem the exchange notes prior to March 30,
                                         2005. After March 30, 2005, we may redeem the exchange
                                         notes, in whole or in part, at any time, at the redemption prices set forth below under the section entitled
                                         "Description of Exchange Notes" together with accrued and
                                         unpaid interest, if any, to the redemption date. In
                                         addition, at any time and from time to time prior to March
                                         30, 2003, we may redeem up to 35% of the aggregate
                                         principal amount of each of the Dollar Notes and the Euro
                                         Notes, determined separately, at a redemption price equal
                                         to 111.625% of the principal amount thereof, plus accrued
                                         and unpaid interest, if any, through the date of
                                         redemption, if:

                                         -  we use the net cash proceeds of any public equity
                                         offering resulting in gross proceeds of at least $50
                                            million; and
                                         -  at least 65% of the aggregate principal amount of the
                                         Dollar Notes and the Euro Notes, determined separately,
                                            originally issued pursuant to the relevant indenture
                                            remain outstanding immediately after giving effect to
                                            such redemption.

Change of Control......................  Upon a "Change of Control," you as a holder of exchange notes will have the right to require us to repurchase all
                                         of your exchange notes at a repurchase price equal to 101%
                                         of the aggregate principal amount, plus accrued and unpaid interest, if any, through the date of repurchase.

Optional Tax Redemption................  We may redeem the exchange notes at any time, in whole but not in part, at a redemption price equal to the principal
                                         amount thereof plus accrued but unpaid interest to the
                                         redemption date, in the event of certain changes in tax
                                         law which would require us to pay certain additional
                                         amounts with respect to the exchange notes. Please refer
                                         to the sections of this prospectus entitled

                                         "Description of Exchange Notes--Additional Amounts" and
                                         "Description of Exchange Notes--Optional Redemption--
                                         Optional Tax Redemption."

Ranking................................  The exchange notes will be general unsecured obligations, will rank equal in right of payment with all our other
                                         existing and future senior unsecured indebtedness and will be effectively subordinated to all of our existing and
                                         future secured indebtedness to the extent of the assets
                                         that secure such indebtedness and to all of our
                                         subsidiaries' existing or future indebtedness, whether or
                                         not secured.

Restrictive Covenants..................  The indentures under which the exchange notes will be issued may limit:

                                         -  the incurrence of additional indebtedness or preferred
                                         stock by us and our subsidiaries;
                                         -  the payment of dividends on, and repurchase or
                                         redemption of, our capital stock and our subsidiaries'
                                            capital stock and the repurchase or redemption of our
                                            subordinated obligations;
                                         -  investments and sales of assets and subsidiary stock;
                                         -  transactions with affiliates; and
                                         -  the incurrence of additional liens.

                                         In addition, the indentures limit our ability to engage in consolidations, mergers and transfers of substantially all of our assets and also contain limitations on restricting
                                         distributions from our subsidiaries. All of these
                                         limitations and prohibitions are subject to a number of
                                         important qualifications and exceptions. Please refer to
                                         the sections of this prospectus entitled "Description of
                                         Exchange Notes" and "Risk Factors--Risk Related to the
                                         Exchange Notes."

Absence of a Public Market               The exchange Dollar Notes are expected to be designated
for the Notes..........................  for trading by QIBs in the PORTAL market. Application has been made to list the exchange Euro Notes on the
                                         Luxembourg Stock Exchange. However, the exchange notes are a new issue of securities and there is currently no
                                         established market for them. Accordingly, there can be no
                                         assurance as to the development or liquidity of any market for the exchange notes.

Use of Proceeds........................  We will not receive any cash proceeds from the issuance of the exchange notes. We intend to use the proceeds from the sale of the initial notes (1) to fund expansion of the
                                         FLAG Telecom network, including possible new cable systems such as trans-Pacific cable system, (2) to fund
                                         development of wholesale and bundled product and service
                                         offerings and (3) for working capital purposes.

                                  RISK FACTORS

    POTENTIAL INVESTORS SHOULD CONSIDER CAREFULLY CERTAIN FACTORS RELATING TO AN INVESTMENT IN THE EXCHANGE NOTES. SEE "RISK FACTORS."

                      SUMMARY CONSOLIDATED FINANCIAL DATA

           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA AND NOTES)

    The following table presents summary consolidated statements of operations and balance sheet data of FLAG Telecom and FLAG Limited for the periods indicated. The financial data for the periods ended December 31, 1996, 1997 and 1998 and for the period from January 1, 1999 to February 26, 1999 has been derived from FLAG Limited's audited consolidated financial statements included elsewhere in this prospectus. The financial data as of December 31, 1999 and for the period from incorporation to December 31, 1999 has been derived from FLAG Telecom's audited consolidated financial statements included elsewhere in this prospectus.

    You should read the summary consolidated financial information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," FLAG Limited's consolidated financial statements and FLAG Telecom's consolidated financial statements and notes thereto included elsewhere in this prospectus.


                                                       FLAG LIMITED                      FLAG TELECOM
                                      -----------------------------------------------   --------------
                                                                        PERIOD FROM
                                                                        JANUARY 1,
                                                                           1999         PERIOD FROM
                                                                            TO          INCORPORATION
                                       YEAR ENDED AS OF DECEMBER 31,
                                      -------------------------------
                                                                        FEBRUARY 26,        TO
                                                                                        DECEMBER 31,
                                      1996(1)       1997       1998        1999            1999
                                      ---------   --------   --------   -------------   --------------
                                         (AS
                                      RESTATED)
STATEMENT OF OPERATIONS DATA:
Revenues:
Capacity sales, net of discounts....  $     --    $335,982   $182,935     $ 25,554         $ 94,603
Standby maintenance and restoration
  revenue...........................        --       4,011     25,313        4,458           37,827
                                      --------    --------   --------     --------         --------
                                            --     339,993    208,248       30,012          132,430
                                      --------    --------   --------     --------         --------
Sales and other operating expenses:
Cost of capacity sold...............        --     196,190    101,288        8,294           41,349
Operations and maintenance(2).......        --       4,600     37,931        5,114           26,201
Sales and marketing(2)..............       316       6,598     10,680          637           11,096
General and administrative(2)(3)....    12,345      30,339     21,674        2,870           22,901
Depreciation and amortization.......       121         276        844          233           11,133
                                      --------    --------   --------     --------         --------
 ....................................    12,782     238,003    172,417       17,148          112,680
                                      --------    --------   --------     --------         --------
Operating income (loss).............   (12,782)    101,990     35,831       12,864           19,750
                                      --------    --------   --------     --------         --------
Income from affiliate...............        --          --         --           --              361
Interest expense....................        --      20,193     61,128        9,758           45,062
Interest income.....................     2,408       6,637     14,875        1,825            7,188
                                      --------    --------   --------     --------         --------
Income (loss) before minority
  interest and income taxes.........   (10,374)     88,434    (10,422)       4,931          (17,763)
Minority interest...................        --          --         --           --           (3,826)
Provision for income taxes..........        --       8,991      1,260          171            1,549
                                      --------    --------   --------     --------         --------
Net income (loss) before
  extraordinary item................   (10,374)     79,443    (11,682)       4,760          (15,486)
Extraordinary item(4)...............        --          --    (59,839)          --               --
                                      --------    --------   --------     --------         --------
Net income (loss)...................   (10,374)     79,443    (71,521)       4,760          (15,486)
Cumulative pay-in-kind preferred
  dividends.........................    14,410      16,324      1,508           --               --
                                      --------    --------   --------     --------         --------
Redemption premium and write-off of
  discount on preferred shares(5)...        --          --      8,500           --               --
                                      --------    --------   --------     --------         --------
Net income (loss) applicable to
  common shareholders...............  $(24,784)   $ 63,119   $(81,529)    $  4,760         $(15,486)
                                      ========    ========   ========     ========         ========
EBITDA(6)...........................  $(12,661)   $298,456   $137,963     $ 21,391         $ 81,032
Adjusted EBITDA(7)..................   (12,661)    403,335     68,720          234          127,878

                      SUMMARY CONSOLIDATED FINANCIAL DATA

           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA AND NOTES)

                                                           FLAG LIMITED                           FLAG TELECOM
                                      -------------------------------------------------------   -----------------
                                                                               PERIOD FROM
                                         YEAR ENDED AS OF DECEMBER 31,       JANUARY 1, 1999       PERIOD FROM
                                      -----------------------------------          TO           INCORPORATION TO
                                         1996(1)        1997       1998     FEBRUARY 26, 1999   DECEMBER 31, 1999
                                      -------------   --------   --------   -----------------   -----------------
                                      (AS RESTATED)
STATEMENT OF CASH FLOW DATA:
Cash flow from operating
  activities........................      (12,103)     285,156     88,831          (23,104)          115,782
Cash flow from financing
  activities........................      342,011      245,677     97,818           21,230            17,598
Cash flow from investing
  activities........................     (329,886)    (528,653)  (186,144)             588          (132,127)

                                                     FLAG LIMITED                        FLAG TELECOM
                                 ----------------------------------------------------   --------------
                                                                                            AS OF
                                        AS OF DECEMBER 31,                               DECEMBER 31,
                                 --------------------------------         AS OF            1999FLAG
                                   1996       1997        1998      FEBRUARY 26, 1999      TELECOM
                                 --------   ---------   ---------   -----------------   --------------
BALANCE SHEET DATA:
Total assets...................  774,447    1,886,937   1,475,766       1,435,369         1,325,731
Shareholders' equity...........  142,297      541,029     458,796         463,734           298,545

------------------------

(1) FLAG Limited restated its 1996 financial statements, as originally issued in March 1997, to give effect to a $3.1 million discount on FLAG Limited's issuance of 3,075,816 shares of preferred stock in 1995. For the year ended December 31, 1996, this restatement had no effect on net loss, but increased net loss applicable to common shareholders by $0.55 million.

(2) Included in operating expenses for FLAG Telecom are the following non-cash compensation expenses: $2.6 million in operations and maintenance expenses; $1.5 million in sales and marketing expenses; and $4.6 million in general and administrative expenses.

(3) Included in general and administrative expenses for the years ended December 31, 1996, 1997 and 1998 are program management expenses which include reimbursements to Bell Atlantic Network Systems Company, a shareholder of FLAG Telecom, for all costs and out-of-pocket expenses incurred by Bell Atlantic Network Systems Company in performing project management services for FLAG Limited. In addition, Bell Atlantic Network Systems Company received a fee equal to 16% of payroll costs and of certain outside contractor and consultant costs.

(4) In connection with FLAG Limited's issuance of 8 1/4% Senior Notes due 2008 and its entry into its existing credit facility, FLAG Limited recorded an extraordinary loss of $59.8 million, representing the write-off of unamortized deferred financing costs related to its old credit facility.

(5) In connection with FLAG Limited's issuance of 8 1/4% Senior Notes due 2008 and its entry into its existing credit facility, FLAG Limited redeemed its then outstanding preferred stock at a redemption price of 105% of the liquidation preference. The excess of the redemption value over the carrying value of the preferred stock on the date of the redemption of $8.5 million has been reflected as a decrease in additional paid-in capital.

(6) Operating income plus cost of capacity sold, depreciation and amortization and non-cash stock compensation.

(7) EBITDA plus change in deferred revenue.

                                  RISK FACTORS

    YOU SHOULD CONSIDER CAREFULLY THE FOLLOWING RISKS BEFORE YOU DECIDE TO MAKE AN INVESTMENT IN THE EXCHANGE NOTES. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES THAT OUR COMPANY FACES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US MAY ALSO ADVERSELY IMPACT OUR BUSINESS OPERATIONS.

    IF YOU DO NOT PARTICIPATE IN THE EXCHANGE OFFER, YOU WILL CONTINUE TO BE SUBJECT TO TRANSFER RESTRICTIONS.

    We will only issue exchange notes in exchange for initial notes that are timely and properly tendered. Therefore, you should allow sufficient time to ensure timely delivery of the initial notes and you should carefully follow the instructions on how to tender your initial notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the initial notes. If you do not exchange your initial notes for exchange notes pursuant to the exchange offer, the initial notes you hold will continue to be subject to the existing transfer restrictions. In general, the initial notes may not be offered or sold, unless registered under the Securities Act, or exempt from registration under the Securities Act and applicable state securities laws. We do not anticipate that we will register initial notes under the Securities Act.

    After the exchange offer is consummated, if you continue to hold any initial notes of either series, you may have trouble selling them because there will be fewer initial notes of such series outstanding. In addition, if a large number of initial notes of either series are not tendered or are tendered improperly, the limited amount of exchange notes of such series that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

RISKS RELATED TO OUR BUSINESS

    BECAUSE MANY OF OUR PRODUCTS AND SERVICES ARE IN THE EARLY STAGES OF DEVELOPMENT OR OPERATION, WE CANNOT ASSURE YOU THAT WE WILL SUCCESSFULLY INTEGRATE THEM WITH OUR EXISTING NETWORK AND, AS A RESULT, WE MAY NOT ACHIEVE THE REVENUES FROM THESE PRODUCTS AND SERVICES THAT WE EXPECT.

    We are at an early stage in the construction of the FLAG Atlantic-1 cable system and the introduction of a variety of new telecommunications products and services, such as managed bandwidth services and Internet point-to-point services. In order to transition from a business primarily involved in the operation of an undersea cable network with a target market consisting mainly of large operators to one that also operates the FLAG Atlantic-1 cable system and markets new products and services to an expanded target market (including resellers and Internet service providers), we must undergo substantial changes in our operations. These changes are expected to be a significant challenge to our managerial, administrative, marketing and operational resources. We are in the process of developing the management, marketing and operational capabilities and financial and accounting systems and controls necessary for this transition. We cannot assure you that we will succeed in developing all or any of these capabilities.

    BECAUSE ACHIEVEMENT OF OUR BUSINESS OBJECTIVES DEPENDS UPON THE SUCCESSFUL COMPLETION OF THE FLAG ATLANTIC-1 CABLE SYSTEM, WE MUST COMPLETE THE FLAG ATLANTIC-1 CABLE SYSTEM WITHIN BUDGET AND ON TIME.

    We have embarked upon an aggressive plan to build the FLAG Atlantic-1 cable system, with GTS TransAtlantic, our joint venture partner. We cannot guarantee completion of the FLAG Atlantic-1 cable system in the time planned, within budget, or at all. Successful completion of the FLAG Atlantic-1 cable system will be affected by a variety of factors, many of which we cannot control, including:

    - our ability to acquire satisfactory landing sites, rights-of-way and permits from governmental authorities and private third parties;

    - our management of construction costs and, if cost overruns occur, our ability to obtain any needed additional financing;

    - timely performance by our contractors;

    - technical performance of the fiber and equipment used in the FLAG Atlantic-1 cable system;

    - our ability to attract and retain qualified personnel;

    - effective management of our relationship with GTS TransAtlantic; and

    - GTS TransAtlantic's successful design and development of the terrestrial portion of the FLAG Atlantic-1 cable system.

    Failure to complete the FLAG Atlantic-1 cable system by September 30, 2001 could result in a default under FLAG Atlantic Limited's credit facility and an acceleration of its indebtedness. If the FLAG Atlantic-1 cable system does not go into service by December 31, 2001, some of FLAG Atlantic Limited's customers may cancel their obligation to purchase capacity. While we would not have any direct liability as a result of FLAG Atlantic Limited's failure to complete the FLAG Atlantic-1 cable system on time, we could lose our investment in FLAG Atlantic Limited.

    BECAUSE THE SUCCESS OF FLAG ATLANTIC LIMITED DEPENDS UPON THE EFFORTS OF GTS TRANSATLANTIC AND THE SUCCESSFUL MANAGEMENT OF OUR RELATIONSHIP WITH THEM, WE CANNOT ASSURE THE SUCCESS OF THE FLAG ATLANTIC-1 PROJECT.

    Under the FLAG Atlantic Limited Shareholders Agreement, GTS TransAtlantic has agreed to manage the construction (or acquisition), installation, operation and maintenance of most of the terrestrial portion of the FLAG Atlantic-1 cable system. While GTS TransAtlantic has significant experience in the development of terrestrial telecommunications systems, we cannot assure you that it will perform its obligations under the shareholders agreement in a timely fashion, or at all.

    We will need to maintain a cooperative relationship with GTS TransAtlantic, since we share management and control of FLAG Atlantic Limited with it. Under the shareholders agreement, disagreements concerning operational matters, including the selection of suppliers, and pricing issues may be referred to independent experts for binding determination, while deadlocks concerning other matters may be referred to binding arbitration under the rules of the International Chamber of Commerce. Despite these dispute resolution mechanisms, failure to maintain a cooperative relationship with GTS TransAtlantic could hamper FLAG Atlantic Limited's operations.

    BECAUSE GTS TRANSATLANTIC AND WE MAY ACQUIRE CAPACITY ON THE FLAG ATLANTIC-1 CABLE SYSTEM FOR OUR OWN ACCOUNT AND RESELL THIS CAPACITY FOR OUR SOLE RISK AND BENEFIT, WE MAY NOT BENEFIT FROM GTS TRANSATLANTIC'S MARKETING EFFORTS AND MAY FIND OURSELVES IN DIRECT COMPETITION WITH IT.

    Under the FLAG Atlantic Limited Shareholders Agreement, we and GTS TransAtlantic are both entitled to acquire capacity on the FLAG Atlantic-1 cable system for own account, to bundle this capacity with our respective other products, and to sell these bundled products for our own account. Because GTS TransAtlantic has acquired a significant amount of capacity on the FLAG Atlantic-1 cable system for its own account, it may concentrate its marketing efforts on making sales from its inventory, rather than sales on behalf of FLAG Atlantic Limited. While FLAG Atlantic Limited will benefit directly from amounts paid by GTS TransAtlantic to purchase capacity for its inventory, neither FLAG Atlantic Limited nor we will otherwise benefit from the sales GTS TransAtlantic makes out of its inventory. If GTS TransAtlantic elects to focus its marketing efforts on making sales from its inventory, then the success of our investment in FLAG Atlantic Limited will solely depend on our own marketing efforts. Depending on the type of products which GTS TransAtlantic elects to sell, this may also place us in direct competition with it. In such event, we may actually be harmed by GTS TransAtlantic's marketing efforts.

    IF WE ARE UNABLE TO DEPLOY SOPHISTICATED TECHNOLOGIES ON A GLOBAL BASIS, WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY.

    The operation of our systems requires the coordination and integration of sophisticated and highly specialized hardware and software technologies and equipment located throughout the world. We cannot assure you that, even if built to specifications, our systems will function as expected in a cost-effective manner.

    In addition, our business plan calls for the use of state-of-the-art technology which is currently under development. In particular, the FLAG Atlantic-1 cable system is designed to employ technology currently under development by Alcatel Submarine Networks. While Alcatel Submarine Networks has successfully tested this technology, this technology has not yet been successfully deployed. Failure to deploy this technology on time could have a material adverse effect on FLAG Atlantic Limited's operations and on our financial results.

    Our business plan also calls for the upgrade of capacity on the FLAG Europe-Asia cable system by adding wavelength division multiplexing equipment. We have received technical evaluations from potential suppliers indicating that such upgrades can be achieved. However, we cannot assure you that these upgrades can be successfully implemented. Failure to achieve these upgrades could materially impact the amount of capacity which we will be able to sell, and the types of services that we will be able to offer.

    BECAUSE WE HAVE SUBSTANTIAL INDEBTEDNESS, WE MAY BE UNABLE TO PAY INTEREST ON THE EXCHANGE NOTES AND OUR ABILITY TO RAISE OR GENERATE CAPITAL REQUIRED TO MAINTAIN OUR OPERATING FLEXIBILITY MAY BE IMPAIRED.

    We estimate that, when the initial notes were issued, we had approximately $1.17 billion of long-term debt consisting of the $150 million outstanding under the credit facility of FLAG Limited, $430 million of 8 1/4% Senior Notes issued by FLAG Limited and $589 million of the initial notes. In addition, FLAG Atlantic Limited, at that time, had borrowed approximately $62 million under its credit facility. If we pursue a trans-Pacific cable project, or any of the other projects that we are considering, we might incur substantial additional debt.

    The degree to which we are leveraged could have important consequences to holders of the exchange notes, including the following:

    - we will have significant cash interest expense and principal repayment obligations with respect to outstanding indebtedness, including our credit facilities, the 8 1/4% Senior Notes issued by FLAG Limited and the exchange notes;

    - we could be vulnerable to changes in general economic conditions or increases in prevailing interest rates;

    - our ability to obtain additional financing for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired;

    - the indebtedness outstanding under our credit facilities is secured by, among other things, a pledge of substantial assets and revenues and matures prior to the maturity of the exchange notes (see "Description of Existing Indebtedness"); and

    - our substantial degree of leverage may limit our flexibility to adjust to changing market conditions, reduce our ability to withstand competitive pressures and make us more vulnerable to a downturn in general economic conditions or our business. See "Description of Exchange Notes."

    Our ability to make payments with respect to the exchange notes and to satisfy our other debt obligations will be dependent upon our future performance, which is subject to prevailing economic conditions and financial, business, regulatory and other factors, including factors beyond our control. We cannot assure you that our operating cash flow will be sufficient to meet our debt service requirements or to repay the exchange notes or other indebtedness at maturity in connection with any mandatory prepayment or otherwise. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    IF WE FAIL TO OBTAIN THE RESOURCES REQUIRED TO ADAPT, UPGRADE OR EXPAND OUR NETWORK, WE MAY NOT BE ABLE TO KEEP UP WITH DEMANDS FROM OUR CUSTOMERS OR CHANGES IN OUR INDUSTRY.

    We may need to upgrade, expand or adapt the components of the FLAG Europe-Asia cable system and the FLAG Atlantic-1 cable system in the future to respond to the following:

    - demand for greater transmission capacity;

    - changes in our customers' service requirements;

    - technological advances; and

    - government regulation.

    Any upgrade, expansion or adaptation of these networks could require substantial additional financial, operational and managerial resources which may not be available to us.

    IF WE FAIL TO MAINTAIN COOPERATIVE RELATIONSHIPS WITH OUR LANDING PARTIES, OUR OPERATIONS MAY BE IMPAIRED.

    We depend upon fifteen different landing parties to provide access to the origination and termination points for the FLAG Europe-Asia cable system. Our ability to offer city-to-city services is dependent on our landing parties' willingness to provide cost-effective terrestrial services, and/or to agree to connect other terrestrial networks to the FLAG Europe-Asia cable system. Each of these landing parties has entered into a construction and maintenance agreement with us and some of our customers under which each of the landing parties commits to provide access, to charge reasonable and uniform rates to all customers accessing the FLAG Europe-Asia cable system through the landing party's landing station and to maintain the terrestrial portion of the FLAG Europe-Asia cable system in the landing party's country. Despite these commitments, we cannot assure you that the landing parties will perform their contractual obligations or that there will not be political events or changes in relation to the landing parties which have adverse effects on us.

    In addition, the construction and maintenance agreement restricts our ability to install further equipment into cable landing facilities without the consent of our landing parties. While none of our landing parties has ever withheld its consent, we cannot assure you that we will be able to obtain the consent of our landing parties to proposed future modifications of our landing facilities that may be advantageous to us or necessary to operate the FLAG Europe-Asia cable system.

    IF USE OF THE INTERNET DOES NOT GROW AS EXPECTED, OUR BUSINESS AND FINANCIAL PERFORMANCE MAY SUFFER.

    We believe Internet Protocol is emerging as the platform of choice for the next generation of communication networks. Therefore, as part of our business strategy, we have developed and are developing products and services which target the specific needs of Internet service providers. However, wide-scale interest in and use of the Internet for commerce and by individuals is a recent phenomenon. This growth may not continue. If continued acceptance and growth of the Internet does not occur, demand for telecommunication services may decline generally, with our products and services tailored to Internet service providers being particularly affected, and our business and financial performance will suffer.

    IF ADVERSE FOREIGN ECONOMIC OR POLITICAL EVENTS OCCUR, OUR NETWORK AND CUSTOMER BASE MAY BE ADVERSELY AFFECTED AND OUR FINANCIAL RESULTS COULD SUFFER.

    We derive substantially all of our revenues from international operations. We have substantial physical assets in several jurisdictions along the FLAG Europe-Asia cable route and expect to have substantial physical assets along the FLAG Atlantic-1 cable route. International operations are subject to political, economic and other uncertainties, including, risk of war, revolution, expropriation, renegotiation or modification of existing contracts, labor disputes and other uncertainties arising out of foreign government sovereignty over our international operations. Some regions of the world along our routes have a history of political and economic instability. This instability could result in new governments or the adoption of new policies that are hostile to foreign investment.

    BECAUSE MANY OF OUR CUSTOMERS DEAL PREDOMINANTLY IN FOREIGN CURRENCIES, WE MAY BE EXPOSED TO EXCHANGE RATE RISKS AND OUR NET INCOME MAY SUFFER DUE TO CURRENCY TRANSLATIONS.

    We invoice all capacity sales and maintenance charges in U.S. dollars; however, most of our customers and many of our prospective customers derive their revenues in currencies other than U.S. dollars. The obligations of customers with substantial revenues in foreign currencies may be subject to unpredictable and indeterminate increases in the event that such currencies devalue relative to the U.S. dollar. Furthermore, such customers may become subject to exchange control regulations restricting the conversion of their revenue currencies into U.S. dollars. In such event, the affected customers may not be able to pay us in U.S. dollars.

    In addition, we derive, and expect to continue to derive, a significant portion of our revenues from customers located throughout Asia. As a result of the recent currency and economic crisis in the region, including the imposition of exchange controls, we may experience collection delays or nonpayment and we have experienced, and may continue to experience, deferrals of capacity purchases from our Asian customers.

    BECAUSE OUR COMPANY AND OUR INDUSTRY ARE HIGHLY REGULATED, OUR ABILITY TO COMPETE IN SOME MARKETS IS RESTRICTED.

    The telecommunications industry is highly regulated. The regulatory environment varies substantially from country to country and restricts our ability to compete in some markets. For example, in jurisdictions where we desire to extend the FLAG Telecom network or offer new services, we may be required to obtain landing licenses, operator licenses and other permits. We cannot assure you that we will be able to obtain the authorizations that we need to implement our business plan and enter new markets or that these authorizations, if obtained, will not be later revoked. Regulation of the telecommunications industry is also changing rapidly, with effects on our opportunities, competition and other aspects of our business. Our operations may be subject to risks such as the imposition of governmental controls and changes in tariffs.

    IF THERE IS ANY CHANGE IN OUR TAX STATUS OR INCOME TAX REGULATIONS OF THE COUNTRIES WHERE WE OPERATE, OUR FINANCIAL RESULTS COULD BE NEGATIVELY AFFECTED.

    We believe that a significant portion of our income will not be subject to tax by Bermuda, which currently has no corporate income tax, or by other countries in which we conduct activities or in which our customers are located, including the United States. However, we base this belief upon the anticipated nature and conduct of our business, which may change, and upon our understanding of our position under the tax laws of the various countries in which we have assets or conduct activities. Our tax position is subject to review and possible challenge by taxing authorities and to possible changes in law which may have retroactive effect. We cannot determine in advance the extent to which certain jurisdictions may require us to pay tax or to make payments in lieu of tax. In addition, payments due to us from our customers may be subject to withholding tax or other tax claims in amounts that exceed the taxation that we expect based on our current and anticipated business practices and current tax regimes.

    BECAUSE WE FACE SIGNIFICANT COMPETITION IN THE ATTRACTION AND RETENTION OF SKILLED PERSONNEL, WE MAY NOT BE ABLE TO HIRE AND RETAIN THE PERSONNEL NECESSARY TO ACHIEVE OUR BUSINESS OBJECTIVES AND OPERATE THE FLAG TELECOM NETWORK SUCCESSFULLY.

    We believe that a critical component for our success will be the attraction and retention of qualified professional and technical personnel. We expect further growth in the number of our personnel, particularly in connection with the FLAG Atlantic-1 cable system and the new wholesale services we are offering. We face significant competition in the attraction and retention of personnel who possess the technical skill sets and regional expertise that we seek. If we lose key personnel or qualified technical staff, or are unable to recruit qualified personnel, our ability to manage the day-to-day aspects of our complex network will be weakened.

    IF OUR SYSTEMS PROVE NOT TO BE YEAR 2000 COMPLIANT, WE MAY INCUR UNEXPECTED EXPENSES AND DELAYS IN PAYMENT FOR OUR SERVICES AND IN OUR ABILITY TO CONDUCT NORMAL OPERATIONS.

    The Year 2000 problem arises from the fact that many computer programs indicate the year by only two digits, rather than four. As a result, computer systems and software in a wide variety of industries may produce some erroneous results or fail unless they have been modified or upgraded to process date information correctly. Prior to December 31, 1999, we conducted an investigation into Year 2000 compliance covering all network equipment and financial systems used to provide services to our customers, network operations support systems used to support the operations of our network, and all administrative support systems. As of the date of this prospectus, we have not encountered Year 2000 related problems. We continue to monitor developments in this area. We believe our most significant Year 2000 risk lies with our landing parties, customers and major suppliers. We have developed a contingency plan to minimize operational problems if Year 2000 related problems arise. If our network equipment or financial systems or those of our landing parties, customers and major suppliers are not Year 2000 compliant, we could experience unexpected expenses and delays, including delays in our ability to conduct normal business operations and to sell our products and services.

RISKS RELATED TO OUR INDUSTRY

    BECAUSE OUR PRODUCT OFFERINGS ARE EXPANDING AND THE TELECOMMUNICATIONS INDUSTRY IS CHANGING SIGNIFICANTLY, WE FACE COMPETITION AND PRICING PRESSURE FROM A WIDE VARIETY OF SOURCES.

    Along the FLAG Europe-Asia cable route and the FLAG Atlantic-1 cable route, we face competition and pricing pressure from existing cables, planned cables, and satellite providers, including existing geosynchronous satellites and low-earth orbit systems now under construction. As we expand our range of available products and services, we expect to face competition from various carriers offering comparable products and services.

    Many of our competitors have, and some potential competitors are likely to enjoy, substantial competitive advantages, including the following:

    - greater name recognition;

    - greater financial, technical, marketing and other resources;

    - larger installed bases of customers; and

    - well-established relationships with current and potential customers.

    Significant new and potentially larger competitors could also enter our market as a result of regulatory changes or the establishment of cooperative relationships. In addition, recent technological advances may greatly expand the capacity of existing and new fiberoptic cables. Although such technological advances may enable us to increase our capacity, an increase in the capacity of our competitors could lead to even greater competition. Increased competition could lead to price reductions, fewer large-volume sales, under-utilization of resources, reduced operating margins and loss of market share.

    BECAUSE WE FACE RAPID TECHNOLOGICAL CHANGES, OUR INFRASTRUCTURAL INVESTMENTS AND TECHNOLOGIES COULD BECOME OBSOLETE BEFORE WE CAN ACHIEVE ADEQUATE UTILIZATION OF THESE ASSETS.

    The telecommunications industry is subject to rapid and significant changes in technology. If we do not replace or upgrade technology and equipment that becomes obsolete, we will be unable to compete effectively because we will not be able to meet the expectations of our customers. Additionally, in recent years, the useful economic life of telecommunications equipment has declined significantly. Although we believe that, for the foreseeable future, technological changes will not materially affect the use of our fiberoptic system, we cannot predict the effect of technological changes on our business. The FLAG Europe-Asia cable system has a warranted design life of 25 years and the FLAG Atlantic-1 cable system will have a warranted design life of 25 years; however, we cannot assure you that technological developments will not render the infrastructure and technologies in which we invest obsolete before we can adequately utilize them. The failure of the FLAG Europe-Asia cable system or the FLAG Atlantic-1 cable system to achieve their warranted design life could have a material adverse effect on us.

RISKS RELATED TO THE EXCHANGE NOTES

    WE ARE SUBJECT TO CERTAIN COVENANT RESTRICTIONS IN DOCUMENTS RELATING TO OUR INDEBTEDNESS WHICH MAY LIMIT THE OPERATION OF OUR BUSINESS AND OUR ABILITY TO REPAY INDEBTEDNESS.

    The existing credit facilities of FLAG Limited and FLAG Atlantic Limited, the indenture relating to the 8 1/4% Senior Notes of FLAG Limited and the indentures relating to the initial notes and the exchange notes impose certain operating and financial restrictions on us. These restrictions will affect, and in many respects significantly limit or prohibit, among other things, our ability to:

    - incur additional indebtedness;

    - repay indebtedness prior to stated maturities;

    - sell assets;

    - make investments;

    - engage in transactions with shareholders and affiliates;

    - issue capital stock;

    - create liens;

    - engage in mergers or acquisitions;

    - effect future financings;

    - make needed capital expenditures;

    - withstand a future downturn in business or the economy in general; or

    - otherwise conduct necessary corporate activities.

    In addition, the credit facilities and the indenture for the 8 1/4% Senior Notes of FLAG Limited contain restrictions on the ability of FLAG Atlantic Limited and FLAG Limited to pay dividends to us. Because our cash flows from operations arise at the subsidiary level, these restrictions could affect our ability to make payments on the exchange notes.

    Our ability to comply with the covenants and restrictions under the credit facilities, the indenture relating to the 8 1/4% Senior Notes of FLAG Limited and the indentures relating to the initial notes and the exchange notes may be affected by events beyond our control, including prevailing economic and financial concerns. Our failure to comply with these restrictions could lead to a default under the terms of the credit facilities of FLAG Limited or FLAG Atlantic Limited, the indenture relating to the 8 1/4% Senior Notes of FLAG Limited and the indentures relating to the initial notes and the exchange notes notwithstanding our ability to meet our debt service obligations. In the event of a default, the lenders under either credit facility or the trustee under the indenture relating to the 8 1/4% Senior Notes of FLAG Limited could elect to declare all such indebtedness outstanding under the credit facilities or the 8 1/4% Senior Notes of FLAG Limited to be due and payable together with accrued and unpaid interest and the commitments of the lenders under the credit facilities to make loans thereunder could be terminated. If this occurs, a significant portion of our other indebtedness (including the exchange notes) may become immediately due and payable and there can be no assurance that we would be able to make the payments or borrow sufficient funds from alternative sources to make the payments. See "Description of Exchange Notes."

    ALTHOUGH YOUR DOLLAR NOTES AND EURO NOTES ARE REFERRED TO AS "SENIOR NOTES," THEY WILL BE EFFECTIVELY SUBORDINATED TO ANY OF OUR SECURED DEBT AND ANY DEBT OF OUR SUBSIDIARIES.

    The exchange notes will be our senior obligations and will rank PARI PASSU in right of payment to all existing and future unsecured senior indebtedness. The exchange notes are not secured by any of our assets. Accordingly, the exchange notes will be effectively subordinated to any secured obligation to the extent of the value of the assets securing the obligation. In addition, because our cash flows from operations are at the subsidiary level, all of our exchange notes are structurally subordinated to the debt of our subsidiaries, including the credit facilities of FLAG Limited and FLAG Atlantic Limited and the 8 1/4% Senior Notes of FLAG Limited. Creditors of any of our subsidiaries, including trade creditors, have and will have claims that will be senior to the exchange notes with respect to the assets of that subsidiary.

    WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE PURCHASE OF THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

    We must offer to purchase the exchange notes upon the occurrence of a change of control at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of purchase. See "Description of Exchange Notes--Change of Control."

    The credit facility of FLAG Limited prohibits us from prepaying the exchange notes, including prepayments pursuant to a change of control offer. Prior to commencing an offer to purchase, we would be required to (1) repay in full all indebtedness that would prohibit the purchase of the exchange notes, including indebtedness under the credit facility, or (2) obtain any requisite consent to permit the purchase. If we are unable to repay all of the indebtedness or are unable to obtain the necessary consents, we will be unable to offer to purchase the exchange notes and such failure to purchase will constitute an event of default under the indentures. We cannot assure you that we will have sufficient funds available at the time of any change of control offer to make any debt payment (including purchases of exchange notes).

    The events that constitute a change of control under the indentures may also be events of default under the credit facilities. These events may permit the lenders under the credit facility to accelerate the debt and, if the debt is not paid, to enforce security interests in our assets, thereby limiting our ability to raise cash to purchase the exchange notes and reducing the practical benefit of the offer to purchase provisions to the holders of the exchange notes.

    IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE EXCHANGE NOTES, YOU MAY NOT BE ABLE TO RESELL THE EXCHANGE NOTES.

    There is no existing market for the exchange notes. The Dollar Notes are eligible for trading in PORTAL by qualified institutional buyers (QIBs) and the Euro Notes are listed on the Luxembourg Stock Exchange. We cannot assure you as to the liquidity of any markets that may develop for the exchange notes, the ability of holders to sell the exchange notes or the price at which holders would be able to sell the exchange notes. Future trading prices of the exchange notes will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for securities similar to the exchange notes, including non-investment grade debt, has been subject to disruptions that have caused substantial volatility in the prices of the securities. We cannot assure you that any market for the exchange notes, if a market develops, will not be subject to similar disruptions.

    SINCE MOST OF OUR ASSETS ARE LOCATED OUTSIDE OF THE UNITED STATES, IT MAY BE DIFFICULT TO BRING AND ENFORCE SUITS AGAINST US.

    We are incorporated in Bermuda. Most of our directors and officers are not residents of the United States. All or a substantial portion of the assets of those directors and officers are or may be located outside of the United States. In addition, a substantial portion of our assets are located outside of the United States. As a result, it may be difficult for holders of the exchange notes to serve notice of a lawsuit on us or our non-U.S. directors and officers within the United States. Because most of our assets are located outside of the United States, it may be difficult for holders of the exchange notes to enforce in the United States judgments of United States courts. Appleby Spurling & Kempe, our counsel in Bermuda, has advised us that there is some doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon U.S. federal securities laws.

    BECAUSE WE ARE AT AN EARLY STAGE IN THE DEVELOPMENT OF OUR NETWORK, OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS.

    We are at an early stage in the development and expansion of our products and services. Accordingly, all statements in this prospectus that are not clearly historical in nature are forward-looking. Discussions containing forward-looking statements are found in the material set forth under "Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. When used in this prospectus, the words "anticipate," "believe," "expect," "estimate" and similar expressions are generally intended to identify forward-looking statements. Examples of forward-looking statements include the statements concerning our operations, prospects, size and growth of world telecommunications traffic, size and growth of addressable market, technological and customer support capabilities, pricing, new product and services development, potential expansions to our network, potential customers and liquidity and working capital needs, estimated demand forecast, and information concerning characteristics of competing systems. These forward-looking statements are inherently predictive and speculative and we cannot assure you that any of such statements will prove to be correct. Actual results and developments may be materially different from those expressed or implied by such statements. You should carefully review the other risk factors set forth in this section of this prospectus for a discussion of factors which could result in any of such forward-looking statements proving to be inaccurate.

                          TERMS OF THE EXCHANGE OFFER

GENERAL

    In connection with the issuance of the initial notes pursuant to a Purchase Agreement, dated as of March 14, 2000, by and among us and the initial purchasers, the initial purchasers and their respective assignees became entitled to the benefits of the Registration Agreements, each dated as of March 17, 2000, by and among us and the initial purchasers relating to, respectively, the Dollar Notes and the Euro Notes.

    The Registration Agreements require us to file the registration statement of which this prospectus is a part for a registered exchange offer relating to an issue of exchange notes identical in all material respects to the initial notes but containing no restrictive legend. Under the Registration Agreements, we are required to:

    - file the registration statement not later than 60 days following the date of original issuance of the initial notes (the Issue Date);

    - use our best efforts to cause the registration statement to be declared effective by the SEC not later than 150 days after the Issue Date;

    - use our best efforts to consummate the exchange offer not later than 180 days after the Issue Date;

    - mail, or cause to be mailed, to each holder of record entitled to participate in the exchange offer a copy of the prospectus forming part of the exchange registration statement, together with an appropriate letter of transmittal and related documents;

    - utilize the services of a depositary for the exchange offer with an address in the Borough of Manhattan, The City of New York;

    - permit holders to withdraw validly tendered notes at any time prior to the close of business, New York time, on the last business day on which the exchange offer shall remain open; and

    - otherwise comply in all material respects with all applicable laws, rules and regulations.

    The exchange offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy those requirements under the Registration Agreements.

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all initial notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time or, if you hold your position through Euroclear or Clearstream, Luxembourg, 5:00 p.m., London time, on the expiration date will be accepted for exchange. Exchange notes of the same class will be issued in exchange for an equal principal amount of outstanding initial notes accepted in the exchange offer. Initial notes may be tendered only in integral multiples of $1,000 or [EURO]1,000, as applicable. This prospectus, together with the letter of transmittal, is being sent to all record holders of
initial notes as of             , 2000. The exchange offer is not conditioned
upon any minimum principal amount of initial notes being tendered in exchange. However, our obligation to accept initial notes for exchange is subject to certain conditions as set forth herein under "--Conditions."

    Initial notes will be deemed accepted when, as and if we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders of initial notes for the purposes of receiving the exchange notes and delivering them to the holders.

    Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to other issuers, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by each holder without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

    - the holder is not a broker-dealer who acquires the exchange notes directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

    - the holder is not our "affiliate", as that term is defined in Rule 405 under the Securities Act; and

    - the exchange notes are acquired in the ordinary course of the holder's business and the holder is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

    By tendering the initial notes in exchange for exchange notes, each holder, other than a broker-dealer, will represent to us that:

    - any exchange notes to be received by it will be acquired in the ordinary course of its business;

    - it is not engaged in, and does not intend to engage in, a distribution of the exchange notes and has no arrangement or understanding to participate in a distribution (within the meaning of the Securities Act) of the exchange notes; and

    - it is not our affiliate, as defined in Rule 405 under the Securities Act, or if it is our affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable.

    If, prior to consummation of the exchange offer, an initial purchaser holds any notes acquired by it, which have, or are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of notes is not entitled to participate in the exchange offer, we, upon the request of that initial purchaser or any holder shall, simultaneously with the delivery of the exchange notes in the exchange offer, issue and deliver to that initial purchaser and any such holder, in exchange (the "private exchange") for such notes held by that initial purchaser and any such holder, a like principal amount of our debt securities that are identical in all material respects to the exchange notes (the "private exchange notes") (and that are issued pursuant to the same indentures as the exchange notes). The private exchange notes will bear the same CUSIP number as the exchange notes.

    If a holder of initial notes is engaged in or intends to engage in a distribution of the exchange notes or has any arrangement or understanding with respect to the distribution of the exchange notes to be acquired pursuant to the exchange offer, the holder may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction. Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to have admitted that it is an "underwriter" within the meaning of the Securities Act.

    This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of exchange notes for their own accounts. We have agreed that we will keep the registration statement of which this prospectus is a part effective for a period of up to six months or such earlier date as each participating broker-dealer shall have notified us in writing that it has resold all exchange notes acquired in the exchange offer. See "Plan of Distribution."

    As soon as practicable after the close of the exchange offer, we will:

    - accept for exchange all registrable initial notes validly tendered and not validly withdrawn as part of the exchange offer; and

    - deliver to the trustee for cancellation all registrable initial notes so accepted for exchange and cause the trustee to authenticate and deliver promptly to each holder of registrable initial notes, exchange notes or private exchange notes, as the case may be, equal in principal amount to the securities of such holder so accepted for exchange.

    In the event that:

    a) we are not permitted to effect the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

    b) any holder of any private exchange notes so requests in writing to us within 30 days after the consummation of the exchange offer; or

    c) in the case of any holder that participates in the exchange offer, the holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as our affiliate within the meaning of the Securities Act):

    then we shall:

    1) use our best efforts to file a shelf registration statement with the SEC on or before the 45(th) day after the occurrence of any one of the events specified in the Registration Agreements and summarized above which gives rise to our obligation to file a shelf registration statement; and

    2) use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or before the 90th day after the occurrence of any one of the events specified in the Registration Agreements and summarized above which gives rise to our obligation to file a shelf registration statement.

    We will, in the event that a shelf registration statement is filed, provide to each holder of the initial notes copies of the prospectus that is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the exchange notes. A holder that sells initial notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and will be bound by the provisions of the Registration Agreements that are applicable to that holder (including certain indemnification rights and obligations).

    We will pay liquidated damages if:

    - we fail to file the exchange offer registration statement by the 60th day after the Issue Date;

    - the exchange offer registration statement is not declared effective by the SEC by the 150th day after the Issue Date;

    - we fail to consummate the exchange offer by 180th day after the Issue
      Date;

    - the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of exchange notes in accordance with and during the periods specified in the Registration Agreements;

    - we fail to file a shelf registration statement by the 45th day following the date of the occurrence of one of the events specified in the Registration Agreements which gives rise to our obligation to file a shelf registration statement;

    - the shelf registration statement is not declared effective by the SEC by the 90th day following the initial shelf registration filing date; or

    - the shelf registration statement is declared effective and thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities (described below) in accordance with and during the periods specified in the Registration Agreements.

    Each event described above is a "Registration Default." The term "Transfer Restricted Securities" means each initial note, or exchange note, until:

    - the date on which the initial note has been exchanged by a person other than a broker-dealer for a new note in the exchange offer;

    - following the exchange by a broker-dealer in the exchange offer of an initial note for an exchange note, the date on which the exchange note is sold to a purchaser who receives from the broker-dealer on or prior to the date of sale a copy of the exchange offer prospectus;

    - the date on which the initial note has been effectively registered of the Securities Act and disposed of under the shelf registration statement; or

    - the date on which the initial note is publicly sold under Rule 144 of the Securities Act.

    If a Registration Default occurs, we will be obligated to pay, as liquidated damages, additional interest on the initial notes equal to 0.25% per annum of the aggregate principal amount of the initial notes held by such holder, during the 30-day period immediately following the occurrence of the first Registration Default. The amount of the additional interest will increase by an additional 0.25% per annum at the end of each subsequent 30-day period until all Registration Defaults have been cured, up to a maximum aggregate amount of additional interest equal to 1.50% per annum. Following the cure of all Registration Defaults, the accrual of additional interest will cease.

    Upon completion of the exchange offer, subject to certain exceptions, holders of initial notes who do not exchange their initial notes for exchange notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their initial notes, unless the initial notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, we will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--If you do not participate in the exchange offer, you will continue to be subject to transfer restrictions."

              EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

    The term "expiration date" shall mean       , 2000 (20 business days
following the commencement of the exchange offer), unless the exchange offer is extended if and as required by applicable law, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

    In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and may notify the holders of the initial notes by mailing an announcement or by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date.

    We reserve the right to delay acceptance of any initial notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of initial notes not previously accepted if any of the conditions set forth herein under "--Conditions" shall have occurred and shall not have been waived by us (if permitted to be waived), by giving oral or written notice of such delay, extension or termination to the exchange agent. We also reserve the right to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the initial notes. If any material change is made to terms of the exchange offer, the exchange offer shall remain open for a minimum of an additional five business days, if the exchange offer would otherwise expire during such period. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of the delay to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the initial notes of the amendment including providing public announcement, or giving oral or written notice to the holders of the initial notes. A material change in the terms of the exchange offer could include, among other things, a change in the timing of the exchange offer, a change in the exchange agent, and other similar changes in the terms of the exchange offer.

    Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any such public announcement.

                         INTEREST ON THE EXCHANGE NOTES

    The exchange notes will accrue interest payable in cash at 11 5/8% per annum, from the later of:

    - the last interest payment date on which interest was paid on the initial notes surrendered in exchange therefor; or

    - if the initial notes are surrendered for exchange on a date subsequent to the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment.

                            PROCEDURES FOR TENDERING

DOLLAR NOTES AND EURO NOTES NOT HELD THROUGH EUROCLEAR OR CLEARSTREAM,
  LUXEMBOURG

    To tender in the exchange offer, a holder of initial notes must complete, sign and date the letter of transmittal, and mail or otherwise deliver the letter of transmittal or facsimile, or an agent's message, together with the initial notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition:

    - certificates for the initial notes must be received by the exchange agent along with the letter of transmittal;

    - a timely confirmation of a book-entry transfer (Book-Entry Confirmation) of the initial notes, if such procedure is available, into the exchange agent's account at The Depository Trust Company (the Book-Entry Transfer Facility or DTC) pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date; or

    - the holder must comply with the guaranteed delivery procedures described below.

    THE METHOD OF DELIVERY OF INITIAL NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND-DELIVERY SERVICE. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR INITIAL NOTES SHOULD BE SENT TO US.

    Delivery of all documents must be made to the exchange agent at its address set forth below. Holders of initial notes may also request their respective brokers, dealers, commercial banks, trust companies or nominees to tender initial notes for them.

    The term "agent's message" means a message, transmitted by the Book-Entry Transfer Facility to, and received by, the exchange agent and forming a part of a Book-Entry Confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering initial notes that are the subject of the Book-Entry Confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

    The tender by a holder of initial notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

    Only a holder of initial notes may tender the initial notes in the exchange offer. The term "holder" for this purpose means any person in whose name initial notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

EURO NOTES HELD THROUGH EUROCLEAR OR CLEARSTREAM, LUXEMBOURG

    If you hold your position through Euroclear or Clearstream, Luxembourg, any letter of transmittal for a tender for exchange with respect to the initial notes held at Euroclear or Clearstream, Luxembourg must be completed by the direct accountholder in Euroclear or Clearstream, Luxembourg. In lieu of delivery of a letter of transmittal to the exchange agent, the direct accountholder in Euroclear or Clearstream, Luxembourg may deliver to Euroclear to Clearstream, Luxembourg, in accord with Euroclear's and Clearstream, Luxembourg's standard procedures, a computer-generated message in which the direct accountholder of the initial notes agrees to be bound by the terms of the letter of transmittal.

    In addition, the direct accountholder may either:

    - instruct Euroclear and Clearstream, Luxembourg to accept the Exchange Offer according to the normal procedures of Euroclear or Clearstream, Luxembourg, who will arrange for the letter of transmittal to be completed on their behalf;

    - complete the letter of transmittal and deliver to Euroclear or Clearstream, Luxembourg, as the case may be, by tested telex or according to their normal procedures; or

    - deliver irrevocable instructions to:

       - block any attempt to transfer the initial notes tendered on or prior to the settlement date and

       - debit its account on the expiration date in respect of all the initial notes (or in respect of such lesser portion of the initial notes as shall be accepted for exchange by us), upon receipt of the issuer's instruction by the exchange agent to have such initial notes delivered to the exchange agent for cancellation (but subject to the automatic withdrawal of the relevant portion of such irrevocable instruction in the event that the exchange offer is terminated by us or the letter of transmittal is withdrawn or revised by the direct accountholder prior to the expiration date, in each case as notified to Euroclear or Clearstream, Luxembourg, as the case may be, by the exchange agent on or before the settlement date), and an irrevocable authorization to disclose the name of the direct accountholder and information about the foregoing instructions.

    If you submit a tender for exchange you must ensure that the instructions transmitted through the Euroclear or Clearstream, Luxembourg, accountholder can be allocated to its tender for exchange. Holders should transmit a separate set of instructions for each letter of transmittal submitted, and the instructions so transmitted must cover the entire aggregate principal amount tendered pursuant to such letter of transmittal, notwithstanding any reduction in the aggregate principal amount of initial notes accepted as a result of proration. To the extent that instructions cannot be reconciled with the tender for exchange, the tender for exchange may, at our discretion be deemed to have been properly submitted.

    If you intend to use the guaranteed delivery procedure, you must comply with the guaranteed delivery procedures described below.

    Neither we nor the exchange agent will be responsible for the communication of tenders by holders to the acountholders in Euroclear or Clearstream, Luxembourg through which they hold initial notes or by such accountholders to the exchange agent, Euroclear or Clearstream, Luxembourg.

    Holders will not be responsible for the payment of any fees or commissions to the exchange agent for the initial notes.

    Holders may contact the exchange agent for assistance in filling out and delivering letters of transmittal and for additional copies of the exchange offer materials.

    To be tendered effectively, a letter of transmittal and other required documents must be received by The Bank of New York, London Branch, at its address set forth under "--Exchange Agent" prior to the expiration date.

    If you do not withdraw your tender before the expiration date, it will constitute an agreement between you and us in accordance with the terms and conditions in this prospectus and in the letter of transmittal.

    THE METHOD OF DELIVERY OF YOUR INITIAL NOTES, A LETTER OF TRANSMITTAL, AND ALL OTHER REQUIRED DOCUMENTS TO BE DELIVERED TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR INITIAL NOTES SHOULD BE SENT TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES, OR NOMINEES TO EFFECT THESE TRANSACTIONS ON YOUR BEHALF.

INITIAL NOTES GENERALLY

    Any beneficial owner whose initial notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his or her behalf. If the beneficial owner wishes to tender on his or her own behalf, such beneficial owner must, prior to completing and executing the letter of transmittal and delivering his or her initial notes, either make appropriate arrangements to register ownership of the initial notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (each, an "Eligible Institution"), unless the initial notes tendered pursuant thereto are tendered:

    - by a registered holder (or by a participant in DTC whose name appears on a security position listing as the owner) who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal and the exchange notes are being issued directly to such registered holder (or deposited into the participant's account at DTC); or

    - for the account of an Eligible Institution.

    If the letter of transmittal is signed by the recordholder(s) of the initial notes tendered thereby, the signature must correspond with the name(s) written on the face of the initial notes without alteration, enlargement or any change whatsoever. If the letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the initial notes.

    If the letter of transmittal is signed by a person other than the registered holder of any initial notes listed therein, those initial notes must be endorsed or accompanied by bond powers and a proxy that authorize such person to tender the initial notes on behalf of the registered holder, in each case as the name of the registered holder or holders appear on the initial notes.

    If the letter of transmittal or any initial notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

    A tender will be deemed to have been received as of the date when the tendering holder's duly signed letter of transmittal accompanied by initial notes, or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at DTC with an agent's message, or a notice of guaranteed delivery from an Eligible Institution is received by the exchange agent. Issuances of exchange notes in exchange for initial notes tendered pursuant to a notice of guaranteed delivery by an Eligible Institution will be made only against delivery of the letter of transmittal and any other required documents, and the tendered initial notes or a timely confirmation received of a book-entry transfer of initial notes into the exchange agent's account at DTC with the exchange agent.

    All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of the tendered initial notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all initial notes not properly tendered or any initial notes which, if accepted, would, in our opinion or that of our counsel, be unlawful. We also reserve the absolute right to waive any conditions of the exchange offer or irregularities or defects in tender as to particular initial notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of initial notes must be cured within such time as we will determine. None of us, the exchange agent and any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of initial notes, and none of them shall incur any liability for failure to give such notification. Tenders of initial notes will not be deemed to have been made until such irregularities have been cured or waived. Any initial notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the exchange agent to the tendering holders of such initial notes, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In addition, we reserve the right in our sole discretion, subject to the provisions of the indentures, to:

    - purchase or make offers for any initial notes that remain outstanding subsequent to the expiration date or, as set forth under "--Expiration Date; Extensions; Amendments; Termination," to terminate the exchange offer in accordance with the terms of the Registration Agreements; and

    - to the extent permitted by applicable law, purchase initial notes in the open market, in privately negotiated transactions or otherwise.

    The terms of any such purchases or offers could differ from the terms of the exchange offer.

      ACCEPTANCE OF INITIAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

    Upon satisfaction or waiver of all of the conditions to the exchange offer, all initial notes properly tendered will be accepted, promptly after the expiration date, and the exchange notes will be issued promptly after acceptance of the initial notes. See "--Conditions" below. For purposes of the exchange offer, initial notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent.

    In all cases, issuance of exchange notes for initial notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for such initial notes, a timely Book-Entry Confirmation of such initial notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal or agent's message and all other required documents or pursuant to Euroclear's or Clearstream, Luxembourg's customary procedures. If any tendered initial notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if initial notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged initial notes will be returned without expense to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. In the case of initial notes tendered by the book-entry transfer procedures described below, the non-exchanged initial notes will be credited to an account maintained with the Book-Entry Transfer Facility.

                              BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the initial notes at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of initial notes by causing the Book-Entry Transfer Facility to transfer such initial notes into the exchange agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of initial notes may be effected through book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility, an agent's message or the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with. DELIVERY OF DOCUMENTS TO DTC DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in the prospectus to deposit of initial notes shall be deemed to include the Book-Entry Transfer Facility's book-entry delivery method.

                         GUARANTEED DELIVERY PROCEDURE

    If a registered holder of the initial notes desires to tender the notes, and the notes are not immediately available, or time will not permit the holder's initial notes or other required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis and an agent's message delivered, a tender may be effected if:

    1.  the tender is made through an Eligible Institution;

    2. prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed letter of transmittal or facsimile thereof and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the initial notes and the amount of initial notes tendered, stating that the tender is being made thereby and guaranteeing that within five business days after the expiration date, the certificates for all physically tendered initial notes, in proper form for transfer, a Book-Entry Confirmation, or a confirmation from Euroclear or Clearstream, Luxembourg, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent;

    3. the initial notes are held through Euroclear or Clearstream, Luxembourg, Euroclear or Clearstream, Luxembourg, receives an electronic transmission which contains the character by which the direct account holder acknowledges the receipt of and agrees to be bound by the guaranteed delivery herein; and

    4. the certificates for all physically tendered initial notes, in proper form for transfer, a Book-Entry Confirmation, or a confirmation from Euroclear or Clearstream, Luxembourg, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

                             WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of initial notes may be withdrawn at any time prior to 5:00 p.m., New York City time, or, if the initial notes are held through Euroclear or Clearstream, Luxembourg, 5:00 p.m., London time, on the expiration date.

    For a withdrawal to be effective, a written or, for a Euroclear or Clearstream, Luxembourg, participant, electronic transmission in accordance with the standard operating procedures of Euroclear or Clearstream, Luxembourg, notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time or, if the initial notes are held through Euroclear or Clearstream, Luxembourg, 5:00 p.m., London time, on the expiration date at the address set forth below under "--Exchange Agent" and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must:

    1   specify the name of the person having tendered the initial notes to be withdrawn (the "Depositor");

    2. identify the initial notes to be withdrawn, including, if applicable, the registration number or numbers and total principal amount of such initial notes;

    3. where certificates for initial notes have been transmitted, specify the name in which such certificates were registered, if different from the holder;

    4. be signed by the Depositor in the same manner as the original signature on the letter of transmittal by which such initial notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the trustee with respect to the initial notes to register the transfer of such initial notes into the name of the Depositor withdrawing the tender;

    5. specify the name in which any such initial notes are to be registered, if different from that of the Depositor; and

    6. if the initial notes have been tendered pursuant to the book-entry procedures, specify the name and number of the participant's account at DTC to be credited, if different than that of the Depositor.

    All questions as to the validity, form and eligibility, time of receipt of such notices will be determined by us, which determination shall be final and binding on all parties. Any initial notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any initial notes that have been tendered for exchange and that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of initial notes tendered by book-entry transfer, such initial notes will be credited to an account maintained with the Book-Entry Transfer Facility, Euroclear or Clearstream, Luxembourg for the initial notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn initial notes may be re-tendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the expiration date.

                                   CONDITIONS

    Notwithstanding any other term of the exchange offer, initial notes will not be required to be accepted for exchange, nor will exchange notes be issued in exchange for any initial notes, and we may terminate or amend the exchange offer as provided herein before the acceptance of such initial notes if:

    1. because of any change in law, or applicable interpretations thereof by the SEC, we determine that we are not permitted to effect the exchange offer;

    2. an action or proceeding is commenced or threatened that would materially impair our ability to proceed with the exchange offer; or

    3. not all government approvals that we deem necessary for the consummation of the exchange offer have been received.

    We have no obligation to, and will not knowingly, permit acceptance of tenders of initial notes:

       - from our affiliates within the meaning of Rule 405 under the Securities Act;

       - from any other holder or holders who are not eligible to participate in the exchange offer under applicable law or interpretations by the SEC; or

       - if the exchange notes to be received by such holder or holders of initial notes in the exchange offer, upon receipt, will not be tradable by such holder without restriction under the Securities Act and the Securities and Exchange Act of 1934 (the Exchange Act) and without material restrictions under the "blue sky" or securities laws of substantially all the states of the United States.

                              ACCOUNTING TREATMENT

    The exchange notes will be recorded at the same carrying value as the initial notes, as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The costs of the exchange offer and the unamortized expenses related to the issuance of the initial notes will be amortized over the term of the exchange notes which is identical to the term of the initial notes.

                                 EXCHANGE AGENT

    The Bank of New York has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

    If tendering a Dollar Note or requesting information with respect to the exchange of a Dollar Note:

    By Mail, Overnight Mail or Courier:
    The Bank of New York
    101 Barclay Street
    7 East
    New York, New York 10286

    ATTN:
    Reorganization Section
    Facsimile Transmission: (212) 815-6339
    Confirm by Telephone: (212) 815-2742

    If tendering a Euro Note that has been deposited with a custodian for, and registered in the name of, The Depository Trust Company or requesting information with respect to the exchange of a Euro Note deposited with The Depository Trust Company:

    By Mail, Hand Delivery or Overnight Carrier:

    If tendering a Euro Note (except a Euro Note deposited with The Depository Trust Company) or requesting information with respect to the exchange of a Euro Note (except a Euro Note deposited with The Depository Trust Company):

    By Mail, Hand Delivery or Overnight Carrier:

    If a EuroNote is held through Euroclear or Clearstream, Luxembourg, or requesting information with respect to the exchange of a Euro Note held through Euroclear or Clearstream, Luxembourg,

        By Mail, Hand Delivery or Overnight Carrier:

           The Bank of New York
           London branch
           30 Cannon Street
           London EC4M 6XH
           United Kingdom
           ATTN: Linda Read
           Corporate Trust Administration
           Fax: 44 207 964 6399
           Confirm by telephone: 44 207 964 7284

                               FEES AND EXPENSES

    We will pay the expenses of soliciting tenders under the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

    We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus, letters of transmittal and related documents to the beneficial owners of the initial notes, and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of initial notes pursuant to the exchange offer. If, however:

       - certificates representing exchange notes or initial notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the initial notes tendered; or

       - tendered initial notes are registered in the name of any person other than the person signing the letter of transmittal; or

       - a transfer tax is imposed for any reason other than the exchange of initial notes pursuant to the exchange offer,

    then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

                                USE OF PROCEEDS

    There will be no cash proceeds payable to us from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive initial notes in like principal amount, the terms of which are identical in all material respects to the exchange notes. The initial notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any increase in our indebtedness.

    We intend to use the net proceeds which were received from the sale of the initial notes (1) to fund expansions of the FLAG Telecom network, including a trans-Pacific cable and other possible new cable systems, (2) to fund development of wholesale and bundled product and service offerings and (3) for working capital purposes.

    We have not determined how much of the net proceeds we will use for each of the purposes identified above. We are currently in the preliminary stages of evaluating various network expansion projects, in addition to the trans-Pacific cable system, and the development of additional product and service offerings. We cannot assure you that we will proceed with any of those projects. In addition, we anticipate that the proceeds from the offering of the initial notes would not be sufficient to fully fund the network expansion projects and product and service offering development initiatives that we are currently considering, in the event we determine to proceed with one or more of those projects. We expect to fund such projects, if undertaken, from a combination of sources, which may include:

    - the proceeds from the offering of the initial notes;

    - the remaining proceeds from our initial public offering of common shares;

    - presales of capacity;

    - joint venture arrangements; and

    - additional financing arrangements, such as general borrowings under credit facilities, additional debt and equity issuances, vendor financings and other borrowings on a project finance basis.

    See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

                                 CAPITALIZATION

    The following table sets forth the actual and adjusted capitalization of FLAG Telecom at December 31, 1999. You should read this table in conjunction with FLAG Telecom's consolidated financial statements and notes which are included elsewhere in this prospectus.

                                                                                         AS FURTHER
                                                                                          ADJUSTED
                                                                 AS ADJUSTED(1)       FOR THE OFFERING
                                                     ACTUAL     DECEMBER 31, 1999   OF THE INITIAL NOTES
                                                   ----------   -----------------   --------------------
                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Cash.............................................  $    3,191      $  612,770            $1,188,539
                                                   ==========      ==========            ==========
Current portion of long-term obligations.........          --              --                    --
Long-term obligations, net:
  8 1/4% Senior Notes due 2008...................  $  425,270      $  425,270            $  425,270
  Notes of this offering.........................          --              --               576,769
Other long-term debt.............................     190,000         165,000               165,000
Minority interest................................     154,621              --                    --
Shareholders' equity:
  Common shares 189,833,333 shares authorized;
    69,709,935 issued and outstanding actual;
    300,000,000 shares authorized; 133,930,056
    shares issued and outstanding as adjusted....          42              80                    80
  Other shareholders' equity.....................     313,848       1,103,206             1,103,206
  Foreign currency translation adjustment........         141             141                   141
  Accumulated deficit............................     (15,486)        (15,486)              (15,486)
                                                   ----------      ----------            ----------
Total shareholders' equity.......................     298,545       1,087,941             1,087,941
                                                   ----------      ----------            ----------
Total capitalization.............................  $1,068,436      $1,678,211            $2,254,980
                                                   ==========      ==========            ==========

------------------------

(1) Gives effect to our initial public offering, the amendment to FLAG Limited's existing credit facility and the January 4, 2000 exchange by Bell Atlantic of its common shares in FLAG Limited for our common shares.

Note: Except for the events described in footnote (1) above and reflected in the "As Adjusted" column, there has been no material change in our capitalization since December 31, 1999.

                      SELECTED CONSOLIDATED FINANCIAL DATA
           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA AND NOTES)

The following table presents selected consolidated statements of operations and balance sheet data of FLAG Telecom and FLAG Limited for the periods indicated. The financial data for the periods ended December 31, 1996, 1997 and 1998 and for the period from January 1, 1999 to February 26, 1999 has been derived from FLAG Limited's audited consolidated financial statements included elsewhere in this prospectus. The financial data as of December 31, 1999 and for the period from incorporation to December 31, 1999 has been derived from FLAG Telecom's audited consolidated financial statements included elsewhere in this prospectus.

    You should read the selected consolidated financial information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," FLAG Limited's consolidated financial statements and FLAG Telecom's consolidated financial statements and notes thereto included elsewhere in this prospectus.


                                                                      FLAG LIMITED                          FLAG TELECOM
                                               ----------------------------------------------------------   ------------
                                                                                                PERIOD
                                                                                                 FROM
                                                                                               JANUARY 1,
                                                                                               1999 TO      PERIOD FROM
                                                                                               FEBRUARY      INCORPORATION
                                                                                                            TO
                                                                                                            DECEMBER 31,
                                                       YEAR ENDED AS OF DECEMBER 31,
                                               ---------------------------------------------
                                                                                                 26,           1999
                                                                                                 1999
                                                1995(1)      1996(2)       1997       1998
                                               ----------   ----------   --------   --------   ----------   ------------
                                                  (AS          (AS
                                               RESTATED)    RESTATED)
STATEMENT OF OPERATIONS DATA:
Revenues:
Capacity sales, net of discounts.............   $     --     $     --    $335,982   $182,935    $25,554       $ 94,603
Standby maintenance and restoration
  revenue....................................         --           --       4,011     25,313      4,458         37,827
                                                --------     --------    --------   --------    -------       --------
                                                      --           --     339,993    208,248     30,012        132,430
                                                --------     --------    --------   --------    -------       --------
Sales and other operating expenses:
Cost of capacity sold........................         --           --     196,190    101,288      8,294         41,349
Operations and maintenance(3)................         --           --       4,600     37,931      5,114         26,201
Sales and marketing(3).......................     10,253          316       6,598     10,680        637         11,096
General and administrative(3)(4).............     10,179       12,345      30,339     21,674      2,870         22,901
Depreciation and amortization................        381          121         276        844        233         11,133
                                                --------     --------    --------   --------    -------       --------
                                                  20,813       12,782     238,003    172,417     17,148        112,680
                                                --------     --------    --------   --------    -------       --------
Operating income (loss)......................    (20,813)     (12,782)    101,990     35,831     12,864         19,750
                                                --------     --------    --------   --------    -------       --------
Income from affiliate........................         --           --          --         --         --            361
Interest expense.............................         --           --      20,193     61,128      9,758         45,062
Interest income..............................        439        2,408       6,637     14,875      1,825          7,188
                                                --------     --------    --------   --------    -------       --------
Income (loss) before minority interest and
  income taxes...............................    (20,374)     (10,374)     88,434    (10,422)     4,931        (17,763)
Minority interest............................         --           --          --         --         --         (3,826)
Provision for income taxes...................         --           --       8,991      1,260        171          1,549
                                                --------     --------    --------   --------    -------       --------
Net income (loss) before extraordinary
  item.......................................    (20,374)     (10,374)     79,443    (11,682)     4,760        (15,486)
Extraordinary item(5)........................         --           --          --    (59,839)        --             --
                                                --------     --------    --------   --------    -------       --------
Net income (loss)............................    (20,374)     (10,374)     79,443    (71,521)     4,760        (15,486)
Cumulative pay-in-kind preferred dividends...      1,787       14,410      16,324      1,508         --             --
Redemption premium and write-off of discount
  on preferred shares(6).....................         --           --          --      8,500         --             --
                                                --------     --------    --------   --------    -------       --------
Net income (loss) applicable to common
  shareholders...............................   $(22,161)    $(24,784)   $ 63,119   $(81,529)   $ 4,760       $(15,486)
                                                ========     ========    ========   ========    =======       ========
Net income (loss) per share(7)
  Class A....................................   $  (0.02)    $  (0.02)   $   0.05   $  (0.07)   $    --       $     --
  Class B....................................   $  (0.30)    $  (0.13)   $   0.14   $  (0.13)   $  0.01       $  (0.22)
Ratio of earnings to fixed charges...........         --           --       1.60x         --      1.51x             --
Deficiency of earnings to fixed charges......   $(22,852)    $(38,802)         --   $(11,930)        --       $(17,763)

                      SELECTED CONSOLIDATED FINANCIAL DATA
           (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA AND NOTES)

                                                                         FLAG LIMITED                                FLAG TELECOM
                                            ----------------------------------------------------------------------   ------------
                                                              AS OF DECEMBER 31,                         AS OF          AS OF
                                            -------------------------------------------------------   FEBRUARY 26,   DECEMBER 31,
                                               1995(1)         1996(2)         1997         1998          1999           1999
                                            -------------   -------------   ----------   ----------   ------------   ------------
                                            (AS RESTATED)   (AS RESTATED)
STATEMENT OF CASH FLOW DATA:
Cash flow from operating activities.......     (14,155)        (12,103)        285,156       88,831       (23,104)       115,782
Cash flow from financing activities.......      84,206         342,011         245,677       97,818        21,230         17,598
Cash flow from investing activities.......     (70,635)       (329,886)       (528,653)    (186,144)          588       (132,127)

BALANCE SHEET DATA:
Current assets............................    $  3,106        $  3,759      $   96,677   $   76,114    $   73,941     $   98,716
Funds held by collateral trustee..........      46,537          48,194         425,905      255,366       219,136        134,066
Construction in progress..................     167,281         647,805             389       11,494        18,471             --
Capacity available for sale...............          --              --       1,208,948    1,095,099     1,086,435        774,366
Total assets..............................     286,476         774,447       1,836,937    1,475,766     1,453,369      1,325,731
Current liabilities.......................      74,453         206,486         370,555      232,814       203,226        152,402
Senior notes..............................          --              --              --      424,679       424,777        425,270
Long-term debt............................      50,000         312,543         615,087      271,500       256,500        190,000
Minority interest.........................                          --              --           --            --        154,817
Deferred revenue..........................          --              --         176,221       84,415        83,570        100,724
Preferred Stock(])........................      98,711         113,121         129,445           --            --             --
Shareholders' equity:
Common shares, $.0001 par value...........          --              --              --           --            64             42
  Class A common shares, $.0001 par
    value.................................          13              13              13           13            --             --
  Class B common shares, $.0001 par
    value.................................           9              22              57           57            --             --
Other shareholders' equity(6).............      99,098         195,135         514,389      504,381       504,387        313,848
Foreign currency translation adjustment...          --              --              --         (704)         (526)           141
Retained earnings (accumulated deficit)...     (42,499)        (52,873)         26,570      (44,951)      (40,191)       (15,486)
Shareholders' equity......................    $ 56,621        $142,297      $  541,029   $  458,796    $  463,734     $  298,545
                                              ========        ========      ==========   ==========    ==========     ==========

------------------------------

(1) FLAG Limited restated its 1995 financial statements, as originally issued in March 1997, to give effect to a $3.1 million discount on FLAG Limited's issuance of 3,075,816 shares of preferred stock in 1995. For the year ended December 31, 1995, this restatement had no effect on net loss, increased net loss applicable to common shareholders by $0.07 million, and had no effect on basic and diluted loss per common share for Class A and Class B.

(2) FLAG Limited restated its 1996 financial statements, as originally issued to give effect to a $3.1 million discount on FLAG Limited's issuance of 3,075,816 shares of preferred stock in 1995. For the year ended
    December 31, 1996, this restatement had no effect on net loss, but increased net loss applicable to common shareholders by $0.55 million.

(3) Included in operating expenses for FLAG Telecom are the following non-cash compensation expenses: $2.6 million in operations and maintenance expenses; $1.5 million in sales and marketing expenses; $4.6 million in general and administrative expenses.

(4) Included in general and administrative expenses for the years ended December 31, 1996, 1997 and 1998 are program management expenses which include reimbursements to Bell Atlantic Network Systems Company, a shareholder of FLAG Telecom, for all costs and out-of-pocket expenses incurred by Bell Atlantic Network Systems Company in performing project management services for FLAG Limited. In addition, Bell Atlantic Network Systems Company received a fee equal to 16% of payroll costs and of certain outside contractor and consultant costs.

(5) In connection with FLAG Limited's issuance of 8 1/4% Senior Notes due 2008 and its entry into its existing credit facility, FLAG Limited recorded an extraordinary loss of $59.8 million, representing the write-off of unamortized deferred financing costs related to its old credit facility.

(6) In connection with FLAG Limited's issuance of 8 1/4% Senior Notes due 2008 and its entry into its existing credit facility, FLAG Limited redeemed its then outstanding preferred stock at a redemption price of 105% of the liquidation preference. The excess of the redemption value over the carrying value of the preferred stock on the date of the redemption of $8.5 million has been reflected as a decrease in other shareholders equity.

(7) The net loss per share in 1998, excluding the extraordinary item, was $0.02 and $0.03 for Class A and Class B shares, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    YOU SHOULD READ THIS DISCUSSION IN CONJUNCTION WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND NOTES THERETO AND OTHER FINANCIAL INFORMATION INCLUDED ELSEWHERE IN THIS PROSPECTUS. THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND THE MATTERS SET FORTH IN THIS PROSPECTUS GENERALLY.

FLAG TELECOM GROUP OF COMPANIES

    FLAG Telecom was formed on February 3, 1999 to be the parent company for the FLAG Telecom group of companies. The principal companies which comprise the FLAG Telecom group of companies are FLAG Limited, FLAG Atlantic Limited and FLAG Wholesale Services Limited. Pursuant to a restructuring on February 26, 1999, FLAG Limited became our 66% owned subsidiary and the other companies then comprising the FLAG Telecom group of companies became our wholly owned subsidiaries, other than FLAG Atlantic Limited in which we have a 50% ownership interest. On January 4, 2000, we acquired the remaining 34% ownership interest in FLAG Limited and FLAG Limited became our wholly owned subsidiary. The financial information presented in this prospectus comprises the consolidated results of FLAG Limited for the accounting periods to February 26, 1999 and the FLAG Telecom consolidated results for the period from incorporation to December 31, 1999. On February 16, 2000 FLAG Telecom completed an initial public offering of common shares. On March 17, 2000 FLAG Telecom completed the offering of the initial notes.

REVENUE RECOGNITION

    Our primary business to date has been to sell capacity on the FLAG Europe-Asia cable system. The primary method by which we have sold capacity has been through agreements providing for an outright sale of, or the sale of a right of use of, the capacity for the lifetime of this system. Each agreement provides that, in return for payment of the purchase price, the customer receives beneficial ownership of the relevant capacity. In addition, the customer becomes responsible for paying the agreed maintenance charges.

    We have recognized revenues from capacity sales on the FLAG Europe-Asia cable system upon the date the risks and rewards of ownership of the relevant capacity are transferred to the customer, which is the date the capacity is made available for activation and the customer becomes responsible for maintenance charges. The Financial Accounting Standards Board issued a recent pronouncement (FASB Interpretation No. 43), as a result of which sales of fiber-optic cable capacity after June 30, 1999 are to be accounted for in the same manner as sales of real estate with property improvements or integral equipment. The application of this pronouncement will result in a deferral of revenue recognition for US GAAP purposes for certain capacity sale contracts that do not satisfy the necessary requirements of FASB Interpretation No. 43. This accounting treatment will not affect our cash flows from customers, who will continue to be liable for payments in accordance with the signed agreements.

    As a result of extending our range of products and services, we expect the greater part of our future sales to be under agreements which will require us to recognize revenues over the relevant term of these agreements. To the extent that we enter into contracts in the future that satisfy the requirements for sales type lease accounting, we will recognize revenues without deferral.

    We recognize revenues from providing maintenance and restoration services in the period in which we provide these services.

    We have previously considered revenues from operating lease transactions to be incidental. We have therefore recorded these revenues as reductions of the capacity available for sale. However, as noted above, the magnitude of these transactions has increased such that we will now recognize revenues from lease transactions over the term of the leases.

    Payments due from purchasers of capacity are generally payable within 30 days; however, we have receivables outstanding greater than 30 days. We have established an allowance for doubtful accounts based on historical industry experience with potential uncollectible receivables and our expectations as to payments. As of December 31, 1999, we had an allowance of $6.8 million which principally relates to potential uncollectible amounts due from two carriers.

    All revenues from capacity sales agreements and billings of standby maintenance and restoration services are payable in U.S. dollars. All contracts for the provision by third parties of restoration are invoiced to us in U.S. dollars. Some vendor contracts for the provision to the FLAG Europe-Asia cable system of operations and maintenance services are payable in Japanese Yen, British Pounds, French Francs and Singapore Dollars in addition to U.S. dollars. Whenever deemed appropriate, we have hedged, and may continue to hedge, our exposure to foreign currency movements.

ACCOUNTING FOR THE CAPITAL COSTS OF THE FLAG TELECOM NETWORK

    We capitalized direct and indirect expenditures incurred in connection with the construction of the FLAG Telecom network. When a system was ready for commercial service we transferred such expenditures to capacity available for sale and charged a proportion of these expenditures to cost of sales as we recognized revenues from sales of capacity. In the case of the FLAG Europe-Asia cable system, the amount charged as cost of sales was a function of the allocated costs of construction for each segment and management's estimate of revenues from future capacity sales. As a result of the application of FASB Interpretation No. 43, sales on certain segments of the FLAG Europe-Asia cable system will not be able to satisfy the requirements for sales type lease accounting. The costs of these segments have been reclassified at July 1, 1999 and during the six months ended December 31, 1999 from capacity available for sale to fixed assets and are being depreciated over their remaining useful life.

    As a result of extending our range of products and services, we expect the greater part of our future revenue to be under agreements that will be accounted for as operating leases or service contracts and will require us to recognize revenues over the relevant term of the agreements. We have therefore reclassified the remaining cost of the FLAG Europe-Asia cable from capacity available for sale to fixed assets in the first quarter of 2000. This cost will be depreciated over the remaining estimated economic life of the system. The construction costs of the FLAG Atlantic-1 cable system will be amortized over its economic life from the date it is ready for commercial service or will be written off as cost of sales against revenues from any transactions whose terms satisfy the requirements of sales-type lease accounting. Capital costs associated with development of the other elements of the FLAG Telecom network will be amortized over their respective economic lives.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 1999 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1998

ADJUSTED CONSOLIDATED RESULTS

    The table below shows the significant income statement amounts, in thousands, for the year ended December 31, 1999, being a combination of the results of FLAG Limited for the period from January 1, 1999 to February 26, 1999 and the results of FLAG Telecom for the period from incorporation to December 31, 1999. These results have been adjusted to eliminate minority interests in order to enable a better comparison with the results for the year ended December 31, 1998. These adjustments will not be reflected in our current and future financial statements.

                                                                  ADJUSTED
                                                                 YEAR ENDED
                                                              DECEMBER 31, 1999
                                                              -----------------
Revenue:
Capacity sales..............................................      $120,157
Standby maintenance and restoration revenues................        42,285
                                                                  --------
 ............................................................      $162,442
Sales and other operating costs:
Cost of capacity sold.......................................      $ 49,643
Operations and maintenance (including non-cash compensation
  expense of $2,647)........................................        31,315
Sales and marketing (including non-cash compensation expense
  of $1,534)................................................        11,733
General and administrative (including non-cash compensation
  expense of $4,620)........................................        25,771
Depreciation and amortization...............................        11,366
Interest expense............................................        54,820
Interest income.............................................         9,013
Income from Affiliates......................................           361
                                                                  --------
Loss before income taxes....................................      $(12,832)
Provision for taxes.........................................         1,720
EBITDA......................................................      $102,423
Adjusted EBITDA.............................................      $128,112

REVENUES

    We recognized total revenue during the year ended December 31, 1999 of $162.4 million compared to $208.2 million in total revenue for the year ended December 31, 1998.

    We recognized revenue from the sale of capacity of $120.2 million for the year ended December 31, 1999 compared to $182.9 million during the year ended December 31, 1998. The reduction in revenue is partly attributable to our deferring the recognition of some revenues to subsequent periods as the result of our adoption of FASB Interpretation No. 43 with effect from July 1, 1999 and partly as a result of accounting revenues in 1998 including certain non-cash items. As of December 31, 1999, we had entered into sales transactions with over 90 international telecommunication carriers and internet service providers compared to 80 as of December 31, 1998.

    We recognized revenue from standby maintenance and restoration services of $42.3 million for the year ended December 31, 1999 compared to $25.3 million for the year ended December 31, 1998. The increase of $17.0 million for the year ended December 31, 1999 is primarily a result of the increase in cumulative capacity sales on the FLAG Europe-Asia cable system combined with an increase in revenue from restoration services. Restoration services refer to receipts from third party cable systems in respect of traffic routed on the FLAG Europe-Asia cable system during periods when these cable systems are temporarily out of service.

OPERATING EXPENSES

    For the year ended December 31, 1999, we recorded $49.6 million in respect of the cost of capacity sold compared to $101.3 million recorded in the year ended December 31, 1998. The decrease in the cost of capacity sold in the year ended December 31, 1999 is primarily a result of lower revenue recognized from capacity sales combined with sales of capacity on segments having a lower cost of sales percentage, computed as described above for that segment, compared to the cost of sales for the segments on which capacity was sold during the year ended December 31, 1998.

    During the year ended December 31, 1999, we incurred $31.3 million in operations and maintenance costs compared to $37.9 million for the year ended December 31, 1998. Operations and maintenance costs relate primarily to the provision of standby maintenance under maintenance zone agreements as well as salaries and overhead expenses directly associated with operations and maintenance activities. The decrease in operations and maintenance costs is largely a result of the termination of the program management services agreement with Bell Atlantic Network Systems in May 1998 combined with lower costs of some maintenance zone agreements.

    During the year ended December 31, 1999, we incurred $11.7 million in sales and marketing costs compared to $10.7 million incurred during the year ended December 31, 1998. Sales and marketing costs are comprised of all sales and marketing activities that are directly undertaken by us.

    During the year ended December 31, 1999, we incurred $25.8 million of general and administrative expenses compared to $21.7 million during the year ended December 31, 1998. The increase in general and administrative costs in the year ended December 31, 1999, is largely due to non-cash compensation expense in the amount of $4.6 million.

    Costs for the year ended December 31, 1999 noted above include charges for non-cash compensation expense in respect of awards under our long-term incentive plan. These charges are required under US accounting standards and are purely accounting charges having no effect on cash flows.

    Depreciation expense for the year ended December 31, 1999 was $11.4 million compared to $0.8 million for the year ended December 31, 1998. The increase of $10.6 million is primarily a result of us adopting FASB Interpretation No. 43 which is effective from July 1, 1999, pursuant to which the cost of part of the FLAG Europe-Asia cable system which does not satisfy the requirements of sales type lease accounting is being depreciated over its remaining economic life. Prior to July 1, 1999, the cost of the FLAG Europe-Asia cable system was wholly accounted for as capacity available for sale for which no depreciation was recorded but which was expensed as cost of capacity sold as revenues were recognized.

INTEREST EXPENSE AND INTEREST INCOME

    Interest expense on borrowings decreased from $61.1 million for the year ended December 31, 1998 to $54.8 million for the year ended December 31, 1999. The decrease in interest expense of $6.3 million is attributable to a reduction in long-term debt facility from $271.5 million as at December 31, 1998 to $190.0 million as at December 31, 1999 combined with a $1.8 million reduction in amortized financing costs.

    During the year ended December 31, 1999, we capitalized $1.3 million of interest costs as a component of construction in progress.

    We earned interest income of $9.0 million during the year ended
December 31, 1999 compared to $14.9 million earned during the year ended December 31, 1998. Interest was earned on cash balances and short-term investments held by the collateral trustee for FLAG Limited's credit facility or in escrow arising from ongoing business operations.

PROVISION FOR TAXES

    The provision for taxes was $1.7 million for the year ended December 31, 1999 compared to $1.3 million for the year ended December 31, 1998. The tax provisions for these periods consist of taxes on income derived from capacity sales and standby maintenance revenue from customers in certain jurisdictions along the FLAG Europe-Asia cable system route where we are deemed to have a taxable presence or are otherwise subject to tax. At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda. In the event that such taxes are levied, we have received an undertaking from the Bermuda Government exempting us from all such taxes until March 28, 2016.

EXTRAORDINARY ITEM

    In connection with a refinancing that took place on January 30, 1998, we recorded an extraordinary loss of $59.8 million in the statement operations for the year ended December 31, 1998. The loss on refinancing represents the write-off of unamortized deferred financing costs related to FLAG Limited's prior credit facility. No refinancing occurred in the year ended December 31, 1999.

    In addition, in connection with the refinancing in January 1998, FLAG Limited redeemed its outstanding preferred stock at a redemption price of 105% of the liquidation preference. We reflected the $8.5 million excess of the redemption value over the carrying value of the preferred stock on the date of the redemption as a decrease in additional paid-in capital in the year ended December 31, 1998. There were no costs of this nature recorded in the year ended December 31, 1999.

YEAR ENDED DECEMBER 31, 1998 COMPARED WITH THE YEAR ENDED DECEMBER 31, 1997

REVENUES

    We recognized total revenue during the year ended December 31, 1998 of $208.2 million compared to $340.0 million in total revenue for the year ended December 31, 1997.

    We recognized revenue from the sale of capacity of $182.9 million for the year ended December 31, 1998 compared to $336.0 million during the period from October 8, 1997, the provisional system acceptance date of the FLAG Europe-Asia cable system, to December 31, 1997. The decrease in revenue recognized from capacity sales of $153.1 million from the period from provisional system acceptance to December 31, 1997 compared to the year ended December 31, 1998 is a result of 1997 revenue including sales of capacity entered into prior to provisional system acceptance of which we recognized $316 million as revenue. As of December 31, 1998, we had entered into sales transactions with 80 international telecommunication carriers compared to 66 as of December 31, 1997.

    We recognized revenue from standby maintenance fees of $25.3 million for the year ended December 31, 1998 compared to $4.0 million for the period from provisional system acceptance to December 31, 1997. The increase in standby maintenance revenue of $21.3 million in 1998 is due to our recognizing
12 months of standby maintenance revenue in 1998 compared to only three months in 1997 as a result of our commencing operations in October 1997. We also generated revenues from restoration services during the year ended December 31, 1998. Revenues from these services, provided to alternate cable systems on a non-reciprocal basis, were $1.7 million. We had no revenues in respect of restoration services in 1997.

OPERATING EXPENSES

    For the year ended December 31, 1998, we recorded $101.3 million in respect of the cost of capacity sold compared to $196.2 million recorded in 1997. The gross profit margin on capacity sales of 44.60% for the year ended December 31, 1998 compares to a gross profit margin of 41.60% realized in the period from provisional system acceptance to December 31, 1997. The cost of sales recorded in 1997 included a $28.9 million provision related to price protection credits, discussed below, compared to no such provision included in the 1998 cost of sales. The provision for price protection credits recorded in 1997 contributed to the lower gross profit margin experienced in 1997 compared to 1998.

    In connection with certain sales, we entered into price protection arrangements entitling the relevant customers to capacity credits if we lower our list prices prior to December 31, 1999. For periods during which we lower our prices, we record a provision for cost of sales based on the estimated cost value of the additional capacity granted. No adjustment was made to our list prices in 1998, and accordingly no such provision was recorded in the year ended December 31, 1998. Based on declines in our list prices through December 31, 1997, we recorded a provision for cost of sales of approximately $28.9 million, which was included in the total cost of sales of $196.2 million recorded in the year ended December 31, 1997.

    During the year ended December 31, 1998, we incurred $37.9 million in operations and maintenance costs compared to $4.6 million for the period from provisional system acceptance to December 31, 1997. Operations and maintenance expenses relate primarily to the provision of standby maintenance under maintenance zone agreements, as well as salaries and overhead directly associated with operations and maintenance activities. Costs recognized in 1997 represent the portion of standby operations and maintenance expenses incurred from provisional system acceptance to December 31, 1997. We did not incur maintenance costs during construction. Maintenance zone agreements are cooperative standby agreements among all cable operators in major ocean areas to share the expense of assuring constant availability of cable ships capable of providing repairs to undersea cables. We entered into four zone agreements. We have also entered into a bilateral agreement for maintenance of the area from the Red Sea to a point near the southern tip of India to facilitate more rapid repairs than would be possible under one of our maintenance zone agreements.

    During the year ended December 31, 1998, we recognized $10.7 million in sales and marketing costs compared to $6.6 million recognized during the period from provisional system acceptance to December 31, 1997. Sales and marketing costs comprise sales commissions due under agreements with our suppliers and Bell Atlantic Network Systems, plus costs associated with sales and marketing activities.

    In May 1998, we and Bell Atlantic Network Systems agreed to terminate a Marketing Services Agreement which appointed them as FLAG Limited's exclusive sales agent throughout the world. We expense sales commissions that we incurred under the marketing and services agreement prior to its termination at the time we recognize the related revenue.

    General and administrative expenses decreased from $30.3 million for the year ended December 31, 1997 to $21.7 million for the year ended December 31, 1998. The decrease is due to the partial reversal of the allowance for doubtful accounts made in 1997, resulting from collections from customers of amounts previously provided, partially offset by costs associated with our transition from a development stage company to an operating company.

INTEREST EXPENSE AND INTEREST INCOME

    During the year ended December 31, 1998 we incurred $61.1 million in interest expense on borrowings compared to $20.2 million incurred during the period from provisional system acceptance of the FLAG Europe-Asia cable system to December 31, 1997. Prior to provisional system acceptance, we capitalized interest costs as a component of construction in progress. We incurred
$38.1 million in interest costs in 1997 prior to provisional system acceptance, out of total interest payments that year of $58.3 million.

    We earned interest income of $14.9 million during the year ended
December 31, 1998 compared to $6.6 million earned during the year December 31, 1997. In 1998, we earned interest on cash balances and short-term investments held by the collateral trustee for FLAG Limited's existing credit facility or in escrow arising from ongoing business operations. Interest earned in 1997 consisted primarily of interest earned on cash balances received from equity contributions during the year.

PROVISIONS FOR TAXES

    The provision for taxes was $1.3 million for the year ended December 31, 1998 compared to $9.0 million for the period from provisional system acceptance of the FLAG Europe-Asia cable system to December 31, 1997. The tax provisions for both years consist of taxes on income derived from capacity sales and standby maintenance revenue from customers in certain jurisdictions along the FLAG Europe-Asia cable system route where we are deemed to have a taxable presence or are otherwise subject to tax. At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda. In the event that such taxes are levied, we have received an undertaking from the Bermuda Government exempting us from all such taxes until March 28, 2016. The decrease in tax expense of $7.7 million is due to a greater proportion of sales recorded in 1998 to customers in jurisdictions where we do not have a taxable presence.

EXTRAORDINARY ITEMS

    In connection with the refinancing that took place on January 30, 1998, we recorded an extraordinary loss of $59.8 million in the statement of operations. The loss on refinancing represents the write-off of unamortized deferred financing costs related to our initial project refinancing.

    In addition, in connection with the refinancing of FLAG Limited's original credit facility, we redeemed preferred shares at a redemption price of 105% of the liquidation preference. We reflected the excess of the redemption value over the carrying value of the preferred shares on the date of the redemption of $8.5 million as a decrease in additional paid-in capital.

NET LOSS AND NET LOSS APPLICABLE TO COMMON SHAREHOLDERS

    For the year ended December 31, 1998, we recorded a net loss of $71.5 million compared to net income of $79.4 million for the year ended December 31, 1997, a decrease of $150.9 million. This decrease was primarily attributable to the results for the year ending December 31, 1997, including $316 million of revenue recognized from sales of capacity entered into prior to our commencing operations resulting in a reduction in operating income of $66.2 million. An increase in interest expense of $40.9 million and an extraordinary loss on refinancing of $59.8 million as discussed above offset by an $8.2 million increase in interest income and a $7.7 million reduction in tax expense further contributed to the net loss for the year ended December 31, 1998.

    The net loss applicable to common shareholders for the year ended December 31, 1998 was $81.5 million compared to net income for the year ended December 31, 1997 of $63.1 million.

    Basic and diluted income (loss) per Class A common shares decreased from income per share of $0.05 in 1997 to a loss of ($0.07) per share in 1998 reflecting the loss applicable to FLAG Limited's common shareholders in 1998. Basic and diluted income (loss) per Class B common share decreased from income per share of $0.14 in 1998 to a loss of ($0.13) per share in 1998 reflecting the loss applicable to FLAG Limited's common shareholders in 1998 and an increase in the weighted average Class B common shares outstanding during the period from 396,890,512 to 565,858,741.

LIQUIDITY AND CAPITAL RESOURCES

    We have financed our operations to date through a combination of equity contributions, shareholder advances, bank debt, the proceeds of a debt offering and the proceeds of an initial public offering of our common shares. On
January 30, 1998, FLAG Limited completed a refinancing which resulted in the repayment of all outstanding borrowings under its then existing credit facility and the redemption of its Series A preferred shares. The refinancing consisted of $320.0 million of bank loans (and a revolving credit facility of $50 million) maturing January 30, 2005 and $430 million of 8 1/4% Senior Notes maturing January 30, 2008.

    Subsequent to the refinancing, FLAG Limited made principal prepayments to reduce the bank loans to approximately $175 million. On February 16, 2000, FLAG Limited repaid a further $25 million using proceeds of the initial public offering of our common shares, and FLAG Limited amended its existing credit facilities to consist of a $150 million six-year term loan facility (all of which is outstanding) and a $10 million revolving credit facility (none of which is outstanding). Dresdner Kleinwort Benson and Barclays Capital acted as joint lead arrangers. These facilities bear interest at a rate of 225 basis points over LIBOR for the first six months and thereafter at a rate of between 150 and 250 basis points over LIBOR, depending on the credit rating of the 8 1/4% Senior Notes of FLAG Limited. The facilities are secured by a pledge by us of all of the capital stock of FLAG Limited and by assignment of FLAG

Limited's contracts and a security interest in its bank accounts and intangible property. In connection with this amendment, FLAG Limited paid fees and expenses to the joint lead arrangers totaling approximately $3.5 million.

    At the end of March 1998, we entered into two interest rate swap agreements to manage our exposure to interest rate fluctuations on FLAG Limited's credit facilities. Under the swap agreements, we pay a fixed rate of 5.6% on a notional amount of $60 million and a fixed rate of 5.79% on a notional amount of $100 million and the swap counterparty pays the floating rate based on LIBOR. One swap agreement terminated in January 2000 and the other swap agreement terminates in July 2000, unless extended for an additional six months at the option of the swap counterparty. Under the bank loan facility as now in effect, we are obligated to hedge interest rate risk to the extent of 50% of the outstanding principal amount of the loans for three years. We recognize the net cash amount received or paid on interest rate hedging instruments as an adjustment to interest cost on the related debt.

    FLAG Atlantic Limited has financed the $1.1 billion in construction costs for the FLAG Atlantic-1 cable system through a $600 million bank financing, $100 million in capital contributions from each of its shareholders and presales in excess of $750 million. The financing consists of a $575 million construction/ term loan facility and a $25 million revolving credit facility. These facilities have a term of 7.5 years. FLAG Atlantic Limited does not anticipate that it will need to draw down the full amount available under the bank financing.

    The loans under these facilities bear interest at LIBOR plus 125 basis points for that portion of the loans (not to exceed 50% of the outstanding loans) which are backed by investment grade receivables and LIBOR plus 300 basis points for the balance of the loans. Commitment fees accrue on the undrawn balance of the loans at between 37.5 basis points and 75 basis points.

    FLAG Atlantic Limited's bank facility is secured by an assignment of all of FLAG Atlantic Limited's assets, a pledge of all of the stock in FLAG Atlantic Limited and a commitment by each of its shareholders to contribute $100 million in equity. The loan agreement contains customary provisions for non-recourse project financings regarding restrictions on additional indebtedness, the payment of dividends and other distributions, additional investments and sales of assets.

    Each of the FLAG Limited credit facilities, the FLAG Atlantic Limited credit facilities and the FLAG Limited 8 1/4% Notes due 2008 contain covenants that could affect our liquidity, including our ability to access capital and our ability to service our debt. See "Description of Existing Indebtedness."

    On February 16, 2000 we completed an initial public offering of our common shares. We received approximately $634.6 million in net proceeds from that offering. On March 17, 2000 we completed the private placement of the initial notes. We received approximately $576 million in net proceeds from that offering. We intend to finance future operations through proceeds from our initial public offering and this offering, revenues generated from the sale or lease of capacity, revenues generated from our wholesale product offerings and bundled services, revenues from billings of standby maintenance charges and restoration services, investment income on cash and investment balances, borrowings under our existing credit facilities and vendor financing. FLAG Telecom or its subsidiaries may also make additional debt or equity offerings, subject to market conditions.

    We recently announced plans for the construction of a new trans-Pacific cable project. We expect the costs required to complete the project may exceed $2 billion. Funding for the project would include proceeds from the initial note offering and the remaining proceeds from our initial public offering, project and, we anticipate, other debt financings and presales. We are also evaluating various other projects and may need additional funds in order to proceed. We cannot assure you that the trans-Pacific cable project or any of the other projects that we are considering will proceed or, if we do proceed with any of these projects, that we will complete them. The impact of the trans-Pacific cable project, or any of the other projects that we are considering, on our liquidity and financing needs will depend on the scope of the project, the actual arrangements we make for financing and ownership and the timetable for the project.

    As of December 31, 1999, we had a working capital deficit of $53.7 million. The working capital deficit was primarily a result of the current accounts payable to the contractors for the FLAG Europe-Asia cable system which is classified as a current liability but for which the associated funds held in escrow are classified as a non-current asset and are hence excluded from the measure of working capital.

    Total cash provided by operating activities and used in investing activities as of December 31, 1999 was $115.8 million and $132.1 million, respectively. As of December 31, 1999, cash on deposit with the collateral trustee or in escrow had decreased to $134.1 million from $255.4 million at December 31, 1998, primarily as a result of the repayment of a portion of the term loan facility and payments to the contractors.

    Total cash provided by operations and used in investing activities during the year ended December 31, 1998 was $88.8 million and $186.1 million, respectively.

ASSETS

    Our major asset is the telecommunications capacity available for sale on the FLAG Europe-Asia cable system of $774 million and related fixed assets of $300 million. As a result of the application of FASB Interpretation No. 43 noted above, sales on certain parts of the FLAG Europe-Asia cable system will not be able to satisfy the requirements for sales type lease accounting. Accordingly the costs of these parts of the system have been reclassified with effect from July 1, 1999 from capacity available for sale to fixed assets and are being depreciated over their remaining economic life. As noted earlier, we expect the greater part of our future sales will preclude the application of sales type lease accounting. Accordingly we have reclassified the remaining cost of the FLAG Europe-Asia cable from capacity available for sale to fixed assets during the first quarter of 2000. Our other fixed assets consist primarily of office furniture, leasehold improvements, computer equipment and motor vehicles.

INFLATION

    In management's view, inflation in operating, maintenance and general and administrative costs will not have a material effect on our financial position over the long term.

IMPACT OF YEAR 2000

    Some computer systems or software used by many companies may be unable to distinguish 21st century dates from 20th century dates. As a result, computer systems and software used by some companies in a wide variety of industries will produce some erroneous results or fail unless they have been modified or upgraded to process date information correctly. Prior to December 31, 1999, we conducted an inventory and issue assessment of the Year 2000 issue for our computer systems, communications equipment and other potentially date-sensitive equipment to identify the systems and equipment, if any, that could be affected by the Year 2000 issue. We obtained certificates of Year 2000 compliance from our major suppliers for the equipment used in our systems. The live FLAG Europe-Asia cable system certification was achieved in the third quarter of 1999.

    As of the date of this prospectus, we have not encountered Year 2000 related problems. We continue to monitor developments in this area. In assessing our exposure to Year 2000 issues, we believe our biggest risks lie with our landing parties, customers and major suppliers. If these landing parties, customers or major suppliers experience Year 2000 related problems, we could experience unanticipated expenses and delays, including delays in our ability to conduct normal business operations and sell our products and services. We believe, however, that in the most likely worst case scenario, the effects of Year 2000 issues on our operations would be brief and small relative to our overall operations. Our costs to date associated with the Year 2000 issue have not exceeded $1 million, which we have paid out of internally generated funds. If our landing parties, customers or major suppliers experience Year 2000 related problems, we will put in place our contingency plan to address operations and financial disruptions to FLAG Telecom which could be caused by their non-compliance. This plan includes the following components:

    - An increase in staffing at the FLAG Telecom network operations centers;

    - Requesting that our landing parties staff the landing stations; and

    - Having a task force ready to support both the FLAG Telecom network operations centers and our landing parties in the landing stations.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

    CURRENCY RISK. We do not believe that we are exposed to significant risk from movements in foreign currency exchange rates. All revenues from the disposition of capacity and billings of standby maintenance and restoration services are payable in U.S. dollars. All contracts for the provision by third parties of restoration are invoiced to us in U.S. dollars. Some vendor contracts for the provision to the FLAG Europe-Asia cable system of operations and maintenance services and local operating expenses of our subsidiary companies are payable in currencies other than U.S. dollars. Management believes that these exposures are not material to our financial position. Whenever deemed appropriate, we may hedge our exposure to foreign currency movements.

    INTEREST RATE RISK. We are exposed to interest rate risk in our financing instruments. Our long-term finance is provided by fixed rate senior notes and floating rate bank debt. We use derivative financial instruments for the purpose of reducing our exposure to fluctuations in interest rates. We do not utilize derivative financial instruments for trading or other speculative purposes. The counterparties to these instruments are major financial institutions with high credit quality. We are exposed to credit loss in the event of nonperformance by these counterparties.

LONG-TERM DEBT AS OF DECEMBER 31, 1999

                                                                         PRINCIPAL
                          PRINCIPAL                                        AMOUNT       FAIR VALUE    FLAG OPTION
TYPE OF INSTRUMENT      PAYMENTS DUE    MATURITY DATE   INTEREST RATE   ($, MILLION)   ($, MILLION)    TO REDEEM
------------------      -------------   -------------   -------------   ------------   ------------   ------------
8 1/4% Senior Notes...  Semi-annually   January 2008    Fixed 8 1/4%       430.0            395.6     Any time
                                                                                                      after
                                                                                                      January 2003
FLAG Limited credit
  facility(1).........  Quarterly       January 2005    Floating           190.0            190.0     At any time
                                                        three-month
                                                        LIBOR +
                                                        190 to 212.5
                                                        basis points

------------------------

(1) The credit facility was amended and restated on February 16, 2000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

INTEREST RATE SWAPS AS OF DECEMBER 31, 1999

                                                                                      NOTIONAL                    COUNTERPARTY'S
TYPE OF                PAYMENTS                              RATE        RATE          AMOUNT       FAIR VALUE      OPTION TO
INSTRUMENT                DUE          MATURITY DATE       PAYABLE    RECEIVABLE    ($, MILLION)   ($, MILLION)    EXTEND UNTIL
----------             ---------   ---------------------   --------   -----------   ------------   ------------   --------------
Pay fixed, receive
  floating...........  Quarterly   January 2000(1)           5.6%     three-month        60.0           0.1        January 2001
                                                                      LIBOR
Pay fixed, receive
  floating...........  Quarterly   July 2000                5.79%     three-month       100.0           0.3        January 2001
                                                                      LIBOR

    The three-month LIBOR rate at December 31, 1999 was 6.00125%.

------------------------

(1) This interest rate swap was not extended.

RECENT ACCOUNTING PRONOUNCEMENTS

    The Financial Accounting Standards Board has recently issued Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66." This Interpretation clarifies that sales of real estate with property improvements or integral equipment that cannot be removed and used separately from the real estate without incurring significant costs should be accounted for under FASB Statement No. 66, "Accounting for Sales of Real Estate" ("FAS 66"). The provisions of this Interpretation are effective for all sales of real estate with property improvements or integral equipment entered into after June 30, 1999. The application of this statement resulted in a deferral of revenue for certain capacity sales contracts that do not satisfy the requirements of FAS 66. We expect the greater part of our future revenues will be under agreements that will require us to recognize revenues over the term of the agreements. However, to the extent that we enter into contracts in the future that will satisfy the requirements for sales type lease accounting, we will recognize revenues without deferral.

    The interpretation and application of FASB Interpretation No. 43 and also the accounting for sales of capacity are evolving within the telecom industry. A number of questions and issues are being taken to the accounting standard setting boards and different accounting treatments may ultimately be approved, which may change the timing and methods of the recognition of revenues and the related costs. We expect further clarification over the next few months but any changes to the accounting treatment will have no impact on our cash flows.

                                    BUSINESS

GENERAL

    We are a global carriers' carrier that develops and offers a broad range of innovative telecommunications products and services to licensed international carriers, Internet service providers and other telecommunications companies. Our network, the FLAG Telecom network, is currently comprised of (1) the FLAG Europe-Asia cable system, which is the world's longest independent, privately-owned digital fiberoptic undersea cable system, (2) the FLAG Atlantic-1 cable system, which we are currently constructing and, when completed, will connect London and Paris to New York and (3) terrestrial connections between our landing stations in the United Kingdom and Spain to the city centers of London and Madrid and intra-European connections from London to Paris, Brussels, Frankfurt, Amsterdam, Berlin, Zurich, Milan and several other major European metropolitan areas, which we have acquired the right to obtain through contractual arrangements with other facilities-based bandwidth capacity providers. We have an established customer base of approximately 90 customers, many of which are the world's leading telecommunications and Internet companies. Our customers include 17 of the top 20 international carriers based on traffic volume which, together, accounted for approximately 48% of our sales to date. We believe we have succeeded in attracting this customer base primarily as the result of the diversity, flexibility and high quality of our product and service offerings.

    The FLAG Europe-Asia cable system links the telecommunications markets of Western Europe and Japan through the Middle East, India, Southeast Asia and China along a route which adjoins countries with approximately 75% of the world's population. The FLAG Europe-Asia cable system consists of approximately 28,000 kilometers of technologically advanced undersea digital fiberoptic cable which comes ashore at 16 operational landings in 13 countries. It has an aggregate capacity of 10 gigabits per second transmitting on two fiber pairs. The system incorporates synchronous digital hierarchy, which is the current international standard for digital transmission and management. Expansion of the transmission capacity of the segments of the FLAG Europe-Asia cable system may be accomplished by employing additional light sources using the wavelength division multiplexing technique of operating at more than one wavelength. The transmission capacity of the segments of the FLAG Europe-Asia cable system is upgradeable to between 20 and 40 gigabits per second depending on the location of the segment. The FLAG Europe-Asia cable system cost approximately
$1.6 billion to complete. We placed the FLAG Europe-Asia cable system in commercial service on November 22, 1997 with an initial group of 62 customers.

    FLAG Atlantic Limited has contracted with Alcatel Submarine Networks for the construction of the subsea portion of a new 12,000 kilometer trans-Atlantic digital fiberoptic cable system called FLAG Atlantic-1. The FLAG Atlantic-1 cable system will use a six fiber pair configuration with 10 gigabit per second technology and up to a maximum of 40 wavelengths of light per fiber. The FLAG Atlantic-1 cable system is designed to have an initial fully redundant capacity of at least 160 gigabits per second, with potential for future upgrade to 2.4 terabits of fully redundant capacity, more than 15 times the maximum capacity of the most advanced cable in service on the Atlantic route today. By "redundant capacity" we mean that there will be two cables, each with the indicated capacity configured as a self-healing ring. We have designed FLAG Atlantic-1 so that if one of the cables fails, we can re-route traffic to the other cable in order to avoid any service failure. One cable will span from Porthcurno in the United Kingdom to the north shore of Long Island, New York, and the other cable will be routed from northern France to the south shore of Long Island. The system's European landing points will be connected to city centers in London and Paris. The European city centers will be connected to one another via a fiber ring including two English Channel crossings. The landing points in Long Island will connect to two telecommunication centers in New York City, which will also connect to each other via a fiber ring. The system's design is intended to permit seamless interconnection with the FLAG Europe-Asia cable system (via the landing station in Porthcurno) and with a range of existing European city-to-city networks in London and Paris. The FLAG Atlantic-1 cable system will use company owned landing stations and city-center connection points. Alcatel Submarine Networks has contracted to deliver the first loop of the subsea portion of FLAG

Atlantic-1 in operational service by March 31, 2001 and to complete the full loop system by June 30, 2001. We expect FLAG Atlantic-1's initial capacity of at least 160 gigabits to cost approximately $1.1 billion to complete. We are constructing FLAG Atlantic-1 under a 50/50 joint venture between FLAG Atlantic Holdings Limited, our subsidiary, and GTS TransAtlantic Holdings Limited, a subsidiary of Global Telesystems Group, Inc.

    We intend to extend the reach of the FLAG Telecom network. Where economically feasible, we expect to extend our network to additional countries by developing new cable systems, building extensions from our existing cable systems or by building additional terrestrial capacity. Where rapid access to a market is required or where it is not economically feasible to expand our network on our own, we may enter into arrangements with third parties to develop network extensions or to acquire rights to use their existing networks. We may also consider acquiring companies with networks that complement our own. We recently announced plans to begin construction of a new trans-Pacific cable project that would link the telecommunications markets of the United States and Japan. We have commissioned a study of potential routes for the proposed trans-Pacific cable. Based on this study, we have identified several potential cable landing station sites in Japan, Canada and the United States. We recently entered into a supply agreement for the construction of the subsea portion of the proposed cable project. We cannot assure you, however, that we will successfully complete the project.

    We maintain the FLAG Telecom network through our network operations centers in Fujairah, U.A.E. and a location near Heathrow, United Kingdom. These operations centers provide for system-wide surveillance, maintenance and circuit activation 24 hours a day, 365 days per year.

    We are developing an extensive range of innovative products and services which will use a state-of-the-art Internet Protocol-based network infrastructure and are designed to meet the needs of a wide range of licensed international carriers, Internet service providers and other telecommunications companies. Our product and service offerings consist of four principal groups:

    - TRADITIONAL CARRIER SERVICES. Our traditional carrier service offerings include "lifetime of system" right-of-use products, with which operators have traditionally built their networks, and services designed to assist carriers in managing their network capacity needs in a flexible way, such as through our global portability program which permits carriers to move purchased bandwidth around the FLAG Europe-Asia cable system on an as needed basis.

    - FLAG ATLANTIC-1 SERVICES. Our FLAG Atlantic-1 services include packages structured to provide staged delivery of capacity over a period of several years; optical wavelength services, which are designed to support the next generation of IP networks by eliminating the need to route traffic through slower intermediate protocol layers and switches; and fiber pair services, which are designed to meet the needs of major global carriers that require substantial amounts of bandwidth at low unit costs. Because the FLAG Atlantic-1 cable system is still under construction, we are selling the FLAG Atlantic-1 services on a future delivery basis.

    - WHOLESALE SERVICES. Our wholesale service offerings will include managed bandwidth services through which customers can lease international connectivity for one, three or five year terms on a city-to-city or customer site-to-customer site basis; IP point-to-point services designed for private use by customers running such applications as voice-over-IP services; and IP transit services which provide a connection to the Internet. We recently introduced our first wholesale service, a managed bandwidth service on the London-to-Madrid route. We expect to extend these service offerings to other service routes during the next 12 to 18 months.

    - BUNDLED SERVICES. Our bundled services are designed to maximize the combined benefits of the FLAG Europe-Asia cable system and the FLAG Atlantic-1 cable system by offering services that combine the two systems and allow us to package our own network capacity with that of other providers to extend our network reach. One of our initial bundled products is "Middle East Direct" which will provide direct connectivity from Middle Eastern markets to the United States. We have also introduced European leased capacity services which extend our connectivity into key European cities. We are actively evaluating opportunities to add additional services to our wholesale and bundled service offerings.

OUR MARKET OPPORTUNITY

    We developed and are enhancing the FLAG Telecom network and our product and service offerings to participate in the following important growth and strategic shifts in the international telecommunications markets:

    ADVANCES IN TELECOMMUNICATIONS AND NETWORKING TECHNOLOGY. Recent advances in telecommunications and networking technology have dramatically lowered the unit cost of carrying voice, data and video signal traffic. Through dense wavelength division multiplexing (DWDM), a technology that transmits multiple light signals through a single optical fiber, the bandwidth of submarine fiberoptic cables can be increased by up to 40 times that of non-DWDM systems. Several advances in switching, the process of interconnecting circuits to form a transmission path between users, and electronics have further increased the bandwidth, or transmission capacity, of telecommunications networks. Historically, carriers built telecommunications networks optimized for voice traffic. These are based on circuit switching, which establishes and keeps open a dedicated path until a call is terminated. While circuit switching has worked well for decades, it does not efficiently use transmission capacity, because once a circuit is dedicated, it is unavailable to transmit any other information, even when the particular users of that circuit are not speaking or otherwise transmitting information. Packet switching networks optimized for data traffic are replacing circuit based networks. Packet switching divides signals into small "packets" which are then independently transmitted to their destination via the quickest path. Upon their arrival, the packets are reassembled. Packet switching provides more efficient use of the capacity in a network because the network does not establish inefficient dedicated circuits, which waste unused capacity. Packet switching networks can achieve lower unit costs than circuit networks. New packet networking technologies include IP, Asynchronous Transfer Mode (ATM) and frame relay. ATM's quality of service features support high-quality voice and video signals over packet networks. Similar quality of service features are being developed for IP.

    CONVERGENCE OF VOICE AND DATA SERVICES. Telecommunications network designs have traditionally created separate networks using separate equipment for voice, data and video signals. The evolution from circuit switched networks to packet-switched networks erases the traditional distinctions between voice, data and video transmission services. High-bandwidth packet-switched networks can transmit mixed digital voice, data and video signals over the same network with a high level of frequency. This capability lowers the cost to operators of building and operating networks providing a strong economic incentive for the implementation of unified networks. Since the Internet is the major driver of growth, we believe it is likely that IP will emerge as the network platform of choice.

    RAPID GROWTH OF TELECOMMUNICATIONS TRAFFIC. According to an August 1999 research report published by Ovum Ltd., total world telecommunications traffic demand is expected to grow more than 50-fold between 1999 and 2005, with Internet and data traffic accounting for 98% of total traffic by 2005. Several key factors are expected to drive growth in worldwide telecommunications traffic, including (1) the worldwide growth in the use of bandwidth-intensive applications, such as video conferencing, video-on-demand and corporate intranets which has resulted, in part, due to the convergence of voice and data services, and (2) increased globalization of commerce, particularly electronic commerce.

    IMPACT OF GLOBAL DEREGULATION. The continued deregulation of the global telecommunications industry has resulted in a significant increase in the number of competitors, including traditional carriers, wireless operators, Internet service providers and new local exchange service providers. This change in the global competitive landscape is generating significant demand for broadband telecommunications capacity as carriers seek to secure sufficient capacity for their expansion plans. As of July 1998, Telegeography estimated that there were over 1,000 facilities based international telecommunications operators worldwide, representing a 184% increase since July 1995. In addition, further telecom privatization is expected over the next few years, which in turn is expected to generate increased global competition. Global deregulation has also resulted in increased demand for city-to-city services, as new entrants to the telecommunication industry seek to take advantage of the economic benefits of controlling facilities on an end-to-end basis.

    INCREASING CHALLENGES FOR CONSORTIA SYSTEMS AND ACCEPTANCE OF PRIVATELY SPONSORED CABLE SYSTEMS. Historically, the planning and ownership of undersea cable systems has been conducted through large consortia typically led by the monopoly telecommunications providers. We believe that the consortium approach to constructing, owning and operating undersea cable systems is becoming far less effective as:

    - carriers increasingly view significant long term capital investments in capacity to be a suboptimal utilization of resources;

    - deregulation of international telecommunications markets leads to direct competition among consortia members for customers;

    - competition from new entrants makes carriers' market share and capacity requirements increasingly difficult to predict;

    - the rapid pace of technological change creates difficulties in the ability of carriers to accurately forecast the growth of telecommunications traffic; and

    - the complex management structure of consortia systems renders these systems increasingly less effective in responding to rapid market changes.

    We believe that telecommunications service providers have become increasingly receptive to the advantages of independent, privately-owned cable systems. In connection with the marketing of capacity on the FLAG Telecom network, carriers have responded positively to our ability to offer:

    - capacity as and when needed without the incurrence of significant initial capital investments;

    - a wide range of capacity purchasing options appealing to both established carriers and new market entrants; and

    - state-of-the-art system quality combined with cost-effective high quality operations, administration and maintenance support.

OUR BUSINESS STRATEGY

    Our goal is to establish FLAG Telecom as the leading global carriers' carrier by offering a wide range of cost-effective, capacity use options and wholesale products and services across our own global network. The principal elements of our business strategy to achieve these objectives include:

    PURSUING A FLEXIBLE APPROACH TO DEVELOPING OUR NETWORK. We have adopted a flexible approach to the development and expansion of the FLAG Telecom network. We developed the FLAG Europe-Asia cable system independently, and have joined with GTS TransAtlantic to construct the FLAG Atlantic-1 cable system. We have also established alliances with other facilities-based bandwidth capacity providers that provide us with intra-European connectivity to many of the largest cities in Europe. We expect that the strong regional ties of our marketing and sales team will greatly enhance our ability to identify appropriate opportunities for, and to enter into, other such strategic alliances. We believe that this flexible approach allows us to benefit from the strengths of our partners, while also reducing the capital expenditures required to develop the leading global carriers' carrier network. It also increases the speed with which we can add new destinations to our network. In the future, we intend to remain flexible as we seek additional opportunities to expand our network. We will consider further opportunities for the development of infrastructure ourselves, for the lease or acquisition of existing infrastructure from third parties and for the provision of additional services. We may also consider the acquisition of other companies with networks complementary to our own. We believe that our approach will enable us to expand our network more rapidly than if we were to adopt a build-only strategy, and to focus on increasing the types and quality of services we offer.

    - BUILDING-OUT OUR OWN INFRASTRUCTURE WHEN ECONOMICALLY ATTRACTIVE. As part of our network expansion strategy, we intend to leverage our experience in constructing the FLAG Europe-Asia cable system on time and within budget to build out our network infrastructure to reach as many of the world's major business destinations as possible when economically advantageous opportunities exist to do so. We believe owning network infrastructure offers significant competitive advantages in the global carriers' carrier market because it (1) secures end-to-end control of both capacity and cost structure and (2) provides access to low unit costs. Through our FLAG Europe-Asia cable system, which is the largest independent privately-owned digital fiberoptic undersea cable system in the world with approximately 28,000 kilometers of operational fiber, we have 16 operational landings in 13 countries. Upon completion of our 12,000 kilometer FLAG Atlantic-1 cable system, we will be able to offer highly reliable, low unit cost city-to-city links between London and Paris and New York. In 1999, we added two new landing stations, in Saudi Arabia and Jordan, to our FLAG Telecom network. We also intend to add additional countries to the FLAG Telecom network over time.

    - OFFERING CITY-TO-CITY CONNECTIVITY. We will pursue multiple approaches to obtaining city-to-city connectivity to increase the attractiveness of the FLAG Telecom network and to meet increasing customer demand for connectivity into the cities our customers and prospective customers serve. We expect to acquire and package terrestrial capacity we obtain from third parties. We intend to acquire dark fiber capacity on cables laid by third parties. We also intend to build our own terrestrial networks in key markets as they deregulate and when cost-effective opportunities exist. We have designed the FLAG Atlantic-1 cable system with a city-to-city architecture using terrestrial capacity which FLAG Atlantic Limited will own and operate. In connection with our introduction of managed bandwidth services on our London-to-Madrid route, we have entered into arrangements to lease terrestrial capacity in the United Kingdom and Spain. We also have entered into collaborative arrangements with facilities-based managed bandwidth capacity providers pursuant to which we have acquired access to intra-European capacity and connectivity. Through this combined approach, we expect to be able to provide our customers with international city-to-city connectivity through the FLAG Telecom network at prices significantly lower than if such customers had attempted to gain connectivity by separately purchasing required terrestrial capacity.

    PROVIDING A DIVERSE SET OF WHOLESALE AND BUNDLED PRODUCTS AND SERVICES TO MEET THE NEEDS OF OUR CUSTOMERS. We intend to capitalize on the expanding customer base for telecommunications services resulting from deregulation and technological advances. We have developed and intend to introduce a diverse set of traditional carrier, wholesale and bundled products and services designed to meet the varying needs of a wide range of established and emerging telecommunications carriers and Internet service providers. Our traditional carrier service offerings include "lifetime of system" right-of-use products, with which operators have traditionally built their networks, and services designed to assist carriers in managing their network capacity needs in a flexible way, such as through our global portability program which permits carriers to move purchased bandwidth around the FLAG Europe-Asia cable system on an as needed basis. We are offering purchasers of capacity on the FLAG Atlantic-1 cable system a range of staged capacity delivery options and optical wavelength services. In the area of wholesale services, we initially will offer our customers managed bandwidth services which will permit them to lease international connectivity for one, three or five year terms on a fully redundant, point-to-point basis. This connectivity can be offered either city-to-city, between our existing points of presence, or from customer site-to-customer site. We currently offer these services on our London-to-Madrid route and expect to extend these service offerings to other service routes during the next 12 to 18 months. We will also offer point-to-point IP services using high-speed routers and IP transit services to provide a connection to the Internet. As part of our bundled service offerings, we expect to bundle capacity between the FLAG Europe-Asia cable system and the FLAG Atlantic-1 cable system to provide, for example, connections between the Middle East and the United States. We also intend to continue to evaluate opportunities to develop additional value added services within our wholesale product and service offerings.

    FOCUSING ON THE NEEDS OF THE INTERNET COMMUNITY. We intend to capitalize on the significant growth in the use of the Internet in recent years by focusing on the specialized needs of Internet service providers, the fastest growing segment of the telecommunications industry. Internet service providers, which are subject to demands by their customers to move data from one part of the world to another extremely quickly, often do not have the resources necessary to manage the purchase of pure "raw" bandwidth. As a result, they typically seek telecommunications service providers which are capable of providing end-to-end services and guaranteed performance levels. We are developing a broad range of managed, city-to-city services, including a range of IP services, designed to meet the needs of these customers. We intend to deliver these services over our own IP-based network infrastructure.

    EMPLOYING A FLEXIBLE AND COMPREHENSIVE FINANCING PLAN. We intend to continue to follow the flexible and successful approach to financing our infrastructure extension and product development that we have employed in connection with the FLAG Europe-Asia cable system and the FLAG Atlantic-1 cable system. We financed the construction of the FLAG Europe-Asia cable system on a project finance basis through borrowings and equity contributions. We also are financing the construction of the FLAG Atlantic-1 cable system on a project finance basis, in collaboration with our joint venture partner, through borrowings under FLAG Atlantic Limited's existing credit facility, equity contributions to be made by us and our joint venture partner and advance capacity sales, in excess of $750 million of which have already been committed. We expect that a significant portion of our wholesale product development initiatives will be vendor financed. We anticipate that other extensions of our infrastructure will be financed on a project finance basis and we may partner with regional service providers in connection with some of these projects.

OUR PRODUCTS AND SERVICES

    We offer a variety of traditional telecommunications capacity products and services to our existing customers and have taken steps to expand the range of products and services which we intend to make available in the future. Originally, our products and services were primarily tailored to the needs of the traditional carriers which continue to form the bulk of our existing customer base. We have also begun to offer managed and other value-added services and intend to expand the range of these services. By doing so, we have attracted, and intend to continue to attract, an expanded range of customers, including resellers, Internet service providers and systems integrators. Our four main product groups are described below.

    TRADITIONAL CARRIER SERVICES. Through the FLAG Europe-Asia cable system, we offer competitively priced, point-to-point connectivity, often purchased on a lifetime right-of-use basis. Presently, our customers can purchase the right to connect between any of our sixteen landing points in China, India, Korea, Hong Kong, Thailand, Malaysia, Japan, Egypt, Saudi Arabia, Jordan, the United Arab Emirates, Italy, Spain and the United Kingdom. Once FLAG Atlantic-1 begins commercial operations, our customers will also be able to connect to the points of presence which FLAG Atlantic-1 is scheduled to maintain in New York, London and Paris. We have already begun selling capacity on the FLAG Atlantic-1 cable system, with service expected to commence in the first quarter of 2001. If a customer requires connectivity between any of our landing points (or points of presence) and a market not currently on the FLAG Europe-Asia cable system, we can often arrange connectivity by bundling our network capacity with other systems. We recently entered into an agreement with a facilities-based bandwidth capacity provider that allows our customers to connect to city-center locations in London, Paris, Brussels, Frankfurt, Amsterdam, Berlin, Zurich, Milan and several other major European metropolitan areas.

    We believe our customers are finding it increasingly difficult to predict their future needs for bandwidth capacity. We have responded by offering our customers products that help them manage their network capacity in a flexible way. For example, our global portability program allows customers to purchase bandwidth capacity on one segment of the FLAG Europe-Asia cable system and then to move the purchased capacity to another segment of the FLAG Europe-Asia cable system on an as needed basis.

    Capacity leases are another means by which we offer our customers flexibility. While most of our customers have tended to purchase capacity for the entire life of the relevant system, many of our customers and potential customers have expressed an interest in shorter-term arrangements to help them manage demand uncertainty. To meet these needs, we offer capacity leases with terms ranging from a few months to as long as five years. These customers can convert a capacity lease into a lifetime right-of-use at any time during the term of the lease on payment of a conversion charge.

    Our "drop & insert" product also offers flexibility to the customers of the FLAG Europe-Asia cable system. This product allows our customers to take a single STM-1 circuit and drop traffic off at multiple locations along the FLAG Europe-Asia cable system route. (One STM-1 unit carries 155,500 kilobits per second of capacity.) By offering a United Kingdom-Japan circuit with drop-off points in the Middle East and Asia, we can offer a product that cannot be replicated by routing traffic between the United Kingdom and Japan through the United States (the most cost-effective way to route traffic between the United Kingdom and Japan). We believe this flexibility strengthens our market position in the Europe-Asia long haul market.

    FLAG ATLANTIC-1 SERVICES. With an upgradeable capacity of up to 2.4 terabits on a fully redundant basis, the FLAG Atlantic-1 cable system is designed to have the highest maximum capacity of any transoceanic system ever constructed. The range of products offered on the FLAG Atlantic-1 cable system is intended to take advantage of this high capacity. We offer packages of circuits with delivery staged over time; this allows our customers' capacity to grow in time with anticipated demand growth. We also offer optical wavelength services which are designed to support the trend in Internet architecture towards connecting traffic transmitted on one fiberoptic system to another fiberoptic system through high speed routers directly over fiber (which is sometimes referred to as IP over DWDM). This eliminates the need to route the traffic through slower intermediate protocol layers and switches. This product is designed to appeal to top tier Internet service providers, as well as established carriers. We believe that the FLAG Atlantic-1 cable system will be the first submarine cable network in the world to offer optical wavelength services. We are also marketing, and have sold, fiber pair services to major global carriers that seek substantial amounts of bandwidth capacity at low unit costs. By acquiring all of the capacity on a fiber pair, a customer can obtain up to 800 gigabits per second (structured as 2 X 400 gigabits per second) of capacity.

    WHOLESALE SERVICES. We have designed our wholesale services with a focus on the needs of resellers, Internet service providers, systems integrators and emerging carriers. Our goal is to develop IP capabilities that allow connectivity on a city-to-city basis. Presently, we are providing managed bandwidth services between London and Madrid. We intend to provide these services, as well as IP services between additional major cities (including Tokyo and New York), over the next 12 to 18 months. Our managed bandwidth services offer our customers fully protected, point-to-point connectivity between our own city-center points of presence or from customer site-to-customer site. We offer service level guarantees as a part of this product. Our IP point-to-point services are similar to the managed bandwidth services, except that we will provide the interface through our own high-speed routers. This product is designed for use by customers that use voice-over-IP services, which require service quality that is higher than that which typically is possible over the Internet. Our IP transit services provide high speed connections to the Internet. We are also evaluating opportunities to launch additional wholesale services in the next 12 to 24 months. Among the possible services we are considering is a voice-over-IP service.

    BUNDLED SERVICES. Our bundled services are designed to maximize the combined benefits of the FLAG Europe-Asia cable system and the FLAG Atlantic-1 cable system by offering services that combine the two systems and allow us to package our own network capacity with that of other providers to extend our network reach. One of our initial bundled products is "Middle East Direct" which will provide direct connectivity from Middle Eastern markets to the United States. We have also introduced European leased capacity which extends our connectivity into key European cities.

    We offer transmission capacity on the various portions of the FLAG Telecom network in the units listed below:

                                                                      AVAILABILITY
                       TRANSMISSION   -----------------------------------------------------------------------------
PRODUCT                   SPEED       EUROPE-ASIA CABLE   EUROPEAN TERRESTRIAL CONNECTIONS   FLAG ATLANTIC-1 CABLE*
-------                ------------   -----------------   --------------------------------   ----------------------
E1...................  2 Mbps                 X                           X
DS3..................  45 Mbps                X                           X
STM-1................  155 Mbps               X                           X                            X
STM-4................  620 Mbps               X                           X                            X
STM-16...............  2.5 Gbps                                                                        X
STM-64...............  10 Gbps                                                                         X
Optical wavelength...  10 Gbps                                                                         X
Fiber Pair...........  10-400 Gbps                                                                     X

------------------------

(*) Currently available for future delivery only.

OUR COMPETITIVE ADVANTAGES.

    We believe we have several competitive advantages that will facilitate the achievement of our business goals. These competitive advantages include:

    WE HAVE AN EXTENSIVE EXISTING NETWORK AND CUSTOMER BASE. We currently operate the largest independent, privately-owned fiberoptic submarine cable network in the world. We have an established customer base of approximately 90 customers, many of whom are among the world's leading telecommunications and Internet companies, including 17 of the top 20 international carriers based on traffic volume. We have established a global organization with coverage in most of the world's largest telecommunications markets. We have regional sales and customer support offices in the Americas (New York), Europe (London), the Middle East (United Arab Emirates) and Asia/Pacific (Hong Kong) and local sales and customer support offices in Spain, India, China and Japan. We also have network operations centers in the United Arab Emirates and the United Kingdom through which we monitor the operations of, and can provide maintenance and repairs to, the FLAG Telecom network, 365 days per year, 24 hours per day. We believe this existing network organizational infrastructure and customer base will significantly facilitate our sales of additional capacity and our introduction of additional product and service offerings.

    WE FOLLOW A FLEXIBLE MARKET-BASED STRATEGY. We have implemented a market-based pricing strategy for our products and services. In order to maintain market-based pricing, we analyze, among other things, currently available alternatives for carriers along segments on our cable and terrestrial systems. We provide carriers with predictability in standby maintenance and repair charges by offering fixed prices for standby maintenance over the life of purchased capacity, subject to certain inflation adjustments. This feature differs from club cable maintenance charges which vary based on the capacity share of the actual maintenance expenses incurred in a particular period. We have also developed flexible payment terms and short-term commitment arrangements, such as leases and lease to buy contracts, which are attractive to emerging carriers facing uncertainty with respect to growth patterns of their traffic and potential regulatory obstacles. We have developed a global portability program option that allows carriers to change segments within a cable system as often as they wish. We have also developed a "drop & insert" feature for our STM-1 product that allows customer to drop-off traffic for long haul circuits at various intermediate points on our network. We believe our flexible market-based approach enables us to be highly responsive to the individual requirements of our customers.

    OUR NETWORK IS SECURE AND RELIABLE. We have made a substantial investment in protecting our fiberoptic systems with advanced submarine cable burial and armoring techniques, as well as redundancy at our terrestrial crossings. We have installed hardware and software and contracted for alternative routes to restore service to our customers in the event of a break or failure in the FLAG Europe-Asia cable system and have built similar features into the design of our FLAG Atlantic-1 cable system. Our restoration plan is a combination of an in-system restoration plan, where parallel routing is available within the FLAG Europe-Asia cable system and the FLAG Atlantic-1 cable system, and an out-of-system restoration plan created in part by reciprocal arrangements with other providers. We continuously monitor and maintain control of our systems on a 24-hour basis through the FLAG Telecom network operations centers and our restoration plans permit prompt alternate routing in the event of a break or fault.

    WE PROVIDE SUPERIOR CUSTOMER SERVICE. We have developed a customer care approach focused on providing quality, reliability and consistency of customer support. Through the FLAG Telecom network operations centers, we are able to provide circuit activation and transmission capacity within hours of a customer's determination to use our products and services. We have regionally based sales personnel who are available to provide ongoing support to our present and prospective customers on operational and product issues. We utilize marketing studies to track the rapid changes in the telecommunications markets in order to identify customers' needs and changing preferences. Our marketing and sales personnel and those of GTS TransAtlantic, our joint venture partner in the FLAG Atlantic-1 cable system, which will co-market products and services for the FLAG Atlantic-1 cable system, will seek to maintain ongoing communication with customers and market sources in order to adapt pricing and product structures to changed conditions and changed competitive pressures. We believe the fact that over half of our original 62 customers have made multiple purchases from us is indicative of the success of this approach to customer service.

    OUR MANAGEMENT TEAM HAS SIGNIFICANT INDUSTRY EXPERIENCE AND REGIONAL EXPERTISE. Our management team has a proven track record. We constructed the FLAG Europe-Asia cable system on time and within budget. We have assembled and will continue to build a strong management team comprised of executives and key employees with extensive operating experience in the global telecommunications industry and significant project management and international commercial experience. We have a network of senior executives and senior advisors who are based in the regions for which they have management responsibility and who have acquired much of their professional experience in these regions. We believe that as a result of this emphasis on both industry experience and regional expertise, our management team:

    - has developed a better understanding of customers' needs in the regions it serves;

    - is better able to anticipate and react to developments in these regions, such as deregulation, that may impact our network and future expansion plans; and

    - can more effectively implement our business initiatives as a result of the regional contacts it has established and its enhanced understanding of local cultural, political and legal matters.

THE FLAG TELECOM NETWORK

    We have adopted a flexible approach to the development and expansion of the FLAG Telecom network. We developed the FLAG Europe-Asia cable system independently and have joined with GTS TransAtlantic to construct the FLAG Atlantic-1 cable system. We have also established alliances with other facilities-based bandwidth capacity providers that provide us with intra-European connectivity to many of the largest cities in Europe. We believe that our approach allows us to benefit from the strengths of our partners, while also reducing the capital expenditures required to develop the leading global carriers' carrier network. In the future, we intend to remain flexible as we seek additional opportunities to expand our network. Our present plans call for the establishment of additional points of presence in major metropolitan areas, as well as the addition of IP network capabilities that will allow us to offer high value-added services. We recently announced plans to begin construction of a new trans-Pacific cable project that would link the telecommunications markets of the United States and Japan. We have commissioned a study of potential routes for the proposed trans-Pacific cable. Based on this study, we have identified several potential cable landing station sites in Japan, Canada and the United States. We recently entered into a supply agreement for the construction of the subsea portion of the proposed cable project. We cannot assure you that we will successfully complete the trans-Pacific cable project. We will consider further opportunities for the development of infrastructure ourselves, for the lease or acquisition of existing infrastructure from third parties and for the provision of additional services. We believe that our flexible approach will significantly facilitate our efforts to expand our existing network into the leading global private carriers' carrier network. In contrast to some of our competitors which are attempting to develop their global networks exclusively on an independent basis, we believe that our approach will enable us to expand our network more rapidly and to focus on increasing the types and quality of services we offer.

    THE FLAG EUROPE-ASIA CABLE SYSTEM

    The FLAG Europe-Asia cable system consists of approximately 28,000 kilometers of undersea digital fiberoptic cable with a 580-kilometer dual land crossing in Egypt and a 450-kilometer dual land crossing in Thailand. The FLAG Europe-Asia cable system connects with communication networks in the United Kingdom, Spain, Italy, Egypt, Jordan, Saudi Arabia, the United Arab Emirates, India, Malaysia, Thailand, Hong Kong, China, Korea and Japan.

    We offer capacity for digital transmission over the FLAG Europe-Asia cable system. Typically, each party that purchased capacity on the FLAG Europe-Asia cable system prior to September 1998 became a signatory to the construction and maintenance agreement relating to the FLAG Europe-Asia cable system. This agreement sets forth the rights and obligations of FLAG Limited, the landing parties and these other signatories with respect to the ownership, operation, maintenance and expansion of the FLAG Europe-Asia cable system. Commencing in late 1998, we began leasing capacity and selling capacity on a right of use basis.

    The FLAG Europe-Asia cable system employs the most advanced technology available and proven in commercial installations at the date of construction of the FLAG Europe-Asia cable system. The aggregate system capacity is 10 gigabits per second transmitting on two fiber pairs. The FLAG Europe-Asia cable system incorporates synchronous digital hierarchy, which is the current international standard for digital transmission and management. Proven designs for an ocean cable are incorporated into the FLAG Europe-Asia cable system including passive branching units, non-zero dispersion shifted fibers and fully redundant laser pumps in the optical amplifiers which are located at intervals of approximately 80 kilometers along the undersea route. Expansion of the transmission capacity of the segments of the FLAG Europe-Asia cable system can be accomplished by employing additional light sources using the wavelength division multiplexing technique of operating at more than one wavelength. This enhancement can be added by system modifications at one or more landing stations and without modification of the submerged portion of the FLAG Europe-Asia cable system. The transmission capacity of the segments of the FLAG

Europe-Asia cable system is upgradeable to between 20 and 40 gigabits per second depending on the location of the segment.

    SYSTEM EXPANSIONS. We have expanded the FLAG Europe-Asia cable system from its original system design to include landing stations in China, Japan, Saudi Arabia and Jordan. We completed additional landing stations in China and Japan prior to putting the FLAG Europe-Asia cable system in operation in 1997. We completed the landing stations in Saudi Arabia and Jordan in July 1999. As part of our efforts to extend our network, we are actively evaluating a number of potential expansions to the FLAG Europe-Asia cable system.

    LANDING PARTIES. In order for the FLAG Europe-Asia cable system to be accessible to carriers, it comes ashore in various countries along the FLAG Europe-Asia route and connects with domestic cable systems and other submarine cable systems at landing stations in the countries where the cable lands. Our landing parties have agreed to provide and to maintain in operation the landing stations and the terrestrial portion of the FLAG Europe-Asia cable system. Landing parties recover landing station capital and maintenance costs through "right of use" charges and annual maintenance charges that are borne by carriers entering the FLAG Europe-Asia cable system at that landing station. We reimburse each landing party for the cost of maintaining the terrestrial portion of the FLAG Europe-Asia cable system. Set forth below are the landing parties for the FLAG Europe-Asia cable system:

COUNTRY                                        LANDING PARTY
-------                                        -------------
United Kingdom...............................  Cable & Wireless Communications
Spain........................................  Telefonica de Espana
Italy........................................  Telecom Italia
Egypt........................................  Telecom Egypt
Jordan.......................................  Jordan Telecommunications
Saudi Arabia.................................  Saudi Telecom
United Arab Emirates.........................  Etisalat
India........................................  VSNL
Malaysia.....................................  Telekom Malaysia
Thailand.....................................  The Communications Authority of Thailand
China........................................  China Telecom
                                               Cable & Wireless HKT International
Korea........................................  Korea Telecom
Japan........................................  IDC
                                               KDD

    CAPACITY SALES. Each user of capacity on the FLAG Europe-Asia cable system enters into an agreement with us to acquire capacity. We entered into agreements to acquire capacity with 62 carriers prior to commencement of service of the FLAG Europe-Asia cable system. We now have approximately 90 customers.

    CONSTRUCTION AND MAINTENANCE. The construction and maintenance agreement for the FLAG Europe-Asia cable system governs use of the capacity and the rights and obligations of the landing parties, purchasers of capacity who have become signatories to the construction and maintenance agreement and FLAG Limited. Under the construction and maintenance agreement, we are responsible for arranging maintenance for the submarine portion of the FLAG Europe-Asia cable system. The construction and maintenance agreement also restricts us from selling, leasing or directly providing capacity to any entity which is not authorized or permitted under the laws of its country to acquire and use facilities for the provision of international telecommunication services. Each signatory to the construction and maintenance agreement correspondingly agrees that it will not sell or transfer capacity to third parties, with certain exceptions relating to transfers to affiliates, transfers to other carriers in a signatory's country and transfers to which we consent. The construction and maintenance agreement gives limited rights to vote to the signatories; for example, the unanimous vote of the signatories is required to add a new landing station to the FLAG Europe-Asia cable system. System enhancements which are approved by the signatories must be paid for by the signatories and us in relation to capacity on the affected segment. At September 30, 1999, there were 75 signatories to the construction and maintenance agreement.

    OPERATION AND MAINTENANCE. The FLAG Europe-Asia cable system is designed to provide service continuity at a standard of 99.999% availability (exclusive of cable cuts) and to ensure error-free service throughout a design life of 25 years. During the period from its inception to December 31, 1999 the FLAG Europe-Asia cable system's actual availability was 99.994%. The FLAG Europe-Asia cable system performance has met or exceeded relevant International Telecommunications Union recommendations consistently throughout the entire system since it went into commercial service. The FLAG Europe-Asia cable system is controlled by the FLAG Telecom network operations center in Fujairah, U.A.E., which is responsible for system-wide surveillance, proactive maintenance, coordination of maintenance and repair operations, circuit activation and assignment and configuration of the transmission equipment 24 hours a day, 365 days a year. Most other submarine cable systems maintain monitoring services at their landing stations and do not maintain full-time, around-the-clock surveillance. The FLAG Telecom network operations center has the capability of a system-wide view of all network elements in the FLAG Europe-Asia cable system through its integrated transport management (ITM2000) system. The ITM2000 performs real-time surveillance and control of the FLAG Europe-Asia cable system including provisioning and restoration at each of the landing stations. We believe that the FLAG Telecom network operations center, which is an innovation in system maintenance of undersea cables, and the hardware and software installed by FLAG Telecom provide a higher standard of service and continuity than can be met by other international cable systems. Given the importance of redundancy within the telecommunications industry, we established a backup FLAG Telecom network operations center in a location near Heathrow, United Kingdom in 1998.

    We have entered into four zone agreements which provide maintenance services from the United Kingdom to Gibraltar in the Mediterranean; from Gibraltar to Djibouti at the entry to the Red Sea; from India to a point south of Okinawa; and in the Pacific Ocean north of 25 DEG. latitude. Maintenance zone agreements are cooperative standby agreements among all cable operators in major ocean areas to share the expense of assuring constant availability of cable ships capable of providing repairs to undersea cables. In addition, we have entered into a bilateral agreement for maintenance of the area from the Red Sea to a point south of India. We have entered into this agreement to facilitate more rapid repairs than would be possible under a zone agreement whose area includes the area covered by the bilateral agreement.

    FACILITY RESTORATION PLAN. We have developed a comprehensive restoration plan for the entire FLAG Europe-Asia cable system to arrange the availability of alternative routing of traffic in the event of an outage in transmission. Although the undersea cable is protected by means of burial and armoring, the cable is nonetheless susceptible to damage from fishing activities, ships and the elements. We developed the restoration plan on two levels. In-system restoration routes traffic around faulty equipment or a system break where parallel routing is available as part of the FLAG Europe-Asia cable system; for example, on the dual terrestrial crossings in Egypt and Thailand or the temporary outage of one fiber pair. Out-of-system restoration routes traffic to alternative systems in accordance with predetermined plans and arrangements with operators of other cables, land lines and satellites. All segments of the FLAG Europe-Asia cable system are covered by restoration alternatives using fiberoptic cable which is laid undersea or on land except that restoration from Italy to Malaysia is, in part, currently provided by a satellite link. Since restoration over another cable is preferable in order to maintain consistency of service quality, we are arranging with Sea MeWe3 (SMW3) for restoration with respect to the link from Italy to Malaysia. While we undertake to arrange restoration capacity for our customers, we have no obligation to provide restoration to our customers on the FLAG Europe-Asia cable system. Each customer decides whether to accept the restoration plan offered by us, and the customers accepting restoration capacity must share and reimburse us for the associated charges.

    THE FLAG ATLANTIC-1 JOINT VENTURE

    We are developing the FLAG Atlantic-1 cable system under a 50/50 joint venture between GTS TransAtlantic and FLAG Atlantic Holdings. GTS TransAtlantic is a subsidiary of Global Telesystems Group, Inc. FLAG Atlantic Limited will not have its own staff for project management in the development stage or for marketing and operations after completion. Instead, the joint venture is designed to capitalize on each of its shareholders' strengths by dividing the responsibility for managing FLAG Atlantic Limited's activities between FLAG Atlantic Holdings and GTS TransAtlantic.

    RESPONSIBILITIES OF FLAG ATLANTIC HOLDINGS. Under the Further Restated Shareholders Agreement between FLAG Atlantic Holdings and GTS TransAtlantic, FLAG Atlantic Holdings is responsible for managing the construction and implementation of the subsea portion of the FLAG Atlantic-1 cable system, arranging project financing for the project, providing accounting and administrative services and, jointly with GTS TransAtlantic, marketing FLAG Atlantic-1's capacity. Following construction, FLAG Atlantic Holdings will also be responsible for monitoring, maintaining and operating the FLAG Atlantic-1 cable system through our FLAG Telecom network operations center at a location near Heathrow, United Kingdom. In carrying out these responsibilities, FLAG Atlantic Holdings successfully arranged for the $600 million financing under the FLAG Atlantic Limited credit agreement. FLAG Atlantic Holdings was responsible for negotiating the construction contract for the subsea portion of the FLAG Atlantic-1 cable system with Alcatel Submarine Networks. Alcatel Submarine Networks has undertaken to deliver the first loop of the subsea portion of the project in operational service by no later than March 31, 2001. Failure to deliver the system by that time may trigger liquidated damages, the payment of which is to be supported by a bank letter of credit and a performance guarantee provided by Alcatel S.A., Alcatel Submarine Networks' parent company.

    RESPONSIBILITIES OF GTS TRANSATLANTIC. Under the Further Restated Shareholders Agreement, GTS TransAtlantic is responsible for managing the construction (or acquisition), installation, operation and maintenance of the majority of the terrestrial element of the FLAG Atlantic-1 cable system. GTS TransAtlantic will provide a fully operational back-up network operations center in addition to its existing facility in Hoeilaart, Belgium. GTS TransAtlantic is also responsible, jointly with FLAG Atlantic Holdings, for marketing FLAG Atlantic-1's capacity.

    MANAGEMENT OF THE JOINT VENTURE. Control of FLAG Atlantic Limited is evenly shared between GTS TransAtlantic and FLAG Atlantic Holdings. FLAG Atlantic Limited is governed by a board of directors consisting of 14 directors, half of whom are selected by each shareholder. The FLAG Atlantic Limited board of directors has also designated an executive committee which is comprised of four members, half of whom are selected by each shareholder. The executive committee is authorized to act on behalf of the board of directors on all matters except
(1) the declaration and distribution of dividends, (2) the execution of agreements with related parties, having terms exceeding 15 years or imposing liabilities on FLAG Atlantic Limited exceeding $25 million, generally, (3) the initiation or settlement of significant litigation, (4) grants of liens on assets and (5) the appointment and removal of officers. The committee must act by unanimous approval. Except as provided in the following sentences, all board decisions must be supported by a majority of FLAG Atlantic Limited's directors who are present at a board meeting, including at least two directors nominated by each shareholder. In the case of litigation between FLAG Atlantic Limited and a shareholder, however, the directors nominated by the affected shareholder do not have voting rights. In addition, the Further Restated Shareholders Agreement provides that certain decisions, such as new share issues, capital calls, changes to the business plan, and approvals of new shareholders, must be approved directly by both shareholders. As a result of the foregoing, each shareholder maintains significant influence over FLAG Atlantic Limited's operations, activities and strategy, since virtually all actions by FLAG

Atlantic Limited require the endorsement of both shareholders directly or, where no shareholder approval is required, by at least two directors nominated by each shareholder. Under the Further Restated Shareholders Agreement, disagreements concerning operational matters (including the selection of suppliers) and pricing issues may be referred to independent experts for binding determination, while deadlocks concerning other matters may be referred to binding arbitration under the rules of the International Chamber of Commerce.

    TRANSFER OF SHARES. Under the Further Restated Shareholders Agreement, the transfer of shares to unaffiliated parties is restricted. In such instances, the non-transferring shareholder enjoys a right of first refusal to acquire the other shareholder's shares in FLAG Atlantic Limited.

    FINANCING.  As of December 31, 1999, FLAG Atlantic Limited had incurred
$82 million of construction related expenses which have been funded with $20 million of proceeds from pre-sales and $62 million of construction loans provided under a credit facility arranged by Barclays Bank plc under a credit agreement among FLAG Atlantic Limited, Barclays, as administrative agent, and the lenders party thereto. An additional $513 million of construction loans and $25 million of revolving loans remain available to be drawn under this credit facility. The construction loans convert to term loans once the FLAG Atlantic-1 cable system is ready for service (and certain other conditions are satisfied), with quarterly principal installments and a final maturity date of April 30, 2007. The revolving credit facility is available to be drawn through April 2006, and must be repaid by April 30, 2007. This senior debt has been provided on a project finance basis, with recourse limited to a pledge of the shares in FLAG Atlantic Limited, a security interest over all of the contract rights and other assets of FLAG Atlantic Limited and its subsidiaries, a commitment by each of FLAG Atlantic Holdings and GTS TransAtlantic to provide a $100 million capital contribution no later than October 31, 2000 (which, in the case of FLAG Atlantic Holdings, will be financed with a portion of the proceeds from the initial public offering which will be segregated for these purposes), and a commitment by each of FLAG Atlantic Holdings and GTS TransAtlantic to purchase (or arrange for the purchase of) capacity from FLAG Atlantic-1, the proceeds of which are to be used to fund a portion of FLAG Atlantic Limited's construction costs. FLAG Atlantic Holdings has fulfilled this commitment by arranging for the purchase of over $100 million in capacity by various entities. GTS TransAtlantic has also agreed to purchase capacity from FLAG Atlantic Limited. In the event that the FLAG Atlantic-1 cable system does not go into service by December 31, 2001, some of FLAG Atlantic Limited's customers may cancel their existing contracts for the purchase of capacity.

    CABLE DESIGN. The FLAG Atlantic-1 cable system will use a six fiber pair configuration using multiple wavelengths, each with a capacity of 10 gigabits per second up to a maximum of 40 wavelengths per fiber. The FLAG Atlantic-1 cable system is designed to have an initial fully redundant capacity of at least 160 gigabits per second, with potential for future upgrade to 2.4 terabits of redundant capacity, more than 15 times the maximum capacity of the most advanced cable in service on the Atlantic route today. The system will consist of a self-healing ring comprised of two trans-Atlantic cables, one spanning from Porthcurno in the United Kingdom to the north shore of Long Island, New York, the other from northern France to the south shore of Long Island. The system's European landing points will be connected to city centers in London and Paris. The European city centers will be connected to one another via a fiber ring including two English Channel crossings. The landing points in Long Island will connect to two telecommunication centers in New York City, which will connect to each other via a fiber ring. The system's design is intended to permit seamless interconnection with the FLAG Europe-Asia cable system (via the landing station in Porthcurno) and with other existing European city-to-city networks in London and Paris. The FLAG Atlantic-1 cable system will use company owned landing stations and city center connection points. Alcatel Submarine Networks has contracted to complete fully the cable system by June 30, 2001. The FLAG Atlantic-1 cable system will be controlled by the FLAG Telecom network operations center in the United Kingdom which will be responsible for system-wide surveillance, proactive maintenance, coordination of maintenance and repair operations, circuit activation, assignment and configuration of the transmission equipment and general network administration such as legal and billing. The network operations centers of

GTS TransAtlantic located in Hoeilaart and Brussels will provide back-up maintenance and repair services to the FLAG Atlantic-1 cable system and will manage the terrestrial DWDM equipment for the system.

    TERRESTIAL CONNECTIONS

    In connection with our introduction of managed bandwidth services on our London-to-Madrid route, we have entered into arrangements to lease terrestrial capacity in the United Kingdom and Spain. In order to extend the reach of the FLAG Telecom network, we have entered into arrangements with other telecommunications services providers to bundle our network capacity with their systems. We recently entered into an agreement with a facilities-based bandwidth capacity provider that allows our customers to connect to city-center locations in London, Paris, Brussels, Frankfurt, Amsterdam, Berlin, Zurich, Milan and several other major European metropolitan areas.

MARKETING AND SALES

    We market our network capacity and telecommunications products and services globally through a sales force of 29 people located in the following offices:

    - regional sales offices in the United States (New York), the United Kingdom (London), United Arab Emirates (Dubai) and China (Hong Kong);

    - local sales offices in Spain (Madrid), India (Delhi), China (Beijing) and Japan (Tokyo); and

    - representatives in Belgium, Greece, Hungary, Italy and Singapore.

    Each of our sales offices is led by a team of senior sales representatives or advisors who are based locally in the region. Our marketing and sales team has extensive experience in the telecommunications industry and the carriers' carrier sector and has very strong ties to the regions in which our offices are located. Prior to joining us, members of our marketing and sales team held key management positions within organizations such as Global One, Sprint International, Ameritech International, IBM Corporation, MCI International (Japan) Co., Ltd., Telstra, Palestine Telecom Corporation (PALTEL), Emirates Telecommunications Corporation (Etisalat), o.tel.o Communications/Vebacom, British Telecom and Singapore Telecom. Our marketing and sales representatives each have an average of 19 years of telecom experience.

    Our regional and local offices are our primary points of customer contact. The sales representatives in these offices are responsible for promoting regional sales, providing customer information, facilitating customer purchases on our network and ensuring customer satisfaction. To enhance this regional focus to our marketing and sales efforts, and to address the special needs of our global customers, we have also adopted a global customer support strategy. This strategy is designed to provide multiple points of contact and support for our customers in the FLAG Telecom organization, at both the regional and senior executive level, so that we can efficiently and conveniently meet the global telecommunications needs of these customers. Our senior management, including our Chairman and Chief Executive Officer, Chief Financial Officer, General Counsel and Vice President of Strategy and Marketing participate in such strategic sales relationships.

    We reinforce our brand visibility through a variety of marketing campaigns, participation in key industry and user group conferences, such as the Pacific Telecom Conference and the International Telecommunications Union global telecom conferences, speaking engagements, press conferences, promotional campaigns and end-user awareness programs. In addition, we intend to sponsor customer forums on a regional and global basis to meet with customers and to have customers meet with each other.

    We are committed to an ongoing market review in order to determine the alternative costs and structures available to carriers and other telecommunications companies for capacity and products and services competitive to FLAG Telecom with a view to price adjustments and incentive discounts which will attract carriers and other telecommunications companies to the FLAG Telecom network.

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
OUR CUSTOMERS

    Our top 50 customers are the telecommunications and Internet companies listed below. These customers have accounted for approximately 95% of our revenues to date.

THE AMERICAS
------------

AT&T

Axistel

Infonet

MCI WorldCom

PSINet

Sprint

Teleglobe

Viatel

EUROPE
------

Belgacom (Belgium)

British Telecom

C&W (UK)

Deutsche Telekom
Infostrada (Italy)

KPN (The Netherlands)

MATAV (Hungary)

OTE (Greece)

Rostelcom (Russia)

Swisscom

Telecom Italia

Telefonica de Espana

Telia (Sweden)

TPSA (Poland)

UKRTELECOM (Ukraine)

ASIA/PACIFIC
----------

Cable & Wireless HKT International

China Telecom

Chunghwa Telecom (Taiwan)

Communications Authority of Thailand

DACOM (Korea)

IDC (Japan)

KDD (Japan)

Korea Telecom

NTT (Japan)

ONSE Telecom (Korea)
Optus (Australia)

Telekom Malaysia

VSNL (India)
MIDDLE EAST/AFRICA
----------------

Batelco (Bahrain)
Etisalat (UAE)

General Telecom Org. of Oman

Golden Lines (Israel)

Jordan Telecommunications

Ministry of Communications (Kuwait)

Office of National Posts & Telecoms (Morocco)

Qatar Public Telecom. Corp.

Saudi Telecom

Syrian Telecommunications Establishment

Telecom Egypt

Telecommunications Co. of Iran

Telkom S.A. (South Africa)

Turk Telekomunikayon

OUR COMPETITION

    As a global carriers' carrier, we compete in a wide variety of different geographic markets, in each of which we face and expect in the future to face specific regional competitors. We also compete against a small number of other carriers' carriers that aspire to build global networks. We compete or expect to compete in six key markets:

    - global services;

    - trans-Atlantic services;

    - intra-European services;

    - Middle Eastern services;

    - Asia/Pacific regional transit services; and

    - Europe-Asia long haul services.

    GLOBAL SERVICES COMPETITORS

    A number of companies are presently engaged in building global carriers' carrier networks. We believe that because of the high cost of building truly global networks this is a market in which there will always be a limited number of players.

    Two other companies at present propose to build global carriers' carrier networks: Global Crossing and Level 3 Communications. Global Crossing is a Bermuda based telecommunications company which currently has three operational cable systems: Atlantic-Crossing-1 (AC-1), Pacific-Crossing (PC-1) and

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
Pan-European Crossing (PEC). Global Crossing is currently building a number of other systems covering Asia (Asia Global Crossing) and Latin America (SAC, MAC and PAC). We believe we compete with Global Crossing on quality, as well as on the coverage and cost effectiveness of our network. Level 3 Communications currently operates a United States city-to-city cable network based on company-owned infrastructure and is building a European city-to-city network. Level 3 Communications has announced the construction of a single, high capacity cable cross the Atlantic Ocean. Level 3 has made investments in a trans-Pacific cable system (US-Japan) in addition to its own facilities.

    Over time, as we develop our wholesale services offerings, we expect to compete with major global telecommunications operators such as MCI WorldCom and British Telecom/AT&T. These companies primarily focus on offering services to multinational corporations, although they also offer carriers' carrier services. Such companies often participate in consortium cable projects, as well as in private network systems, such as those we own and operate. We also expect to face competition from carriers' carriers and incumbent regional telecommunications providers with respect to our wholesale service offerings.

    In addition, in January 2000, Tyco International Ltd., a manufacturing and service company, announced that its undersea fiber optics business will design, build, operate and maintain its own global undersea fiber optics communications network. Tyco announced that the trans-Atlantic portion of the first phase will be completed and operational by the end of 2001 and the remainder of the first phase, consisting of trans-Pacific and European systems, will be completed and operational by the end of 2002.

    TRANS-ATLANTIC SERVICES COMPETITORS

    We believe our key competitors in the trans-Atlantic services market are as follows:

    - TAT-14--This loop cable system is a consortium system cable sponsored by British Telecom, AT&T and other incumbent telecommunications operators in the United States and Europe. It has a maximum design capacity of 640 gigabits per second. TAT-14 provides services on a coast-to-coast basis. It does not presently provide city-to-city services.

    - LEVEL 3 COMMUNICATIONS--Level 3 Communications is building a single cable system based on IP only technology, running at 1.28 terabits per second. The system provides city-to-city service.

    - GLOBAL CROSSING AC-1--AC-1 is a loop system across the Atlantic. AC-1 is fully operational at 80 gigabits per second and may subsequently be upgraded to 160 gigabits per second. Global Crossing has announced that it will participate in the proposed Level-3 Communications single cable system.

    - HIBERNIA--This is a proposed 1.92 terabits per second system which is sponsored by Worldwide Fiber, a subsidiary of Ledcor Industries, a Canadian mining company. Worldwide Fiber principally offers dark fiber connectivity on terrestrial networks on a carriers' carrier basis in the North American markets.

    INTRA-EUROPEAN SERVICES COMPETITORS

    We believe that the intra-European market will become very competitive in the next 12-18 months as a result of the large number of proposed pan-European operators. At least eight pan-European networks have been announced or commenced operations, including: GTS, BT Farland, MCI WorldCom Ulysses, Alcatel/The Petabit Network, iaxis, Global Crossing PEC, Viatel Circe and KPN/Qwest.

    MIDDLE EASTERN TRANSMISSION SERVICES COMPETITORS

    We expect to compete against two primary competitors in this market:

    - SEA ME WE 3 (SMW3)--This is a consortium cable system that connects the Asia/Pacific region via the Middle East to Western Europe along a similar route to the FLAG Europe-Asia cable system. SMW3 was originally planned to be in service in late 1997; however, it was significantly delayed and only recently entered commercial service. SMW3 has an initial capacity of 20 gigabits per second and is upgradeable to 40 gigabits per second. SMW3 has major investors that include many of the incumbent telecommunications operators along its route.

    - SATELLITE--In addition to the SMW3 cable, carriers have the alternative of transmission by satellite, including existing geosynchronous satellites and low earth orbit systems now under construction. In general, satellite service is considered to be of inferior quality, because time delays and echos affect transmission, and service interruptions are more frequent. Furthermore, satellite systems are more expensive to launch and to maintain per circuit and generally have a shorter useful life and less capacity. Nonetheless, there are many communications satellites in geosynchronous orbit which are available to provide service.

    ASIA/PACIFIC REGIONAL TRANSIT COMPETITORS

    At present, two other systems compete in the Asia/Pacific market, SMW3 and APCN. Both are consortium systems.

    - SMW3--In Asia, this system connects from Singapore north through Asia to Japan, and also south to Australia.

    - APCN--This consortium system is an established regional transit system around Asia. Many of the region's traditional operators are participants.

    In addition, several further systems are planned that may come into service between 2001-2003. These include APCN2, backed by incumbent Asian operators, PA-1, backed by NTT and US and European operators, and a system proposed by Global Crossing.

    EUROPE-ASIA LONG HAUL SERVICES COMPETITORS

    We also participate in the Europe-Asia long haul market through the FLAG Europe-Asia cable system. SMW3 is the primary direct competitor along this route. However, we expect the strongest competition in the future to come from an alternative routing from Europe to Asia across the Atlantic Ocean, trans-US, and across the Pacific Ocean to Japan.

REGULATION

    We will, in the ordinary course of development, construction and operation of our fiberoptic cable systems, be required to obtain and maintain various permits, licenses and other authorizations in both the United States and in foreign jurisdictions where our cables land, and we will be subject to applicable telecommunications regulations in such jurisdictions.

    We will be required to obtain numerous permits in connection with the FLAG Atlantic-1 cable system. These permits include:

    US LANDING LICENSE. Under the Act Relating to the Landing and Operation of Submarine Cables in the United States of May 27, 1921 (Cable Landing Act), all submarine cable systems that connect to the United States must obtain a landing license granted by the President of the United States. Presidential authority for such licenses has been delegated to the Federal Communications Commission
(FCC). FLAG Atlantic Limited obtained its landing license to land and operate a private fiber optic submarine cable extending between the United States and the United Kingdom and France on October 1, 1999.

    UK PUBLIC TELECOMMUNICATIONS OPERATOR LICENSE. In November 1999, FLAG Atlantic Limited received a UK Public Telecommunications Operator License permitting it to operate a telecommunications network in the United Kingdom.

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
    FRENCH ARTICLE L33.1 LICENSE. FLAG Atlantic Limited must obtain this license in order to build and operate a telecommunications network in France. FLAG Atlantic Limited submitted an application in July 1999 and anticipates a license being awarded by May 2000.

    FLAG Atlantic Limited will be required to obtain a substantial number of other permits, mostly relating to local permission to land at the specific landing sites chosen and local permissions to build those segments of FLAG Atlantic-l's terrestrial networks that cannot be obtained on dark fiber leases. FLAG Atlantic Limited is in discussions with all the relevant entities regarding these permits.

    In addition, because we intend to offer wholesale services on a city-to-city basis, we will be required to acquire operator and other licenses and submit notifications in the various jurisdictions in which we intend to offer such services.

    Consistent with the cable landing license issued by the FCC, we plan to operate the FLAG Atlantic-1 cable system on a private or non-common carrier basis. Once the FLAG Atlantic-1 cable system becomes operational, we will be required to pay annual regulatory fees to the FCC based on certain international circuits sold on the FLAG Atlantic-1 cable system. In addition, if we offer trans-Atlantic services to or from the United States on a common carrier basis we will be subject to additional regulatory and licensing requirements.

    As a result of the January 4, 2000 exchange by Bell Atlantic of its common shares in FLAG Limited for our common shares, we will be deemed an affiliate of Bell Atlantic under the Communications Act of 1934, as amended. As an affiliate of Bell Atlantic, we may be subject to increased regulation by the FCC.

    Specifically, under Section 271 of the Communications Act, neither Bell Atlantic nor any of its affiliates may provide or market long distance telecommunications services originating in a state (in-region state) in which Bell Atlantic is an incumbent provider of local telephone service until the FCC approves an application of Bell Atlantic to provide long distance services originating in that state. Once constructed, the FLAG Atlantic-1 cable system will carry trans-Atlantic long distance traffic that originates in New York, which is a Bell Atlantic in-region state. Bell Atlantic has obtained the necessary regulatory approval from the FCC to provide long distance services originating in New York, effective as of January 3, 2000. As an affiliate of Bell Atlantic, we will be subject to additional regulatory prohibitions on the provision and marketing of trans-Atlantic services via the FLAG Atlantic-1 cable system to prospective customers located in the in-region states for which Bell-Atlantic has not obtained necessary regulatory approvals.

    We will also be required to obtain numerous permits in connection with the trans-Pacific cable project. These permits include a "Type 1" authorization from the Japanese Ministry of Post and Telecommunications to operate a telecommunications network in Japan. This authorization was awarded to us in March 2000. We will also be required to obtain other permits, mostly relating to local permission to land at the specific landing sites chosen and local permission to build the terrestrial segments of the trans-Pacific cable system.

PROPERTIES

    We maintain corporate offices at Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda. We also lease additional office space for our operations in London, England (10,500 square feet and 2,000 square feet for the backup network operations center), New York City (2,000 square feet), Bangkok (900 square feet), Hong Kong (2,000 square feet), Dubai (8,500 square feet), Fujairah, U.A.E. (5,300 square feet for the network operations center), Delhi (220 square feet), Beijing (650 square feet), Tokyo (1,900 square feet), Madrid (300 square feet) and Rome (2,000 square feet).

EMPLOYEES

    At January 1, 2000, we had approximately 109 full-time employees. (Of these, three are employed at the FLAG Telecom Holdings Limited level.) We intend to hire additional personnel as we begin commercial operations of the FLAG Atlantic-1 cable system and roll-out new wholesale product and service offerings. None of our employees are represented by a union or covered by a collective bargaining agreement. We believe that our relations with our employees are good. In connection with the construction and maintenance of the FLAG Atlantic-1 cable system, we will use third party contractors, some of whose employees may be represented by unions or covered by collective bargaining agreements.

LEGAL PROCEEDINGS

    We are involved in litigation from time to time in the ordinary course of business. In management's opinion, the litigation in which we are currently involved, individually and in the aggregate, is not material to us.

EXCHANGE CONTROLS

    Under Bermuda law, there are currently no restrictions on the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to nonresident holders of the exchange notes.

               SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

    We are a Bermuda company. Most of our directors and officers, and some of the experts named in this prospectus, are not residents of the United States. All or a substantial portion of our assets and the assets of these persons are or may be located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon these persons or to enforce against them judgments obtained in the United States courts. We have been advised by our legal counsel in Bermuda, Appleby, Spurling & Kempe, that there is doubt as to the enforcement in Bermuda, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated upon U.S. federal securities laws (including civil liabilities under such laws), although Bermuda courts will enforce foreign judgments for liquidated amounts in civil matters subject to certain conditions and exceptions.

    We have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising out of this offering, and we have appointed FLAG Telecom USA Ltd. to accept service of process in any such action.

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
                                   MANAGEMENT

    The following table sets forth, as of April 1, 2000, information for each of our directors and executive officers:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Andres Bande..............................     55      Chairman and Chief Executive Officer

Edward McCormack..........................     45      Chief Operating Officer, Chief Financial
                                                       Officer and Director

Stuart Rubin..............................     52      General Counsel and Assistant Secretary

Michael Fitzpatrick.......................     50      Director

Edward McQuaid............................     44      Director

Adnan Omar................................     47      Director

Daniel Petri..............................     51      Director

Philip Seskin.............................     36      Director

Umberto Silvestri.........................     67      Director

Jonathan Solomon..........................     60      Director

Dr. Vallobh Vimolvanich...................     58      Director

    At our first annual general meeting after the initial public offering, we intend to implement a staggered Board of Directors comprised of ten persons. At that meeting, the term of each of our directors will expire and, at each annual general meeting thereafter, the term of approximately one-third of our directors will expire.

    ANDRES BANDE. Mr. Bande has served as Chairman of the Board and Chief Executive Officer since January 1998. Before joining us, Mr. Bande was the President of Sprint International from 1996 to the beginning of 1998. Prior to that, he was President of Ameritech International Corporation from 1990 to 1996. From 1987 to 1990, Mr. Bande was Executive Vice President of US West International. From 1976 to 1986, he was President of Telecomsult, an international telecommunications consulting practice. Mr. Bande holds a law degree from the University of Chile and a Master's degree in politics and international law from Oxford University.

    EDWARD MCCORMACK. Mr. McCormack has been a member of the Board since October 1999. Mr. McCormack has served as Chief Operating Officer since February 2000 and as the Chief Financial Officer since February 1996. Prior to that time, Mr. McCormack spent seventeen years with Bechtel, an engineering and construction company. His final position was based in London as Chief Financial Officer of Bechtel Europe, Africa, Middle East and South West Asia. Prior to then, he had assignments at their San Francisco headquarters and in Saudi Arabia. Mr. McCormack holds a Bachelor of Commerce degree from University College in Galway, Ireland.

    STUART RUBIN.  Mr. Rubin has served as the General Counsel since
January 1996. Prior to joining us, Mr. Rubin spent over twenty years with the law firm of Coudert Brothers, as a partner for the last twelve, and two years with the U.S. Peace Corps in Malaysia. As an international lawyer, Mr. Rubin worked extensively in Southeast Asia, the U.S., and England, specializing in cross border financial transactions, joint ventures and other commercial transactions. Mr. Rubin holds a J.D. degree from Columbia University School of Law and a Bachelor of Arts degree in Political Science from Union College.

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
    MICHAEL FITZPATRICK. Mr. Fitzpatrick has been a member of our Board since January 2000. Mr. Fitzpatrick is Chairman of the Board, President and Chief Executive Officer of E-TEK Dynamics, Inc., a fiber optic manufacturer.
Mr. Fitzpatrick was previously President and Chief Executive Officer of Pacific Telesis Enterprises, where he had responsibilities for the exploration and development of new emerging technology products and services and for the following Pacific Bell subsidiaries: Yellow Pages, Payphones, Voicemail, Mobile Services (PCS) and Video and Internet Media. Additionally, Mr. Fitzpatrick had responsibilities for corporate marketing and advertising for all of Pacific Bell and Pacific Telesis. Mr. Fitzpatrick joined Pacific Bell in September 1993 as Executive Vice President. In January 1994, he became Executive Vice President, Marketing and Sales and managed approximately 15,000 employees. Prior to joining Pacific Bell, Mr. Fitzpatrick served as President and Chief Executive Officer of Network Systems Corporation, a public company specializing in high speed data communications between computers and local area networks. Mr. Fitzpatrick currently serves as a director of NorthPoint Communications Group, Inc., a national provider of local data network services, and Adva Optical Networking, a worldwide optical networking solutions provider located in Germany.

    EDWARD MCQUAID.  Mr. McQuaid has been a member of our Board since
February 2000. Mr. McQuaid is a director designee of Bell Atlantic Corporation. Mr. McQuaid is an Executive Director in charge of financial planning and analysis for Bell Atlantic Corporation. Mr. McQuaid is responsible for establishing Bell Atlantic Corporation's portfolio financial targets and coordinating the development of integrated five-year business plans. He also supervises the International Wireline Controller and ensures compliance with all regulatory rules related to transactions between Bell Atlantic Corporation subsidiaries. Since joining Bell Atlantic Corporation in July 1977, Mr. McQuaid has held various positions of increasing responsibility in a variety of financial disciplines. Mr. McQuaid is a Certified Management Accountant and has over 22 years of financial experience in the telecommunications industry.

    ADNAN OMAR. Mr. Omar was a director of FLAG Limited from April 1994 until the corporate restructuring in February 1999 and has since been a member of our Board. He is the director designee of Dallah Albaraka Holding Company. Mr. Omar is the Executive Director of Al-Jazirah Holding Company, which is fully owned by Dallah Albaraka Group. Mr. Omar also serves on the board of directors of BASAFOJAGU Co., Al-Sham Shipping Co. Syria, Dallah Transport Co. Saudi Arabia, Dallah Pilgrimage Transport Co., and Dallah Lebanon Tourism & Transport Co. Prior to joining Dallah Albaraka Group, Mr. Omar spent over 12 years in construction management and planning of large infrastructure projects. Mr. Omar received a Bachelor of Science degree in Civil Engineering from Southampton University in the United Kingdom.

    DANIEL PETRI. Mr. Petri was FLAG Limited's acting Chairman and Chief Executive Officer from June 1997 to January 1998. Mr. Petri was a director of FLAG Limited from September 1995 until the corporate restructuring in February 1999 and has since been a member of our Board. Mr. Petri is a director designee of Bell Atlantic Corporation. Mr. Petri is President of Bell Atlantic International Telecommunications and of Bell Atlantic Network Systems. Over the past 25 years with NYNEX and most recently Bell Atlantic, Mr. Petri has held many key positions including Vice President and General Manager, Customer Services, Central New York, Vice President and General Manager of Midtown Manhattan, and Managing Director of Worldwide Operations. Mr. Petri received a Bachelor of Science degree in Mechanical Engineering from Rutgers University and a Master of Science degree in Management Science from Long Island University. He has also completed management programs in General Management, Finance, and Marketing at the Columbia University Graduate School of Business.

    PHILIP SESKIN.  Mr. Seskin has been a member of our Board since
February 2000. Mr. Seskin is a director designee of Bell Atlantic Corporation. Mr. Seskin is currently the Vice President-Strategy & Corporate Development for Bell Atlantic Corporation. He is responsible for strategic business initiatives, as well as merger and acquisition activity worldwide. Since joining Bell Atlantic Corporation in 1987, Mr. Seskin has been involved in numerous major mergers, acquisitions and joint ventures, including the formation of Bell Atlantic Nynex Mobile, Cable & Wireless Communications and the merger of Bell Atlantic and Nynex.

    UMBERTO SILVESTRI. Mr. Silvestri has been a member of the Board since October 1999. Mr. Silvestri is Chairman of STET International Netherlands and formerly was the Chief Executive Officer of STET and Chairman of Telecom Italia. Mr. Silvestri also sits on the Board of Meie Assicuratrice and was previously a member of the Board of the Italian Banking Association, Italtel, Sirti, CSELT (Telecom Italia Group Laboratories) and was Vice Chairman of ELSAG--Elettronica S Giorgio--Genoa.

    JONATHAN SOLOMON. Mr. Solomon has been a member of the Board since October 1999. Mr. Solomon currently serves on the boards of Millicom International Cellular, THUS, the new name for Scottish Telecom, and Societe Europeene de Communications. Until 1997, Mr. Solomon was Executive Director, Strategy and Corporate Business Development at Cable & Wireless plc and non-Executive Director of Hong Kong Telecom, IDC Japan, Nakhodka and Sakhalin Telecom Russia and Tele2 in Sweden.

    DR. VALLOBH VIMOLVANICH. Dr. Vallobh was a director of FLAG Limited from July 1995 until the corporate restructuring in February 1999 and has since been a member of our Board. Dr. Vallobh is the director designee of K.I.N. (Thailand) Co. Ltd. Dr. Vallobh is Chairman of Telecom Holding Co., Ltd. and Vice Chairman of Telecom Asia Corporation PCL. Dr. Vallobh holds a Master of Science and a Ph.D. degree in Electrical Engineering from the University of California and a Bachelor of Engineering degree in Electrical Engineering from Chulalongkorn University.

KEY MANAGEMENT.

    LARRY BAUTISTA. Mr. Bautista has served as Deputy Chief Financial Officer since February 2000 and as Vice President-Finance and Treasurer since
December 1995. Prior to joining us, Mr. Bautista spent over six years in various finance and treasury positions at NYNEX. He structured, negotiated and closed several financings for FLAG Telecom, including the non-recourse debt of the FLAG Atlantic-1 cable system and the refinancing of the FLAG Europe-Asia cable system. Mr. Bautista has an M.B.A. degree with honors from Fordham University and a Bachelor of Science degree in Management Engineering from Ateneo de Manila University in the Philippines.

    ANDREW EVANS. Mr. Evans has served as Executive Vice President--Strategy since February 2000. He was previously Vice President of Strategy and Marketing since April 1998. Mr. Evans started his career with British Telecom in 1982, subsequently becoming an Executive Engineer and leading the development of BT's real-time network traffic management systems. In 1990, he joined McKinsey & Company as a Senior Telecommunications Specialist. Mr. Evans holds an MA in Engineering and Electrical Sciences with First Class Honors from the University of Cambridge, England, and an MBA with High Distinction (Baker Scholar) from the Harvard Business School.

    PETER MARTINS DA SILVA. Mr. Martins joined us in September 1999 as Vice President of Business Development. As Vice President of Sprint's Latin American operations, Mr. Martins led their winning bid to acquire Brazil's second long distance carrier license and subsequently directed the set-up of the new company to exploit the license. Previously, as Vice President of Business Development for Ameritech International, Mr. Martins led the Ameritech consortium's winning bid for Belgacom, and held responsibility for Ameritech's privatization efforts in the Czech Republic, Ireland and Portugal, as well as being involved in the privatization of MATAV, the Hungarian PTT. Mr. Martins majored in Economics at the University of California at Berkeley and holds an MBA in international business from the Harvard Business School.

    DR. EBERHARD PLATTFAUT. Dr. Plattfaut has served as Vice President for Special Projects since February 2000. He was previously Vice President of Europe based in London since July 1998. Dr. Plattfaut was a director with o.tel.o Communications/Vebacom, where he held a number of management positions in sales,

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
marketing and strategy. Previously he was a senior manager with McKinsey & Company, where he was responsible for client projects in the telecom/IT area, as well as sales, marketing and strategy projects across industries with a focus on European franchises. Dr. Plattfaut is a Fulbright Scholar and has studied business, mechanical engineering and computer sciences. Dr. Plattfaut received his MBA from the University of Southern California and his Doctorate from the University of Erlangen.

    OWEN BEST. Mr. Best has served as Vice President of Asia Pacific based in Hong Kong since June 1998. Prior to joining us, Mr. Best was Vice President of Telstra Japan and Regional Director for Telstra Korea. He has over 17 years experience in the telecommunications industry, working extensively in the Asia Pacific region in various technical and operational positions with Telecom Australia and Telecom International. Mr. Best received his Bachelor's of Engineering (Electronics/Communications) and his MBA from the University of Queensland.

    SORAYA TARRANT. Ms. Tarrant has served as Vice President of Americas based in New York since March 1999. Ms. Tarrant was employed by Global One where over an 11-year period she served in several key management positions including Director of Carrier Services Sales, Director of Global Data Services and most recently, as Director of Global Internet Solutions. Previously, she was with Cable & Wireless Hong Kong serving major multinational clients. Ms. Tarrant holds a Bachelor's of Science degree in Electronic Communications from the University of Salford in Manchester, and a postgraduate degree in Telecommunications Systems from the University of Aston in Birmingham, U.K.

    WALID IRSHAID. Mr. Irshaid has served as Vice President of Middle East based in Dubai since July 1998. Mr. Irshaid was the Director General of Palestine Telecom Corporation, the emerging telecom service provider in Palestine. Mr. Irshaid's experience in the Middle East was acquired from his previous 17-year assignment with the Emirates Telecommunications Corporation as Corporate Manager. Mr. Irshaid was actively involved in the deployment and development of several major projects and key services within the Middle Eastern region, including cellular, data, value added services and multimedia.

    LOUIS ESLAMI Mr. Eslami joined us in February 2000 as Vice President of Europe. Mr. Eslami was most recently Vice President--Sales and Marketing at GTS Group and previously was Vice President/ General Manager--International at APEX Global Internet Services from 1998 until 1999 and Managing Director--ASEAN/Malaysia & Indonesia from 1996 until 1998. He holds a BS in Electrical Engineering from the University of Akron, an MS in Electrical Engineering from the Virginia Polytechnic Institute and has attended an Executive Management Program at the University of Pennsylvania.

    DR. CHIA CHOON WEI. Dr. Chia joined us in August 1998 as Senior Advisor (Asia Pacific) based in Singapore. He was most recently Chief Executive Officer, International Investments of Hutchison Telecom International Limited from
April 1997 to the end of June 1998. He has 27 years telecommunication experience, first with British Telecom and then with Singapore Telecom, where he spent twenty-two years. In his last position there, he was Vice President, International Network Services. Dr. Chia holds a Ph.D. in Electrical Engineering (Control Systems), and an M.Sc. and a B.Sc. (Engineering) from Imperial College, London University.

    WILSON WANG. Mr. Wang joined us in February 1999 as our resident representative in China. He was Senior Vice President and China General Manager of Sprint International from June 1997 to November 1998. Prior to that, he was Senior VP and China General Manager of Ameritech International from
October 1994 to June 1997. Mr. Wang holds a BA from National Taiwan University and an MBA from University of Washington.

    KIMIAKI UENO. Mr. Ueno joined us in July 1999 as Vice President for Japan based in Tokyo. Before joining the Company, Mr. Ueno was Representative Director & Chief Executive of MCI International (Japan) Co., Ltd. from 1991 to March, 1999 and Director of Marketing/Technical Support for MCI

International (Japan) Co., Ltd. from 1988 to 1991. Prior to that, Mr. Ueno was Assistant General Manager of General Administration of Mitsui & Co.,
(U.S.A.) Inc. from 1982 to 1988.

    ADOLFO CASTILLA. Mr. Castilla joined us in June 1998 as our resident representative in Spain and special advisor for Southern European Countries. Previously, he was Sprint International's General Manager in Spain, and a member of the Steering Committee of Lince, the third Spanish fixed license winner. Prior to this, he was a member of the steering committee of the OPERA consortium, and also the Airtel steering committee, a consortium he helped create for Ameritech. Mr. Castilla has also been the General Manager of Roland Berger in Spain, and worked for 8 years at the Telefonica Group of companies.

    SAMIH KAWAR. Mr. Kawar has served as Executive Vice President--Operations since February 2000. He was previously Vice President--Construction and Operations and joined the FLAG Europe-Asia Cable system project in 1995. Prior to joining us and for more than 17 years, Mr. Kawar worked in development/ project management of various international projects and management control systems. Mr. Kawar has a degree in Engineering from the American University of Beirut.

    FRANK DENNISTON. Mr. Denniston is our Chief Technical Officer. Previously, he was Vice President and Chief Engineer of Bell Atlantic Global Systems Company, where he served as Project Manager for the construction of the FLAG Europe-Asia cable system. With over 38 years experience, Mr. Denniston has served in various technical and operations positions with NYNEX, AT&T and the New York Telephone Company. Mr. Denniston holds a Bachelor's and a Master's degree in Electrical Engineering from Rensselaer Polytechnic Institute.

    JOHN DRAHEIM. Mr. Draheim has served as Vice President--Administration and Communications since February 2000. He was previously Project Manager of the FLAG Atlantic-1 cable system project since January 1999. Prior to this, Mr. Draheim was Vice President of Operations at Ameritech International during which time he also served as General Manager and a member of the Board of Directors of Ameritech's joint venture in China, and Executive Director of the MATAV. Before joining us, Mr. Draheim spent 35 years in the telecommunications industry, having served in various technical, operations and management positions at Ameritech, Bellcore, AT&T and the Ohio Bell Telephone Company.
Mr. Draheim holds a Bachelor's Degree in Electrical Engineering from Valparaiso University and a Master's Degree in Management from Pace University.

COMMITTEES OF THE BOARD

    In connection with the initial public offering, we established an Audit Committee, all of the members of which will be non-employee directors. The Audit Committee will be responsible for recommending to the Board of Directors the engagement of our independent auditors and reviewing with our independent auditors the conduct and results of the audits, our internal accounting controls, audit practices and the professional services furnished by our independent auditors.

    We also currently have a Compensation Committee. Among other responsibilities, our Compensation Committee reviews and approves all compensation agreements for our officers and administers our long term incentive plan.

COMPENSATION

    For the year ended December 31, 1999, the aggregate compensation of all members of our Board of Directors and all of our executive officers was approximately $3.7 million. We anticipate that compensation levels in the future will be greater than they have been to date. For the fiscal year ended
December 31, 1999, we granted to our Board of Directors and executive officers options to acquire 325,002 of our common shares. At March 1, 2000 these persons collectively held options to acquire 2,057,710 of our

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
common shares. These options have exercise prices ranging from $6.42 to $24.00 with a weighted average exercise price of $6.96 and generally vest over two years and terminate after 10 years.

LONG-TERM INCENTIVE PLAN

    In 1999, our Board of Directors and our shareholders adopted the FLAG Limited 1998 Long-Term Incentive Plan, originally adopted in 1998 by the Board of Directors and shareholders of FLAG Limited. The purpose of the Plan is to allow us to attract, retain and reward officers, employees, consultants and certain other individuals and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests. Individual awards under the Plan may take the form of:

    - incentive stock options ("ISOs") or non-qualified stock options ("NQSOs");

    - stock appreciation rights ("SARs");

    - restricted or deferred stock;

    - dividend equivalents;

    - bonus shares and awards in lieu of our obligations to pay cash compensation; and

    - other awards the value of which is based in whole or in part upon the value of the common shares.

    The Plan is administered by a committee, whose members were appointed by our Board of Directors. The committee is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions (if any), performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as determined by the committee.

    The maximum number of common shares that may be subject to awards under the Plan may not exceed 6,763,791.

    The Plan may be amended by the Board of Directors without the consent of our shareholders, except that any amendment, although effective when made, will be subject to shareholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common shares may then be listed or quoted. The number and kind of shares reserved or deliverable under the Plan and the number and kind of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events. Following completion of the initial public offering, we filed a registration statement on Form S-8 to register the issuance of our common shares under the Plan.

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
                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information known to FLAG Telecom with respect to the beneficial ownership of our common shares as of April 1, 2000 by:
(1) each shareholder known by us to be the beneficial owner of at least 5% of our common shares, (2) each of our directors, (3) each of our executive officers and (4) all of our executive officers and directors as a group. Except as otherwise noted below, each of the shareholders identified in the table has sole voting and investment power over the shares it beneficially owns.

NAME OF BENEFICIAL OWNER                                      NUMBER OF SHARES     PERCENTAGE
------------------------                                     -------------------   ----------
PRINCIPAL SHAREHOLDERS
Bell Atlantic Corporation(1)...............................          39,922,276      29.42%
Dallah Albaraka Holding Company(2).........................          20,790,157      15.32%
Telecom Asia Corporation Public Co. Ltd.(3)................          14,630,114      10.78%
Marubeni Corporation(4)....................................           9,297,330       6.85%
The Asian Infrastructure Fund(5)...........................           7,600,515       5.60%
EXECUTIVE OFFICERS AND DIRECTORS
Andres Bande(6)............................................           1,071,707           *
Edward McCormack(6)........................................             268,000           *
Stuart Rubin(6)............................................             268,000           *
Michael Fitzpatrick(6).....................................               8,333           *
Edward McQuaid.............................................                  --          --
Adnan Omar(6)..............................................              41,667           *
Daniel Petri(7)............................................              41,667           *
Philip Seskin..............................................                  --          --
Umberto Silvestri(6).......................................               8,333           *
Jonathan Solomon(6)........................................               8,333           *
Dr. Vallobh Vimolvanich(6).................................              41,667           *
All directors and executive officers as a group (11
  persons)(6)..............................................           1,757,707       1.31%
Total......................................................          93,998,099      69.28%

------------------------

*   Less than one percent (1%)

(1) Bell Atlantic Corporation is the ultimate parent of a wholly owned subsidiary, Bell Atlantic Network Systems Company, which directly owns our shares. The business address of the direct owner is: Bell Atlantic Network Systems Company, 4 West Red Oak Lane, White Plains, NY 10604, U.S.A.

(2) Dallah Albaraka Holding Company is the parent of a wholly-owned subsidiary, Rathburn Limited, which directly owns our shares. The business address of the direct owner is: Rathburn Limited, Abbott Building, Main Street,
    P.O. Box 3186, Road Town, Tortola, BVI.

(3) Telecom Asia Corporation Public Co. Ltd. is the ultimate parent of a wholly owned subsidiary, K.I.N. (Thailand) Co., Ltd., which directly owns our shares. The business address of the direct owner is: K.I.N. (Thailand)
    Co., Ltd., c/o Telecom Holdings Company Limited, 30th Floor, Telecom Tower, 18 Ratchadaphisak Road, Huai Khwang, Bangkok 10310, Thailand. Bell Atlantic holds approximately 19% of the shares of Telecom Asia Corporation Public Co. Ltd.

(4) Marubeni Corporation is the ultimate parent of a wholly owned subsidiary, Marubeni Telecom Development Limited, which directly owns our shares. The business address of the direct owner is: Marubeni Telecom Development Limited, Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda.

(5) The business address of The Asian Infrastructure Fund is: c/o Caledonian Bank & Trust Limited, Caledonian House, Mary Street, Georgetown, Grand Cayman, Cayman Islands, BWI.

(6) The beneficial share ownership of our directors and executive officers consists solely of shares that may be acquired within sixty days of the date of this prospectus by exercising options. Those shares are also deemed to be outstanding for purposes of calculating the percentage ownership of these persons.

(7) Pursuant to a written agreement, Mr. Petri's options are held, and therefore may be deemed to be beneficially owned, by Bell Atlantic Corporation.

                              CERTAIN TRANSACTIONS

    There exist various agreements between our subsidiaries and our shareholders (or their affiliates) for the development, construction, operation, financing and marketing of the FLAG Europe-Asia cable system and the FLAG Atlantic-1 system. The following paragraphs are a summary of the material provisions of certain of these agreements.

PROGRAM MANAGEMENT SERVICES AGREEMENT

    Under the terms of the Program Management Services Agreement, Bell Atlantic Network Systems, one of our shareholders, managed all aspects of the planning and construction of the FLAG Europe-Asia cable system including the regulatory aspects, physical layout, development of specifications, evaluation of contract bids, negotiation of the construction and maintenance agreement and supplemental arrangements, development of restoration plans, development of an operations and maintenance plan, development of a quality assurance plan and management of the actual construction and installation of the FLAG Europe-Asia cable system. FLAG Limited, in consideration of such services, agreed to reimburse Bell Atlantic Network Systems for all costs and out-of-pocket expenses incurred in connection with performing such services, plus a fee equal to 16% of payroll costs and certain outside contractor and consultant costs. In May 1998, FLAG Limited entered into a Termination and Release Agreement providing for the termination of the program management services provided by Bell Atlantic Network Systems. The total payments made under these agreements to settle all outstanding liabilities were $70 million.

MARKETING SERVICES AGREEMENT

    FLAG Limited and Bell Atlantic Network Systems entered into a Marketing Services Agreement pursuant to which Bell Atlantic Network Systems was responsible for marketing the assignable capacity of the FLAG Europe-Asia cable system. Bell Atlantic Network Systems was appointed the exclusive sales agent for FLAG Limited throughout the world and bore all marketing expenses and costs it incurred in connection with these marketing services. FLAG Limited agreed to pay commissions at the rate of 4% of commitments obtained prior to July 3, 1995 and 3% of the commitments obtained thereafter. From inception through September 1999, FLAG Limited incurred commissions and other costs in the amount of $18.4 million. In May 1998, under a Marketing Transition Agreement, FLAG Limited and Bell Atlantic Network Systems agreed to terminate the Marketing Services Agreement. Under the Marketing Transition Agreement, FLAG Limited agreed to pay certain closing down expenses, certain commissions in connection with their pre-termination activities, and up to $3 million in commissions resulting from certain post-termination sales. In this regard, FLAG Limited incurred $0.5 million in closing down expenses, $15.9 million related to commissions in connection with pre-termination sales activity and $2 million in connection with post-termination sales activity. No further commissions are due in relation to post-termination sales activity. As at September 30, 1999, $1.7 million of the above remained unpaid and fully accrued by FLAG Limited. Also, under the Marketing Transition Agreement, FLAG Limited agreed to pay a 50% commission in the event that Bell Atlantic Network Systems or an affiliate secures the sale of four whole DS3s on the FLAG Europe-Asia cable system. No such sales have occurred to date.

CONSTRUCTION CONTRACT

    Under FLAG Limited's previous credit facility, in order to obtain political risk insurance through the Ministry of International Trade and Industry of Japan, FLAG Limited named Marubeni, one of our indirect beneficial shareholders, as a nominal contractor under the construction contract. The construction contract provided that payments for substantially all of the goods and services that were sourced from outside of the United States were to be remitted through Marubeni to the relevant contractor. FLAG Limited made no payments to Marubeni in connection with its acting as nominal contractor.

PREVIOUS CREDIT FACILITY

    Marubeni was the administrative agent for Tranche B of FLAG Limited's previous credit facility and was paid a customary agency fee. FLAG Limited has retired all amounts outstanding under this credit

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
facility, including the Tranche B indebtedness. From inception to March 31, 1998, $15.5 million in fees were paid to Marubeni.

CONTINGENT SPONSOR SUPPORT AGREEMENTS

    As a condition to obtaining FLAG Limited's previous credit facility, certain of FLAG Limited's then-existing shareholders entered into Contingent Sponsor Support Agreements to provide up to $500 million of additional equity contributions in the event of certain defaults. FLAG Limited's previous credit facility has been repaid, which benefitted the affected shareholders by releasing them from their contingent obligations under the Contingent Sponsor Support Agreements.

EMPLOYEE SERVICES AGREEMENT

    FLAG Limited has entered into an Employee Services Agreement with Bell Atlantic Global Systems under which Bell Atlantic Global Systems has seconded certain employees to FLAG Limited. As of September 1, 1999, two Bell Atlantic Global Systems employees were seconded to FLAG Limited. FLAG Limited incurred total costs of $217,000 for this service from February 27, 1999 to September 30, 1999.

CAPACITY PURCHASE AGREEMENTS

    Bell Atlantic has agreed to purchase $15 million of capacity on the FLAG Atlantic-1 cable system under a Capacity Purchase Agreement. GTE has agreed to purchase $7.5 million of capacity on the FLAG Atlantic-1 cable system pursuant to a separate Capacity Purchase Agreement. On June 27, 1998, Bell Atlantic Corporation and GTE Corporation entered into an Agreement and Plan of Merger.

PRIMARY SUPPLIER AGREEMENT

    We recently entered into a Primary Supplier Agreement with Bell Atlantic Global Systems under which Bell Atlantic Global Systems has agreed to purchase from us 50% of the undersea facilities based communications capacity in any fiber optic cable needed by Bell Atlantic Global Systems or certain of its affiliates in each of the four calendar years beginning on January 1, 2000. The purchase of capacity may be on the FLAG Europe-Asia cable system, the FLAG Atlantic-1 cable system or any additional system constructed or acquired in the future and may be effected by executing Capacity Purchase Agreements with us or any of our affiliates.

EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION; TAX AGREEMENT

    On February 26, 1999, FLAG Limited's shareholders other than Bell Atlantic Network Systems exchanged all their common shares in FLAG Limited for common shares in FLAG Telecom. Bell Atlantic Network Systems, however, exchanged only a limited portion of its common shares in FLAG Limited for 3,666,155 common shares in FLAG Telecom. At the same time, Bell Atlantic Network Systems and FLAG Telecom entered into an Exchange Agreement and Plan of Reorganization providing that Bell Atlantic Network Systems' remaining common shares in FLAG Limited would be exchanged for common shares in FLAG Telecom in the event that, prior to February 26, 2002, Bell Atlantic received certain regulatory approvals from the Federal Communications Commission allowing Bell Atlantic to offer long distance service. Effective January 4, 2000, Bell Atlantic Network Systems exchanged the remaining 36,256,121 common shares it held in FLAG Limited for an equivalent number of common shares in FLAG Telecom.

    The initial transfer by Bell Atlantic Network Systems of some of its common shares in FLAG Limited and the subsequent transfer by Bell Atlantic Network Systems of its remaining shares in FLAG Limited are intended to be treated as tax-free transactions for United States federal income tax purposes. Under a tax agreement between FLAG Telecom and Bell Atlantic Network Systems, FLAG Telecom agreed (1) to make customary representations that are designed to ensure that each exchange is treated as a tax-free transaction and (2) not to dispose of any shares in FLAG Limited or to permit FLAG Limited to dispose of substantially all of its assets for a five-year period following the initial or any subsequent exchange of shares. Any breach of this agreement would require FLAG Telecom to indemnify Bell Atlantic and Bell Atlantic Network Systems against any resulting United States federal, state or local tax consequences.

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
                      DESCRIPTION OF EXISTING INDEBTEDNESS

DESCRIPTION OF THE 8 1/4% SENIOR NOTES OF FLAG LIMITED

    GENERAL. On January 30, 1998, FLAG Limited issued $430 million of 8 1/4% Senior Notes pursuant to an indenture between FLAG Limited and IBJ Schroder Bank and Trust Company (which has been succeeded by The Bank of New York), as trustee. FLAG Limited subsequently consummated an offer to exchange those notes for $430 million of 8 1/4% Senior Notes due 2008 that had been registered under the Securities Act of 1933.

    PRINCIPAL, MATURITY AND INTEREST. The 8 1/4% Senior Notes are limited in aggregate principal amount to $430 million and will mature on January 30, 2008. Interest on the 8 1/4% Senior Notes accrues at 8 1/4% per annum and is payable semi-annually in arrears on January 30 and July 30 of each year.

    RANKING. The 8 1/4% Senior Notes are FLAG Limited's unsecured senior obligations, that rank equally in right of payment with all of its existing and future senior unsecured obligations and rank senior in right of payment to all of FLAG Limited's future subordinated obligations. The 8 1/4% Senior Notes, however, are effectively subordinated to all of FLAG Limited's existing and future secured indebtedness to the extent of the assets that secure that indebtedness.

    REDEMPTION. The 8 1/4% Senior Notes are redeemable on or after January 30, 2003, at FLAG Limited's option, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) described below plus accrued interest, if redeemed during the twelve-month period beginning on January 30 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2003........................................................    104.125%
2004........................................................    102.750%
2005........................................................    101.375%
2006 and thereafter.........................................    100.000%

    In addition, at any time on or before January 30, 2001, FLAG Limited may redeem up to 33 1/3% of the original aggregate principal amount of the 8 1/4% Senior Notes with the net proceeds of a sale of common equity at a redemption price equal to 108.25% of the principal amount thereof, plus accrued interest, provided that at least 66 2/3% of the original aggregate principal amount of 8 1/4% Senior Notes remains outstanding after such redemption. Except in connection with a change of control or an asset sale, as defined in the indenture relating to the 8 1/4% Senior Notes, FLAG Limited is not required to make mandatory redemption or sinking fund payments with respect to the 8 1/4% Senior Notes.

    COVENANTS. The indenture relating to the 8 1/4% Senior Notes restricts, among other things, FLAG Limited's ability to incur additional indebtedness; pay dividends or make certain other restricted payments; incur certain liens; sell, assign, transfer, lease, convey or otherwise dispose of substantially all of its assets; enter into certain transactions with affiliates; or incur certain indebtedness. The indenture relating to the 8 1/4% Senior Notes permits, under certain circumstances, FLAG Limited's subsidiaries to be deemed unrestricted and thus not subject to the restrictions of the indenture.

    EVENTS OF DEFAULT. The indenture relating to the 8 1/4% Senior Notes contains standard events of default, including:

    - defaults in the payment of principal, premium or interest;

    - defaults in the compliance with covenants contained in the indenture;

    - cross-defaults on more than $5 million of other indebtedness;

    - failure to pay more than $5 million of judgments; and

    - certain events of FLAG Limited's subsidiaries.

DESCRIPTION OF FLAG LIMITED'S CREDIT FACILITIES

    GENERAL. On February 16, 2000, FLAG Limited amended its existing credit facilities to provide for a $160 million bank financing for a six-year term.

    PRINCIPAL, MATURITY AND INTEREST. FLAG Limited's credit facilities now consist of a $150 million term loan facility (all of which is outstanding) and a $10 million revolving credit facility (none of which is outstanding). Final maturity of the term loans and the revolving credit facility is on January 30, 2006. These facilities bear interest at a rate of 225 basis points over LIBOR for the first six months and thereafter at a rate of between 150 and 250 basis points over LIBOR, depending on the credit rating of the 8 1/4% Senior Notes of FLAG Limited. Commitment fees accrue on the undrawn portion of the revolving credit facility at 50 basis points.

    SECURITY. Obligations under the credit facilities are senior obligations, and are secured by a pledge by us of all of the capital stock of FLAG Limited and by assignment of all of FLAG Limited's contracts, a security interest in investment property, intellectual property, bank accounts and intangible property.

    MANDATORY PREPAYMENT. FLAG Limited must prepay the term loans and amounts, if any, outstanding under the revolving credit facility (to be applied in that order) with 100% of the net proceeds of any incurrence of debt, asset sales, warranty payments, insurance recoveries, condemnation and expropriation proceeds, and 50% of the net proceeds of any equity offerings of FLAG Limited and 50% of quarterly excess cash flow (100% in the event a financial covenant is breached). Upon an event of default, the administrative agent for the lenders may elect to require FLAG Limited to prepay 50% to 100% of the amounts held in certain reserve accounts.

    COVENANTS. The credit agreement contains customary provisions for non-recourse project financings regarding restrictions on additional indebtedness, dividends and other distributions, additional investments and sales of assets.

    EVENTS OF DEFAULT. The credit agreement contains customary events of default, including: default by us or FLAG Limited in the payment of principal or interest; failure to perform covenants; material falsity of a representation or warranty; failure to pay a final judgment ($5 million or more); bankruptcy; the termination or legal suspension of pledges or other security for the loans or of the performance bond or performance guaranties of the project contractor; failure to obtain or maintain material permits or rights of way for the operation of the project; a change in control (less than 51% ownership by us) of FLAG Limited; and a mandatory prepayment by FLAG Limited of material indebtedness other than the loans under the FLAG Limited credit facilities.

DESCRIPTION OF FLAG ATLANTIC LIMITED'S CREDIT FACILITIES

    GENERAL. On October 8, 1999, our joint venture company, FLAG Atlantic Limited, entered into bank credit facilities providing for a $600 million bank financing for a term of 7.5 years.

    PRINCIPAL, MATURITY AND INTEREST. The FLAG Atlantic Limited credit facility consists of a $575 million construction/term loan facility ($62 million of which is outstanding) and a $25 million revolving credit facility (none of which is outstanding). Final maturity of principal on the term loans and any amounts outstanding under the revolving credit facility is on April 30, 2007. The loans under these facilities bear interest at LIBOR plus 125 basis points for that portion of the loans (not to exceed 50% of the outstanding loans) which are backed by investment grade receivables and LIBOR plus 300 basis points for the balance of the loans. Commitment fees accrue on the undrawn balance of the loans at between 37.5 basis points and 75 basis points.

    SECURITY. Obligations under the credit facilities are senior obligations and are secured by a pledge by us of the shares representing one-half of the ownership of FLAG Atlantic Limited and a commitment to invest $100 million as equity, which commitment is secured by a bank letter of credit and a limited guarantee by us (and a parallel pledge of stock and equity investment commitments secured by a bank letter of credit from GTS TransAtlantic in respect of its one-half ownership of FLAG Atlantic Limited). The loans are also secured by an assignment of all of FLAG Atlantic Limited's contracts, a security interest in investment property, intellectual property, goods, equipment and inventory, bank accounts and intangible property.

    MANDATORY PREPAYMENT. FLAG Atlantic Limited must prepay the construction loans out of amounts available from certain pre-sales of capacity on the date the loans are converted to term loans and the term and revolving loans with 100% of the net proceeds of any incurrence of debt, asset sales, warranty payments, insurance recoveries, condemnation and expropriation proceeds and sale leasebacks, and 50% of the net proceeds of any equity offerings of FLAG Atlantic Limited or either of its direct shareholders (but not of us) and 75% of quarterly excess cash flow (100% in the event a financial covenant is breached).

    COVENANTS. The credit agreement contains customary provisions for non-recourse project financings regarding restrictions on additional indebtedness, dividends and other distributions, additional investments and sales of assets.

    EVENTS OF DEFAULT. The credit agreement contains standard events of default, including: defaults in the payment of principal or interest; failure to perform covenants contained in the credit agreement and related financing documents; material falsity of a representation or warranty made in the loan agreement or related financing documents; failure to pay a final judgment
($5 million or more); bankruptcy; the termination or legal suspension of pledges or other security for the loans or of the performance bond or performance guaranties of the project contractor; failure to obtain or maintain material permits or rights of way for the operation of the project; a change in control (less than 50% direct or indirect ownership by us or less than 50% ownership by GTS TransAtlantic) of FLAG Atlantic Limited; and prepayment by FLAG Atlantic Limited of material indebtedness.

                         DESCRIPTION OF EXCHANGE NOTES

    The initial Dollar Notes and the initial Euro Notes were issued under separate indentures, each dated as of March 17, 2000. The Bank of New York is the trustee under each indenture. The exchange Dollar Notes will be issued under the Dollar indenture and the exchange Euro Notes will be issued under the Euro indenture. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part. They are available as set forth under the heading "Where You Can Find More Information." The terms of the exchange notes of a series are identical to the terms of the initial notes of such series, except that the exchange notes will be registered under the Securities Act and will not contain restrictions on transfer or include provisions relating to additional interest and will contain different administrative terms. Exchange notes will otherwise be treated as notes for purposes of the indentures.

    The following is a summary of the material provisions of the indentures. This summary does not contain all of the information that may be important to an investor in the Notes. It is subject to, and is qualified in its entirety by reference to, all the provisions of the indentures, including terms defined in the indentures and provisions of the Trust Indenture Act of 1939 (TIA). Whenever particular defined terms of the indentures not otherwise defined here are referred to, such defined terms are incorporated here by reference.

    Key terms used in this section are defined under "Certain Definitions." When we refer to:

    - the Company in this section, we mean FLAG Telecom Holdings Limited and not its Subsidiaries, and

    - the Notes in this section, we mean the initial notes originally issued on the Issue Date and exchange notes issued therefor.

BRIEF DESCRIPTION OF THE EXCHANGE NOTES

    The exchange Dollar Notes will:

    - mature on March 30, 2010,

    - be limited to $300,000,000 aggregate principal amount, and

    - bear interest at the rate of 11 5/8% per annum, payable semi-annually.

    The exchange Euro Notes will:

    - mature on March 30, 2010,

    - be limited to [EURO]300,000,000 aggregate principal amount, and

    - bear interest at the rate of 11 5/8% per annum, payable semi-annually.

    The exchange notes will:

    - be general unsecured obligations of the Company,

    - rank equal in right of payment with all other existing and future Senior Indebtedness of the Company,

    - rank senior in right of payment to all existing and future Subordinated Indebtedness of the Company, if any,

    - be effectively subordinated to all existing and future secured Indebtedness of the Company, and

    - not be guaranteed by any Subsidiary of the Company and therefore will be effectively subordinated to all existing and future obligations of the Company's Subsidiaries.

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
    As of December 31, 1999, on a pro forma basis after giving effect to the offering of the initial notes and the related transactions as described elsewhere in this prospectus:

    - the Company and its Subsidiaries would have had consolidated long-term indebtedness of $1.18 billion,

    - the Company would have had long-term indebtedness of $589 million, none of which would have been secured, and

    - the Company's Subsidiaries would have had long-term indebtedness of $595 million.

    The Company is a holding company that conducts substantially all of its operations through subsidiaries and joint ventures and therefore depends upon cash flow from its subsidiaries and joint ventures to meet its obligations, including its obligations in respect of the exchange notes. See "Risk Factors--Risks Related to this Offering."

PRINCIPAL, MATURITY AND INTEREST

    The exchange Dollar Notes will be issued in denominations of $1,000 and integral multiples of $1,000. The exchange Euro Notes will be issued in denominations of [EURO]1,000 and integral multiples of [EURO]1,000. The exchange notes will mature on March 30, 2010. The exchange notes will not be entitled to the benefit of any mandatory sinking fund.

    Interest on the exchange notes will accrue at the rate of 11 5/8% per annum and will be payable semi-annually in arrears on each March 30 and September 30, commencing on September 30, 2000. Payments will be made to the persons who are registered Holders ("Holders") at the close of business on March 15 and September 15, respectively, immediately preceding the applicable interest payment date.

    Interest on the exchange notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the exchange notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. The redemption of exchange notes with unpaid and accrued interest to the date of redemption will not affect the right of Holders of record on a record date to receive interest due on an interest payment date. When we refer to the Company's obligation to pay interest upon the redemption, repurchase, maturity or acceleration of the exchange notes, we are including additional interest under the Registration Agreements and Additional Amounts.

    Initially, the trustee will act as principal Paying Agent and Registrar for the exchange notes. The Company may change the Paying Agent and Registrar without notice to Holders. The Euro Notes are listed on the Luxembourg Stock Exchange. As long as the Euro Notes are listed on the Luxembourg Stock Exchange and as long as the rules of this exchange require, the Company will also maintain a Paying Agent and a transfer agent in Luxembourg.

OPTIONAL REDEMPTION

    OPTIONAL REDEMPTION. Except as stated below, the Company may not redeem the exchange notes prior to March 30, 2005. The Company may redeem the exchange Dollar Notes or the exchange Euro Notes, as the case may be, at its option, in whole at any time or in part from time to time, on and after March 30, 2005, at the following redemption prices, expressed as percentages of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, if redeemed during the twelve-month period commencing on March 30 of any year set forth below:

                                                              DOLLAR NOTE   EURO NOTE
YEAR                                                          PERCENTAGE    PERCENTAGE
----                                                          -----------   ----------
2005........................................................    105.813%     105.813%
2006........................................................    103.875%     103.875%
2007........................................................    101.938%     101.938%
2008 and thereafter.........................................    100.000%     100.000%

    OPTIONAL REDEMPTION UPON PUBLIC EQUITY OFFERINGS. At any time, or from time to time, on or prior to March 30, 2003 the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem in the aggregate up to 35% of the aggregate principal amount of the:

    (1) exchange Dollar Notes originally issued at a redemption price equal to 111.625% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption; or

    (2) exchange Euro Notes originally issued at a redemption price equal to 111.625% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption;

PROVIDED, that:

    (1) after giving effect to any such redemption at least 65% of the aggregate principal amount of the exchange Dollar Notes or the exchange Euro Notes, as the case may be, originally issued remains outstanding; and

    (2) the Company shall make such redemption not more than 90 days after the consummation of such Public Equity Offering.

    OPTIONAL TAX REDEMPTION. The exchange notes will be subject to redemption at the option of the Company or a successor corporation at any time, in whole but not in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest to the redemption date if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of:

(1) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,

(2) any jurisdiction, other than the United States, the United Kingdom or Luxembourg, from or through which payment on the exchange notes is made by the Company or a successor corporation, or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax, or

(3) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax, or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which any such jurisdiction (or any such political subdivision or taxing authority) is a party (a "Change in Tax Law"), which becomes effective on or after the date of this prospectus, the Company or a successor corporation is or would be required on the next succeeding Interest Payment Date to pay Additional Amounts with respect to the exchange notes (as described under "Additional Amounts"), and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company or the successor corporation.

    In addition, if the Person formed by a consolidation or amalgamation of the Company or into which the Company is merged or to which the Company conveys, transfers or leases its properties and assets substantially as an entirety, is required, as a consequence of such consolidation, amalgamation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such consolidation, amalgamation, merger, conveyance, transfer or lease, to pay Additional Amounts with respect to the exchange notes, such Person may redeem the exchange notes at any time, in whole but not in part, upon the notice and at the redemption price described in the immediately preceding paragraph, if the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to such person.

    OPTIONAL REDEMPTION PROCEDURES. In the event that less than all of the exchange notes are to be redeemed at any time, selection of exchange notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which exchange notes are listed or, if the exchange notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by any other method as the trustee shall deem fair and appropriate. No exchange Dollar Notes of $1,000 or less or exchange Euro Notes of [EURO]1,000 or less shall be redeemed in part and exchange notes in excess of $1,000 or [EURO]1,000, as the case may be, may be redeemed in part in multiples of $1,000 or [EURO]1,000, as the case may be, only. If a partial redemption is made with the proceeds of a Public Equity Offering, selection of the exchange notes or portions thereof for redemption shall, subject to the preceding sentence, be made by the trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of DTC, Euroclear or Clearstream, Luxembourg, as the case may be), unless the method is otherwise prohibited.

    Notice of any redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the redemption date to each Holder of exchange notes to be redeemed at its registered address. For so long as the Euro Notes are listed on the Luxembourg Stock Exchange, notices of redemption of the Euro Notes will also be published in accordance with the procedures described under "--Notices." If exchange notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount to be redeemed. A new exchange note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the Holder thereof upon cancellation of the original exchange note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate) and, if applicable, delivered to the Holder by the Paying Agent (including, for so long as the Euro Notes are listed on the Luxembourg Stock Exchange, the paying agent in Luxembourg).

    The Company will pay the redemption price for any exchange note together with accrued and unpaid interest thereon through the date of redemption. On and after the redemption date, interest will cease to accrue on exchange notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the relevant indenture.

CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, each Holder of exchange Dollar Notes or exchange Euro Notes, as the case may be, will have the right to require that the Company purchase all or a portion (in integral multiples of $1,000 or [EURO]1,000, as the case may be) of the Holder's exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest through the date of purchase (the "Change of Control Payment").

    Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first-class mail, a notice to each Holder of exchange Dollar Notes and exchange Euro Notes, with a copy to the trustee, offering to purchase such exchange notes as described above (a "Change of Control Offer"). For so long as the exchange Euro Notes are listed on the Luxembourg Stock Exchange, notice of a

Change of Control Offer with respect to the exchange Euro Notes will also be published in accordance with the procedures described under "--Notices." The Change of Control Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Change of Control Payment Date").

    On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all exchange notes or portions thereof properly tendered with the form of election to redeem attached to the reverse of the exchange notes for such purposes to the Paying Agent (which may include, for so long as the exchange Euro Notes are listed on the Luxembourg Stock Exchange, the paying agent in Luxembourg) pursuant to a Change of Control Offer (or, if the trustee is acting as agent for the Company, direct the trustee to so accept);

(2) deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all exchange notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the trustee (including by designating the trustee as its agent for acceptance of exchange notes) the exchange notes so accepted together with an Officers' Certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by the Company.

If only a portion of an exchange note is purchased pursuant to a Change of Control Offer, a new such exchange note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original exchange note (or appropriate adjustments to the amount and beneficial interests in the applicable Global exchange note will be made, as appropriate) and, if applicable, delivered to the Holder by the Paying Agent (including, for so as the Euro Notes are listed on the Luxembourg Stock Exchange, the paying agent in Luxembourg).

    Indebtedness of the Company may contain prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to repurchase exchange notes upon a Change of Control could cause a default under other Indebtedness even if the Change of Control itself does not.

    If a Change of Control Offer occurs, there can be no assurance that the Company will have available funds sufficient to make the Change of Control Payment for all the exchange notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding exchange notes pursuant to a Change of Control Offer, the Company expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of Senior Indebtedness. However, there can be no assurance that the Company would be able to obtain necessary financing.

    Holders will not be entitled to require the Company to purchase their exchange notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations in connection with the purchase of exchange notes in connection with any Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of either indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such indenture by doing so.

ADDITIONAL AMOUNTS

    If any deduction or withholding for any present or future taxes, assessments or other governmental charges of:

(1) Bermuda or any political subdivision or governmental authority thereof or therein having power to tax,

(2) any jurisdiction, other than the United States, the United Kingdom or Luxembourg, from or through which payment on the exchange notes is made by the Company or a successor corporation, or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax, or

(3) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority thereof or therein having the power to tax shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company or a successor corporation under the exchange Dollar Notes or the exchange Euro Notes, as the case may be, the Company or a successor corporation will pay each holder of such a Note as additional interest, such additional amounts ("Additional Amounts") as may be necessary in order that the net amounts paid to such Holder who, with respect to any such tax, assessment or other governmental charge, is not resident in, or a citizen of, such jurisdiction, after deduction or withholding, shall be not less than the amount specified in such exchange Note to which such Holder is entitled; PROVIDED, HOWEVER, the Company or a successor corporation shall not be required to make any payment of Additional Amounts for or on account of:

    (a) any tax, assessment or other governmental charge which would not have been imposed but for:

       (x) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership, limited liability company or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction (other than the mere receipt of such payment or the ownership or holding of such exchange Note), including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein,

       (y) the presentation of an exchange Note (where presentation is required) for payment on a date more than 30 days after (A) the date on which such payment became due and payable or (B) the date on which payment thereof is duly provided for, whichever occurs later, or

       (z) the presentation of an exchange Note for payment in Bermuda or any political subdivision thereof or therein, unless such Note could not have been presented for payment elsewhere;

    (b) any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

    (c) any tax, assessment or other governmental charge which is payable otherwise than by withholding from a payment of the principal of, premium, if any, or any interest on, the exchange notes;

    (d) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the Holder or the beneficial owner of the exchange Note to comply with a request of the Company addressed to the Holder:

       (x) to provide information, documents or other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner, or

       (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirements, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

    (e) any combination of items (a), (b), (c) and (d) above,

    nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any exchange Note to any Holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of:

(1) Bermuda or any political subdivision or governmental authority thereof or therein having the power to tax;

(2) any jurisdiction, other than the United States, the United Kingdom or Luxembourg, from or through which payment on the exchange notes is made by the Company or a successor corporation, or its paying agent in its capacity as such, or any political subdivision or governmental authority thereof or therein having the power to tax; or

(3) any other jurisdiction, other than the United States, in which the Company or a successor corporation is organized, or any political subdivision or governmental authority having the power to tax to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or limited liability company or a beneficial owner who would not have been entitled to such Additional Amounts had it been the holder of such exchange Note.

    The Company shall provide the trustee with the official acknowledgment of the relevant taxing authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of the withholding taxes, if any, by the Company. Copies of such documentation shall be made available to the holders of the exchange notes or the Paying Agents, as applicable, upon request therefor.

CERTAIN COVENANTS

    The indentures contain, among others, the following covenants:

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS AND PREFERRED STOCK.

(1) The Company will not, and will not cause or permit any Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness, including Acquired Indebtedness, or permit any Restricted Subsidiary to Incur Preferred Stock, except that the Company may Incur Indebtedness, including Acquired Indebtedness, and any Restricted Subsidiary may Incur Acquired Indebtedness or Acquired Preferred Stock, if, at the time of and immediately after giving pro forma effect to the Incurrence thereof and the application of the proceeds therefrom:

    (a) the Consolidated Leverage Ratio is less than 6.0 to 1.0, or

    (b) the Consolidated Capital Ratio is less than 2.5 to 1.0.

(2) Clause (1) will not prohibit the Incurrence of any of the following items of Indebtedness or Preferred Stock of Restricted Subsidiaries (collectively, "Permitted Indebtedness"):

    (a) the initial notes and the exchange notes;

    (b) Indebtedness Incurred by the Company to any Restricted Subsidiary or Indebtedness or Preferred Stock Incurred or issued by any Restricted Subsidiary to the Company or any Restricted Subsidiary (provided, however, that (x) upon a Disposition by a Restricted Subsidiary or the Company of any Indebtedness so Incurred to a Person other than the Company or another Restricted Subsidiary or (y) if for any reason a Restricted Subsidiary that is either an issuer or lender of such Indebtedness ceases to be a Restricted Subsidiary, the provisions of this clause (b) shall no longer be applicable to such Indebtedness); provided that any such Indebtedness of the Company shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the exchange notes;

    (c) Indebtedness of the Company in an aggregate amount outstanding at any time of up to $50 million;

    (d) Indebtedness of the Company or any Restricted Subsidiary pursuant to any Permitted Credit Facility in an aggregate amount outstanding at any time pursuant to this clause (d) of up to $350 million, minus the amount of any such Indebtedness:

       (x) permanently repaid with the Net Cash Proceeds from any Asset Sale pursuant to the covenant "Limitation on Asset Sales," or

       (y) assumed by a transferee in an Asset Sale;

    (e) (x) Purchase Money Indebtedness of the Company in respect of Telecommunications Assets, or

       (y) Purchase Money Indebtedness of any Restricted Subsidiary in respect of Telecommunications Assets Incurred pursuant to any Permitted Credit Facility or Vendor Facility;

    (f) Hedging Obligations of the Company or any Restricted Subsidiary in respect of Indebtedness that is permitted by the terms of the relevant indenture to be outstanding; provided that the notional amount of any such Hedging Obligation does not exceed the amount of Indebtedness to which such Hedging Obligation relates;

    (g) Indebtedness of the Company or any Restricted Subsidiary solely in respect of bankers acceptances, letters of credit and performance bonds, in each case Incurred in the ordinary course of business;

    (h) Permitted Refinancing Indebtedness; and

    (i) Indebtedness outstanding on the Issue Date ("Existing Indebtedness"), other than Indebtedness described in clause 2(d) of this covenant.

(3) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to, and in compliance with, this covenant, the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Accrual of interest, the accretion or amortization of original issue discount, the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Disqualified Stock in the form of additional Disqualified Stock with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

(4) The Company will not, directly or indirectly, Incur any Indebtedness that is subordinate in right of payment to any other Indebtedness, unless such Indebtedness is expressly subordinate in right of payment to the exchange notes to the same extent and on the same terms as such Indebtedness is subordinate to such other Indebtedness.

    LIMITATION ON RESTRICTED PAYMENTS.

    The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions (each, a "Restricted Payment"):

    (a) declare or pay any dividend or return of capital or make any other payment or distribution on or in respect of shares of Capital Stock of the Company or any Restricted Subsidiary to holders of such Capital Stock, other than:

       (x) dividends or distributions payable in Qualified Capital Stock of the Company, or

       (y) dividends or distributions payable to the Company and/or a Restricted Subsidiary;

    (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any direct or indirect parent of the Company;

    (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Subordinated Indebtedness; or

    (d) make any Restricted Investment;

    if at the time of the Restricted Payment immediately after giving effect thereto:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) the Company is not able to Incur at least $1.00 of additional Indebtedness pursuant to clause (1) of the "Limitation on Incurrence of Additional Indebtedness and Preferred Stock" covenant; or

(3) the aggregate amount (the amount expended for these purposes, if other than in cash, being the Fair Market Value of the relevant property) of Restricted Payments, including the proposed Restricted Payment, made subsequent to the Issue Date shall exceed the sum of:

    (A) the excess (or deficit) of:

    - the Cumulative Consolidated Cash Flow of the Company OVER (or UNDER)

    - 150% of the cumulative Consolidated Interest Expense of the Company,

    accrued during the period, treated as one accounting period, beginning on the first full fiscal quarter after the Issue Date to the end of the most recent fiscal quarter for which consolidated financial information of the Company is available; PLUS

    (B) 100% of the aggregate net cash proceeds received by the Company from any Person from any:

       (x) contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock or issuance and sale of Qualified Capital Stock of the Company, in each case, subsequent to the Issue Date, or

       (y) issuance and sale subsequent to the Issue Date of any Disqualified Stock or debt securities of the Company that have been converted into or exchanged for Qualified Capital Stock of the Company plus the amount of net cash proceeds received by the Company upon such conversion or exchange, excluding, in each case, any net cash proceeds:

       (a) received from a Subsidiary of the Company, or

       (b) used to redeem exchange notes under "--Optional Redemption--Optional Redemption Upon Public Equity Offerings," or

       (c) applied in accordance with clause (2) or (3) of the second paragraph of this covenant below; PLUS

    (C) without duplication of any amounts included in clause (A) above or
       (D) below, in the case of any Restricted Investment made after the Issue
       Date:

       (x) the disposition of such Restricted Investment (other than to a Subsidiary of the Company) by, or repayment of such Restricted Investment to, the Company or a Restricted Subsidiary, or

       (y) the receipt by the Company or any Restricted Subsidiary of any dividends or distributions from such Restricted Investment, or

       (z) if such Investment was a Guarantee, the release in full of the Guarantee,

    an amount equal to the lesser of:

    - the amount of such Investment treated as a Restricted Payment pursuant to clause (d) above, and

    - the amount in cash received by the Company or any Restricted Subsidiary upon such disposition, repayment, dividend or distribution or, in the case of a released Guarantee, the amount of such Guarantee less any payments made in respect thereof; PLUS

    (D) so long as the Designation of an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, in the case of a Revocation with respect to any Unrestricted Subsidiary after the Issue Date in accordance with "--Limitation on Designation of Unrestricted Subsidiaries," an amount equal to the lesser of:

       (x) the Company's Investment in such Unrestricted Subsidiary at the time of such Revocation;

       (y) that portion of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such Revocation that is proportionate to the Company's equity interest in such Unrestricted Subsidiary at the time of the Revocation; and

       (z) the Designation Amount with respect to such Unrestricted Subsidiary upon its Designation which was treated as a Restricted Payment plus any Investment made after Designation and prior to Revocation that was treated as a Restricted Payment, in each case less any amounts included in clause (A) or (C) above.

    Notwithstanding the preceding, this covenant does not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2) if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Company,

    (a) in exchange for Qualified Capital Stock of the Company, or

    (b) through the application of the net cash proceeds received by the Company from a substantially concurrent sale of Qualified Capital Stock of the Company or a contribution to the equity capital of the Company not representing an interest in Disqualified Capital Stock, in each case not received from a Subsidiary of the Company;

       PROVIDED, that the value of any such Qualified Capital Stock issued in exchange for such acquired Capital Stock and any such net cash proceeds shall be excluded from clause (3)(B) of the first paragraph of this covenant;

(3) if no Default or Event of Default shall have occurred and be continuing, the voluntary prepayment, purchase, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness solely in exchange for, or through the application of net cash proceeds of a substantially concurrent sale, other than to a Subsidiary of the Company, of:

       (x) Qualified Capital Stock of the Company, or

       (y) Permitted Refinancing Indebtedness for such Subordinated
           Indebtedness;

       PROVIDED, that the value of any Qualified Capital Stock issued in exchange for Subordinated Indebtedness and any net cash proceeds referred to above shall be excluded from clause (3)(B) of the first paragraph of this covenant;

(4) the payment of any dividend or other distribution by a Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

(5) the repurchase, redemption or other acquisition or retirement for value of any Capital Stock (other than Disqualified Stock) of the Company or any of its Restricted Subsidiaries held by any member of the Company's or such Restricted Subsidiary's management; PROVIDED, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock shall not exceed $5 million in any fiscal year (with unused amounts being carried over to succeeding fiscal years, subject to a maximum of $10 million in any fiscal year);

(6) Investments in any Permitted Joint Venture; and

(7) Investments in any Person engaged, except to a DE MINIMIS extent, in a Telecommunications Business, the aggregate Fair Market Value of which (measured on the date each such Investment was made or returned, as applicable), when taken together with all other Investments made pursuant to this clause (7) that are at any time outstanding, does not exceed the sum of:

       (x) $50 million, plus

       (y) the amount then available for the making of Restricted Payments pursuant to clause (3) of the preceding paragraph without giving effect to subclause (A) thereof.

    Each Restricted Payment permitted pursuant to clauses (1), (4), (5),
(6) and (7) of this paragraph shall be included, and each Restricted Payment permitted pursuant to clauses (2) and (3) of this paragraph shall be excluded (except as specifically set forth in each such clause), for all purposes when performing the calculation set forth in clause (3) of the first paragraph of this covenant.

    LIMITATION ON DESIGNATION OF UNRESTRICTED SUBSIDIARIES.

    The Board of Directors may not designate a Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made (other than any de minimus amount required to capitalize such Subsidiary in connection with its organization)) as an Unrestricted Subsidiary (a "Designation") if:

    (a) a Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation, and

    (b) the Company would be prohibited under the indentures from making a Restricted Investment at the time of such Designation (assuming the effectiveness of such Designation for purposes of this covenant) in an amount equal to the Designation Amount (as defined below).

Any Designation shall be made by Board Resolution.

    In the event of any such Designation, all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary at Designation will be deemed to be a Restricted Investment made as of the time of such Designation and will reduce the amount available for Restricted Payments under the first or second paragraph of this covenant. All such outstanding Investments will be deemed to

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constitute Restricted Payments in an amount equal to the Fair Market Value of such Investments at the time of such Designation (the "Designation Amount").

    A Designation may be revoked and an Unrestricted Subsidiary may thus be redesignated as a Restricted Subsidiary (a "Revocation") by Board Resolution, PROVIDED that the Company will not make any Revocation unless after giving pro forma effect to such Revocation:

    (a) no Default or Event of Default shall have occurred and be continuing;

    (b) all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred at such time for all purposes under the indentures; and

    (c) the Company could Incur $1 of additional Indebtedness pursuant to clause (1) of the "Limitation on Incurrence of Additional Indebtedness and Preferred Stock" covenant.

    Neither the Company nor any Restricted Subsidiary will at any time:

(1) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

(3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary, except for any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Unrestricted Subsidiary.

    LIMITATION ON LIENS.

    The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist or become effective any Liens of any kind (except for Permitted Liens) against or upon any of their respective properties or assets, whether owned on the Issue Date or acquired after the Issue Date, or any income, profits or proceeds therefrom, unless contemporaneously therewith effective provision is made by the Company to secure the exchange notes and all other amounts due under the relevant indenture equally and ratably with such Indebtedness with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien; provided that no such Lien may secure Subordinated Indebtedness except as permitted by clause 3(a) of the definition of "Permitted Liens."

    LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES.

    (a) Except as provided in clause (b) below, the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on or in respect of its Capital Stock or with respect to any other interest or participation, or measured by its profits, to the Company or any other Restricted Subsidiary or pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

(2) make loans or advances to, or guarantee any Indebtedness or other obligations of, or make any Investment in, the Company or any other Restricted Subsidiary; or

(3) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

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    (b) Clause (a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness as in effect on the Issue Date;

(2) the indentures and the exchange notes;

(3) any Permitted Credit Facility or Vendor Facility, PROVIDED that:

    (a) the outstanding Indebtedness under such Permitted Credit Facility or Vendor Facility does not exceed the amounts permitted under clause 2(d) or 2(e)(y), as the case may be, of the "Limitation on Incurrence of Additional Indebtedness and Preferred Stock" covenant, and

    (b) the Chief Financial Officer of the Company determines in good faith that:

       (x) such encumbrances or restrictions are no more restrictive, taken as a whole, than those that would be contained in a credit agreement with terms that are commercially reasonable for a borrower engaged in a business comparable to the Company that has substantially comparable Indebtedness, and

       (y) any such restrictions will not materially affect the Company's ability to make principal, premium or interest payments on the exchange notes pursuant to the terms of the indentures,

(4) applicable law,

(5) any instrument governing Indebtedness or Capital Stock of a Person or assets acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was Incurred in connection with or in contemplation of such acquisition), which encumbrances or restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, PROVIDED that any such Indebtedness or Preferred Stock was permitted by the terms of the indentures to be incurred,

(6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices,

(7) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition, PROVIDED that the consummation of such transaction would not result in a Default or Event of Default, that such restriction terminates if such transaction is not consummated and that the consummation or abandonment of such transaction occurs within one year of the date such agreement was entered into,

(8) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being Refinanced,

(9) limitations on the right to dispose of assets subject to a Lien securing Indebtedness to the extent that such Lien is permitted to be Incurred pursuant to the "--Limitation on Liens" covenant, and

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business.

    LIMITATION ON ASSET SALES.

    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate an Asset Sale unless:

    (a) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and

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    (b) at least 75% of the consideration received for the assets disposed of by the Company or the Restricted Subsidiary, as the case may be, in the Asset Sale shall be in the form of:

       (1) cash or Cash Equivalents or

       (2) (A) tangible or intangible assets to be used by the Company or any Restricted Subsidiary in the Telecommunications Business, or

          (B) Capital Stock of a Person engaged, except to a DE MINIMIS extent, solely in a Telecommunications Business that will become, upon purchase, a Restricted Subsidiary (collectively, "Replacement Assets").

    The Company or such Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds of any such Asset Sale within 360 days of receipt thereof to:

    (a) permanently repay or repurchase outstanding (without Refinancing and including a permanent reduction in commitments in the case of a revolving credit facility) (x) Indebtedness of the Company (other than Subordinated Indebtedness or Disqualified Stock) that is secured Indebtedness or which has a final maturity date prior to the final maturity date of the exchange notes or (y) Indebtedness (other than Disqualified Stock) of any Restricted Subsidiary, or

    (b) purchase Replacement Assets from a Person other than the Company and its Subsidiaries.

    The balance of the Net Cash Proceeds that are not applied or invested as described in the immediately preceding clauses (a) and (b), shall constitute "Excess Proceeds."

    When the aggregate amount of Excess Proceeds equals or exceeds $25 million, taking into account income earned on such Excess Proceeds, the Company will be required to make a pro rata offer (an "Asset Sale Offer") to all holders of exchange notes and of PARI PASSU Indebtedness with comparable provisions requiring such Indebtedness to be purchased with the proceeds of such Asset Sale to purchase the maximum principal amount (or accreted value in the case of Indebtedness issued with original issue discount) of exchange notes and such PARI PASSU Indebtedness that may be purchased with the Excess Proceeds, at a purchase price in cash in an amount equal to 100% of the principal amount thereof (or the accreted value thereof in the case of Indebtedness issued with original issue discount) plus accrued and unpaid interest or accretion thereon to the date of purchase, in accordance with the procedures set forth in the indentures and the agreements governing such PARI PASSU Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the indentures. If the aggregate principal amount (or accreted values) of exchange notes and PARI PASSU Indebtedness tendered into such Asset Sale Offer surrendered by holders thereof exceeds the amount of Excess Proceeds, the trustee shall select the exchange notes and PARI PASSU Indebtedness to be purchased on a pro rata basis in proportion to the respective principal amounts (or accreted values) of the exchange notes and such other Indebtedness. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero for purposes of the first sentence of this paragraph.

    Pending application in accordance with this covenant, Net Cash Proceeds may be applied to temporarily reduce revolving credit borrowings which can be reborrowed or invested in Cash Equivalents.

    Each notice of an Asset Sale Offer will be mailed first class, postage prepaid, to the record holders as shown on the register of Holders within 30 days following such 360th day, with a copy to the trustee offering to purchase the exchange notes as described above. Each notice of an Asset Sale Offer shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is mailed, other than as may be required by law (the "Asset Sale Offer Payment Date"). Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their exchange notes in whole or in part in integral multiples of $1,000 or [EURO]1,000, as the case may be, in exchange for cash.

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    On the Asset Sale Offer Payment Date, the Company will, to the extent lawful:

(1) accept for payment all exchange notes or portions thereof properly tendered pursuant to the Asset Sale Offer (or, if the trustee is acting as agent for the Company, direct the trustee to so accept);

(2) deposit with the Paying Agent funds in an amount equal to the Asset Sale Offer Amount in respect of all exchange notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the trustee (including by designating the trustee as its agent for acceptance of exchange notes) the exchange notes so accepted together with an Officers' Certificate stating the aggregate principal amount of exchange notes or portions thereof being purchased by the Company.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws in connection with the purchase of exchange notes pursuant to an Asset Sale Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with the "Asset Sale" provisions of the indentures, the Company shall comply with these laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the indentures by doing so.

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "--Limitation on Merger, Consolidation and Sale of Assets," the surviving entity shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to the deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of properties and assets of the Company or its Restricted Subsidiaries so deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any non-cash consideration), the conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant within 360 days of conversion or disposition.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES.

(1) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

    (a) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction on an arm's length basis by the Company or such Restricted Subsidiary with a Person that is not an Affiliate, and

    (b) with respect to any Affiliate Transaction or series of related Affiliate
       Transactions:

       (x) involving aggregate consideration in excess of $10 million, the Company delivers to the trustee a resolution of the Board of Directors set forth in an Officers' Certificate that such Affiliate Transaction is approved by a majority of the disinterested members of the Board of Directors and certifying that such Affiliate Transaction complies with clause (a) above and is in the best interests of the Company or such Restricted Subsidiary, or

       (y) if involving aggregate consideration in excess of $25 million, a favorable written opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view is

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           also obtained by the Company from an independent accounting, appraisal or investment banking firm of national standing and delivered to the trustee.

(2) Clause (1) will not apply to the following:

    (a) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement for or with any employee, officer or director of the Company or any Restricted Subsidiary heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

    (b) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options, or other equity-related interests or other securities, to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business;

    (c) transactions between or among the Company and/or its Restricted Subsidiaries;

    (d) payment of reasonable fees to directors of the Company;

    (e) any sale or other issuance of Capital Stock (other than Disqualified Stock) of the Company;

    (f) Affiliate Transactions in effect or approved by the Board of Directors on the Issue Date, including any amendments thereto; PROVIDED that the terms of such amendments are not materially less favorable to the Company than the terms of such agreement prior to such amendment;

    (g) Restricted Payments that are permitted by the "Limitation on Restricted Payments" covenant; and

    (h) (x) the Primary Supplier Agreement dated January 18, 2000 between Bell Atlantic Global Systems Company and the Company, including any amendments thereto, provided that the terms of such amendments are not materially less favorable to the Company than the terms of such agreements prior to such amendment, or

       (y) any transaction with respect to capacity and/or the provision of telecommunications services between the Company or any Restricted Subsidiary and any Affiliates, PROVIDED that such transaction complies with clause (1)(a) of this covenant.

    LIMITATION ON MERGER, CONSOLIDATION AND SALE OF ASSETS.

    The Company will not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person unless:

(1) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of Bermuda or an Approved Jurisdiction;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Agreements, the exchange notes and the indentures pursuant to supplemental indentures in a form reasonably satisfactory to the trustee;

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(3) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

(4) except in the case of a merger of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will immediately after such transaction and after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to paragraph (1) of the "Limitation on Incurrence of Additional Indebtedness and Preferred Stock" covenant;

(5) if, as a result of any such transaction, property or assets of the Company or any Restricted Subsidiary would become subject to a Lien (other than a Permitted Lien), the Company or the successor entity to the Company shall have secured the exchange notes as required by said covenant; and

(6) the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the indentures.

    The indentures also provide that the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant will not be applicable to a sale, assignment, transfer, conveyance or other disposition of assets solely between or among the Company and its Wholly Owned Restricted Subsidiaries.

    LIMITATION ON BUSINESS ACTIVITIES.

    The Company will not, and will not permit any of its Restricted Subsidiaries to, engage, to more than a de minimus extent, in any business other than a Telecommunications Business.

    REPORTS TO HOLDERS.

    Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, so long as any exchange notes remain outstanding, the Company will:

(1) provide the trustee and the Holders with the annual reports and information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act subject to such Sections within 15 days after the times specified for the filing of the information, documents and reports under such Sections; provided that, whether or not required under such Sections, the Company shall provide quarterly financial statements (including a balance sheet, income statement and cash flow statement and notes thereto) and "Management's Discussion and Analysis of Financial Condition and Results of Operations" satisfying the requirements therefor established by the Commission; and

(2) file with the Commission, to the extent permitted, the information, documents and reports referred to in clause (1) within the periods specified under such Sections; provided that the quarterly information specified in clause (1) shall be filed within 45 days after the end of the relevant fiscal quarter or such shorter time established by the Commission.

    At any time when the Company is not subject to or is not current in its reporting obligations under clause (2) of the preceding paragraph, the Company will make available, upon request, to any holder and any prospective purchaser of exchange notes the information required pursuant to Rule 144A(d)(4) under the Securities Act.

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EVENTS OF DEFAULT

    The following are "Events of Default" under each indenture:

(1) default in the payment when due of the principal of or premium, if any, on any exchange notes issued under that indenture, including the failure to make a required payment to purchase any such exchange notes tendered pursuant to an optional redemption, Change of Control Offer or an Asset Sale Offer;

(2) default for 30 days or more in the payment when due of interest on any exchange notes issued under that indenture (including additional interest payable under the Registration Agreements and Additional Amounts);

(3) the failure to perform or comply with any of the provisions described under "Certain Covenants--Limitation on Merger, Consolidation and Sales of Assets" in that indenture;

(4) the failure by the Company or any Restricted Subsidiary to comply with any other covenant or agreement contained in the applicable indenture or exchange notes, for 60 days or more after written notice is sent to the Company from the trustee or the Holders of at least 25% in aggregate principal amount of the Dollar Notes or Euro Notes, as the case may be;

(5) default by the Company or any Restricted Subsidiary under any Indebtedness which:

    (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness when due within any applicable grace period; or

    (b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

    and the principal amount of Indebtedness covered by (a) or (b) at the relevant time, aggregates $15 million or more;

(6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments against any of them or any of their respective properties (which are not covered by adequate insurance by a solvent insurer of national or international reputation which has acknowledged its obligations in writing), aggregating $15 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more; or

(7) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

    If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) shall occur and be continuing, the trustee or the Holders of at least 25% in principal amount of outstanding Dollar Notes or Euro Notes, as the case may be, may declare the unpaid principal of and accrued and unpaid interest on all the Dollar Notes or Euro Notes, as the case may be, to be immediately due and payable by notice in writing to the Company and the trustee specifying the Event of Default and that it is a "notice of acceleration." If an Event of Default specified in clause (7) above occurs with respect to the Company, then the unpaid principal of and accrued and unpaid interest on all the Dollar Notes or Euro Notes, as the case may be, will become immediately due and payable without any declaration or other act on the part of the trustee or any Holder.

    At any time after a declaration of acceleration with respect to the Dollar Notes or Euro Notes, as the case may be, as described in the preceding paragraph, the Holders of a majority in principal amount of such exchange notes may rescind and cancel such declaration and its consequences:

(1) if the rescission would not conflict with any judgment or decree;

(2) if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

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(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4) if the Company has paid the trustee its reasonable compensation and reimbursed the trustee for its reasonable expenses, disbursements and advances.

No rescission shall affect any subsequent Default or impair any rights relating thereto.

    The Holders of a majority in principal amount of the Dollar Notes or Euro Notes, as the case may be, may waive any existing Default or Event of Default under the indentures, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on such exchange notes.

    Subject to the provisions of the indentures relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the Holders of the Dollar Notes or Euro Notes, as the case may be, unless such Holders have offered to the trustee reasonable indemnity. Subject to all provisions of the applicable indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

    No Holder of any Dollar Notes or Euro Notes, as the case may be, will have any right to institute any proceeding with respect to the applicable indenture or for any remedy thereunder, unless:

(1) such Holder gives to the trustee written notice of a continuing Event of Default;

(2) Holders of at least 25% in principal amount of the then outstanding Dollar Notes or Euro Notes, as the case may be, make a written request to pursue the remedy;

(3) such Holders of the Dollar Notes or Euro Notes, as the case may be, provide to the trustee satisfactory indemnity;

(4) the trustee does not comply within 60 days; and

(5) during such 60-day period the Holders of a majority in principal amount of the outstanding Dollar Notes or Euro Notes, as the case may be, do not give the trustee a written direction which, in the opinion of the trustee, is inconsistent with the request.

    Otherwise, no Holder of any Dollar Notes or Euro Notes, as the case may be, will have any right to institute any proceeding with respect to the applicable indenture or for any remedy thereunder, except:

(1) a Holder of Dollar Notes or the Euro Notes, as the case may be, may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note held by it on or after the respective due dates expressed in such Note, or

(2) for the institution of any proceeding with respect to such indenture or any remedy thereunder, including, without limitation, acceleration, by the Holders of a majority in principal amount of the outstanding Dollar Notes or Euro Notes, as the case may be; PROVIDED, that upon institution of any proceeding or exercise of any remedy, such Holder or Holders provide the trustee with prompt notice thereof.

    The Company is required to deliver to the trustee written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof. In addition, the Company is required to deliver to the trustee, within 100 days after the end of each fiscal year, an Officers' Certificate indicating whether the signers thereof know of any Default that occurred during the previous fiscal year. The indentures provide that if a Default occurs, is continuing and is actually known to the trustee, the trustee must mail to each Holder notice of the Default within 90 days after the

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occurrence thereof. For so long as the Euro Notes are listed on the Luxembourg
Stock Exchange, notice of a Default with respect to the Euro Notes will also be published in accordance with the procedures described under "--Notices." Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding exchange Dollar Notes or exchange Euro Notes, as the case may be ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding exchange notes on the 91st day after the deposit specified in paragraph (1) of the second following paragraph, except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such exchange notes when such payments are due;

(2) the Company's obligations with respect to such exchange notes concerning issuing temporary exchange notes, registration of such exchange notes, mutilated, destroyed, lost or stolen exchange notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the trustee and the Company's obligations in connection therewith; and

(4) the Legal Defeasance provisions of the applicable indenture.

    In addition, the Company may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in either indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the exchange Dollar Notes or exchange Euro Notes, as the case may be. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the exchange Dollar Notes or exchange Euro Notes, as the case may be.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the exchange Dollar Notes or exchange Euro Notes, as the case may be, (a) in the case of the exchange Dollar Notes, cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, and (b) in the case of the exchange Euro Notes, cash in Euros, certain direct non-callable obligations of or guaranteed by the government of a member of the European Union, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such exchange notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Company shall have delivered to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that:

    (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

    (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal

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       Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the trustee an Opinion of Counsel in the United States reasonably acceptable to the trustee to the effect that such Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to paragraph (1) above (except any Default or Event of Default resulting from the failure to comply with "Certain Covenants--Limitation on Indebtedness" as a result of the borrowing of the funds required to effect such deposit) and, insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit, and the trustee shall have received Officers' Certificates to such effect on the date of such deposit and, in the case of Legal Defeasance, on such 91st day;

(5) the trustee shall have received an Officers' Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) the Company shall have delivered to the trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring such Holders over any other creditors of the Company or any Subsidiary of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(7) the Company shall have delivered to the trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

(8) the Company shall have delivered to the trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

(9) certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

    Each indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the exchange notes, as expressly provided for in the applicable indenture) as to all outstanding exchange Dollar Notes or exchange Euro Notes, as the case may be, when:

(1) either:

    (a) all such exchange notes theretofore authenticated and delivered (except lost, stolen or destroyed exchange notes which have been replaced or paid and exchange notes for whose payment money has theretofor been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the trustee for cancellation; or

    (b) all such exchange notes not theretofore delivered to the trustee for cancellation have become due and payable, and the Company has irrevocably deposited or caused to be deposited with the trustee (a) in the case of the Dollar Notes cash in U.S. dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, and (b) in the case of the Euro Notes, cash in Euros, certain direct non-callable obligations of or guaranteed by the

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       government of a member of the European Union, or a combination thereof, in each case, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge the principal of, premium, if any, and interest on such exchange notes not theretofor delivered to the trustee for cancellation to the date of deposit, together with irrevocable instructions from the Company directing the trustee to apply such funds to the payment;

(2) the Company has paid all other sums payable under the applicable indenture and such exchange notes by it; and

(3) the Company has delivered to the trustee an Officers' Certificate stating that all conditions precedent under the applicable indenture relating to the satisfaction and discharge of the applicable indenture have been complied with.

MODIFICATION OF THE INDENTURE

    From time to time, the Company and the trustee, without the consent of the Holders, may amend each indenture or the exchange Dollar Notes or exchange Euro Notes, as the case may be, for certain specified purposes, including curing ambiguities, defects or inconsistencies, adding guarantees in respect of the exchange notes or covenants, issuing exchange notes, and making other changes which do not, in the opinion of the trustee, adversely affect the rights of any of the Holders thereof in any material respect. In formulating its opinion on such matters, the trustee will be entitled to rely on such evidence as it deems appropriate, including solely on an Opinion of Counsel and Officers' Certificate. Other modifications and amendments of either indenture or the applicable exchange notes may be made with the consent of the Holders of a majority in principal amount of the then outstanding exchange Dollar Notes or exchange Euro Notes, as the case may be, issued under the applicable indenture, except that, without the consent of each Holder affected thereby, no amendment may:

(1) reduce the amount of such exchange notes whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any such exchange notes;

(3) reduce the principal of or change or have the effect of changing the fixed maturity of any such exchange notes, or change the date on which any such exchange notes may be subject to redemption, or reduce the redemption price therefor;

(4) make any such exchange notes payable in money other than that stated in such exchange notes;

(5) make any change in provisions of the applicable indenture entitling each Holder to receive payment of principal of, premium, if any, and interest on such exchange notes on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of such exchange notes to waive Defaults or Events of Default;

(6) amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate a Asset Sale Offer with respect to any Asset Sale that has been consummated; or

(7) amend, change or modify the seniority of such exchange notes or eliminate release or modify any guarantee or security for such exchange notes except in accordance with the terms thereof.

GOVERNING LAW

    Each indenture provides that such indenture and the exchange Dollar Notes or exchange Euro Notes, as the case may be, will be governed by, and construed in accordance with, the law of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

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THE TRUSTEE

    Each indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in such indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it by such indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    Each indenture and the provisions of the TIA contain certain limitations on the rights of the trustee, should it become a creditor of the Company to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the trustee will be permitted to engage in other transactions; PROVIDED, that if the trustee acquires any conflicting interest as described in the TIA, it must eliminate such conflict or resign.

NO PERSONAL LIABILITY

    Each indenture provides that an incorporator, director, officer, employee, stockholder or controlling person, as such, of the Company shall not have any liability for any obligations of the Company under the exchange notes or such indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the indentures. Reference is made to the indentures for a full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges with or into or consolidates with the Company or any of its Restricted Subsidiaries or is assumed in connection with the acquisition of assets from such Person and in each case not Incurred in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation. Such Indebtedness shall be deemed to have been Incurred at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or a Restricted Subsidiary or at the time such Indebtedness is assumed in connection with the acquisition of assets from such Person.

    "ACQUIRED PREFERRED STOCK" means Preferred Stock of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or merges with or into or consolidates with a Restricted Subsidiary, in each case not issued in connection with, or in anticipation or contemplation of, such acquisition, merger or consolidation. Such Preferred Stock shall be deemed to have been issued at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with a Restricted Subsidiary.

    "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; PROVIDED, that for purposes of the "Limitation on Transactions with Affiliates" covenant only, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling", "controlled by" and "under common control with" have correlative meanings.

    "APPROVED JURISDICTION" means any state of the United States or the District of Columbia or any Member State of the European Union in respect of which the Company delivers an Opinion of Counsel to the effect that the laws of such jurisdiction will not adversely affect the Holders of the exchange notes.

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    "ASSET ACQUISITION" means:

(1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary;

(2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business; or

(3) any Revocation with respect to an Unrestricted Subsidiary.

    "ASSET SALE" means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other transfer, including a Sale and Leaseback Transaction (each, a "Disposition") by the Company or any Restricted Subsidiary of:

    (a) any Capital Stock other than any Capital Stock of the Company and Capital Stock issued by Subsidiaries pursuant to employee benefit plans, stock option plans or similar arrangements; or

    (b) any property or assets (other than cash, Cash Equivalents or Capital Stock) of the Company or any Restricted Subsidiary.

    Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1) the Disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries as permitted under "Certain Covenants--Merger, Consolidation and Sale of Assets";

(2) a Disposition of inventory or obsolete or worn-out equipment, in each case in the ordinary course of business;

(3) Dispositions of assets in any fiscal year with a Fair Market Value not to exceed $5 million in the aggregate;

(4) for purposes of "Certain Covenants--Limitation on Asset Sales" only, the making of a Restricted Payment permitted under "Certain
    Covenants--Limitation on Restricted Payments;" and

(5) a Disposition to the Company or a Restricted Subsidiary, including a Person that is or will become a Restricted Subsidiary immediately after the Disposition;

(6) a Disposition in the ordinary course of business of capacity, fiber, space, minutes, packets or other related facilities or services on any fiber optic cable system or telecommunications network owned, controlled, resold or operated by the Company or any Restricted Subsidiary or of telecommunications capacity, transmission rights, conduit or rights-of-way acquired by the Company or any Restricted Subsidiary for use in a Telecommunications Business of the Company or any Restricted Subsidiary or of telecommunications services on any property owned, controlled or operated by the Company or any Restricted Subsidiary; and

(7) a Disposition to a landing party pursuant to and in accordance with the provisions of the Construction and Maintenance Agreement, dated as of December 14, 1994, among FLAG Limited and each of the landing parties signatory thereto.

    "ASSET SALE OFFER" has the meaning set forth under "Certain
Covenants--Limitation on Asset Sales."

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors, management committee or similar governing body of such Person or any duly authorized committee thereof.

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    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

    "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP. For purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CAPITAL STOCK" means:

(1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2) with respect to any Person that is not a corporation, any and all partnership, limited liability or other equity or ownership interests of such Person; and

(3) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above;

    provided that Capital Stock does not include debt instruments convertible into Capital Stock.

    "CASH EQUIVALENTS" means:

(1) marketable direct obligations issued by, or unconditionally guaranteed by, the government of the United States, the United Kingdom, France or Germany or any European Union central bank or issued by any agency of any such government and backed by the full faith and credit of such government, in each case maturing within six months from the date of acquisition thereof;

(2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

(3) commercial paper maturing within 270 days from the date of creation thereof and, at the time of acquisition, rated at least "A-2" or the equivalent thereof or "P-2" or the equivalent thereof by S&P and Moody's, respectively;

(4) certificates of deposit or bankers' acceptances maturing within six months from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any country of the European Union or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500 million (or the equivalent) and Thompson Bank Rating Watch of "B" or better;

(5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

(6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
    (5) above.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

(1) any "person" or "group" other than a Permitted Holder is or becomes the "beneficial owner" (as such terms are used in Section 13(d)(3) of the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is

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    exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Voting Stock (measured by voting power rather than number of shares) of the Company,

(2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or is a designee of any one of the Permitted Holders or any combination thereof or was so nominated or elected by any such Permitted Holder or Permitted Holders or any of their designees, cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

(3) the Company consolidates or merges with or into any other Person or sells, assigns, conveys, transfers leases or otherwise disposes of all or substantially all of its assets to any other Person, other than a consolidation or merger or disposition of assets:

    (a) of or by the Company into or to a Wholly Owned Restricted Subsidiary of the Company,

    (b) into or to a Permitted Holder, or

    (c) pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, at least a majority of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation or the Person to whom the Company's assets are transferred immediately following such transaction.

    "COMMISSION" means the Securities and Exchange Commission, or any successor agency thereto with respect to the regulation or registration of securities.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests and any warrants, rights or options to purchase any such common equity interests.

    "CONSOLIDATED CAPITAL RATIO" means, as of any date of determination, the ratio of:

(1) the aggregate amount of Consolidated Indebtedness outstanding as of such date to

(2) the Consolidated Net Worth for such date.

    "CONSOLIDATED CASH FLOW" means, for any period, Consolidated Net Income for such period, plus or minus the following, as the case may be:

(1) to the extent deducted in calculating such Consolidated Net Income, Consolidated Income Tax Expense for such period; PLUS

(2) to the extent deducted in calculating such Consolidated Net Income, Consolidated Interest Expense for such period; PLUS OR MINUS

(3) any change in Deferred Revenues; PLUS

(4) to the extent deducted in calculating such Consolidated Net Income, Consolidated Non-cash Charges for such period; and MINUS

(5) (a) all non-cash credits and gains increasing Consolidated Net Income for such period (excluding non-cash credits and gains excluded in the determination of Consolidated Net Income for such

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    period) and (b) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated Cash Flow in any prior period.

    Notwithstanding the foregoing, Consolidated Income Tax Expense, Consolidated Non-cash Charges and change in Deferred Revenues of a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its shareholders.

    "CONSOLIDATED INCOME TAX EXPENSE" means, for any period, the provision for Federal, state, local and foreign income taxes payable by the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED INDEBTEDNESS" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries and Preferred Stock of the Restricted Subsidiaries, other than Preferred Stock held by the Company or by any Restricted Subsidiary, outstanding at such time.

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, the sum of, without duplication determined on a consolidated basis in accordance with GAAP:

(1) the aggregate of cash and non-cash interest expense of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation (whether or not classified as interest expense in accordance with GAAP):

    (a) any amortization or accretion of debt discount or any interest paid on Indebtedness of the Company in the form of additional Indebtedness,

    (b) any amortization of deferred financing costs,

    (c) the net costs under Hedging Obligations (including amortization of fees),

    (d) all capitalized interest,

    (e) the interest portion of any deferred payment obligation,

    (f) commissions, discounts and other fees and charges Incurred in respect of letters of credit or bankers' acceptances, and

    (g) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on the assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon);

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and its Restricted Subsidiaries during such period;

(3) the amount of all cash and non-cash dividend payments or distributions on any series of Preferred Stock or Disqualified Capital Stock of any Restricted Subsidiary (other than dividends payable to the Company or any Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period; and

(4) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

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    "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of the aggregate amount of Consolidated Indebtedness as of such date to Consolidated Cash Flow for the four most recent full fiscal quarters for which financial statements are available ending prior to the date of such determination (the "Four Quarter Period"). For purposes of this definition, "Consolidated Indebtedness" and "Consolidated Cash Flow" shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Securities Act for the period of such calculation to:

(1) the Incurrence or repayment or redemption of any Indebtedness of the Company or any of its Restricted Subsidiaries (and the application of the proceeds thereof), including the Incurrence of any Indebtedness (and the application of the proceeds thereof) giving rise to the need to make such determination, occurring during such Four Quarter Period or at any time subsequent to the last day of such Four Quarter Period and on or prior to such date of determination, to the extent, in the case of an Incurrence, such Indebtedness is outstanding on the date of determination, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

(2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such determination as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) Incurring Acquired Indebtedness and including, without limitation, by giving pro forma effect to any Consolidated Cash Flow (provided that such pro forma Consolidated Cash Flow shall be calculated in a manner consistent with the exclusions in the definition of "Consolidated Net Income") attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to such date of determination, as if such Asset Sale or Asset Acquisition (including the Incurrence of any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

    In addition, the amount of Indebtedness under any revolving credit facility will be computed based on:

    (a) the average daily balance of such Indebtedness during such Four Quarter Period, or

    (b) if such facility was created after the end of such Four Quarter Period, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation, in each case giving pro forma effect to any borrowings related to any transaction referred to in clause (2) above.

    "CONSOLIDATED NET INCOME" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, that there shall be excluded therefrom:

(1) net after-tax gains or losses from Asset Sales or abandonments or reserves relating thereto;

(2) net after-tax items classified as extraordinary gains or losses;

(3) for purposes of calculating Consolidated Cash Flow pursuant to clause (3) of the first paragraph of "Certain Covenants--Limitations on Restricted Payments" only, the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

(4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise;

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(5) the net income (or loss, but only in the case of Unrestricted Subsidiaries)
    of any Person, other than the Company or a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or to a Restricted Subsidiary by such Person which are not included pursuant to clause (C) of the first paragraph of "Certain Covenants--Limitation on Restricted Payments;"

(6) any increase (but not decrease) in net income attributable to minority interests in any Restricted Subsidiary;

(7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

(8) the cumulative effect of changes in accounting principles; and

(9) for purposes of calculating Consolidated Cash Flow pursuant to clause 3(A) of the first paragraph of "Certain Covenants--Limitation on Restricted Payments" only, any earnings of a Surviving Entity prior to assuming the Company's obligations under the indentures and the exchange notes pursuant to "Certain Covenants--Limitation on Merger, Consolidation and Sales of Assets".

    "CONSOLIDATED NET WORTH" means, as of any date of determination, the excess (if any) of:

(1) the total amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter for which financial statements are available ending prior to such date as the aggregate paid-in capital relating to the Company's Capital Stock (excluding Disqualified Stock), after giving pro forma effect to any issuance, repurchase or redemption of the Company's Capital Stock since the end of such most recent fiscal quarter, over

(2) the amount of Restricted Investments (including Designation Amounts, but excluding Restricted Investments in Permitted Joint Ventures) made by the Company or its Restricted Subsidiaries since the Issue Date.

    "CONSOLIDATED NON-CASH CHARGES" means, for any period, the aggregate depreciation, amortization (including amortization of goodwill and other intangibles and the amount of capacity available for sale charged to cost of sales, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses or losses (including non-cash charges related to any employee stock ownership or option plan) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge which constitutes an accrual of or a reserve for cash charges for any future period or the amortization of a prepaid cash expense paid in a prior period).

    "COVENANT DEFEASANCE" has the meaning set forth under "Legal Defeasance and Covenant Defeasance."

    "CURRENCY AGREEMENT" means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party relating to foreign currency denominated Indebtedness.

    "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

    "DEFERRED REVENUE" means amounts appearing as a liability on the balance sheet of the Company and its Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) classified as deferred revenues to the extent of cash received in connection therewith or to the extent a receivable with terms customary in the industry or otherwise commercially reasonable is recorded on the balance sheet, as of the end of the most recent fiscal quarter for which financial statements are available ending prior to the date of determination.

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    "DESIGNATION" and "DESIGNATION AMOUNT" have the meanings set forth under
"Certain Covenants--Limitation on Restricted Payments."

    "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the exchange notes; PROVIDED, HOWEVER, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under "--Certain Covenants--Limitation on Restricted Payments" and until such time as the Company has satisfied its obligations to the Holders of exchange notes as described under "Change of Control."

    "EURO" or "[EURO]" means the currency adopted by the European Union.

    "EUROPEAN UNION" means the member nations to the third stage of European Monetary Union pursuant to the Treaty of Rome establishing the European Community, as amended by the Treaty on European Union, signed at Maastricht on February 7, 1992.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

    "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction; PROVIDED, that the Fair Market Value of any such asset or assets shall be determined conclusively by the Board of Directors of the Company acting in good faith, and shall be evidenced by a Board Resolution.

    "FLAG LIMITED CREDIT AGREEMENT" means the credit agreement, dated as of January 28, 1998, among FLAG Limited, the Term Lenders thereto, the Revolving Lenders thereto, Barclays Bank plc and International Trust Company of Bermuda, as amended.

    "FOUR QUARTER PERIOD" has the meaning set forth in the definition of "Consolidated Leverage Ratio" above.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person:

    (a) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or

    (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part,

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PROVIDED that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "HEDGING OBLIGATIONS" means the obligations of any Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "HOLDERS" means a holder from time to time of the Dollar Notes and/or the Euro Notes, as appropriate.

    "INCUR" means, with respect to any Indebtedness, Lien or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person or Lien (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the preceding); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation of such person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness and that neither the accrual of interest nor the accretion of original issue discount shall be deemed an Incurrence of Indebtedness. Any Indebtedness or Lien of any Person outstanding at the time such Person becomes a Restricted Subsidiary (including upon Revocation) or is merged with or into or consolidates with the Company or a Restricted Subsidiary, whether or not such Indebtedness or Lien was Incurred in connection with or in anticipation thereof, shall be deemed Incurred at the time it becomes a Restricted Subsidiary.

    "INDEBTEDNESS" means with respect to any Person, without duplication:

(1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money;

(2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

(5) all letters of credit, banker's acceptances or similar credit transactions, including reimbursement obligations in respect thereof;

(6) Guarantees of such Person in respect of Indebtedness referred to in clauses
    (1) through (5) above and clauses (8) and (9) below;

(7) all Indebtedness of any other Person of the type referred to in clauses
    (1) through (6) which is secured by any Lien on any property or asset of such Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured;

(8) all obligations under Hedging Obligations of such Person; and

(9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; PROVIDED, that:

    (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price shall be calculated in accordance with the terms of the Disqualified Capital

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       Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indentures, and

    (b) if the maximum fixed repurchase price is based upon, or measured by, the fair market value of the Disqualified Capital Stock, the fair market value shall be the Fair Market Value thereof.

    "INDEPENDENT FINANCIAL ADVISOR" means an accounting firm, appraisal firm, investment banking firm or consultant of nationally recognized standing that is, in the judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and which is independent in connection with the relevant transaction.

    "INTEREST RATE AGREEMENT" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of interest hedging agreements.

    "INVESTMENT" means, with respect to any Person, any:

(1) direct or indirect loan or other extension of credit (including, without limitation, a guarantee),

(2) capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or

(3) any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person.

"Investment" shall exclude (A) accounts receivable or deposits arising in the ordinary course of business; (B) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (C) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary; and (D) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments. Any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of a Restricted Subsidiary (including any issuance and sale of Capital Stock by a Restricted Subsidiary) such that, after giving effect to any such sale or disposition, such Restricted Subsidiary would cease to be a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to sum of the Fair Market Value of the Capital Stock of such former Restricted Subsidiary held by the Company or any Restricted Subsidiary immediately following such sale or other disposition and the amount of any Indebtedness of such former Restricted Subsidiary Guaranteed by the Company or any Restricted Subsidiary or owed to the Company or any other Restricted Subsidiary immediately following such sale or other disposition.

    "ISSUE DATE" means the date of issuance of initial notes under the indentures.

    "LEGAL DEFEASANCE" has the meaning set forth under "Legal Defeasance and Covenant Defeasance."

    "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

    "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of

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cash or Cash Equivalents received by the Company or any of its Restricted
Subsidiaries from such Asset Sale, net of:

(1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions);

(2) taxes paid or payable in respect of such Asset Sale after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

(3) repayment of Indebtedness secured by a Lien on the asset disposed of in such Asset Sale permitted under the indentures that is required to be repaid in connection with such Asset Sale; and

(4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "OFFICER" means, when used in connection with any action to be taken by the Company, the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the General Counsel or the Treasurer of the Company.

    "OFFICERS' CERTIFICATE" means, when used in connection with any action to be taken by the Company, a certificate signed by two Officers of the Company and delivered to the trustee.

    "OPINION OF COUNSEL" means a written opinion of counsel, who may be an employee of or counsel for the Company and who shall be reasonably acceptable to the trustee.

    "PERMITTED CREDIT FACILITY" means one or more credit agreements, loan agreements or similar facilities in the bank credit market (which may include institutional investor participation), secured or unsecured, providing for revolving credit loans, term loans and/or letters of credit, including the FLAG Limited Credit Agreement, entered into from time to time by the Company and its Restricted Subsidiaries, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified, restated or replaced from time to time.

    "PERMITTED HOLDERS" means Bell Atlantic Corporation, Dallah Albaraka Holding Company and their respective Affiliates.

    "PERMITTED INVESTMENTS" means:

(1) Investments by the Company or any Restricted Subsidiary in any Person that is, or that result in any Person becoming, immediately after such Investment, a Restricted Subsidiary or constituting a merger or consolidation of such Person into the Company or with or into a Restricted Subsidiary;

(2) Investments by any Restricted Subsidiary in the Company;

(3) Investments in cash and Cash Equivalents;

(4) any extension, modification or renewal of any Investments existing as of the Issue Date (but not Investments involving additional advances, contributions or other investments of cash or property or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms of such Investment as of the Issue Date);

(5) Investments received as a result of the bankruptcy or reorganization of any Person or taken in settlement of or other resolution of claims or disputes, and, in each case, extensions, modifications and renewals thereof; and

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(6) Investments made by the Company or its Restricted Subsidiaries as a result of non-cash consideration permitted to be received in connection with an Asset Sale made in compliance with the covenant described under "Certain Covenants--Limitation on Asset Sales."

    "PERMITTED JOINT VENTURE" means a Person engaged in the Telecommunications Business as to which the Company exercises no less than a veto right over material operating, financial and strategic actions and owns at least 30% of the Voting Stock and Capital Stock and no more than 50% of the Voting Stock and Capital Stock; PROVIDED, HOWEVER, that neither the Company nor any Restricted Subsidiary will at any time:

(1) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Permitted Joint Venture) to the satisfaction of, or guarantee, any Indebtedness of any Permitted Joint Venture (including any undertaking, agreement or instrument evidencing such Indebtedness);

(2) be directly or indirectly liable for any Indebtedness of any Permitted Joint Venture; or

(3) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Permitted Joint Venture;

    except, in the case of (1), (2) or (3), (x) Guarantees provided on a several, but not joint, basis, or loans, in each case, in proportion to the Company's ownership interest in the relevant Permitted Joint Venture or
    (y) any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of any Permitted Joint Venture.

    "PERMITTED LIENS" means any of the following:

(1) Liens securing Indebtedness Incurred in accordance with clause 2(d), (e) or
    (f) of "Certain Covenants--Limitation on Additional Indebtedness and Preferred Stock", PROVIDED that:

    (a) Liens securing Indebtedness Incurred pursuant to such clause 2(e)(x) shall cover only the assets acquired with the proceeds of such Indebtedness and shall be created within 180 days of such acquisition; and

    (b) Liens securing Indebtedness pursuant to such clause 2(f) shall only cover the property securing the Indebtedness to which the relevant Hedging Obligations relate;

(2) Liens in favor of the Company or any Restricted Subsidiary;

(3) Liens:

    (a) on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries (including Liens securing Acquired Indebtedness), PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary and if such Liens secure Subordinated Indebtedness, such Liens shall be junior and subordinate to Liens on the same property securing the exchange notes;

    (b) Liens on property existing at the time of acquisition thereof by the Company or any of its Restricted Subsidiaries, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

(4) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(5) Liens existing on the Issue Date and Liens to secure any Permitted Refinancing Indebtedness which is Incurred to Refinance any Indebtedness which has been secured by a Lien permitted under the

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    covenant described under "Certain Covenants--Limitation on Liens" and which
    Indebtedness has been Incurred in accordance with "Certain
    Covenants--Limitation on Incurrence of Additional Indebtedness and Preferred Stock"; PROVIDED, that such new Liens:

    (a) are no less favorable to the Holders of exchange notes and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and

    (b) do not extend to any property or assets other than the property or assets securing the Indebtedness Refinanced by such Refinancing Indebtedness;

(6) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(7) zoning restrictions, rights-of-way, easements and similar charges or encumbrances incurred in the ordinary course which in the aggregate do not detract from the value of the property thereof;

(8) Liens arising by reason of operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, Incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by appropriate proceedings which suspend the collection thereof; and

(9) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $15 million at any one time outstanding and that:

    (a) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and

    (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary.

    "PERMITTED REFINANCING INDEBTEDNESS" means Refinancing Indebtedness in respect of:

(1) Indebtedness (other than Indebtedness owed to the Company or any Subsidiary) Incurred pursuant to paragraph (1) of "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Preferred Stock," or

(2) Indebtedness Incurred pursuant to paragraph 2(a) or 2(i) of "Certain Covenants--Limitation on Incurrence of Additional Indebtedness and Preferred Stock".

    "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to profits, dividends, distributions or redemptions or upon liquidation.

    "PUBLIC EQUITY OFFERING" means an underwritten public offering of Common Stock of the Company (other than Disqualified Stock) for cash resulting in gross proceeds to the Company of at least $50 million.

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness (including Acquired Indebtedness and Acquired Preferred Stock) of the Company or any Restricted Subsidiary Incurred for the purpose of financing all or any part of the purchase price, or other cost of construction, development, leasing or improvement of any property (excluding a Sale and Leaseback Transaction involving property previously owned by the Company or any Restricted Subsidiary); PROVIDED that the aggregate principal amount of such Indebtedness or liquidation value of such Preferred Stock does not exceed the lesser of the Fair Market Value of such property or such purchase price or cost at the time of purchase, construction, development, lease or

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improvement, as determined in accordance with GAAP in good faith by the Board of
Directors of the Company, including any Refinancing Indebtedness for such Indebtedness.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock and that is not convertible into or exchangeable into Disqualified Capital Stock.

    "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary, to the extent that such Refinancing does not:

(1) result in an increase in the aggregate principal amount (or accreted value, if less) of the Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2) create Indebtedness with:

    (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or

    (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED, that:

       (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness of the Company, and

       (y) if such Indebtedness being Refinanced is Subordinated Indebtedness, then such Refinancing Indebtedness shall be subordinate to the exchange notes at least to the same extent and in the same manner as the indebtedness being Refinanced.

    "REPLACEMENT ASSETS" has the meaning set forth under "Certain
Covenants--Limitation on Asset Sales."

    "RESTRICTED INVESTMENT" means any Investment (other than a Permitted Investment).

    "RESTRICTED PAYMENT" has the meaning set forth under "Certain
Covenants--Limitation on Restricted Payments."

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which at the time of determination is not an Unrestricted Subsidiary.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person by whom funds have been or are to be advanced on the security of such Property.

    "SENIOR INDEBTEDNESS" means the exchange notes and any other Indebtedness of the Company which ranks equal in right of payment with the exchange notes.

    "SIGNIFICANT SUBSIDIARY" shall mean a Restricted Subsidiary of the Company constituting a "Significant Subsidiary" in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act.

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    "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision
(but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

    "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company which is expressly subordinated in right of payment to the exchange notes.

    "SUBSIDIARY," with respect to any Person, mean any other Person of which such Person owns, directly or indirectly, more than 50% of the voting power of the other Person's outstanding Voting Stock.

    "TELECOMMUNICATIONS ASSETS" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used by the Company and its Restricted Subsidiaries in the Telecommunications Business owned and operated by the Company and its Restricted Subsidiaries; provided that Capital Stock shall constitute Telecommunications Assets only to the extent it represents Capital Stock of a Person engaged in a Telecommunications Business and such Person becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

    "TELECOMMUNICATIONS BUSINESS" means the business of:

(1) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities,

(2) constructing, creating, developing or marketing communications networks, related network transmission equipment, software and other devices for use in a telecommunications business,

(3) maintaining, operating or repairing communications networks, including ownership of the assets necessary to engage in the aforementioned activities,

(4) providing data center management or co-location services, or

(5) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (1) through (4) above, PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company designated as such pursuant to "Certain Covenants--Limitation on Restricted Payments." Any such Designation may be revoked by a Board Resolution of the Company, subject to the provisions of such covenant.

    "VENDOR FACILITY" means any agreements between the Company or any Restricted Subsidiary and one or more vendors or lessors of equipment or other capital assets (or their affiliated financial providers) to the Company or any Restricted Subsidiary for use by them in the Telecommunications Business providing financing to the Company or any Restricted Subsidiary for the lease or purchase of such equipment or other capital assets.

    "VOTING STOCK" with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness into

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(2) the sum of the total of the products obtained by multiplying:

    (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, as the case may be, including payment at final maturity, in respect thereof, by

    (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of the Company means any Restricted Subsidiary of which all the outstanding Capital Stock (other than in the case of a foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by the Company or any Wholly Owned Restricted Subsidiary.

BOOK ENTRY; DELIVERY AND FORM

GENERAL

    Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $1,000 or [EURO]1,000, as applicable, and integral multiples of $1,000 or [EURO]1,000, as applicable, in excess thereof. The exchange notes will be issued at the closing of the exchange offer.

    The initial Dollar Notes and the initial Euro Notes were offered and sold,

    - to QIBs in reliance on Rule 144A ("Dollar 144A Notes" and "Euro 144A Notes", respectively, and, collectively, "144A Notes"), or

    - in offshore transations in reliance on Regualtion S ("Dollar Regulation S Notes" and "Euro Regulation S Notes", respectively, and, collectively, "Regulation S Notes").

FORM

    The exchange Dollar 144A Notes and the exchange Dollar Regulation S Notes will each be represented by one or more global notes in definitive, fully registered form without interest coupons (the "Dollar 144A Global Notes" and the "Dollar Regulation S Global Notes", respectively, and, collectively, "Dollar Global Notes") and will be deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of a nominee of DTC.

    The exchange Euro 144A Notes and the exchange Euro Regulation S Notes will each be represented by one or more global notes in definitive, fully registered form without interest coupons (the "Euro 144A Global Notes" and the "Euro Regulation S Global Notes", respectively, and, collectively, "Euro Global Notes"). The Euro Global Notes will be deposited with a common depositary (the "Common Depositary") for Morgan Guaranty Trust Company of New York as operator of the Euroclear System (Euroclear) and Clearstream Banking S.A. ("Clearstream, Luxembourg," formerly Cedelbank) and registered in the name of a nominee of the Common Depositary.

    We refer to the Dollar 144A Global Notes and the Euro 144A Global Notes collectively herein as the "144A Global Notes" and we refer to the Dollar Regulation S Global Notes and the Euro Regulation S Global Notes collectively herein as the "Regulation S Global Notes." We refer to the Dollar Global Notes and the Euro Global Notes collectively as the "Global Notes."

BOOK-ENTRY PROCEDURES

    GLOBAL NOTES. The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and we urge investors to contact the system or their participants directly to discuss these matters.

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    DOLLAR GLOBAL NOTES.  Ownership of beneficial interests in a Dollar Global
Note will be limited to participants or persons who hold interests through its participants. Ownership of beneficial interests in the Dollar Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

    EURO GLOBAL NOTES. Ownership of beneficial interests in a Euro Global Note will be limited to participants or persons who hold interests through participants in Euroclear or Clearstream, Luxembourg. Ownership of beneficial interests in the Euro Global Notes will be shown on, and the transfer of that ownership will be effected only through records maintained by Euroclear and Clearstream, Luxembourg or their respective nominees (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

    AS LONG AS DTC OR THE COMMON DEPOSITARY, OR THEIR RESPECTIVE NOMINEES, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR THE COMMON DEPOSITARY OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE EXCHANGE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES AND UNDER THE INDENTURES AND THE EXCHANGE NOTES.

    Unless:

(1) in the case of a Dollar Global Note DTC notifies us that it is unwilling or unable to continue as depositary for a Global Note or ceases to be a "Clearing Agency" registered under the Exchange Act;

(2) in the case of a Euro Global Note, Euroclear and Clearstream, Luxembourg notify us that they are unwilling or unable to continue as clearing agency;

(3) in the case of a Euro Global Note, the Common Depositary notifies us that they are unwilling or unable to continue as Common Depositary and a successor Common Depositary is not appointed within 120 days of such notice; or

(4) in the case of any exchange Note, an event of default has occurred and is continuing with respect to such Note,

owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of exchange notes in certificated form and will not be considered the owners or holders of the Global Note (or any exchange notes represented thereby) under the indentures or the exchange notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's and/or Euroclear's and Clearstream, Luxembourg's applicable procedures (in addition to those under the indentures referred to herein).

    Investors in the Euro Global Notes may hold their interests therein through Clearstream, Luxembourg or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the Euro Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of the Common Depositary. Investors in the Dollar 144A Global Notes may hold their interests therein directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and Clearstream, Luxembourg) which are participants in such system. Investors in the Dollar Regulation S Global Notes must initially hold their interests therein through Euroclear or Clearstream, Luxembourg, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors may also hold interests in the Dollar Regulation S Global Notes through organizations other than Euroclear or Clearstream, Luxembourg that are participants or indirect participants in DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC and/or Euroclear and Clearstream, Luxembourg.

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PAYMENTS ON THE EXCHANGE NOTES

    Payments of the principal of and interest on Dollar Global Notes will be made to DTC or its nominee as the registered owner thereof. Payments of the principal of and interest on Euro Global Notes will be made to the order of the Common Depositary or its nominee as the registered owner thereof. Neither we, the trustee, the Common Depositary nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining supervision or reviewing any records relating to such beneficial ownership interests.

    We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any exchange notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such exchange notes as shown on the records of DTC or its nominee.

    We expect that the Common Depositary, in its capacity as paying agent, upon receipt of any payment of principal or interest in respect of a Global Note representing any exchange notes held by it or its nominee, will immediately credit the accounts of Euroclear and Clearstream, Luxembourg which in turn will immediately credit accounts of participants in Euroclear and Clearstream, Luxembourg with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Note for such exchange notes as shown on the records of Euroclear and Clearstream, Luxembourg.

    We also expect that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

    Because DTC, Euroclear and Clearstream, Luxembourg can only act on behalf of their respective participants, who in turn act on behalf of indirect participants and certain banks, the ability of a holder of a beneficial interest in Global Notes to pledge such interest to persons or entities that do not participant in the DTC, Euroclear or Clearstream, Luxembourg systems, or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for such interest. The laws of some countries and some U.S. states require that certain persons take physical delivery of securities in certificated form. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited.

    Except for trades involving only Euroclear and Clearstream, Luxembourg participants, interests in the Dollar Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers of interests in Dollar Global Notes between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers of interests in Euro Global Notes and Dollar Global Notes between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

    Cross-market transfers of Dollar Notes between DTC participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payments in

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accordance with normal procedures for same-day funds settlement applicable to
DTC Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

    Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Dollar Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg immediately following the DTC settlement date). Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream, Luxembourg participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following the DTC settlement date.

    DTC, Euroclear and Clearstream, Luxembourg have advised us that they will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account with DTC or Euroclear or Clearstream, Luxembourg, as the case may be, interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the exchange notes, DTC, Euroclear and Clearstream, Luxembourg reserve the right to exchange the Global Notes for exchange notes in certificated form, and to distribute such exchange notes to their respective participants.

    If the exchange notes are issued in certificated form, holders of such certificated exchange notes will be able to receive payments of principal and interest on their exchange notes in accordance with the procedures described under "--Certificated Notes."

DEPOSITARY PROCEDURES

    DTC. DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organization. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant directly or indirectly ("indirect participants").

    EUROCLEAR AND CLEARSTREAM, LUXEMBOURG. Euroclear and Clearstream, Luxembourg have advised us as follows: Euroclear and Clearstream, Luxembourg each hold securities for their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer between their respective account holders, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfer of securities.

    Euroclear and Clearstream, Luxembourg each provide various services including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Euroclear and Clearstream, Luxembourg each also deal with domestic securities markets in several countries through established depository and custodial relationships. The respective systems of Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective account holders may settle trades with each other.

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    Account holders in both Euroclear and Clearstream, Luxembourg are world-wide financial institutions including underwriters, securities brokers and dealers, trust companies and clearing corporations, indirect access to both Euroclear and Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

    An account holder's overall contractual relations with either Euroclear or Clearstream, Luxembourg are governed by the respective rules and operating procedures of Euroclear or Clearstream, Luxembourg and any applicable laws. Both Euroclear and Clearstream, Luxembourg act under such rules and operating procedures only on behalf of their respective account holders, and have no record of or relationship with persons holding through their respective account holders.

    Although DTC, Euroclear and Clearstream, Luxembourg currently follow the foregoing procedures to facilitate transfers of interests in Global Notes among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to do so, and such procedures may be discontinued or modified at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

    If any depositary is at any time unwilling or unable to continue as a depositary for the exchange notes for the reasons set forth above under "Book Entry Procedures," we will issue certificates for such exchange notes in definitive, fully registered, non-global form without interest coupons in exchange for the Global Notes. Certificates for exchange notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by DTC, Euroclear, Clearstream, Luxembourg or the Common Depositary (in accordance with their customary procedures) and will bear the applicable restrictive legend referred to in "Notice to Investors" unless the Company determines otherwise in accordance with the indentures and in compliance with applicable law.

    In the event definitive exchange notes are issued, the holders of definitive exchange notes will be able to receive payments of principal and interest on their exchange notes at the office of the Company's paying agent maintained in the Borough of Manhattan, and, if the definitive Euro Notes are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg. All payments of interest may be received at the offices of a paying agent upon presentation of certificated exchange notes and all payments of principal may be received at such offices upon surrender of the exchange notes. The Company also has the option of mailing checks to the registered holders of the exchange notes.

    The Company's paying agent with respect to the Dollar Notes in the Borough of Manhattan is currently the corporate trust office of The Bank of New York, located at 101 Barclay Street, Floor 21 West, New York, New York. The Company's paying agent with respect to the Euro Notes in London, United Kingdom is currently the corporate trust office of The Bank of New York, London Branch, at 1 Canada Square, London E14 5AL, United Kingdom. The Company's paying agent and transfer agent with respect to the Euro Notes in Luxembourg is Kredietbank S.A. Luxembourgeoise, currently located at 43 boulevard Royal, L-2955 Luxembourg. As long as the Euro Notes are listed on the Luxembourg Stock Exchange, the Company will maintain a paying agent and transfer agent in Luxembourg. Any change in the Luxembourg paying agent and transfer agent will be published in Luxembourg. See "--Notices."

    In the event definitive exchange notes are issued, the holders of definitive exchange notes will be able to transfer their exchange notes, in whole or in part, by surrendering the exchange notes for registration of transfer at the offices of The Bank of New York and, so long as definitive Euro Notes are listed on the Luxembourg Stock Exchange, at the offices of the paying agent in Luxembourg, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and the securities registrar. Upon surrender, the Company will execute, and the trustee will authenticate and deliver new exchange notes to the designated transferee in the amount being transferred, and a new Note for any

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amount not being transferred will be issued to the transferor. Any new exchange notes so issued may be obtained through the offices of the Paying Agent (including, for so long as the Euro Notes are listed on the Luxembourg Stock Exchange, the paying agent in Luxembourg). The Company will not charge any fee for the registration of transfer or exchange, except that the Company may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer. Notwithstanding any statement herein, we and the trustees reserve the right to impose such transfer, certification, exchange or other requirements, if any, as they may determine are necessary to ensure compliance with applicable laws or as DTC, Euroclear or Clearstream, Luxembourg may require.

SAME-DAY SETTLEMENT AND PAYMENT

    The indentures require that payment in respect of the exchange notes represented by the Global Notes, including principal, and premium, if any, be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to exchange notes in certificated form, we will make all payments of principal, and premium, if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof, or, if no such account is specified, by mailing a check to each such holder's registered address. The Dollar Notes represented by the Dollar Global Notes will be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Dollar Notes will, therefore, be required by DTC to be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a participant in DTC will be credited and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream, Luxembourg participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    We entered into the Registration Agreements with the initial purchasers. You may obtain a copy of the agreements from us. Under the agreements, we agreed to file with the SEC an exchange offer registration statement with respect to an offer to exchange the initial notes for the exchange notes with terms substantially identical to the initial notes. If the exchange offer registration statement becomes effective, we will offer to noteholders who are able to make certain representations the opportunity to exchange their initial notes for exchange notes. We will also file a shelf registration statement to cover resales of initial notes or exchange notes by holders who provide us with certain information if:

    - we are not required to file the exchange offer registration statement or permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

    - any holder notifies us within the specified time period that: it is prohibited by law or SEC policy from participating in the exchange offer (other than due solely to the status of such holder as one of our affiliates); it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales during the 30-day period immediately following the consummation of the exchange offer; or it is a broker-dealer and owns existing Notes acquired directly from us or one of our affiliates.

    We will use our best efforts to obtain effectiveness of the applicable registration statement as promptly as possible.

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    UNDER EXISTING INTERPRETATIONS OF THE STAFF OF THE DIVISION OF CORPORATION
FINANCE OF THE SEC, THE EXCHANGE NOTES WOULD IN GENERAL BE FREELY TRADABLE AFTER THE COMPLETION OF THE EXCHANGE OFFER WITHOUT FURTHER COMPLIANCE WITH THE REGISTRATION AND DELIVERY REQUIREMENTS OF THE SECURITIES ACT. HOWEVER, THE SEC INDICATED THAT IT MAY REPEAL THESE INTERPRETATIONS. FURTHERMORE, THE SEC MAY ADOPT CERTAIN PROPOSED RULE CHANGES UNDER THE SECURITIES ACT. IF THE INTERPRETATIONS REFERRED TO ABOVE ARE REPEALED BEFORE THE EXCHANGE OFFER IS CONSUMMATED SO THAT THE EXCHANGE OFFER WOULD NO LONGER BE PERMISSIBLE, THEN HOLDERS OF THE INITIAL NOTES WILL NOT BE ABLE TO RECEIVE EXCHANGE NOTES PURSUANT TO AN EXCHANGE OFFER. RATHER, THE INITIAL NOTES WILL ONLY BE REGISTERED IN CONNECTION WITH RESALES BY THE HOLDERS. IN CONNECTION WITH THE RESALES, THE HOLDERS WILL BE REQUIRED TO DELIVER A PROSPECTUS TO THE PURCHASERS AND WILL BE SUBJECT TO CERTAIN OF THE CIVIL LIABILITY PROVISIONS UNDER THE SECURITIES ACT.

    Under the Registration Agreements we agreed to:

    - file this exchange offer registration statement with the SEC by the 60(th) day after the closing for the offering of the initial notes;

    - use our best efforts to obtain effectiveness of this exchange offer registration statement by the 150(th) day after the closing for the offering of the initial notes;

    - unless the exchange offer would not be permitted by applicable law or SEC policy, commence the exchange offer and use our best efforts to issue by the 180(th) day after the closing for the offering of the initial notes the exchange notes in exchange for all initial notes tendered in the exchange offer;

    - if obligated to file the shelf registration statement, use our best efforts to file the shelf registration statement with the SEC by the 45(th) day following the date of the occurrence of one of the events specified in the Registration Agreements which gives rise to our obligation to file a shelf registration statement; and

    - if obligated to file the shelf registration statement, use our best efforts to obtain effectiveness of the shelf registration statement by the 90(th) day following the date of the occurrence of one of the events specified in the Registration Agreements which gives rise to our obligation to file a shelf registration statement.

    We have agreed to pay liquidated damages if:

    - we fail to file this exchange offer registration statement by the 60(th) day after the closing for the offering of the initial notes;

    - this exchange offer registration statement is not declared effective by the SEC by the 150( th) day after the closing for the offering of the initial notes;

    - we fail to consummate the exchange offer by the 180(th) day after the closing for the offering of the initial notes;

    - this exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of exchange notes in accordance with and during the periods specified in the Registration Agreements;

    - we fail to file the shelf registration statement by the 45(th) day following the date of the occurrence of one of the events specified in the Registration Agreements which gives rise to our obligation to file a shelf registration statement;

    - the shelf registration statement is not declared to be effective by the SEC by the 90(th) day following the date of the occurrence of one of the events specified in the Registration Agreements which gives rise to our obligation to file a shelf registration statement; or

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    - the shelf registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities in accordance with and during the periods specified in the Registration Agreements.

    Each event described above is a registration default. "Transfer Restricted Securities" means each initial note, or exchange note, until:

    - the date on which the initial note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

    - following the exchange by a broker-dealer in the exchange offer of an initial note for an exchange note, the date on which the exchange note is sold to a purchaser who receives from the broker-dealer on or prior to the date of sale a copy of the exchange offer prospectus;

    - the date on which the initial note has been effectively registered under the Securities Act of 1933 and disposed of under the shelf registration statement; or

    - the date on which the initial note is publicly sold under Rule 144.

    If a registration default occurs, we will pay to each holder of initial notes, as liquidated damages and not as a penalty, additional interest equal to 0.25% per annum of the aggregate principal amount of the initial notes held by such holder, during the 30-day period immediately following the occurrence of the first registration default. The amount of the liquidated damages will increase by an additional 0.25% per annum at the end of each subsequent 30-day period until all registration defaults have been cured, up to a maximum aggregate amount of liquidated damages equal to 1.50% per annum. All accrued liquidated damages with respect to initial notes held in global form will be paid by wire transfer of immediately available funds or by federal funds check. All accrued liquidated damages with respect to initial notes held in certificated form will be paid by wire transfer to the accounts specified by the relevant holder or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

    Noteholders must make certain representations to us (as described in the Registration Agreements) to participate in the exchange offer. Holders of the initial notes and holders of exchange notes must also deliver information required to be included in the shelf registration statement and provide comments on the shelf registration statement within the time periods set forth in the Registration Agreements in order to have their initial notes and/or exchange notes included in the registration statement and receive liquidated damages as described above.

    If the initial Euro Notes are listed on the Luxembourg Stock Exchange at the time this exchange offer registration statement becomes effective, we will apply to have the exchange Euro Notes listed on the Luxembourg Stock Exchange also. Notice will be given to the Luxembourg Stock Exchange and published in a newspaper having a general circulation in Luxembourg (which is expected to be the LUXEMBURGER WORT) announcing the relevant common code and international securities identification numbers (ISIN) relating to the exchange Euro Notes to be issued in exchange for initial Euro Notes. The exchange of the initial Euro Notes for the exchange Euro Notes may be done through the office of the paying agent in Luxembourg (initially Kredietbank S.A. Luxembourgeoise) to whom we will provide all necessary documentation regarding the exchange offer and from whom all such documentation will be made available. We will cause the publication of a notice in a daily leading newspaper with general circulation in Luxembourg and will submit such notice to the Luxembourg Stock Exchange: (1) before the exchange offer, announcing the offer and indicating procedures to be followed,
(2) after the exchange offer, giving the results of the exchange, and
(3) noting the payment of any liquidated damages or any other increase in the interest rate in connection with the initial Euro Notes.

NOTICES

    Notices to holders of the exchange notes will be made by first class mail, postage prepaid, to the addresses that appear on the register of the Company. So long as the Euro Notes are listed on the Luxembourg Stock Exchange, notices to holders of the Euro Notes will be made by publication in authorized newspapers in Luxembourg. It is expected that publication will be made in Luxembourg in the LUXEMBURGER WORT. Any notice will be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

                               TAX CONSIDERATIONS

TAXATION OF FLAG TELECOM

    We believe that a significant portion of our income will not be subject to tax by Bermuda, which currently has no corporate income tax, or by other countries in which we conduct activities or in which our customers are located, including the United States. However, this belief is based upon the anticipated nature and conduct of our business, which may change, and upon our understanding of our position under the tax laws of the various countries in which we have assets or conduct activities, which position is subject to review and possible challenge by taxing authorities and to possible changes in law, which may have retroactive effect. The extent to which certain taxing jurisdictions may require us to pay tax or to make payments in lieu of tax cannot be determined in advance. In addition, payments due to us from our customers may be subject to withholding tax or other tax claims in amounts that exceed the taxation that we anticipate based upon our current and anticipated business practices and the current tax regime.

BERMUDA TAX CONSIDERATIONS

    Under current Bermuda law, we are not subject to tax on income or capital gains. Furthermore, we have obtained from the Minister of Finance of Bermuda, under the Exempted Undertakings Tax Protection Act 1966, an undertaking that, in the event that Bermuda enacts any legislation imposing tax computed on profits or income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of such tax will not be applicable to us or to any of our operations, or to the shares, capital or common stock of FLAG Telecom, until March 28, 2016. This undertaking does not, however, prevent the imposition of property taxes on any company owning real property or leasehold interests in Bermuda. We pay an annual government fee on our authorized share capital and share premium, which for 1999 is $1,695.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    FLAG Telecom and its non-United States subsidiaries will be subject to United States federal income tax at regular corporate rates, and possibly to United States branch profits tax, on any income that is effectively connected with the conduct of a trade or business within the United States, and will be required to file federal income tax returns with respect to that income. We intend to conduct our operations so as to minimize the amount of effectively connected income. However, no assurance can be given that the Internal Revenue Service (IRS) will agree with the positions that we take in this regard. Our United States subsidiaries will be subject to United States federal income tax on their worldwide income regardless of its source, subject to reduction by allowable foreign tax credits, and distributions that our United States subsidiaries make to FLAG Telecom or to our non-United States subsidiaries generally will be subject to United States withholding tax.

TAXATION OF NOTEHOLDERS

BERMUDA TAX CONSIDERATIONS

    Under current Bermuda Law, no income, withholding or other taxes stamp or other duties are imposed upon the issue, transfer or sale of the exchange notes or on any payments thereunder. See "Taxation of FLAG Telecom--Bermuda Tax Considerations" above for a description of the undertaking on taxes obtained by us have the Minister of Finance of Bermuda.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the material United States federal income tax considerations arising from the exchange offer and the purchase, ownership and disposition of the Notes to a United States holder. A United States holder is:

    - an individual citizen or resident of the United States;

    - a corporation created or organized in or under the laws of the United States or any of its political subdivisions; or

    - an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

    This summary deals only with Notes that are held as capital assets by United States holders that purchased Notes pursuant to their original issue at their issue price, and does not address tax considerations applicable to United States holders that may be subject to special tax rules, including:

    - dealers or traders in securities or currencies;

    - financial institutions or other United States holders that treat income in respect of the Notes as financial services income;

    - insurance companies,

    - tax-exempt entities;

    - United States holders that hold Notes as a part of a straddle or conversion transaction or other arrangement involving more than one position;

    - United States holders that own (or are deemed for United States tax purposes to own) ten percent or more of the total combined voting power of all classes of our voting stock;

    - United States holders that have a principal place of business or "tax home" outside the United States; or

    - United States holders whose functional currency is not the United States dollar.

    The discussion below is based upon the provisions of the United States Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date of this prospectus; any such authority may be repealed, revoked or modified, perhaps with retroactive effect, so as to result in federal income tax consequences different from those discussed below.

    BECAUSE UNITED STATES TAX CONSEQUENCES MAY DIFFER FROM ONE HOLDER TO THE NEXT, THE DISCUSSION SET OUT BELOW DOES NOT PURPORT TO DESCRIBE ALL OF THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO YOU AND YOUR PARTICULAR SITUATION. ACCORDINGLY, YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OFFER AND THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES. THE STATEMENTS OF UNITED STATES TAX LAW SET OUT BELOW ARE BASED ON THE LAWS AND INTERPRETATIONS IN FORCE AS OF THE DATE OF THIS PROSPECTUS, AND ARE SUBJECT TO ANY CHANGES OCCURRING AFTER THAT DATE.

EXCHANGE OFFER

    The exchange of the initial notes for the exchange notes pursuant to the exchange offer will not constitute a taxable event to United States holders. Consequently, (1) no gain or loss will be realized by a United States holder upon receipt of an exchange note; (2) the holding period of the exchange note will include the holding period of the initial note exchanged therefor; and (3) the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the initial note exhcanged therefor immediately before the exchange.

PAYMENTS OF INTEREST

    Interest on the Dollar Notes will be taxable to a United States holder as ordinary interest income at the time that the interest accrues or is received, in accordance with the United States holder's regular method of accounting for federal income tax purposes.

    A United States holder of a Euro Note that uses the cash method of accounting and that receives a payment of interest will recognize ordinary interest income on the date of receipt in an amount equal to the U.S. dollar value of the Euro payment, translated at the spot currency exchange rate on the date of receipt, regardless of whether the payment in fact is converted to U.S. dollars at that time. The United States holder will not realize any separate foreign currency gain or loss, except to the extent that such gain or loss arises on the actual disposition of the Euros received.

    A United States holder that is required to accrue interest income on a Euro Note prior to the receipt thereof will recognize ordinary interest income in an amount equal to the U.S. dollar value of the amount of interest income that has accrued and is required to be taken into account with respect to the Euro Note during each accrual period. The amount of the accrual will be determined in Euros, and the U.S. dollar value of the accrual will be determined by translating the accrued income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate of exchange for the partial period within each taxable year. The United States holder will recognize additional foreign currency gain or loss, treated as ordinary income or loss, on the date that the accrued interest income actually is received, in an amount equal to the difference between the U.S. dollar value of the Euros received, translated at the spot exchange rate on the date that such payment is received, and the U.S. dollar amount previously accrued into income. Alternatively, a United States holder may elect to translate accrued interest income into U.S. dollars at the spot rate on the last day of the accrual period (or, in the case of a partial accrual period, at the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the accrual period, at the spot rate on the date of receipt. A United States holder that makes this election must apply it consistently to all debt instruments held at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States holder and cannot change the election without the consent of the IRS.

SALE, EXCHANGE OR RETIREMENT OF THE NOTES

    A United States holder's tax basis in a Note generally will be its cost. A United States holder's cost for a Euro Note will be the U.S. dollar value of the Euro amount paid for the Euro Note, determined on the date of such purchase. A United States holder that purchased a Euro Note with previously owned Euros recognized ordinary income or loss in an amount equal to the difference, if any, between its tax basis in the Euros and the value of the Euros on the date of purchase.

    A United States holder generally will recognize gain or loss on the sale, exchange or retirement of a Note in an amount equal to the difference between the amount realized on the sale, exchange or retirement (excluding amounts received in respect of accrued interest) and the adjusted tax basis of the Note. Except to the extent of foreign curency gain or loss on a Euro Note, any gain or loss will be treated as capital gain or loss and will be long-term capital gain or loss if the United States holder has held the Note for more than one year.

    Gain realized by a United States holder on the sale, exchange or retirement of a Euro Note will be treated as ordinary income to the extent of the foreign curency gain realized by the United States holder on the sale, exchange or retirement; similarly, loss realized by a United States holder on the sale, exchange or retirement of a Euro Note will be treated as ordinary loss to the extent of the foreign curency loss realized by the United States holder on the sale, exchange or retirement. In general, the amount of foreign currency gain or loss realized by the United States holder on the sale, exchange or retirement of a Euro Note will be the sum of (1) the foreign currency gain or loss realized by the United States holder with respect to any interest accrued by the United States holder prior to, and received by the United States holder in connection with, the sale, exchange or retirement, calculated in the manner described above and (2) the foreign currency gain or loss realized by the United States holder with respect to the principal amount of the Euro Note. For purposes of computing foreign currency gain or loss, the principal amount of a Euro Note generally will be the United States holder's purchase price for the Euro Note, determined in Euros. The amount of foreign currency gain or loss realized by the United States holder with respect to the principal amount will be determined by translating the principal amount into U.S. dollars at the spot rate on the date of sale, exchange or retirement and subtracting from that amount the amount computed by translating the principal amount into U.S. dollars at the spot rate on the date that the United States holder acquired the Euro Note. However, the aggregate foreign currency gain realized on a sale, exchange or retirement of a Euro Note may not exceed the total gain, if any, realized on the sale, exchange or retirement; similarly, the aggregate foreign currency loss realized on a sale, exchange or retirement of a Euro Note may not exceed the total loss, if any, realized on the sale, exchange or retirement.

    A United States holder will have a tax basis in any Euros received as interest or on the sale, exchange or retirement of a Euro Note equal to the U.S. dollar value of the Euros received, determined at the time such interest is received or at the time of such sale, exchange or retirement. Regulations issued under Section 988 of the Internal Revenue Code provide a special rule for purchases and sales of Euro Notes traded on an established securities market by a cash method taxpayer, under which Euros paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no foreign currency gain or loss will result from currency fluctuations between the trade date and settlement date of such a purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers with respect to the purchase and sale of Euro Notes traded on an established securities market, provided that the election is applied consistently. Such election cannot be changed without the consent of the IRS. Any gain or loss realized by a United States holder on a sale or other disposition of Euros, including an exchange for U.S. dollars, will be treated as ordinary income or loss.

FOREIGN TAX CREDIT

    In general, in computing its United States federal income tax liability, a United States holder may elect for each taxable year to claim a deduction or, subject to the limitations on foreign tax credits generally, a credit for foreign income taxes paid or accrued by it. For United States foreign tax credit purposes, interest on the Notes generally will be treated as foreign-source income and as passive income, subject to the separate foreign tax credit limitation for passive income. Gain or loss realized on the sale, exchange or retirement of a Note and any foreign currency gain or loss derived by a United States holder generally will be treated as United States-source gain or loss for foreign tax credit purposes.

    The availability of foreign tax credits depends on your particular circumstances. You are advised to consult your own tax advisor.

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

    In general, information reporting requirements may apply to payments of principal and interest on a Note, and to the payment of the proceeds of the sale of a Note, to non-corporate United States holders. Backup withholding tax at a 31 percent rate will apply to these payments if the United States holder fails to provide its taxpayer identification number or otherwise fails to comply with applicable requirements of the backup withholding tax rules. Any amounts withheld under the backup withholding tax rules will be allowed as a credit against the United States holder's United States federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account in exchange for initial notes pursuant to the exchange offer, where such initial notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for initial notes where such initial notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to six-months, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of up to six months, the Company will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Company has agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any broker-dealers.

                                 LEGAL MATTERS

    The validity of the issuance of the exchange notes offered in this prospectus will be passed on by Appleby, Spurling & Kempe, Hamilton, Bermuda, counsel to FLAG Telecom.

                                    EXPERTS

    The financial statements of FLAG Telecom Holdings Limited as of and for the period from incorporation to December 31, 1999 and of FLAG Limited as of February 26, 1999, December 31, 1998 and December 31, 1997, and for the period from January 1, 1999 to February 26, 1999 and for the years ended December 31, 1998, 1997 and 1996 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                             AVAILABLE INFORMATION

    We have filed a registration statement on Form F-4 to register with the SEC the exchange notes to be issued in exchange for the initial notes. This prospectus is part of that registration statement. As allowed by the SEC's rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

    Upon completion of our initial public offering, we became subject to the informational requirements of some U.S. federal securities laws and, therefore, we are required or have agreed to file periodic reports and other information with the SEC, except as described below. As a foreign private issuer, FLAG Telecom is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Additionally, our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, under the Exchange Act, we are not required to publish financial statements as frequently, as promptly or containing the same information as United States companies. However, we have agreed to provide our shareholders with reports on Form 10-Q and 10-K and to comply with the United States proxy rules. In addition, we will furnish to holders of the exchange notes and the initial notes annual reports in English containing consolidated financial statements, prepared in accordance with U.S. GAAP, examined by our independent public auditors and including their report thereon. We also will make available quarterly reports containing condensed unaudited financial information for the first three fiscal quarters of each year, prepared in accordance with U.S. GAAP. We will generally furnish annual reports within 90 days after the end of each fiscal year, and make available quarterly reports within 45 days after the end of each of the first three fiscal quarters of each year.

    The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web-site is http://www.sec.gov.

                              GENERAL INFORMATION

LISTING

    In connection with the listing of the Euro Notes on the Luxembourg Stock Exchange, a notice relating to the issue of the Euro Notes and a copy of the charter of our company have been filed with the Chief Registrar of the District Court of Luxembourg (GREFFIER EN CHEF DU TRIBUNAL D' ARRONDISSEMENT DE ET A LUXEMBOURG) where such documents are available for inspection and where copies of such documents will be obtainable upon request.

CLEARING SYSTEMS

    The Dollar Notes have been accepted for clearance by DTC. The Euro Notes have been accepted for clearance by Clearstream Banking S.A. and by Morgan Guaranty Trust Company of New York, Brussels office as operator of the Euroclear System.

AUTHORIZATION

    The issue of the initial notes and the exchange notes was authorized by our Board of Directors on February 23, 2000.

DOCUMENTS

    Copies of our charter and by-laws will be available for inspection so long as any Euro Notes are outstanding at the specified office of the paying agent in Luxembourg.

    Copies of our latest annual report and quarterly interim consolidated financial statements will be available at the specified office of the paying agent in Luxembourg, so long as any Euro Notes are outstanding. We do not prepare stand-alone (unconsolidated) financial statements.

    Copies of the indenture relating to the Euro Notes and all agreements in connection with the issuance of the Euro Notes will be available at the specified office of the paying agent in Luxembourg, so long as any Euro Notes are outstanding.

MATERIAL ADVERSE CHANGE

    Except as disclosed in this prospectus, there has been no material adverse change in our financial position since December 31, 1999.

LITIGATION

    Except as disclosed in this prospectus, we are not involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the exchange notes nor, so far as we are aware, is any such litigation or arbitration pending or threatened.

                              FINANCIAL STATEMENTS

                                                                PAGE
                                                              --------
FLAG Telecom Holdings Limited
Report of Independent Public Accountants (Arthur
  Andersen).................................................     F-2
Consolidated Balance Sheet as of December 31, 1999
  (audited).................................................     F-3
Consolidated Statement of Operations for the period from
  incorporation to December 31, 1999 (audited)..............     F-4
Consolidated Statement of Comprehensive Income for the
  period from incorporation to December 31, 1999
  (audited).................................................     F-5
Consolidated Statement of Shareholders' Equity for the
  period from incorporation to December 31, 1999
  (audited).................................................     F-6
Consolidated Statement of Cash Flows for the period from
  incorporation to December 31, 1999 (audited)..............     F-7
Notes to Consolidated Financial Statements..................     F-8

FLAG Limited
Report of Independent Public Accountants (Arthur
  Andersen).................................................    F-21
Consolidated Balance Sheets as of February 26, 1999 and
  December 31, 1998 and 1997 (audited)......................    F-22
Consolidated Statements of Operations for the period from
  January 1, 1999 to February 26, 1999 and the years ended
  December 31, 1998, 1997 and 1996 (audited)................    F-23
Consolidated Statements of Comprehensive Income for the
  period from January 1, 1999 to February 26, 1999 and the
  years ended December 31, 1998, 1997 and 1996 (audited)....    F-24
Consolidated Statements of Shareholders' Equity for the
  period from January 1, 1999 to February 26, 1999 and the
  years ended December 31, 1998, 1997 and 1996 (audited)....    F-25
Consolidated Statements of Cash Flows for the period from
  January 1, 1999 to February 26, 1999 and the years ended
  December 31, 1998, 1997 and 1996 (audited)................    F-26
Notes to Consolidated Financial Statements..................    F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of FLAG Telecom Holdings Limited:

    We have audited the accompanying consolidated balance sheet of FLAG Telecom Holdings Limited (a Bermuda company) and subsidiaries (the "Group") as of December 31, 1999, and the related consolidated statement of operations, comprehensive income, shareholders' equity and cash flows for the period from incorporation to December 31, 1999. These financial statements are the responsibility of FLAG Telecom Holdings Limited's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of FLAG Telecom Holdings Limited and subsidiaries as of December 31, 1999, and the consolidated results of their operations and their cash flows for the period from incorporation to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen
Hamilton, Bermuda
March 3, 2000

                         FLAG TELECOM HOLDINGS LIMITED

                           CONSOLIDATED BALANCE SHEET

                            AS OF DECEMBER 31, 1999

          (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                                 1999
                                                              ----------
ASSETS:
Current assets:
  Cash......................................................  $    3,191
  Accounts receivable, net of allowance for doubtful
    accounts of $6,827......................................      90,065
  Due from affiliate........................................       2,000
  Prepaid expenses and other assets.........................       3,460
                                                              ----------
                                                                  98,716

Funds held by collateral trustee............................     134,066
Capacity available for sale.................................     774,366
Capitalized financing costs, net of accumulated amortization
  of $2,731.................................................      11,678
Investment in associated companies..........................       7,162
Fixed assets, net...........................................     299,743
                                                              ----------
                                                              $1,325,731
                                                              ==========

LIABILITIES:
Current liabilities:
  Accrued construction costs................................  $   52,411
  Accrued liabilities.......................................      39,152
  Accounts payable..........................................       7,807
  Income taxes payable......................................       4,531
Deferred revenue and other..................................      48,501
                                                              ----------
                                                                 152,402

8 1/4% Senior Notes, due 2008, net of unamortized discount
  of $4,878.................................................     425,270
Long-term debt..............................................     190,000
Deferred revenue and other..................................     100,724
Deferred taxes..............................................       3,973
                                                              ----------
                                                                 872,369

MINORITY INTEREST...........................................     154,817

SHAREHOLDERS' EQUITY:
Common shares, $.0006 par value.............................          42
Additional paid-in capital..................................     313,848
Foreign currency translation adjustment.....................         141
Accumulated deficit.........................................     (15,486)
                                                              ----------
                                                                 298,545
                                                              ----------
                                                              $1,325,731
                                                              ==========

   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                      CONSOLIDATED STATEMENT OF OPERATIONS

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                 1999
                                                              -----------
REVENUES:
  Capacity sales, net of discounts..........................  $    94,603
  Standby maintenance and restoration revenue...............       37,827
                                                              -----------
                                                                  132,430
SALES AND OTHER OPERATING EXPENSES:
  Cost of capacity sold.....................................       41,349
  Operations and maintenance (including non-cash
    compensation expense of $2,647).........................       26,201
  Sales and marketing (including non-cash compensation
    expense of $1,534)......................................       11,096
  General and administrative (including non-cash
    compensation expense of $4,619).........................       22,901
  Depreciation and amortization.............................       11,133
                                                              -----------
                                                                  112,680

OPERATING INCOME............................................       19,750
INCOME FROM AFFILIATE.......................................          361
INTEREST EXPENSE............................................       45,062
INTEREST INCOME.............................................        7,188
                                                              -----------
LOSS BEFORE MINORITY INTEREST AND INCOME TAXES..............      (17,763)
MINORITY INTEREST...........................................       (3,826)
                                                              -----------
LOSS BEFORE INCOME TAXES....................................      (13,937)
PROVISION FOR INCOME TAXES..................................        1,549
                                                              -----------
NET LOSS....................................................  $   (15,486)
                                                              ===========
Basic income per common share...............................  $     (0.22)
Diluted income per common share.............................  $     (0.21)
Weighted average common shares outstanding..................   69,709,935

   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                 CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

                      (EXPRESSED IN THOUSANDS OF DOLLARS)

                                                                1999
                                                              --------
NET LOSS....................................................  $(15,486)
Foreign currency translation adjustment.....................       141
                                                              --------
COMPREHENSIVE INCOME........................................  $(15,345)
                                                              --------

   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                              FOREIGN
                                COMMON SHARES        ADDITIONAL                              CURRENCY         TOTAL
                            ----------------------    PAID-IN        STOCK       RETAINED   TRANSLATION   SHAREHOLDERS'
                              SHARES      AMOUNT      CAPITAL     COMPENSATION   EARNINGS   ADJUSTMENT       EQUITY
                            ----------   ---------   ----------   ------------   --------   -----------   -------------
Opening balance...........          --   $     --     $     --       $    --     $     --       $ --        $     --
Issuance of shares in
  exchange for shares in
  FLAG Limited............  69,709,935         42      305,048            --           --         --         305,090
Stock compensation
  accrued.................          --         --       18,088       (18,088)          --         --
Stock compensation current
  year charge.............          --         --           --         8,800           --         --           8,800
Foreign currency
  translation
  adjustment..............          --         --           --            --           --        141             141
Net loss for period.......          --         --           --            --      (15,486)        --         (15,486)
                            ----------   ---------    --------       -------     --------       ----        --------
Balance, December 31,
  1999....................  69,709,935   $     42     $323,136       $(9,288)    $(15,486)      $141        $298,545
                            ==========   =========    ========       =======     ========       ====        ========

   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

                      (EXPRESSED IN THOUSANDS OF DOLLARS)

                                                                1999
                                                              ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss applicable to common shareholders..................  $ (15,486)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Minority interest.........................................     (3,826)
  Amortization of financing costs...........................      1,370
  Provision for doubtful accounts...........................     (1,803)
  Accretion of discount on 8 1/4% senior notes..............        493
  Stock compensation........................................      8,800
  Depreciation and amortization.............................     11,133
  Deferred taxes............................................        625
  Add (deduct) net changes in operating assets and
    liabilities:
    Accounts receivable.....................................      1,078
    Due from affiliate......................................     (2,000)
    Prepaid expenses and other assets.......................         86
    Capacity available for sale.............................     47,463
    Accounts payable and accrued liabilities................     24,972
    Income taxes payable....................................     (2,793)
    Due to affiliate........................................     (1,175)
    Deferred revenue and other..............................     46,845
                                                              ---------
      Net cash provided by operating activities.............    115,782
CASH FLOWS FROM FINANCING ACTIVITIES:
Financing costs incurred....................................       (970)
Repayment of long-term debt.................................    (66,500)
Decrease in funds held by collateral trustee................     85,068
                                                              ---------
      Net cash provided by financing activities.............  $  17,598
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for construction..................................   (123,558)
Investment in affiliate.....................................     (7,162)
                                                              ---------
Purchase of fixed assets....................................     (1,407)
                                                              ---------
      Net cash used in investing activities.................   (132,127)
NET INCREASE IN CASH........................................      1,254
Effect of foreign currency movements........................         21
CASH, beginning of period...................................      1,916
                                                              ---------
CASH, end of year...........................................  $   3,191
                                                              =========
SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING ACTIVITIES:
Decrease in capacity available for sale.....................  $  59,463
Decrease in accrued construction costs......................    (12,000)
                                                              ---------
Cost of capacity sold.......................................  $  47,463
                                                              ---------
SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING ACTIVITIES:
Increase in construction in progress........................  $  34,039
Decrease in accrued construction costs......................     89,519
                                                              ---------
Cash paid for construction in progress......................  $ 123,558
                                                              ---------
SUPPLEMENTAL INFORMATION DISCLOSURE OF CASH FLOW
  INFORMATION:
Interest expense for period.................................  $  45,062
Amortization of financing costs.............................     (1,863)
Decrease (increase) in accrued interest payable.............     (4,170)
                                                              ---------
Interest paid...............................................  $  39,029
                                                              ---------
Interest capitalized........................................  $   1,281
                                                              ---------

   The accompanying notes are an integral part of these financial statements.

                         FLAG TELECOM HOLDINGS LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

1. BACKGROUND

    FLAG Telecom was incorporated on February 3, 1999 to serve as the holding company for the FLAG Telecom group of companies. On February 26, 1999 FLAG Telecom acquired approximately 65.79% of FLAG Limited by exchanging 69,709,935 shares of FLAG Limited common stock for the same number of shares of FLAG Telecom common stock. The minority shareholder of FLAG Limited exchanged its remaining holding in FLAG Limited for shares in FLAG Telecom on January 4, 2000 such that on that date FLAG Limited became a wholly owned subsidiary of FLAG Telecom. This acquisition has been accounted for as a recapitalisation such that no goodwill arises and assets and liabilities are reflected at carryover basis.

    The results of the operations of FLAG Limited have been included in the consolidated results of FLAG Telecom's operations since the date of acquisition.

    FLAG Limited is a facilities-based provider of telecommunications capacity to licensed international carriers through its ownership of the world's longest independent, privately-owned digital fiberoptic undersea cable system. The FLAG Europe-Asia cable system links the telecommunications markets of Western Europe and Japan through the Middle East, India, Southeast Asia and China, along a route which adjoins countries with approximately 75% of the world's population. The FLAG Europe-Asia cable system was constructed to address the growing demand for high performance, secure and cost-effective digital communications for voice, data and video along its route. FLAG Limited provides capacity on the FLAG Europe-Asia cable system at market-based prices to licensed international carriers. The FLAG Europe-Asia cable system, which was placed in commercial service on November 22, 1997, cost approximately $1.6 billion to construct, and consists of over 28,000 kilometers of fiberoptic cable.

    FLAG Telecom also has an indirect 50% interest in FLAG Atlantic Limited via FLAG Atlantic Holdings Limited, a wholly-owned subsidiary. FLAG Atlantic Limited is a joint venture company set up to build, own and operate a transatlantic fiber optic cable system connecting the United States, United Kingdom and France. Global Telesystems Group, Inc. owns the other 50% interest in the venture. The transatlantic cable system will be designed to carry voice, high-speed data and video traffic. The FLAG Atlantic system is expected to be ready for service in the first quarter of 2001.

    FLAG Telecom is also developing various wholesale services, which will provide customers city-to-city and site-to-site managed bandwidth on a short term lease basis. The first such service on the London to Madrid route went into service in the fourth quarter.

2. SIGNIFICANT ACCOUNTING POLICIES

    These financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") and are expressed in U.S. Dollars ("Dollars"). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies are summarized as follows:

    a)  Basis of Consolidation

    The financial statements consolidate the financial statements of FLAG Telecom and its subsidiary companies after eliminating intercompany transactions and balances. Investments in which FLAG Telecom has an investment of 20%-50% or investments in which FLAG Telecom can assert significant influence, but does not control, are accounted for under the equity method. The excess of the contributions over the Group's proportionate share of the net assets acquired are amortized on a straight line basis over the expected economic life and is recorded as a component of "income from affiliates".

    b)  Revenue Recognition

    Capacity contracts are accounted for as leases. For contracts that satisfy sales type lease accounting, revenues are recognized upon the date the risks and rewards of ownership are transferred to the purchaser, which is the date the capacity is made available for activation and the customer becomes responsible for maintenance charges. As a result of the issue of Interpretation 43 "Real Estate Sales, an interpretation of FASB Statement No. 66", capacity contracts entered into after June 30, 1999 must satisfy the additional requirements for sales of real estate to qualify for sales type lease accounting.

    Capacity contracts that do not qualify for sales type lease accounting are accounted for as operating leases and revenue is recognized over the term of the lease. Until June 30, 1999 revenues from operating lease transactions were considered incidental and recorded as a reduction of the capacity available for sale.

    Payments received from customers before the relevant criteria for revenue recognition are satisfied are included in deferred revenue.

    Because substantially all receivables under agreements qualifying as sales-type leases are receivable within 75 days of the date the risks and rewards of ownership are transferred to the customer, the accounts receivable balance in the accompanying balance sheets, representing the gross future minimum lease payments due, approximates the present value of future minimum lease payments. Amounts billed to customers for maintenance and repair services are invoiced separately from capacity lease payments. There are no guaranteed or unguaranteed residual values accruing to the benefit of the Group.

    In exchange for construction costs incurred, FLAG Limited had granted credits to suppliers toward future capacity. In addition, certain customers have committed to purchase capacity at a future date under signed capacity credit agreements. Such amounts received or receivable under these agreements and the capacity credits granted to suppliers are recorded as deferred revenue until the date the credits are utilized, at which time the deferred revenue is recognized as earned. Amounts receivable under these capacity agreements are reflected within accounts receivable in the accompanying balance sheets. Deferred revenue also includes amounts invoiced for standby maintenance which are applicable to future periods.

    Standby maintenance and restoration charges are invoiced separately from capacity sales. Revenues relating to standby maintenance and restoration are recognized over the period the service is provided.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    c)  Cost of Sales

    The cost relating to capacity sold under sales type lease contracts is recognized as cost of sales upon recognition of revenues. The amount charged to cost of sales is based on the ratio of capacity sales recognized as revenues in the period to total expected revenues over the entire life of the cable system multiplied by the total construction costs. This calculation of cost of sales matches costs with the relative sales value of each sale to total expected revenues.

    Management's estimate of total expected revenues over the life of the cable system may change due to a number of factors affecting estimated future revenues including changes in management's estimate of the units of capacity to be sold and changes in the expected sales value per unit of capacity to be sold. Additionally, the cost per unit will decrease in the event the capacity of the cable system is upgraded in the future to increase the units of capacity available for sale. Changes in management's estimate of total expected revenues over the life of the cable system will result in adjustments to the calculations of cost of sales. These adjustments will be recorded on a prospective basis over future periods commencing with the period management revises its estimate.

    Costs of the network relating to capacity contracts accounted for as operating leases are treated as fixed assets and depreciated over the remaining economic life of the network.

    d)  Commissions

    Commissions for purchase commitments are recognized as an expense upon recognition of the related revenues.

    e)  Capacity Available for Sale and Construction in Progress

    Capacity available for sale is recorded at the lower of cost or fair value less cost to sell and is charged to cost of sales as capacity is sold. Until contracts are entered into that preclude sales type lease accounting for a particular segment, the cost of such segment will remain in capacity available for sale. Construction in progress is transferred to capacity available for sale at the date it is completed and placed into commercial operation if the capacity contracts on the particular segment will satisfy sales type lease accounting rules. Construction in progress relating to other segments is transferred to fixed assets and depreciated over its remaining economic life. Construction in progress is stated at cost. Capitalized costs include costs incurred under the construction contract, engineering and consulting fees, legal fees related to obtaining landing right licenses, costs related to program management, costs for the route surveys, and other costs necessary for developing the cable system.

    f)  Capitalized Financing Costs

    Costs incurred by FLAG Limited to obtain financing for the FLAG Europe-Asia cable system have been capitalized and are being amortized over the term of the related borrowings. Capitalized costs relating to existing financings are written off when a refinancing occurs.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    g)  Fixed Assets

    Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Computer equipment.....................................  33 1/3% per annum
Fixtures and fittings..................................  20% per annum
Leashold improvement...................................  remaining lease term
Motor vehicles.........................................  20% per annum
Network assets.........................................  6 2/3% per annum

    h)  Interest Rate Derivatives

    The Group uses derivative financial instruments for the purpose of reducing its exposure to adverse fluctuations in interest rates. The Group does not utilize derivative financial instruments for trading or other speculative purposes. The counterparties to these instruments are major financial institutions with high credit quality. The Group is exposed to credit loss in the event of nonperformance by these counterparties.

    At the end of March 1998, FLAG Limited entered into two interest rate swap agreements to manage its exposure to interest rate fluctuations on the $370,000 bank credit facility undertaken on January 30, 1998 (the "New Credit Facility"). Under the swap agreements, FLAG Limited pays a fixed rate of 5.60% on a notional amount of $60,000 and a fixed rate of 5.79% on a notional amount of $100,000 and the counterparty pays the floating rate based on LIBOR. The swap agreements terminate in January and July 2000, respectively, unless extended by an additional one year and six months, respectively, at the option of the counterparty.

    The 8 1/4% Senior Notes arising on the refinancing undertaken on January 30, 1998 (the "Senior Notes") accrue interest at the rate of 8 1/4% per annum paid semi-annually on January 30 and July 30 of each year, commencing on July 30, 1998 (see Note 4. "Long-term Debt"). Interest is expensed as it accrues. The Senior Notes are redeemable at FLAG Limited's option, in whole or in part, at any time on or after January 30, 2003, at specified option prices. In the event of any equity offering before January 31, 2001, FLAG Limited may use all or a portion of the net proceeds therefrom to redeem up to 33 1/3% of the original principal amount of the Senior Notes at a redemption price of 108.25% plus accrued and unpaid interest. If FLAG Limited has excess cash flow, as defined, for any fiscal year commencing in 2001, FLAG Limited is required, subject to certain exceptions and limitations, to make an offer to purchase the Senior Notes at specified prices. Upon a change in control, the noteholders may require FLAG Limited to purchase all or any portion of the outstanding notes at a price equal to 101% of the principal amount plus accrued but unpaid interest.

    For interest rate derivatives to qualify for hedge accounting, the debt instrument being hedged must expose the Group to interest rate risk and, at the inception of the derivative instrument and throughout the period the derivative is held, there must be a high correlation of changes in the market value of the derivative and interest expense of the hedged item. Under hedge accounting, net interest payments due to or from the counterparties are recorded as an increase or reduction in interest expense.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    If an interest rate derivative instrument were to terminate or be replaced by another instrument and no longer qualify as a hedge instrument, then it would be marked to market and carried on the balance sheet at fair value.

     i) Translation of Foreign Currencies

    Transactions in foreign currencies are translated into United States Dollars at the rate of exchange prevailing at the date of each transaction. Monetary assets and liabilities denominated in foreign currencies at year end are translated into Dollars at the rate of exchange at that date. Foreign exchange gains or losses are reflected in the accompanying statements of operations.

    The statements of operations of overseas subsidiary undertakings are translated into United States Dollars at average exchange rates and the year-end net investments in these companies are translated at year-end exchange rates. Exchange differences arising from retranslation at year-end exchange rates of the opening net investments and results for the year are charged or credited directly to the cumulative translation adjustment in shareholders' equity.

    j)  Long Term Incentive Plan

    As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" (SFAS 123), the Company has chosen to account for employee stock options under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and, accordingly, recognizes compensation expense for stock option grants to the extent that the estimated fair value of the stock exceeds the exercise price of the option at the measurement date. The compensation expense is charged against operations ratably over the vesting period of the options.

    k)  Income Taxes

    Deferred taxes are determined based on the difference between the tax basis of an asset or liability and its reported amount in the financial statements. A deferred tax liability or asset is recorded using the enacted tax rates expected to apply to taxable income in the period in which the deferred tax liability or asset is expected to be settled or realized. Future tax benefits attributable to these differences, if any, are recognizable to the extent that realization of such benefits is more likely than not.

    l)  Net Income per Common Share

    Basic net income per common share is based on dividing net income applicable to common shareholders by the weighted average number of common shares outstanding in the period. Diluted net income per common share is computed by dividing net income by the weighted average number of common shares and common share equivalents outstanding during the period.

    m) Impairment of Long-Lived Assets

    The Group periodically reviews events and changes in circumstances to determine whether the recoverability of the carrying value of long-lived assets should be reassessed. Should events or circumstances indicate that the carrying value may not be recoverable based on undiscounted future cash flows, an impairment loss measured by the difference between the discounted cash flows and the carrying value of long-lived assets would be recognized by the Group.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    n)  Pending Accounting Standards

    The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS 133). Following the amendment made by SFAS No. 137, SFAS 133 is effective for periods beginning after June 15, 2000. Management is currently assessing the impact of the adoption of SFAS 133 on the Company's financial position and results of operations, which may be material.

    o)  Reverse Stock Split

    The accompanying consolidated financial statements have been retroactively restated to give effect to the reverse stock split of 6:1 carried out by the Company on February 11, 2000.

3. FIXED ASSETS

    Fixed assets consist of the following:

                                                                1999
                                                              --------
Fixtures and fittings.......................................  $  1,504
Leasehold improvements......................................     2,667
Computer equipment..........................................     3,031
Motor vehicles..............................................       286
Network assets..............................................   304,508
                                                              --------
                                                               311,996
Less--Accumulated depreciation..............................   (12,253)
                                                              --------
Net book value..............................................  $299,743
                                                              ========

    As a result of the application of FIN 43, sales on certain parts of the FLAG system will not be able to satisfy the requirements for sales type lease accounting. Accordingly the costs of these parts of the system have been reclassified with effect from July 1, 1999 from capacity available for sale to fixed assets and are being depreciated over their remaining useful economic life of 15 years.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

4. LONG-TERM DEBT

    The Group's long-term debt comprises the following:

                                                                1999
                                                              --------
Bank credit facility........................................  $190,000
8 1/4% Senior Notes, due 2008, net of unamortized discount
  of $4,730.................................................  $425,270

    On January 30, 1998, FLAG Limited completed a refinancing which consisted of $370,000 of bank credit facilities under the New Credit Facility and $430,000 of the Senior Notes. Proceeds received under the Senior Notes were $424,088, net of a $5,912 discount. The Senior Notes are not secured by any asset of the Group. Accordingly, they are effectively subordinated to any secured obligation arising from the New Credit Facility.

    The bank credit facilities include a seven-year $320,000 term loan facility and a $50,000 revolving credit facility. Total Group borrowings under the credit facility at December 31, 1999 are $190,000. Under the term loan and revolving credit facilities, borrowings bear interest at LIBOR plus 190 to 212.5 basis points and are secured by a pledge of substantially all of FLAG Limited's assets and revenues, other than FLAG Limited's physical assets.

    The New Credit Facility and the indenture under which the Senior Notes were issued impose certain operating and financial restrictions on FLAG Limited. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of FLAG Limited to incur additional indebtedness, repay indebtedness (including the Senior Notes) prior to stated maturities, sell assets, make investments, engage in transactions with shareholders and affiliates, issue capital stock, create liens or engage in mergers or acquisitions. These restrictions could also limit the ability of FLAG Limited to effect future financings, make needed capital expenditures, withstand a future downturn in FLAG Limited's business or the economy in general, or otherwise conduct necessary corporate activities.

    The collateral trustee maintains certain accounts in accordance with the terms of FLAG Limited's credit facility. The collateral trustee has a security interest in these accounts.

    As at December 31, 1999, contractual maturities of the Group's indebtedness over the next five years were as follows:

YEAR ENDED DECEMBER 31,
-----------------------
2000........................................................       --
2001........................................................       --
2002........................................................       --
2003........................................................   58,080
2004........................................................  105,600

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

4. LONG-TERM DEBT (CONTINUED)
    The above bank credit facility amended on February 16, 2000 and the contractual maturities of the new facility over the next five years are as follows:

YEAR ENDED DECEMBER 31,
-----------------------
2000........................................................       --
2001........................................................    5,625
2002........................................................   22,500
2003........................................................   28,125
2004........................................................   35,625

5. SHAREHOLDER'S EQUITY

    The authorized common share capital of FLAG Telecom consists of 189,833,333 shares with a par value of $.0006 per share. The following number of shares were issued and outstanding at December 31, 1999.

                                                                 1999
                                                              -----------
Shares outstanding..........................................   69,709,935
Share capital...............................................  $        42

    On February 26, 1999, FLAG Limited's shareholders other than Bell Atlantic Network Systems exchanged all their common shares in FLAG Limited for common shares in FLAG Telecom. Bell Atlantic Network Systems, however, exchanged only a limited portion of its common shares in FLAG Limited for 3,666,155 common shares in FLAG Telecom. At the same time, Bell Atlantic Network Systems and FLAG Telecom entered into an Exchange Agreement and Plan of Reorganization providing that Bell Atlantic Network Systems' remaining common shares in FLAG Limited would be exchanged for common shares in FLAG Telecom in the event that, prior to February 26, 2002, Bell Atlantic receives certain regulatory approvals from the Federal Communications Commission allowing Bell Atlantic to offer long distance service. Such regulatory approvals were obtained and Bell Atlantic exchanged its remaining common shares in FLAG Limited for 36,256,121 common shares in FLAG Telecom on January 4, 2000.

    By ownership of their common shares, the shareholders are entitled to one vote per share at each meeting of the shareholders and, at any general meeting or special meeting of all shareholders. Common shareholders are entitled to receive dividends or distributions declared or paid, pro rata in proportion to the total number of common shares held.

6. STOCK OPTIONS

    In March, 1998, the Group adopted a Long-Term Incentive Plan under which options may be granted on up to 4,206,305 shares of common stock to eligible members of staff. During 1999, the maximum number of options that could be granted under the plan was increased to 6,763,791. Generally, options granted under this plan vest and are exercisable over periods up to four years from the date of their grant, subject to meeting certain qualifying criteria. All options vest no later than eight years and expire ten years after the date of grant.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

6. STOCK OPTIONS (CONTINUED)
    The following summarizes stock option activity under this plan:

                                                                 WEIGHTED AVERAGE
                                                      SHARES      EXERCISE PRICE
                                                     ---------   ----------------
Balance December 31, 1997..........................         --        $   --
Granted............................................  2,357,706          6.42
Forfeited..........................................         --            --
                                                     ---------        ------
Balance December 31, 1998..........................  2,357,706          6.42
Granted............................................  1,758,344          6.80
Forfeited..........................................    (21,651)         6.42
                                                     ---------        ------
Balance December 31, 1999..........................  4,094,399        $ 6.58
                                                     =========        ======

    At December 31, 1998 and December 31, 1999 no options had vested.

    The weighted average fair value of options granted during 1998 and 1999 was $3.64 and $13.15 per share respectively. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants in 1998 and 1999: risk-free interest rates ranging from 5.1% to 5.8%; expected lives of 5.0 years; expected dividend yield of zero percent; and expected volatility of 59%.

    During the period ended December 31, 1999 the Company recorded additional shareholders capital of $18,088 relating to awards under the Long Term Incentive Plan. During the period the Company recorded an expense of $8,800. Expected future charges in respect of these stock options are as follows:

2000........................................................  7,231
2001........................................................  2,007
2002........................................................     50

    Had compensation cost for these grants been determined consistent with Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," the Group's net income and net income per share would have been reduced to the following amounts:

NET LOSS                                                        1999
--------                                                      --------
  As reported...............................................  $(15,486)
  Pro forma.................................................  $(26,967)
Basic income per share
  As reported...............................................  $  (0.22)
  Pro forma.................................................  $  (0.39)
Diluted income per share
  As reported...............................................  $  (0.21)
  Pro forma.................................................  $  (0.37)

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

6. STOCK OPTIONS (CONTINUED)
    The weighted average remaining contractual life of all options is 8.9 years. The effects of applying SFAS 123 for disclosing compensation cost may not be representative of the effects on reported income for future years.

7. BASIC AND DILUTED INCOME PER COMMON SHARE

                                                                 1999
                                                              -----------
Net loss....................................................  $   (15,486)
Number of shares............................................   69,709,935
Basic income per share......................................  $     (0.22)
Diluted income per share....................................  $     (0.21)

8. FINANCIAL INSTRUMENTS

    The following table presents the carrying amounts and fair values of the Group's financial instruments as of December 31, 1999:

                                                                1999
                                                   NOTIONAL   CARRYING     FAIR
                                                    AMOUNT     AMOUNT     VALUE
                                                   --------   --------   --------
Funds held by Collateral Trustee.................       --    134,066    134,066
8 1/4% Senior Notes..............................  430,000    425,270    395,600
Long-term debt...................................       --    190,000    190,000
Interest rate swaps..............................  160,000         --        370

    The notional amounts of interest rate derivatives do not represent amounts exchanged by the parties and, thus, are not a measure of the Group's exposure through its use of derivatives. The amounts exchanged are determined by reference to the notional amounts and the other terms of the derivatives.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

8. FINANCIAL INSTRUMENTS (CONTINUED)
    The Company is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations. The Company deals only with highly rated counterparties.

Funds held by Collateral Trustee................  The carrying amount is a reasonable estimate of fair value as the balance includes amounts held in
                                                  banks and time deposits with a short-term maturity.

8 1/4% Senior Notes.............................  The carrying amount of the 8 1/4% Senior Notes is the net proceeds of the Senior Notes issue. The
                                                  fair value is based on the market price of the
                                                  Senior Notes at December 31, 1999.

Long-term debt..................................  The carrying amount of the long term debt is the proceeds drawn on the New Credit Facility. The debt
                                                  is subject to variable interest rates, and
                                                  therefore, in management's opinion, the carrying
                                                  amount approximates the fair value of the long term
                                                  debt.

Interest rate swaps.............................  The interest rate swaps agreements are "zero cost"
                                                  meaning that the cost of acquiring the agreement is
                                                  embedded in the interest rate spread. As such, the
                                                  agreement does not have a carrying value. The fair
                                                  value is estimated using an option pricing model
                                                  and values the changes in interest rates since
                                                  inception, and the potential for future changes
                                                  over the remaining term.

9. TAXES

    At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda. In the event that such taxes are levied, FLAG Telecom and all its subsidiaries registered in Bermuda have received an undertaking from the Bermuda Government exempting them from all such taxes until March 28, 2016.

    The provision for income taxes reflected in the accompanying statement of operations consists of taxes incurred on income derived from capacity sales and standby maintenance revenues from customers in certain jurisdictions along the FLAG Europe-Asia cable system where FLAG Limited is deemed to have a taxable presence or the Group is otherwise subject to tax.

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

9. TAXES (CONTINUED)
    Income tax expense, which consists entirely of taxes payable to foreign governments, is comprised of the following:

                                                                1999
                                                              --------
Current.....................................................    1,080
Deferred....................................................      469
                                                               ------
                                                               $1,549

    Deferred taxes arise principally because, for tax purposes, in certain jurisdictions, revenues from capacity sales are deferred and recognized as taxable income over the estimated life of the FLAG Europe-Asia cable system. The provision for deferred tax comprises the following:

                                                                1999
                                                              --------
Capacity sales revenues deferred for tax purposes...........  $17,066
Deferred commissions for tax purposes.......................   (1,851)
Future depreciation for tax purposes........................   (8,648)
Tax losses carried forward..................................   (2,220)
Other.......................................................     (374)
                                                              -------
                                                              $ 3,973

    Since Bermuda does not impose an income tax, the difference between reported tax expense in the accompanying statements of operations and tax as computed at statutory rates, is attributable to the provisions for foreign taxes shown above.

10. RELATED PARTY TRANSACTIONS

    In May 1998, FLAG Limited entered into an Employee Services Agreement with Bell Atlantic Global Systems ("BAGS") pursuant to which BAGS seconds certain employees to FLAG Limited. The total cost incurred for this service during the period from incorporation to December 31, 1999 was $298. These costs have been expensed in the accompanying statements of operations.

11. COMMITMENTS AND CONTINGENCIES

    As of December 31, 1999, FLAG Limited was committed under supply contracts for the cable system for final payments totalling $52,411 representing funds withheld pending the completion of certain outstanding items under the supply contracts. Provision has been made in full in the Group's financial statements to cover the anticipated final payments.

    During 1997 FLAG Limited entered into an operations contract for the FLAG Network Operations Center (the "FNOC") with one of the landing parties on the FLAG, Europe-Asia cable system. The terms of the contract require the landing party to provide a permanent facility in which to locate the FNOC along with qualified personnel and additional support as required to assist in the operations of the FNOC. In exchange for the services provided under the contract, FLAG Limited is committed to compensate the landing party an annual fixed charge for rent of the premises where the FNOC is located equal to $200 for

                         FLAG TELECOM HOLDINGS LIMITED

             FOR THE PERIOD FROM INCORPORATION TO DECEMBER 31, 1999

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

11. COMMITMENTS AND CONTINGENCIES (CONTINUED) the first year of the contract increasing in 5% increments for the following three years. Costs incurred by the landing party to provide qualified personnel and additional support are to be reimbursed by FLAG Limited on a cost plus basis.

    FLAG Limited has entered into lease agreements for the rental of office space. Estimated future minimum rental payments under the leases are as follows:

2000........................................................  $1,301
2001........................................................     717
2002........................................................     556
2003........................................................     541
2004........................................................     541
Thereafter..................................................   2,291

    FLAG Limited is also committed to make quarterly payments under standby maintenance agreements for the period commencing October 8, 1997 and continuing through December 31, 2007. Estimated future payments under the standby maintenance agreements are as follows:

2000........................................................  $24,540
2001........................................................   24,790
2002........................................................   25,286
2003........................................................   25,792
2004........................................................   26,307
Thereafter..................................................   82,121

    The estimated future payments under the standby maintenance agreements are based on a number of assumptions, including, among other things, the proportion of the total cable system capacity sold at any point in time and the number of other cable systems serviced under the agreement.

    The Group is subject to legal proceedings and claims in the ordinary course of business. Based on consultations with legal counsel, management does not believe that any of these proceedings or claims will have a material effect on the Group's financial position or results of operations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
FLAG Limited:

    We have audited the accompanying consolidated balance sheets of FLAG Limited (a Bermuda company) and subsidiaries as of February 26, 1999, and December 31, 1998 and 1997, and the related consolidated statements of operations, comprehensive income, shareholders' equity and cash flows for the period from January 1, 1999 to February 26, 1999 and for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of FLAG Limited's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FLAG Limited and subsidiaries as of February 26, 1999, and December 31, 1998 and 1997, and the results of their operations and their cash flows for the period from January 1, 1999 to February 26, 1999 and for each of the three years in the period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States.

Arthur Andersen & Co.
Hamilton, Bermuda
December 30, 1999

                                  FLAG LIMITED

                          CONSOLIDATED BALANCE SHEETS

             AS OF FEBRUARY 26, 1999 AND DECEMBER 31, 1998 AND 1997

          (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)

                                                              1999         1998         1997
                                                           ----------   ----------   ----------
ASSETS:
Current assets:
  Cash...................................................  $    1,916   $    3,024   $    2,490
  Accounts receivable, net of allowance for doubtful
    accounts of $8,630, $8,630 and $9,054................      68,501       70,211       91,102
  Due from affiliates and other receivables..............          --          206          690
  Prepaid expenses and other assets......................       3,524        2,673        2,395
                                                           ----------   ----------   ----------
                                                               73,941       76,114       96,677
Accounts receivable......................................      20,854       20,854       42,023
Funds held by collateral trustee.........................     219,136      255,366      425,905
Construction in progress.................................      18,471       11,494          389
Capacity available for sale..............................   1,086,435    1,095,099    1,208,948
Capitalized financing costs, net of accumulated
  amortization of $1,498, $1,498 and $52,669.............      12,078       12,352       61,848
Fixed assets, net........................................       4,454        4,487        1,147
                                                           ----------   ----------   ----------
                                                           $1,435,369   $1,475,766   $1,836,937
                                                           ==========   ==========   ==========

LIABILITIES:
Current liabilities:
  Accrued construction costs.............................  $  153,930   $  146,165   $  317,058
  Accrued liabilities....................................      15,151       33,214       21,394
  Accounts payable.......................................       7,541        6,018        5,262
  Income taxes payable...................................       6,620        6,453        4,391
  Due to affiliate.......................................       1,175        1,843        5,892
  Deferred revenue.......................................      18,809       39,121       16,558
                                                           ----------   ----------   ----------
                                                              203,226      232,814      370,555
8 1/4% Senior Notes, due 2008, net of unamortized
  discount of $5,321, $5,321, $nil.......................     424,777      424,679           --
Long-term debt...........................................     256,500      271,500      615,087
Deferred revenue and other...............................      83,570       84,415      176,221
Deferred taxes...........................................       3,562        3,562        4,600
                                                           ----------   ----------   ----------
                                                              971,635    1,016,970    1,166,463
COMMITMENTS AND CONTINGENCIES
PREFERRED SHARES:
  Series A, $100 liquidation value, net of unamortized
    discount of $nil, $nil and $1,905....................          --           --      129,445

SHAREHOLDERS' EQUITY:
  Class A common shares, $.0001 par value................          --           13           13
  Class B common shares, $.0001 par value................          64           57           57
  Additional paid-in capital.............................     504,387      504,381      514,389
  Foreign currency translation adjustment................        (526)        (704)          --
  Retained (deficit) earnings............................     (40,191)     (44,951)      26,570
                                                           ----------   ----------   ----------
                                                              463,734      458,796      541,029
                                                           ----------   ----------   ----------
                                                           $1,435,369   $1,475,766   $1,836,937
                                                           ==========   ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                                  FLAG LIMITED

                     CONSOLIDATED STATEMENTS OF OPERATIONS

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                          1996
                                               1999          1998          1997       (AS RESTATED)
                                            -----------   -----------   -----------   -------------
REVENUES:
  Capacity sales, net of discounts........  $    25,554   $   182,935   $   335,982             --
  Standby maintenance and restoration
    revenue...............................        4,458        25,313         4,011             --
                                            -----------   -----------   -----------    -----------
                                                 30,012       208,248       339,993             --
SALES AND OTHER OPERATING EXPENSES:
  Cost of capacity sold...................        8,294       101,288       196,190             --
  Operations and maintenance..............        5,114        37,931         4,600             --
  Sales and marketing.....................          637        10,680         6,598            316
  General and administrative..............        2,870        21,674        30,339         12,345
  Depreciation and amortization...........          233           844           276            121
                                            -----------   -----------   -----------    -----------
                                                 17,148       172,417       238,003         12,782

OPERATING INCOME (LOSS)...................       12,864        35,831       101,990        (12,782)
INTEREST EXPENSE..........................        9,758        61,128        20,193             --
INTEREST INCOME...........................        1,825        14,875         6,637          2,408
                                            -----------   -----------   -----------    -----------
INCOME (LOSS) BEFORE INCOME TAXES.........        4,931       (10,422)       88,434        (10,374)
PROVISION FOR INCOME TAXES................          171         1,260         8,991             --
                                            -----------   -----------   -----------    -----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM...        4,760       (11,682)       79,443        (10,374)
EXTRAORDINARY ITEM........................           --        59,839            --             --
                                            -----------   -----------   -----------    -----------
NET INCOME (LOSS).........................        4,760       (71,521)       79,443        (10,374)
CUMULATIVE PAY-IN-KIND PREFERRED
  DIVIDENDS...............................           --         1,508        16,324         14,410
REDEMPTION PREMIUM AND WRITE OFF OF
  DISCOUNT ON PREFERRED SHARES............           --         8,500            --             --
                                            -----------   -----------   -----------    -----------
NET INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS............................  $     4,760   $   (81,529)  $    63,119    $   (24,784)
                                            ===========   ===========   ===========    ===========
Basic and diluted net income (loss) per
  common share--Class A...................  $      0.00   $     (0.07)  $      0.05    $     (0.02)
                                            ===========   ===========   ===========    ===========
Basic and diluted net income (loss) per
  common share--Class B...................  $      0.01   $     (0.13)  $      0.14    $     (0.13)
                                            ===========   ===========   ===========    ===========
Weighted average common shares
  outstanding--Class A....................           --   132,000,000   132,000,000    132,000,000
Weighted average common shares
  outstanding--Class B....................  635,796,338   565,858,741   396,890,512    164,445,547

   The accompanying notes are an integral part of these financial statements.

                                  FLAG LIMITED

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                      (EXPRESSED IN THOUSANDS OF DOLLARS)

                                                                                             1996
                                                          1999       1998       1997     (AS RESTATED)
                                                        --------   --------   --------   -------------
NET INCOME (LOSS).....................................   $4,760    $(81,529)  $63,119       $(24,784)
Foreign currency translation adjustment...............      178        (704)       --             --
                                                         ------    --------   -------       --------
COMPREHENSIVE INCOME (LOSS)...........................   $4,938    $(82,233)  $63,119       $(24,784)
                                                         ======    ========   =======       ========

   The accompanying notes are an integral part of these financial statements.

                                  FLAG LIMITED

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

          (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT NUMBERS OF SHARES)

                                       CLASS A                  CLASS B                          FOREIGN       RETAINED
                                    COMMON SHARES            COMMON SHARES        ADDITIONAL    CURRENCY       EARNINGS
                               -----------------------   ----------------------    PAID-IN     TRANSLATION   (ACCUMULATED
                                  SHARES       AMOUNT      SHARES       AMOUNT     CAPITAL     ADJUSTMENT      DEFICIT)
                               ------------   --------   -----------   --------   ----------   -----------   ------------
Balance, December 31, 1995...   132,000,000     $13       92,366,742      $9        $99,098           $--      $(42,499)
Preferred share dividends and
  accretion..................            --      --               --      --        (14,410)           --        14,410
Issuance of Class B shares
  for cash...................            --      --      119,000,000      12        110,448            --            --
Issuance of Class B shares to
  preferred shareholders.....            --      --        4,099,204       1             (1)           --            --
1996 net loss applicable to
  common shareholders........            --      --               --      --             --            --       (24,784)
                               ------------     ---      -----------     ---       --------      --------      --------
Balance, December 31, 1996...   132,000,000      13      215,465,946      22        195,135            --       (52,873)
Preferred share dividends and
  accretion..................            --      --               --      --        (16,324)           --        16,324
Issuance of Class B shares
  for cash...................            --      --      335,612,492      34        335,579            --            --
Issuance of Class B shares to
  preferred shareholders.....            --      --       14,780,303       1             (1)           --            --
1997 net income applicable to
  common shareholders........            --      --               --      --             --            --        63,119
                               ------------     ---      -----------     ---       --------      --------      --------
Balance, December 31, 1997...   132,000,000      13      565,858,741      57        514,389            --        26,570
Preferred share dividends and
  accretion..................            --      --               --      --         (1,508)           --         1,508
Premium on redemption of
  preferred shares...........            --      --               --      --         (6,641)           --         6,641
Write-off of unamortized
  discount on issuance of
  preferred shares...........            --      --               --      --         (1,859)           --         1,859
Foreign currency translation
  adjustment.................            --      --               --      --             --          (704)           --
1998 net loss applicable to
  common shareholders........            --      --               --      --             --            --       (81,529)
                               ------------     ---      -----------     ---       --------      --------      --------
Balance, December 31, 1998...   132,000,000      13      565,858,741      57        504,381          (704)      (44,951)

Conversion of Class A shares
  into Class B shares

    Class A shares
    [retired]................  (132,000,000)    (13)              --      --             13            --           $--
    Class B shares issued....            --      --       69,937,597       7             (7)           --            --
Foreign currency translation
  adjustment.................            --      --               --      --             --            --           178
1999 net income applicable to
  common shareholders........            --      --               --      --             --         4,760            --
                               ------------     ---      -----------     ---       --------      --------      --------
Balance, February 26, 1999...            --     $--      635,796,338     $64       $504,387      $(40,191)        $(528)
                               ============     ===      ===========     ===       ========      ========      ========


                                   TOTAL
                               SHAREHOLDERS'
                                  EQUITY
                               -------------
Balance, December 31, 1995...     $56,621
Preferred share dividends and
  accretion..................          --
Issuance of Class B shares
  for cash...................     110,460
Issuance of Class B shares to
  preferred shareholders.....          --
1996 net loss applicable to
  common shareholders........     (24,784)
                                 --------
Balance, December 31, 1996...     142,297
Preferred share dividends and
  accretion..................          --
Issuance of Class B shares
  for cash...................     335,613
Issuance of Class B shares to
  preferred shareholders.....          --
1997 net income applicable to
  common shareholders........      63,119
                                 --------
Balance, December 31, 1997...     541,029
Preferred share dividends and
  accretion..................          --
Premium on redemption of
  preferred shares...........          --
Write-off of unamortized
  discount on issuance of
  preferred shares...........          --
Foreign currency translation
  adjustment.................        (704)
1998 net loss applicable to
  common shareholders........     (81,529)
                                 --------
Balance, December 31, 1998...     458,796
Conversion of Class A shares
  into Class B shares
    Class A shares
    [retired]................          --
    Class B shares issued....          --
Foreign currency translation
  adjustment.................         178
1999 net income applicable to
  common shareholders........       4,760
                                 --------
Balance, February 26, 1999...    $463,734
                                 ========

   The accompanying notes are an integral part of these financial statements.

                                  FLAG LIMITED

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                      (EXPRESSED IN THOUSANDS OF DOLLARS)

                                                                1999       1998        1997          1996
                                                              --------   ---------   ---------   -------------
                                                                                                 (AS RESTATED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) applicable to common shareholders.........  $  4,760   $ (81,529)  $  63,119     $ (24,784)
                                                              --------   ---------   ---------     ---------
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
    Pay-in-kind preferred dividends.........................        --       1,508      16,324        14,410
    Amortization of financing costs.........................       274       3,427       6,082            --
    Provision for doubtful accounts.........................        --        (424)      9,054            --
    Depreciation............................................       233         844         276           121
    Deferred taxes..........................................        --      (1,038)      4,600            --
    Preferred share redemption premium......................        --       8,500          --            --
    Loss on debt refinancing................................        --      59,839          --            --
    Senior debt discount....................................        98         591          --            --
    Add (deduct) net changes in operating assets and
      liabilities:
      Accounts receivable...................................     1,710      42,500    (142,179)           --
      Due from affiliates and other receivables.............        --         484        (371)         (294)
      Prepaid expenses and other assets.....................      (645)       (272)        735          (337)
      Capacity available for sale...........................     8,664     113,849     196,190            --
      Accounts payable and accrued liabilities..............   (16,541)     12,250      26,335          (236)
      Income taxes payable..................................       168       2,062       4,391            --
      Due to affiliate......................................      (668)     (4,049)     (4,179)         (983)
      Deferred revenue......................................   (21,157)    (69,711)    104,779            --
                                                              --------   ---------   ---------     ---------
        Net cash (used in) provided by operating
          activities........................................   (23,104)     88,831     285,156       (12,103)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Organization and financing costs incurred.................        --     (13,769)    (11,769)      (29,335)
  Proceeds from long-term debt..............................        --     320,000     414,914       262,543
  Proceeds from 8 1/4% Senior Notes.........................        --     424,088          --            --
  Repayment of long-term debt...............................   (15,000)   (663,587)   (112,370)           --
  Capital contributions--common shares......................        --          --     335,613       110,460
  Redemption of preferred shares............................        --    (139,453)         --            --
  Gulf settlement payment...................................        --          --      (3,000)           --
  Decrease (increase) in funds held by collateral trustee...    36,230     170,539    (377,711)       (1,657)
                                                              --------   ---------   ---------     ---------
        Net cash provided by financing activities...........    21,230      97,818     245,677       342,011

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for construction in progress....................       788    (181,998)   (527,808)     (329,372)
  Purchase of fixed assets..................................      (200)     (4,146)       (845)         (514)
                                                              --------   ---------   ---------     ---------
        Net cash provided by (used in) investing
          activities........................................       588    (186,144)   (528,653)     (329,886)
NET (DECREASE) INCREASE IN CASH.............................    (1,286)        505       2,180            22
  Effect of foreign currency movements......................       178          29          --            --
CASH, beginning of year.....................................     3,024       2,490         310           288
                                                              --------   ---------   ---------     ---------
CASH, end of year...........................................  $  1,916   $   3,024   $   2,490     $     310
                                                              ========   =========   =========     =========

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

                      (EXPRESSED IN THOUSANDS OF DOLLARS)

                                                                1999       1998        1997          1996
                                                              --------   ---------   ---------   -------------
                                                                                                 (AS RESTATED)
SUPPLEMENTAL INFORMATION ON NON-CASH INVESTING ACTIVITIES:
  Costs (reimbursed) incurred for construction in
    progress................................................  $   (788)  $  11,105   $ 757,722     $ 480,524
  Increase in deferred revenue for capacity credits.........        --          --     (88,000)           --
  Decrease (increase) in accrued liabilities................        --     170,893    (123,964)     (126,562)
  Amortization of capitalized financing costs...............        --          --     (17,950)      (24,590)
                                                              --------   ---------   ---------     ---------
  Cash paid for construction in progress....................  $   (788)  $ 181,998   $ 527,808     $ 329,372
                                                              ========   =========   =========     =========

SUPPLEMENTAL INFORMATION DISCLOSURE OF CASH FLOW
  INFORMATION:
Interest paid...............................................  $ 22,668   $  39,171   $  58,286     $  14,018
                                                              ========   =========   =========     =========

Taxes paid..................................................  $     --   $      --   $      --     $      --
                                                              ========   =========   =========     =========

   The accompanying notes are an integral part of these financial statements.

                                  FLAG LIMITED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

1.  BACKGROUND

    The Company is a facilities-based provider of telecommunications capacity to licensed international carriers through its ownership of the world's longest independent, privately-owned digital fiberoptic undersea cable system, the FLAG Europe-Asia cable system. The FLAG Europe-Asia cable system links the telecommunications markets of Western Europe and Japan through the Middle East, India, Southeast Asia and China (the "FLAG Route"), along a route which adjoins countries with approximately 70% of the world's population. The FLAG Europe-Asia cable system was constructed to address the growing demand for high performance, secure and cost-effective digital communications for voice, data and video along the FLAG Route. The Company provides capacity on the FLAG Europe-Asia cable system at market-based prices to licensed international carriers. The FLAG Europe-Asia cable system, which was placed in commercial service on November 22, 1997, cost approximately $1.55 billion to construct, and consists of over 17,000 miles of fiberoptic cable.

    On February 26, 1999, the Company was part of a reorganization whereby FLAG Telecom Holdings Limited ("FTHL"), a Bermuda company, became the holding company for the FLAG Telecom group of companies. Pursuant to this reorganization, all of the Class A common shares of the Company were converted to Class B common shares and the shareholders of the Company transferred to FTHL 418,259,688 Class B common shares in exchange for an equal number of shares in FTHL. As a result of this reorganization, FTHL held 65.79% of the share capital of the Company with the balance of 34.21% being held by Bell Atlantic Network Systems Company.

2.  SIGNIFICANT ACCOUNTING POLICIES

    These financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. Dollars ("Dollars"). The preparation of financial statements in conformity with U.S. generally accepted accounting principles ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies are summarized as follows:

    a)  Basis of Consolidation

    The financial statements consolidate the financial statements of the Company and its subsidiary companies after eliminating intercompany transactions and balances.

    b)  Sales and Cost of Sales Recognition

    Revenues are recognized upon the date the risks and rewards of ownership are transferred to the purchaser, which is the date the capacity is made available for activation and the customer becomes responsible for standby maintenance and repairs.

    Because substantially all receivables under agreements qualifying as sales-type leases are receivable within 75 days of the date the risks and rewards of ownership are transferred to the customer, the accounts receivable balance in the accompanying balance sheets, representing the gross future minimum lease payments due, approximates the present value of future minimum lease payments. Amounts billed to

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) customers for maintenance and repair services are invoiced separately from capacity lease payments. There are no guaranteed or unguaranteed residual values accruing to the benefit of the Company. The Company has no minimum lease payments due in 1999 and no minimum lease payments for all subsequent years.

    As of December 31, 1998, in exchange for construction costs incurred, the Company had granted credits to suppliers toward future capacity. In addition, certain customers have committed to purchase capacity at a future date under signed capacity credit agreements. Such amounts received or receivable under these agreements and the capacity credits granted to suppliers are recorded as deferred revenue until the date the credits are utilized, at which time the deferred revenue is recognized as earned. Amounts receivable under these capacity agreements are reflected within accounts receivable in the accompanying balance sheets. Deferred revenue also includes amounts invoiced for standby maintenance which are applicable to future periods.

    For certain customers, the Company has granted price protection credits entitling them to additional capacity if the Company lowers its prices prior to December 31, 1999. In the period that it becomes probable that the Company will lower its list prices, the Company records a provision for expected cost of sales for the additional units of capacity granted.

    The cost of the FLAG Europe-Asia cable system relating to capacity sold is recognized as cost of sales upon recognition of revenues. The amount charged to cost of sales is based on the ratio of capacity sales recognized as revenues in the period to total expected revenues over the entire life of the FLAG Europe-Asia cable system multiplied by the total construction costs. This calculation of cost of sales matches costs with the relative sales value of each sale to total expected revenues.

    Management's estimate of total expected revenues over the life of the FLAG Europe-Asia cable system may change due to a number of factors affecting estimated future revenues including changes in management's estimate of the units of capacity to be sold and changes in the expected sales value per unit of capacity to be sold. Additionally, the cost per unit will decrease in the event the Company elects to upgrade the capacity of the FLAG Europe-Asia cable system in the future to increase the units of capacity available for sale. Changes in management's estimate of total expected revenues over the life of the FLAG Europe-Asia cable system will result in adjustments to the calculations of cost of sales. These adjustments will be recorded on a prospective basis over future periods commencing with the period management revises its estimate. As the revenue from operating lease transactions is incidental, such transactions are recorded as a reduction of capacity available for resale and no depreciation is recorded.

    Standby maintenance charges are invoiced separately from capacity sales. Revenue relating to standby maintenance is recognized over the period in which the service is provided.

    c)  Commissions

    Commissions for purchase commitments are recognized as an expense upon recognition of the related revenues.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    d)  Capacity Available for Sale and Construction in Progress

    Capacity available for sale is recorded at the lower of cost or fair value less cost to sell and is charged to cost of sales as capacity is sold. Construction in progress is transferred to capacity available for sale at the date it is completed and placed into commercial operation. Construction in progress includes direct and indirect expenditures which are stated at cost and includes the accumulated work in progress for construction of the FLAG Europe-Asia cable system. Capitalized costs include costs incurred under the construction contract, engineering and consulting fees, legal fees related to obtaining landing right licenses, costs related to program management, costs for the route surveys, interest and other costs necessary for developing the FLAG Europe-Asia cable system.

    e)  Capitalized Financing Costs

    Costs incurred by the Company to obtain financing for the FLAG Europe-Asia cable system have been capitalized and are being amortized over the term of the related borrowings. Capitalized costs relating to existing financings are written off when a refinancing occurs.

    f)  Fixed Assets

    Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Computer equipment...............................  33 1/3% per annum
Fixtures and fittings............................  20% per annum
Leasehold improvement............................  remaining lease term
Motor vehicles...................................  20% per annum

Fixed assets consist of the following

                                                                1999       1998
                                                              --------   --------
Office furniture............................................   $1,265     $1,231
Leasehold improvements......................................    2,371      2,326
Computer equipment..........................................    1,703      1,582
Motor vehicles..............................................      267        267
                                                               ------     ------
                                                                5,606      5,406
Less--Accumulated depreciation..............................   (1,152)      (919)
                                                               ------     ------
Net book value..............................................   $4,454     $4,487
                                                               ======     ======

    g)  Interest Rate Derivatives

    The Company uses derivative financial instruments for the purpose of reducing its exposure to adverse fluctuations in interest rates. The Company does not utilize derivative financial instruments for trading or other speculative purposes. The counterparties to these instruments are major financial

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) institutions with high credit quality. The Company is exposed to credit loss in the event of nonperformance by these counterparties.

    At the end of March 1998, the Company entered into two interest rate swap agreements to manage the Company's exposure to interest rate fluctuations on the $370,000 bank credit facility undertaken on January 30, 1998 (the "New Credit Facility"). Under the swap agreements, the Company pays a fixed rate of 5.60% on a notional amount of $60,000, a fixed rate of 5.79% on a notional amount of $100,000, and the counterparty pays the floating rate based on LIBOR. The swap agreements terminate in January and July 2000, respectively, unless extended by an additional one year and six months, respectively, at the option of the counterparty.

    The 8 1/4% Senior Notes arising on the refinancing undertaken on January 30, 1998 (the "Senior Notes") accrue interest at the rate of 8 1/4% per annum paid semi-annually on January 30 and July 30 of each year, commencing on July 30, 1998 (see Note 3. "Long-term Debt"). Interest is expensed as it accrues. The Senior Notes are redeemable at the Company's option, in whole or in part, at any time on or after January 30, 2003, at specified option prices. In the event of any equity offering before January 31, 2001, the Company may use all or a portion of the net proceeds therefrom to redeem up to 33 1/3% of the original principal amount of the Senior Notes at a redemption price of 108.25% plus accrued and unpaid interest. If the Company has excess cash flow, as defined, for any fiscal year commencing in 2001, the Company is required, subject to certain exceptions and limitations, to make an offer to purchase the Senior Notes at specified prices. Upon a change in control, the noteholders may require the Company to purchase all or any portion of the outstanding notes at a price equal to 101% of the principal amount plus accrued but unpaid interest.

    For interest rate derivatives to qualify for hedge accounting, the debt instrument being hedged must expose the Company to interest rate risk and, at the inception of the derivative instrument and throughout the period the derivative is held, there must be a high correlation of changes in the market value of the derivative and interest expense of the hedged item. Gains and losses on interest rate derivatives and other derivative instruments which do not meet this criteria would be recorded in the statement of operations.

    If an interest rate derivative instrument were to terminate or be replaced by another instrument and no longer qualify as a hedge instrument, then it would be marked to market and carried on the balance sheet at fair value.

    h)  Translation of Foreign Currencies

    Transactions in foreign currencies are translated into Dollars at the rate of exchange prevailing at the date of each transaction. Monetary assets and liabilities denominated in foreign currencies at year end are translated into Dollars at the rate of exchange at that date. Foreign exchange gains or losses are reflected in the accompanying statements of operations.

    The statements of operations of overseas subsidiary undertakings are translated into United States Dollars at average exchange rates and the year-end net investments in these companies are translated at year-end exchange rates. Exchange differences arising from retranslation at year-end exchange rates of the

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) opening net investments and results for the year are charged or credited directly to the cumulative translation adjustment in shareholders' equity.

    i)  Stock Option Plan

    The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25") and accordingly, recognizes compensation expense for stock option grants to the extent that the fair value of the stock exceeds the exercise price of the option at the measurement date.

    j)  Income Taxes

    Deferred taxes are determined based on the difference between the tax basis of an asset or liability and its reported amount in the financial statements. A deferred tax liability or asset is recorded using the enacted tax rates expected to apply to taxable income in the period in which the deferred tax liability or asset is expected to be settled or realized. Future tax benefits attributable to these differences, if any, are recognizable to the extent that realization of such benefits is more likely than not.

    k)  Net Income (Loss) per Common Share

    In February 1999, the shareholders of all Class A common shares in the Company converted their shares into Class B common shares of equivalent value. Basic net income per Class B common share in 1999 is based on dividing the net income by the number of Class B common shares outstanding for the period as if the exchange had occurred on January 1, 1999. The basic net loss per Class A and Class B common share in 1998 are based on dividing net loss applicable to Class A and Class B shareholders by the weighted average number of common shares outstanding during the period.

    l)  Reclassifications/Restatements of 1996 Financial Statements

    U.S. GAAP for entities subject to SEC regulations require that mandatorily redeemable preferred shares be shown between total liabilities and shareholders' equity in the balance sheet and that cumulative pay-in-kind dividends on the Company's Preferred Shares be shown as an increase to the Company's net loss or decrease to the Company's net income on the statement of operations to arrive at net income (loss) applicable to common shareholders. As a company not previously subject to SEC regulations, in its financial statements for the year ended December 31, 1996, as issued in March 1997, the Company accounted for the Preferred Shares as a component of shareholders' equity with cumulative pay-in-kind dividends recorded as a reduction of additional paid-in capital (given the accumulated deficit during the development stage). The Company has restated its financial statements for the year ended December 31, 1996, accordingly.

    Upon issuance of the Company's Preferred Shares, the Company issued 3,075,816 Class B common shares to the preferred shareholders. The Company, in its financial statements for the year ended December 31, 1996, as issued in March 1997, had accounted for the Preferred Shares at the full amount of the proceeds received and had recorded the Class B common shares at nil value. The Company has now recorded the Preferred Shares at a discounted value equal to the amount of proceeds received less the fair value of the Class B common shares issued. The fair value of the Class B common shares issued to the

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) preferred shareholders was deemed to be $3,076 based on $1 per Class B common share paid by other Class B shareholders. This discount was being amortized over the term of the Preferred Shares and was expensed in the statement of operations when the Preferred Shares were redeemed. For the year ended December 31, 1996, this restatement had no effect on net loss, increased net loss applicable to common shareholders by $550 and had no effect on basic and diluted loss per common share for Class A and Class B.

    The Company entered into a settlement agreement with Gulf Associates Communications, Limited ("Gulf") in 1994. As a result of this settlement $9,000 was payable by the Company to Gulf of which $1,400 was reflected as a settlement of loans payable, and the remaining $7,600 was reflected as a reduction in additional paid-in capital in the year the payments became due. Under generally accepted accounting principles, the Company should have expensed the $7,600 in 1994 as it was determined that the amount primarily related to Gulf's agreement to discontinue arbitration proceedings and the accompanying financial statements reflect this change. This restatement had no effect on net loss, net loss applicable to common shareholders or basic or diluted net loss per common share in 1996 or 1997. The effect of the restatement in the accompanying balance sheets was to increase additional paid-in capital and decrease retained earnings (increase accumulated deficit) by $7,600 as of December 31, 1997.

    m) Pending Accounting Standards

    The Financial Accounting Standards Board has also recently issued Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), which is effective for periods beginning after June 15, 2000. This pronouncement requires the recognition of all derivative instruments on the balance sheet at fair-value. Any subsequent changes in fair-value are then recognized in earnings unless the derivative qualifies for treatment as a hedge. Management has not yet assessed the impact of the adoption of SFAS 133 on the Company's financial position or results of operations, although it may lead to increased volatility in the Company's earnings and comprehensive income.

    The Financial Accounting Standards Board has recently issued Interpretation No. 43, "Real Estate Sales, an interpretation of FASB Statement No. 66." This interpretation clarifies that sales of real estate with property improvements or integral equipment that cannot be removed and used separately from the real estate without incurring significant costs should be accounted for under FASB Statement No. 66, "Accounting for Sales of Real Estate" ("FAS 66"). The provisions of this Interpretation are effective for all sales of real estate with property improvements or integral equipment entered into after June 30, 1999. It is expected that the provisions of this pronouncement will affect timing of the Company's recognition of revenues and costs associated with future sales of capacity.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

3.  LONG-TERM DEBT

    The Company's long-term debt comprises the following:

                                                                1999       1998       1997
                                                              --------   --------   --------
Tranche A Facility..........................................  $     --   $     --   $306,380
Tranche B Facility..........................................        --         --    308,707
Bank credit facility........................................   256,500    271,500         --
8 1/4% Senior Notes, due 2008, net of unamortized discount
  of $5,321.................................................   424,777    424,679         --
                                                              --------   --------   --------
                                                              $681,277   $696,179   $615,087
                                                              ========   ========   ========

    On January 30, 1998, the Company completed the Refinancing which resulted in the repayment of all $615,087 of outstanding borrowings under the Amended and Restated Participation Agreement (the "Agreement") and the redemption of the Preferred Shares. The Refinancing consisted of $370,000 of bank credit facilities under the New Credit Facility and $430,000 of the Senior Notes. The Company has registered the Senior Notes with the SEC. Proceeds received under the Senior Notes were $424,088, net of a $5,912 underwriters' discount. This discount is being amortised over the life of the notes. The Senior Notes are not secured by any asset of the Company. Accordingly, they are effectively subordinated to any secured obligation arising from the New Credit Facility.

    The bank credit facilities include a seven-year $320,000 term loan facility and a $50,000 revolving credit facility. On January 30, 1998, the Company borrowed $320,000 under the term loan facility. Total borrowings at February 28, 1999 are $256,500. Under the term loan and revolving credit facilities, borrowings bear interest at LIBOR plus 190 to 212.5 basis points and are secured by a pledge of substantially all of the Company's assets and revenues, other than the Company's physical assets.

    The New Credit Facility and the indenture under which the Senior Notes were issued impose certain operating and financial restrictions on the Company. Such restrictions will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur additional indebtedness, repay indebtedness (including the Senior Notes) prior to stated maturities, sell assets, make investments, engage in transactions with Shareholders and affiliates, issue capital stock, create liens or engage in mergers or acquisitions. These restrictions could also limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities.

    In the first quarter of 1998, the Company recognized a loss on refinancing of approximately $59,839 which has been reflected as an extraordinary item in the accompanying statement of operations. The loss on refinancing primarily represents the write-off of the remaining unamortized deferred financing costs on the outstanding borrowings under the Agreement.

    The collateral trustee maintains certain accounts in accordance with the terms of the Credit Facility. The collateral trustee has a security interest in these accounts.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

3.  LONG-TERM DEBT (CONTINUED)
    Contractual maturities of debt are as follows:

                  YEAR ENDED DECEMBER 31,
------------------------------------------------------------
      Remainder of 1999.....................................  $     --
      2000..................................................        --
      2001..................................................        --
      2002..................................................    27,700
      2003..................................................    96,880
                                                              --------
                                                              $124,580
                                                              ========

4.  PREFERRED SHARES

    On January 30, 1998, the Company completed a refinancing which resulted in the redemption of all the Preferred Shares. In addition, the Company paid a premium of $6,641 to redeem the Preferred Shares, which, together with the write-off of the remaining $1,859 of discount related to the Preferred Shares, was charged to additional paid-in capital during 1998. The shares had a par value of $.0001 per share and a liquidation value of $100 per share. The following number of shares were issued and outstanding:

                                                         1999        1998         1997
                                                       ---------   ---------   ----------
Shares outstanding...................................        --          --     1,306,429
Share capital........................................  $     --    $     --    $  129,445

    The holders of such shares were entitled to receive cumulative pay-in-kind dividends, at an annual rate of 13% of the $100 liquidation value per share from the issue date through and including the redemption date. The Preferred Shares ranked senior to all common shares with respect to dividend rights, rights of redemption or rights on liquidation.

    By ownership of their Preferred Shares, the preferred shareholders had the right to vote 5.22% of the total voting interests of the Company, and to elect one director and the right to receive additional Class B common shares such that in total they maintained their 3.88% ownership of Class B common shares.

    The preferred shareholders were issued 3,075,816 Class B common shares when they purchased the Preferred Shares. The Class B common shares had a fair value of $1 and therefore $3,076 was assigned to the Class B common shares issued and recorded as a discount on the Preferred Shares issued. The discount was being amortized over the term of the Preferred Shares and the amortization is included in cumulative pay-in-kind preferred dividends in the accompanying statements of operations.

    During the years ended December 31, 1998 and 1997 the Board of Directors declared Preferred Share pay-in-kind dividends resulting in the issue of 21,701 and 156,885 additional shares, respectively, of Preferred Shares. In addition, as of December 31, 1997, the Company accrued approximately $708 for additional pay-in-kind dividends for the period from December 16, 1997 to December 31, 1997.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

5.  SHAREHOLDERS' EQUITY

    a)  Class A Common Shares

    In February 1999, the shareholders of all Class A common shares in the Company converted their shares into Class B common shares of equivalent value. 132,000,000 Class A shares were converted to 69,937,597 Class B shares.

    As of December 31, 1998 and 1997 132,000,000 Class A common shares were issued and outstanding.

    By ownership of their Class A common shares, the Class A shareholders were entitled to one vote per share at any meeting of Class A shareholders and, at any general meeting or special meeting of all shareholders, to a vote representing 11% of the total voting interests of the Company, multiplied by the percentage of Class A common shares held. Class A shareholders were entitled to receive 11% of any dividends or distributions declared, paid pro rata in proportion to the number of Class A common shares held, prior to the payment of any dividends or distributions to the Class B shareholders.

    b)  Class B Common Shares

    The authorized Class B common shares capital of the Company consists of 1,000,000,000 shares with a par value of $.0001 per share. The following number of shares were issued and outstanding.

                                         1999           1998           1997
                                     ------------   ------------   ------------
Shares outstanding.................   635,796,338    565,858,741    565,858,741
Share capital......................           $64            $57            $57

    By ownership of their Class B common shares, the Class B shareholders are entitled to one vote per share at each meeting of Class B shareholders and, at any general meeting or special meeting of all shareholders, to a vote representing 89% of the total voting interests of the Company, multiplied by the percentage of Class B common shares held. Class B shareholders are entitled to receive dividends or distributions declared or paid, pro rata in proportion to the total number of Class B common shares held, after taking into account the rights of Class A shareholders to such dividends and distributions.

    During the year ended December 31, 1997, the Company issued, in exchange for cash consideration, 335,612,492 of the Class B common shares. The proceeds of the 1997 issue were used in funding the construction of the FLAG Europe-Asia cable system. There were no issues of Class B common shares during 1998. All Class B common shares were funded at $1 per share.

6.  STOCK OPTIONS

    In March, 1998, the Company adopted a Long-Term Incentive Plan under which the Company may grant up to 25,237,831 shares of common stock to eligible members of staff. During the year ended December 31, 1998, options to purchase 14,146,239 Class B common shares were granted under the plan. No options were granted under the plan from January 1, 1999 to February 26, 1999. Generally, the options vest and are exercisable on the third and fourth anniversaries of their grant, subject to meeting certain qualifying criteria. All options vest no later than eight years and expire ten years after the date of grant. The options can vest, and are exercisable, earlier on the commencement of an initial public offering of

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

6.  STOCK OPTIONS (CONTINUED)
equity in the Company. All of the options were granted at an exercise price of $1.07 per share. No options had vested. Since the Company accounts for employee options in accordance with APB No. 25, the Company has not recognized compensation expense with respect to the options granted since the exercise price did not exceed management's estimated fair value of the shares on the date of the grant (the measurement date).

    Had the compensation for the Company's Long Term Incentive Plan (see above in this Note 6) been determined in accordance with SFAS 123, the Company's net loss and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                                1999
                                                              --------
Net income attributable to common shareholders
  --as reported.............................................   4,760
  --pro forma...............................................   4,501
Earnings per share
  --as reported.............................................    0.01
  --pro forma...............................................    0.01

    The effects of applying SFAS 123 for disclosing compensation cost may not be representative of the effects on reported net income for future years.

    The weighted average fair value of options granted during 1998 was $0.61 per share. The fair value of each option grant is estimated on the date of grant using the Black Scholes option-pricing model using the following weighted average assumptions.

                                                                1998
                                                              ---------
Dividend yield..............................................  0.0%
Expected volatility.........................................  0.59
Risk-free interest rate.....................................  6.0%
Expected lives of the options...............................  5.0 years

    The weighted average remaining contractual life of all options is
9.31 years.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

7.  BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

                                     1999                      1998                        1997                 1996
                            ----------------------   -------------------------   -------------------------   -----------
                            CLASS A      CLASS B       CLASS A       CLASS B       CLASS A       CLASS B       CLASS A
                            --------   -----------   -----------   -----------   -----------   -----------   -----------
Net income (loss) before
  extraordinary item......      --          $4,760      $(21,847)     $(21,847)      $63,119       $63,119      $(24,784)
Extraordinary item........      --              --      $(59,839)     $(59,839)           --            --            --
Net income (loss).........      --          $4,760      $(81,529)     $(81,529)      $63,119       $63,119      $(24,784)
Percentage entitlement....      --             100%           11%           89%           11%           89%           11%
Net income (loss) per
  class before
  extraordinary item......      --          $4,760       $(2,403)     $(19,444)       $6,943       $56,176       $(2,726)
Extraordinary item........      --              --       $(6,582)     $(53,257)           --            --            --
Net income (loss) per
  class...................      --          $4,760       $(8,968)     $(72,561)       $6,943       $56,176       $(2,726)
Number of shares..........      --     635,796,333   132,000,000   565,858,741   132,000,000   396,890,512   132,000,000
Income (loss) per share
  before extraordinary
  item....................      --           $0.01        $(0.02)       $(0.03)        $0.05         $0.14        $(0.02)
Extraordinary item per
  share...................      --              --        $(0.05)       $(0.10)           --            --            --
Net income (loss) per
  share...................      --           $0.00        $(0.07)       $(0.13)        $0.05         $0.14        $(0.02)

                               1996
                            -----------
                              CLASS B
                            -----------
Net income (loss) before
  extraordinary item......     $(24,784)
Extraordinary item........           --
Net income (loss).........     $(24,784)
Percentage entitlement....           89%
Net income (loss) per
  class before
  extraordinary item......     $(22,058)
Extraordinary item........           --
Net income (loss) per
  class...................     $(22,058)
Number of shares..........  164,445,547
Income (loss) per share
  before extraordinary
  item....................       $(0.13)
Extraordinary item per
  share...................           --
Net income (loss) per
  share...................       $(0.13)

    In February 1999, the shareholders of all Class A common shares in the Company converted their shares into Class B common shares of equivalent value. Basic net income per Class B common share in 1999 is based on dividing the net income by the number of Class B common shares outstanding for the period as if the exchange had occurred on January 1, 1999. The basic net loss per Class A and Class B common share in 1998 is based on dividing net loss applicable to Class A and Class B shareholders by the weighted average number of common shares outstanding during the period.

    No stock options were granted during the period from January 1, 1999 to February 26, 1999. The stock options granted during 1998, discussed in Note 6, did not have a dilutive effect on 1999 net income per common share or 1998 net loss per common share.

8.  FINANCIAL INSTRUMENTS

    The following table presents the carrying amounts and fair values of the Company's financial instruments as of February 26, 1999 and December 31, 1998 and 1997:

                                              1999                             1998                             1997
                                 NOTIONAL   CARRYING     FAIR     NOTIONAL   CARRYING     FAIR     NOTIONAL   CARRYING     FAIR
                                  AMOUNT     AMOUNT     VALUE      AMOUNT     AMOUNT     VALUE      AMOUNT     AMOUNT     VALUE
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
Funds held by Collateral
  Trustee......................        --   $219,136   $219,136         --   $255,366   $255,366         --   $425,905   $425,909
8 1/4% Senior Notes              $430,000   $424,777   $407,425   $430,000   $424,679   $419,250         --        --          --
Long-term debt.................        --   $256,500   $256,500         --   $271,500   $271,500         --   $615,087   $615,087
Interest rate swaps............  $160,000        --        (835)  $160,000        --      $2,621         --        --          --
Interest rate collar
  agreement....................        --        --          --         --        --          --   $300,000        --     $(1,613)
Treasury rate lock agreement...        --        --          --         --        --          --   $100,000        --     $(1,260)

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

8.  FINANCIAL INSTRUMENTS (CONTINUED)
    The notional amounts of interest rate derivatives do not represent amounts exchanged by the parties and, thus, are not a measure of the Company's exposure through its use of derivatives. The amounts exchanged are determined by reference to the notional amounts and the other terms of the derivatives.

    The Company is exposed to credit-related losses in the event of nonperformance by counterparties to financial instruments but does not expect any counterparties to fail to meet their obligations. The Company deals only with highly rated counterparties.

Funds held by Collateral        The carrying amount is a reasonable estimate of fair value
Trustee.......................  as the balance includes amounts held in banks and time deposits with a short-term maturity.

8 1/4% Senior Notes...........  The carrying amount of the 8 1/4% Senior Notes is the net proceeds of the Senior Notes issue. The fair value is based on the market price of the Senior Notes at the relevant
                                date.

Long-term debt................  The carrying amount of the long term debt is the proceeds drawn on the New Credit Facility. The debt is subject to
                                variable interest rates, and therefore, in management's
                                opinion, the carrying amount approximates the fair value of the long term debt.

Interest rate swaps...........  The interest rate swaps agreements are "zero cost" meaning that the cost of acquiring the agreement is embedded in the interest rate spread. As such, the agreement does not have a carrying value. The fair value is estimated using an option pricing model and values the changes in interest rates since inception, and the potential for future changes over the
                                remaining term.

Interest rate collar            The interest rate collar agreement is "zero cost" meaning
agreement.....................  that the cost of acquiring the agreement is embedded in the interest rate spread. As such, the agreement does not have a carrying value. The fair value is estimated using an option pricing model and essentially values the potential for
                                change in interest rates during the remaining term.

Treasury rate lock              The treasury rate lock agreement is "zero cost" meaning that agreement.....................  the cost of acquiring the agreement is embedded in the price spread. As such, the agreement does not have a carrying
                                value. The fair value is estimated using an implied yield
                                curve and essentially values the potential for change in
                                interest rates during the remaining term.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

9.  TAXES

    At the present time, no income, profit, capital or capital gains taxes are levied in Bermuda. In the event that such taxes are levied, the Company has received an undertaking from the Bermuda Government exempting it from all such taxes until March 28, 2016.

    The provision for income taxes reflected in the accompanying statement of operations consists of taxes incurred on income derived from capacity sales and standby maintenance revenues from customers in certain jurisdictions along the FLAG Europe-Asia cable system where the Company is deemed to have a taxable presence or is otherwise subject to tax.

    Income tax expense, which consists entirely of taxes payable to foreign governments, is comprised of the following:

                                                  1999       1998       1997       1996
                                                --------   --------   --------   --------
Current.......................................    $171      $2,281     $4,391        $--

Deferred......................................      --      (1,021)     4,600         --
                                                  ----      ------     ------     ------

                                                  $171      $1,260     $8,991        $--
                                                  ====      ======     ======     ======

    Deferred taxes arise principally because, for tax purposes, in certain jurisdictions, revenues from capacity sales are deferred and recognized as taxable income over the estimated life of the FLAG Europe-Asia cable system. The provision for deferred tax comprises the following:

                                            1999       1998       1997       1996
                                          --------   --------   --------   --------
Capacity sales revenues deferred for tax
  purposes..............................  $13,217    $13,217     $7,145        $--

Deferred commissions for tax purposes...   (1,911)    (1,911)      (197)        --

Future depreciation for tax purposes....   (5,797)    (5,797)    (2,362)        --

Tax losses carried forward..............   (1,479)    (1,479)        --         --

Other...................................     (468)      (451)        14         --
                                          -------    -------    -------    -------

                                           $3,562     $3,579     $4,600        $--
                                          =======    =======    =======    =======

    Since Bermuda does not impose an income tax, the difference between reported tax expense in the accompanying statements of operations and tax as computed at statutory rates, is attributable to the provisions for foreign taxes shown above.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

10.  RELATED PARTY TRANSACTIONS

    The Company and certain of its Shareholders or affiliates thereof have entered into agreements for the development, construction, operation, financing and marketing of the FLAG Europe-Asia cable system.

    a)  Program Management Services Agreement

    Under the terms of a Program Management Services Agreement, Bell Atlantic Network Systems ("BANS"), a Shareholder of the Company, managed all aspects of the planning and construction of the FLAG Europe-Asia cable system. The Company reimbursed BANS for all related costs and out-of-pocket expenses plus a fee equal to 16% of payroll costs and certain outside contractor and consultant costs.

    Effective May 14, 1998, the Company entered into a Termination and Release Agreement providing for the termination of the Program Management Services Agreement with BANS. In June 1998, the Company made a final payment to BANS to settle all outstanding liabilities under the Program Management Services Agreement.

    b)  Marketing Services Agreement

    The Company and BANS, entered into a Marketing Services Agreement pursuant to which BANS was responsible for marketing the assignable capacity of the FLAG Europe-Asia cable system. BANS invoiced the Company for commissions at the rate of 3% of the commitments obtained.

    Effective May 21, 1998, under a Marketing Transition Agreement the Company and BANS agreed to terminate the Marketing Services Agreement. Under the Marketing Transition Agreement, the Company agreed to pay certain BANS' closing down expenses and certain commissions in connection with their pre-termination and post-termination activities. The Company will pay BANS (i) commissions accrued under the Marketing Services Agreement but remaining unpaid and (ii) up to $3,000 commissions resulting from certain sales. Also under the Marketing Transition Agreement the Company has agreed to pay BANS or its affiliate a 50% commission where BANS or its affiliate secures the sale of four whole DS-3s (which equates to 84 whole MIUs) on the FLAG Europe-Asia cable system. The Company will accrue a liability for the commissions in the period it becomes probable that BANS or its affiliate will obtain the sales and that the amount of the commissions can be reasonably estimated.

    c)  Employee Services Agreement

    In May 1998, the Company entered into an Employee Services Agreement with Bell Atlantic Global Systems ("BAGS") pursuant to which BAGS seconds certain employees to the Company.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

10.  RELATED PARTY TRANSACTIONS (CONTINUED)
    Total amounts incurred for the above services are as follows:

                                     PROGRAM     MARKETING    BUSINESS     EMPLOYEE
                                    MANAGEMENT   SERVICES    DEVELOPMENT   SERVICES
                                    ----------   ---------   -----------   --------
1999..............................        --          --           --        $208

1998..............................    $2,823      $2,229         $662        $411

1997..............................    12,000       3,098          436          --

1996..............................    11,985         316          471          --

    Program management and business development costs directly related to the construction of the FLAG System have been capitalized. Total program management and business development costs capitalized through PSA were $49,199. All other program management and business development costs have been expensed in the accompanying statements of operations. All marketing services commissions and employee services in the above table have been expensed in the accompanying statements of operations.

    Marubeni Corporation, the administrative agent for the financing provided under Tranche B, which was repaid in January 1998, is affiliated with Marubeni Telecom Development Limited, a Shareholder of the Company. Under the terms of the Agreement, Marubeni Corporation was entitled to certain arrangement and commitment fees. Fees incurred payable to Marubeni Corporation for the years ended December 31, 1998, 1997 and 1996, were $58, $1,280 and $2,240, respectively. At the end of each year, no amounts were payable. Interest in relation to financing provided by Marubeni for the years ended December 31, 1998, 1997 and 1996 were $1,953, $14,927 and $3,742, respectively, of which
$nil, $579 and $120 were payable at the end of each year, respectively.

    Through March 1996, the Company paid consulting fees to Albaraka International, an affiliate of Rathburn Limited, a Shareholder of the Company. Fees paid to Albaraka International during 1996 were $80.

    Until the third quarter of 1996, Tyco Submarine Systems Ltd. ("Tyco") was an affiliate of AT&T Capital Corporation, a holder of Preferred Shares. During the period in 1996 that Tyco was an affiliate of AT&T Capital Corporation, it was paid $224,372.

    The Company granted approximately $60,000 of capacity credits and $9,250 of cash to an affiliate of a Shareholder of the Company in connection with the construction of the FLAG Europe-Asia cable system in the year ended
December 31, 1997. The capacity credits were utilized during the year ended December 31, 1998.

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

11.  COMMITMENTS AND CONTINGENCIES

    As of February 26, 1999, the Company was committed under the Contract for a final payment totaling $132,725. FLAG Limited is currently holding discussions with Tyco and KDD Submarine Cable Systems Inc. regarding the final payment. Provision has been made in the Company's financial statements to cover the anticipated final payment.

    During the year, the Company signed agreements with two new landing parties. The Company reached formal agreements with the Saudi Telecom Company and the Jordan Telecommunications Company to add landing points in Jeddah and Aqaba respectively. The estimated cost to construct these landing points is approximately $53 million and is being funded through the Company's cash flow and contributions from one of the landing parties. The landing stations are expected to enter service in July 1999.

    During 1997 the Company entered into an operations contract for the FLAG Network Operations Center (the "FNOC") with one of the landing parties on the FLAG Europe-Asia cable system. The terms of the contract require the landing party to provide a permanent facility in which to locate the FNOC along with qualified personnel and additional support as required to assist in the operations of the FNOC. In exchange for the services provided under the contract, the Company is committed to compensate the landing party an annual fixed charge for rent of the premises where the FNOC is located equal to $200 for the first year of the contract increasing in 5% increments for the following three years. Costs incurred by the landing party to provide qualified personnel and additional support are to be reimbursed by the Company on a cost plus basis.

    The Company has entered into lease agreements for the rental of office space. Estimated future minimum rental payments under the leases are for the period February 27, 1999 to December 31, 1999 and for the years ended December 2000, 2001, 2002 and 2003 and thereafter are as follows:

Remainder of 1999...........................................     $963

2000........................................................      824

2001........................................................      537

2002........................................................      549

2003........................................................      549

Thereafter..................................................    2,910

                                  FLAG LIMITED

          FOR THE PERIOD FROM JANUARY 1, 1999 TO FEBRUARY 26, 1999 AND
              FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996

     (EXPRESSED IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

11.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    The Company is also committed to make quarterly payments under standby maintenance agreements for the period commencing October 8, 1997 and continuing through December 31, 2007. Estimated future payments under the standby maintenance agreements are for the period February 27, 1999 to December 31, 1999 and for the years ended December 2000, 2001, 2002 and 2003 and thereafter are as follows:

Remainder of 1999...........................................  $18,694

2000........................................................   24,546

2001........................................................   25,105

2002........................................................   25,197

2003........................................................    8,820

Thereafter..................................................   35,280

    The estimate future payments under the standby maintenance agreements are based on a number of assumptions, including, among other things, the proportion of the total FLAG Europe-Asia cable system capacity sold at any point in time and the number of other cable systems serviced under the agreement.

    The Company is subject to legal proceedings and claims in the ordinary course of business. Based on consultations with legal counsel, management does not believe that any of these proceedings or claims will have a material effect on the Company's financial position or results of operations.

12.  SUBSEQUENT EVENTS.

    On February 26, 1999, the Company was part of a reorganization whereby FLAG Telecom Holdings Limited, a Bermuda company, became the holding company for the FLAG Telecom group of companies. As a result of this reorganization, the Company became a majority-owned subsidiary of FLAG Telecom Holdings Limited.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OFFER TO EXCHANGE

                         FLAG TELECOM HOLDINGS LIMITED

                   $300,000,000 11 5/8% SENIOR NOTES DUE 2010

                [EURO]300,000,000 11 5/8% SENIOR NOTES DUE 2010

                              P R O S P E C T U S

                            DATED             , 2000

    Until            , 2000 all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our By-Laws provide that our directors and officers and former directors and officers shall be indemnified to the fullest extent permitted by The Companies Act of Bermuda 1981, as amended from time to time, and provides for advances to any indemnified director or officer of expenses in connection with actual or threatened proceedings and claims arising out of their status as our director or officer.

    Section 8 of the Purchase Agreement filed as Exhibit 4.8 provides that the initial purchasers named therein will indemnify and hold harmless us and each of our directors, officers or controlling persons from and against certain liabilities, including liabilities under the Securities Act. Section 8 of this Purchase Agreement also provides that these underwriters will contribute to certain liabilities of these persons under the Securities Act. In addition,
Section 8 of the Underwriting Agreements entered into by us at the time of our initial public offering contained similar indemnification and contribution provisions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. See Index to Exhibits below.

(b) Not applicable.

(c) Not applicable.

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
         3.1            Memorandum of Association of FLAG Telecom (Incorporated by
                        Reference to Exhibit 3.1 of the Registrant's Registration
                        Statement on Form F-1 (Registration No. 333-94899))

         3.2            By-laws of FLAG Telecom (Incorporated by Reference to
                        Exhibit 3.2 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

         4.1 Form of share certificate (Incorporated by Reference to Exhibit 4.1 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

         4.2            Letter to GE Capital Project Finance VI Limited from FLAG
                        Telecom regarding registration rights (Incorporated by Reference to Exhibit 4.2 of the Registrant's Registration
                        Statement on Form F-1 (Registration No. 333-94899))

         4.3            Letter to AT&T Capital Corporation from FLAG Telecom
                        regarding registration rights (Incorporated by Reference to
                        Exhibit 4.3 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

         4.4            Grant of options to Andres Bande pursuant to the Long-Term
                        Incentive Plan of FLAG Telecom (Incorporated by Reference to
                        Exhibit 4.4 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

         4.5 Grant of options to Edward McCormack pursuant to the Long-Term Incentive Plan of FLAG Telecom (Incorporated by
                        Reference to Exhibit 4.5 of the Registrant's Registration
                        Statement on Form F-1 (Registration No. 333-94899))

         4.6            Grant of options to Stuart Rubin pursuant to the Long-Term
                        Incentive Plan of FLAG Telecom (Incorporated by Reference to
                        Exhibit 4.6 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

         4.7            Form of Registration Rights Agreement (Incorporated by
                        Reference to Exhibit 4.7 of the Registrant's Registration
                        Statement on Form F-1 (Registration No. 333-94899))

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
         4.8            Purchase Agreement dated March 14, 2000 among FLAG Telecom
                        Holdings Limited, as Issuer, and Salomon Smith Barney Inc.,
                        Morgan Stanley & Co. International Limited, Deutsche Bank
                        Securities Inc., and Bear Stearns & Co. Inc., as Initial
                        Purchasers (Incorporated by Reference to Exhibit 4.1 of the
                        Registrant's Current Report on Form 8-K dated March 23,
                        2000)

         4.9            Indenture dated March 17, 2000 between FLAG Telecom Holdings
                        Limited and The Bank of New York, as Trustee, relating to 11
                        5/8% Senior Euro Notes due 2010 (Incorporated by Reference
                        to Exhibit 4.2 of the Registrant's Current Report on Form
                        8-K dated March 23, 2000)

         4.10           Indenture dated March 17, 2000 between FLAG Telecom Holdings
                        Limited and The Bank of New York, as Trustee, relating to 11
                        5/8% Senior Dollar Notes due 2010 (Incorporated by Reference
                        to Exhibit 4.3 of the Registrant's Current Report on Form
                        8-K dated March 23, 2000)

         4.11           Registration Agreement dated March 17, 2000 among FLAG
                        Telecom Holdings Limited, as Issuer, and Salomon Smith
                        Barney Inc., Morgan Stanley & Co. International Limited,
                        Deutsche Bank Securities Inc., and Bear Stearns & Co. Inc.,
                        as Initial Purchasers (Euro Notes) (Incorporated by
                        Reference to Exhibit 4.4 of the Registrant's Current Report
                        on Form 8-K dated March 23, 2000)

         4.12           Registration Agreement dated March 17, 2000 among FLAG
                        Telecom Holdings Limited, as Issuer, and Salomon Smith
                        Barney Inc., Morgan Stanley & Co. International Limited,
                        Deutsche Bank Securities Inc., and Bear Stearns & Co. Inc.,
                        as Initial Purchasers (Dollar Notes) (Incorporated by
                        Reference to Exhibit 4.5 of the Registrant's Current Report
                        on Form 8-K dated March 23, 2000)

         5              Opinion of Appleby Spurling & Kempe

        10.1            Long Term Incentive Plan of FLAG Telecom (Incorporated by
                        Reference to Exhibit 10.1 of the Registrant's Registration
                        Statement on Form F-1 (Registration No. 333-94899))

        10.2            Credit Agreement, dated as of January 28, 1998, among FLAG
                        Limited, the Term Lenders thereto, the Revolving Lenders thereto, Barclays Bank plc and International Trust Company of Bermuda Limited, including all amendments thereto
                        (Incorporated by Reference to Exhibit 10.2 of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.3            Indenture for 8 1/4% Senior Notes Due 2008, dated as of
                        January 30, 1998, between FLAG Limited and IBJ Schroder Bank
                        & Trust Company (Incorporated by Reference to Exhibit 10.3
                        of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.4            Further Restated Shareholders Agreement, dated as of October
                        8, 1999, between FLAG Atlantic Holdings Limited and GTS
                        TransAtlantic Holdings (Incorporated by Reference to Exhibit
                        10.4 of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.5 Exchange Agreement and Plan of Reorganization, dated as of February 26, 1999, between FLAG Telecom and Bell Atlantic
                        Network Systems Company (Incorporated by Reference to
                        Exhibit 10.5 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

        10.6            Tax Agreement, dated as of February 26, 1999, among FLAG
                        Telecom, Bell Atlantic Corporation and Bell Atlantic Network
                        Systems Company (Incorporated by Reference to Exhibit 10.6
                        of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.7            Marketing Transition Agreement, dated as of May 14, 1998,
                        among FLAG Limited, Bell Atlantic Network Systems Company
                        and NYNEX Network Systems Company (Incorporated by Reference
                        to Exhibit 10.7 of the Registrant's Registration Statement
                        on Form F-1 (Registration No. 333-94899))

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
        10.8            Employee Services Agreement, dated as of May 21, 1998,
                        between FLAG Limited and Bell Atlantic Global Systems
                        Company (Incorporated by Reference to Exhibit 10.8 of the
                        Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.9            Construction and Maintenance Agreement, dated as of December
                        14, 1994, among FLAG Limited and each of the landing party and other signatories (Incorporated by Reference to Exhibit
                        10.9 of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.10           Operations Contract for the FLAG Network Operations Center,
                        dated as of June 30, 1997, between FLAG Limited and Emirates
                        Telecommunications Corporation (Incorporated by Reference to
                        Exhibit 10.10 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

        10.11           Credit Agreement dated as of October 8, 1999 among FLAG
                        Atlantic Limited, Barclays Bank plc, as the Administrative
                        Agent, Dresdner Bank AG, New York Branch, as the
                        Documentation Agent, Westdeutsche Landesbank Girozentrale,
                        New York Branch, as the Syndication Agent, Barclays Bank plc
                        and the other Lenders listed therein, as Lenders, and
                        Barclays Capital, as the Lead Arranger (Incorporated by
                        Reference to Exhibit 10.11 of the Registrant's Registration
                        Statement on Form F-1 (Registration No. 333-94899))

        10.12           FLAG Atlantic Fibre Optic Cable System Contract, dated
                        September 20, 1999, among FLAG Atlantic Limited, FLAG
                        Atlantic UK Limited, FLAG Atlantic USA Limited, FLAG
                        Atlantic France SARL, Alcatel Submarine Networks, Alcatel
                        Submarine Networks Inc. and Alcatel Submarine Networks
                        Limited (Incorporated by Reference to Exhibit 10.12 of the
                        Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.13           Equity Contribution Agreement, dated as of October 8, 1999, among FLAG Atlantic Limited, FLAG Atlantic Holdings Limited and Barclays Bank plc, as Administrative Agent (Incorporated
                        by Reference to Exhibit 10.13 of the Registrant's
                        Registration Statement on Form F-1 (Registration
                        No. 333-94899))

        10.14           Equity Contribution Agreement, dated as of October 8, 1999, among FLAG Atlantic Limited, GTS TransAtlantic Holdings,
                        Ltd. and Barclays Bank plc, as Administrative Agent
                        (Incorporated by Reference to Exhibit 10.14 of the
                        Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.15           Limited Guarantee Agreement, dated as of October 8, 1999,
                        made by FLAG Atlantic Holdings Limited in favor of Barclays
                        Bank plc, as Secured Party (Incorporated by Reference to
                        Exhibit 10.15 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

        10.16 Shareholder Pledge Agreement, dated as of October 8, 1999, among GTS TransAtlantic Holdings, Ltd., FLAG Atlantic
                        Holdings Limited and Barclays Bank plc, as Secured Party
                        (Incorporated by Reference to Exhibit 10.16 of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.17           Capacity Right of Use Agreement, dated October 7, 1999,
                        among FLAG Atlantic Limited, FLAG Atlantic USA Limited and
                        NYNEX Long Distance Company, d/b/a Bell Atlantic Long
                        Distance (Incorporated by Reference to Exhibit 10.17 of the
                        Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.18 Capacity Right of Use Agreement, dated October 8, 1999, among FLAG Atlantic Limited, FLAG Atlantic USA Limited and
                        GTE (Incorporated by Reference to Exhibit 10.18 of the
                        Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
        10.19           Fibre, Capacity and Facilities Purchase Agreement, dated
                        October 8, 1999, among FLAG Atlantic Limited, FLAG Atlantic
                        USA Limited and GTS Carrier Services Limited (Incorporated
                        by Reference to Exhibit 10.19 of the Registrant's
                        Registration Statement on Form F-1 (Registration No.
                        333-94899))

        10.20           Capacity Right of Use Agreement dated November 17, 1999,
                        among FLAG Atlantic Limited, FLAG Atlantic USA Limited,
                        PSINetworks Company, PSINet Telecom Limited and PSINetworks
                        SARL (Incorporated by Reference to Exhibit 10.20 of the
                        Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.21           Indefeasible Right of Use Agreement, dated October 8, 1999, among FLAG Atlantic Limited, FLAG Atlantic USA Limited and
                        Teleglobe USA Inc. (Incorporated by Reference to Exhibit
                        10.21 of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.22           Southeast Asia and Indian Ocean Cable Maintenance Agreement,
                        dated as of June 1, 1986, among FLAG Limited and the parties listed on Schedule A1 and Supplemental Agreements thereto
                        (Incorporated by Reference to Exhibit 10.22 of the
                        Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.23           Atlantic Cable and Maintenance Repair Agreement, dated as of
                        January 20, 1998, among FLAG Limited and the parties
                        identified in Schedule A attached thereto (Incorporated by
                        Reference to Exhibit 10.23 of the Registrant's Registration
                        Statement on Form F-1 (Registration No. 333-94899))

        10.24           Mediterranean Cable Maintenance Agreement, dated April 20,
                        1999, among FLAG Limited and the other Signatories listed on
                        Schedule A1 thereto (Incorporated by Reference to Exhibit
                        10.24 of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.25           ROV Service Agreement, dated as of January 1, 1999, among
                        FLAG Limited, France Cables et Radio, Elettra TL.C S.p.A.
                        and the entities identified on Schedule 1 thereto
                        (Incorporated by Reference to Exhibit 10.25 of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        10.26           SCARAB III and IV Users Agreement, dated February 28, 1990, between FLAG Limited and those other parties listed
                        (Incorporated by Reference to Exhibit 10.26 of the
                        Registrant's Statement on Form F-1 (Registration
                        No. 333-94899))

        10.27           Primary Supplier Agreement dated January 18, 2000, between
                        Bell Atlantic Global Systems Company and the Company
                        (Incorporated by Reference to Exhibit 10.27 of the Registrant's Registration Statement on Form F-1
                        (Registration No. 333-94899))

        12              Statement regarding Computation of Ratios

        13              Form 20-F filed as of April 13, 1999 (File No. 333-08456)
                        (Incorporated by reference) (Incorporated by Reference to Exhibit 13 of the Registrant's Registration Statement on
                        Form F-1 (Registration No. 333-94899))

        21 List of subsidiaries of the Company (Incorporated by Reference to Exhibit 21 of the Registrant's Registration
                        Statement on Form F-1 (Registration No. 333-94899))

        23.1            Consent of Arthur Andersen

        23.2            Consent of Appleby Spurling & Kempe (contained in
                        Exhibit 5)

        24              Powers of Attorney (included on signature page)

        25              Statement of Eligibility of Trustee

        99.1            Form of Letter of Transmittal

EXHIBIT
NUMBER                                          DESCRIPTION
-------                                         -----------
        99.2            Form of Notice of Guaranteed Delivery

ITEM 22. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on April 24, 2000.

                                                       FLAG TELECOM HOLDINGS LIMITED

                                                       By:  /s/ STUART RUBIN
                                                            -----------------------------------------
                                                            Name: Stuart Rubin
                                                            Title: Assistant Secretary

                               POWERS OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS ANDRES BANDE, EDWARD MCCORMACK AND STUART RUBIN, AND EACH OF THEM, WITH FULL POWER TO ACT WITHOUT THE OTHER, THIS PERSON'S TRUE AND LAWFUL ATTORNEYS-IN-FACT AND AGENTS, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, FOR HIM AND IN HIS NAME, PLACE AND STEAD, IN ANY AND ALL CAPACITIES, TO SIGN THIS REGISTRATION STATEMENT, ANY AND ALL AMENDMENTS THERETO (INCLUDING POST-EFFECTIVE AMENDMENTS), AND TO FILE THE SAME, WITH EXHIBITS AND SCHEDULES, AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, GRANTING UNTO SAID ATTORNEYS-IN-FACT AND AGENTS, AND EACH OF THEM, FULL POWER AND AUTHORITY TO DO AND PERFORM EACH AND EVERY ACT AND THING NECESSARY OR DESIRABLE TO BE DONE IN AND ABOUT THE PREMISES, AS FULLY TO ALL INTENTS AND PURPOSES AS HE MIGHT OR COULD DO IN PERSON, HEREBY RATIFYING AND CONFIRMING ALL THAT SAID ATTORNEYS-IN-FACT AND AGENTS, OR ANY OF THEM, OR THEIR OR HIS SUBSTITUTE OR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----
/s/ ANDRES BANDE                               Chairman and Chief Executive
------------------------------------           Officer (Principal Executive          April 24, 2000
Andres Bande                                   Officer)

/s/ EDWARD MCCORMACK
------------------------------------           Chief Operating Officer (Principal    April 24, 2000
Edward McCormack                               Financial and Accounting Officer)

/s/ STUART RUBIN
------------------------------------           General Counsel and Assistant         April 24, 2000
Stuart Rubin                                   Secretary

/s/ MICHAEL FITZPATRICK
------------------------------------           Director                              April 24, 2000
Michael Fitzpatrick

                  SIGNATURE                                  TITLE                        DATE
                  ---------                                  -----                        ----
/s/ EDWARD MCQUAID
------------------------------------           Director                              April 24, 2000
Edward McQuaid

------------------------------------           Director                              April   , 2000
Adman Omar

/s/ DANIEL PETRI
------------------------------------           Director                              April 24, 2000
Daniel Petri

/s/ PHILIP SESKIN
------------------------------------           Director                              April 24, 2000
Philip Seskin

------------------------------------           Director                              April   , 2000
Umberto Silvestri

------------------------------------           Director                              April   , 2000
Jonathan Soloman

------------------------------------           Director                              April   , 2000
Dr. Vallobh Vimolvanich

FLAG Telecom USA Ltd.,
as authorized Representative
in the United States

*By:                  /s/ EDWARD MCCORMACK
             --------------------------------------                                         April 24, 2000
                        Edward McCormack